Filed Pursuant to Rule 424(b)(3)
Registration No. 333-162132
PROSPECTUS AND DISCLOSURE DOCUMENT
SUPERFUND GREEN, L.P.
$211,838,386 SERIES A
$314,344,796 SERIES B
UNITS OF LIMITED PARTNERSHIP INTEREST
The Offering
          Superfund Green, L.P., a Delaware limited partnership (the “Fund”), is offering two separate series of limited partnership units (“Units”), designated Series A and Series B (the “Series”), in an aggregate offering amount of up to $526,183,182 for both Series A and Series B together. The two Series are traded and managed the same way except for the degree of leverage. The assets of each Series are segregated from the other Series and each Series is offered separately.
          Superfund USA, Inc. and additional selling agents, which serve as underwriters, are offering the Series’ Units on the last day of each month at a price of month-end net asset value per Unit. As of June 30, 2010, the net asset value of a Series A Unit was $1,290.29 and the net asset value of a Series B Unit was $1,333.65. No up-front underwriting discount or commissions apply. The selling agents will use their best efforts to sell the Units offered. The offering will be conducted on a continuous basis until all Units have been sold. This offering is scheduled to terminate on November 24, 2012, provided, however, that it may terminate earlier if all of the Units registered pursuant to the registration statement of which this Prospectus is part have been sold and it may be extended for up to six months beyond November 24, 2012 pursuant to the rules of the Securities Act of 1933. Subscription proceeds are held in escrow at HSBC Bank USA until released to the Series. There is no minimum number of Units that must be sold for Units to be issued at the end of each month. Regardless of the net asset value at which Units are issued, the initial aggregate net asset value of an investor’s Units will equal the dollar amount of the investor’s subscription, and no up-front underwriting discount or commission will be taken, although, as described herein, certain Units will pay an installment selling commission of up to 10% of the gross offering proceeds of the Units in monthly installments of 1/12 of 4.0% of the month-end net asset value of such Units.
The Risks
          These are speculative securities. BEFORE YOU DECIDE WHETHER TO INVEST, READ THIS ENTIRE PROSPECTUS CAREFULLY AND CONSIDER “THE RISKS YOU FACE” ON PAGE 11.
•	The Fund is speculative and highly leveraged. The Series will acquire positions with face amounts substantially greater than their total equity. Leverage magnifies the impact of both gains and losses.

•	Performance can be volatile and the net asset value per Unit may fluctuate significantly in a single month.

•	You could lose all or substantially all of your investment in each Series.

•	Superfund Capital Management, Inc. has total trading authority over each Series. The use of a single advisor could mean lack of diversification and, consequently, higher risk.

•	There is no secondary market for the Units, and none is expected to develop. While the Units have redemption rights, there are restrictions. For example, redemptions can occur only at the end of a month. See “Distributions and Redemptions.”

•	Transfers of interest in the Units are subject to limitations, such as 30 days’ advance written notice of any intent to transfer. Also, Superfund Capital Management, Inc. may deny a request to transfer if it determines that the transfer may result in adverse legal or tax consequences for a Series. See “Superfund Green, L.P. Fifth Amended and Restated Limited Partnership Agreement.”

•	Substantial expenses must be offset by trading profits and interest income for each Series to be profitable.

•	No U.S. regulatory authority or exchange has the power to compel the enforcement of the rules of a foreign board of trade or any applicable foreign laws.

          To invest, you will be required to represent and warrant, among other things, that you have received a copy of this Prospectus and that you satisfy the minimum net worth and income requirements for residents of your state to invest in a Series. You are encouraged to discuss your investment decision with your individual financial, tax and legal advisors.
          These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
          This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together, and both contain important information.
          THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

SUPERFUND CAPITAL MANAGEMENT, INC.
General Partner

Prospectus dated August 13, 2010

COMMODITY FUTURES TRADING COMMISSION
RISK DISCLOSURE STATEMENT
          YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.
          FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGES 4 THROUGH 8 AND 36 THROUGH 39 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGES 6, 7 AND 8.
          THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, BEGINNING AT PAGE 11.
          YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

          THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN EACH SERIES’ REGISTRATION STATEMENT. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) IN WASHINGTON, D.C. EACH SERIES FILES QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITY AT 100 F STREET, N.E., WASHINGTON, D.C. 20549. PLEASE CALL THE SEC AT 1-800-SEC-0300 FOR FURTHER INFORMATION. EACH SERIES’ FILINGS WILL BE POSTED AT THE SEC WEBSITE AT HTTP://WWW.SEC.GOV.

SUPERFUND CAPITAL MANAGEMENT, INC.
General Partner
SUPERFUND OFFICE BUILDING
PO BOX 1479
GRAND ANSE
ST. GEORGE’S, GRENADA
WEST INDIES
(473) 439-2418

i

EXHIBITS
          An electronic version of this Prospectus is available on a dedicated web site (http://www.superfund.net) being maintained by Superfund USA, Inc.

v

SUMMARY
General
          Superfund Green, L.P. (the “Fund”), is offering two separate series of limited partnership units (“Units”): Superfund Green, L.P. Series A and Superfund Green, L.P. Series B (each, a “Series”). Each Series trades speculatively in the U.S. and international futures and cash foreign currency markets. Specifically, each Series trades in a portfolio of more than 120 futures and cash foreign currency markets using fully automated, proprietary, computerized trading systems. The Superfund trading systems are licensed to Superfund Capital Management, Inc., the Fund’s general partner and a Grenada corporation (“Superfund Capital Management”) on a non-exclusive basis. These systems automatically initiate buy and sell trading signals and monitor relevant technical indicators on over 120 markets traded in the United States, Canada, Europe and Asia. Each Series’ strategy is based on the implementation of a four-point philosophy consisting of (i) market diversification, (ii) technical analysis, (iii) systematic, primarily trend-following, trading models, and (iv) money management. Superfund Capital Management may also formulate new approaches to carry out the overall investment objective of each Series. Superfund Capital Management reserves the right to trade other pools and/or funds.
          The leverage and trading methodology employed with respect to Series A is the same as that for Superfund Q-AG, a private non-U.S. fund managed by Superfund Trading Management, Inc., an affiliate of Superfund Capital Management. The leverage and trading methodology employed with respect to Series B is the same as that for Superfund GCT, a private non-U.S. fund managed by Superfund Fund Management Inc., an affiliate of Superfund Capital Management. Series B is leveraged approximately 1.5 times Series A. Performance information for each Series is shown beginning on page 21 and for these private, non-U.S. funds beginning on page 125 of the Prospectus.
          Each Series trades in more than 120 futures and forward markets globally, including both commodity and financial futures. The primary sectors that each Series may trade are: currencies, interest rates, bonds, stock indices, metals, energy, grains and agricultural markets. Each Series will emphasize instruments with low correlation to each other and high liquidity for order execution. Notwithstanding each Series’ philosophy of diversification among markets traded, a majority of each Series’ market exposure may be concentrated in only one or two market sectors from time to time.
          The proprietary software technology embodied in Superfund’s trading systems examines a broad array of investments around the world to identify possible opportunities that fit within a narrow selection criteria. This methodology primarily uses trend-following technical trading strategies. The holding period for positions can vary from less than one day to months. The technology is designed to isolate market patterns that offer high reward to risk potential based on historical data. Once potential trades are identified, the systems apply additional filters such as overall risk capital and portfolio volatility prior to generating definite buy or sell signals. All transactions are then executed using a fully automated computerized system.
          Effective July 1, 2010, Superfund Capital Management integrated a systematic, technical short-term trading strategy into the Fund’s primary trend-following methodology. This short-term strategy seeks trading opportunities arising out of short term changes in futures and forward market prices, with trades lasting from less than a day to more than a week, and has exhibited low correlation to the trend-following methodology historically utilized by the Fund.
          The following summary provides a review in outline form of certain important aspects of an investment in each Series.
How to Subscribe for Units
•	Investors must submit subscriptions at least five business days prior to the applicable month-end closing date. Approved subscriptions will be accepted once payments are received and cleared at the applicable month-end net asset value for the respective Series. Pursuant to an addendum to the Subscription Agreement, investors may subscribe for Units and receive them, and pay for them in equal installments, over a period of time to achieve an average price for the Units acquired; provided, however, that no Units will be issued until such Units have been fully paid for by the investor.
•	Each Series will accept subscriptions throughout the continuing offering period, which can be terminated by Superfund Capital Management at any time. The offering is scheduled to terminate on November 24, 2012, provided, however, that it may terminate earlier if all of the Units registered pursuant to the registration statement of which this Prospectus is part have been sold and it may be extended for up to six months beyond November 24, 2012 pursuant to the rules of the Securities Act of 1933. Additional registration statements may also be filed in the future offering additional Units for sale to the public.

•	The selling agents serve as underwriters and will use their best efforts to sell the Units offered, without any firm underwriting commitment. Superfund Capital Management is also offering Units, through Superfund USA, Inc. (“Superfund USA”), which also serves as an underwriter, to potential investors by distributing this Prospectus and making it available on a dedicated internet website (http://www.superfund.net). Superfund Capital Management intends to engage in marketing efforts through media including but not limited to third party websites, newspapers, magazines, other periodicals, television, radio, seminars, conferences, workshops, and sporting and charity events. Investors are required to make representations and warranties regarding their suitability to purchase the Units in the Subscription Agreement. Read the Subscription Agreement as well as this Prospectus carefully before you decide whether to invest.
Minimum Investment in Each Series
          The minimum initial investment is $5,000 per Series. Persons that become limited partners by holding Units in a particular Series may make additional investments in that same Series of at least $1,000.
Is Superfund Green, L.P. a Suitable Investment for You?
          The primary objective of the Units is to achieve substantial capital appreciation over time. An investment in the Units may fit within your portfolio allocation strategy if you are interested in the Units’ potential to produce returns that are generally unrelated to traditional securities investments. An investment in each Series is speculative and involves a high degree of risk. Each Series is not a complete investment program. Superfund Capital Management offers each Series as a diversification opportunity for an investor’s entire investment portfolio, and therefore an investment in each Series should only be a limited portion of the investor’s portfolio. You must, at a minimum, have:
          (1) a net worth of at least $250,000, exclusive of home, furnishings and automobiles; or
          (2) a net worth, similarly calculated, of at least $70,000 and an annual gross income of at least $70,000.
          A number of jurisdictions in which the Units are offered impose higher minimum suitability standards on prospective investors. See Exhibit C to this Prospectus. These suitability standards are, in each case, regulatory minimums only, and merely because you meet such standards does not mean that an investment in the Units is suitable for you. YOU MAY NOT INVEST MORE THAN 10% OF YOUR NET WORTH, EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES, IN THE FUND.
Risk Factors You Should Consider Before Investing in Either Series
•	Each Series is a highly volatile and speculative investment. There can be no assurance that each Series will achieve its objectives or avoid substantial losses. You must be prepared to lose all or substantially all of your investment.

•	For every gain made in a futures, forward or swap transaction, the opposing side of that transaction will have an equal and offsetting loss. Each Series has from time to time in the past experienced drawdowns. Investments managed by Superfund Capital Management, including the Series, will likely experience drawdowns in the future.

•	Each Series trades in futures and forward contracts. Therefore, each Series is a party to financial instruments with elements of off-balance sheet market risk, including market volatility and possible illiquidity. There is also a credit risk that a counterparty will not be able to meet its obligations to each Series.

•	There is no secondary market for Units of each Series and it is not anticipated that any such market will develop.

•	Each Series is subject to numerous conflicts of interest including the following:
          (1) Superfund Capital Management is both the general partner and trading advisor of each Series and its fees and services have not been negotiated at arm’s length. Superfund Capital Management has a disincentive to replace itself as trading advisor, even if doing so may be in the best interests of each Series;
          (2) Superfund Capital Management, each Series’ clearing brokers and their respective principals and affiliates, may trade in the futures and forward markets for their own accounts and may take positions opposite or ahead of those taken for each Series; and
          (3) Superfund Capital Management’s principals are not obligated to devote any minimum amount of time to the Fund.
•	Owners of Units (“Limited Partners”) take no part in the management of each Series, and the past performance of Superfund Capital Management or each Series is not necessarily indicative of future results of a Series.

•	Superfund Capital Management will be paid a monthly management fee of 1/12 of 1.85% of the monthly net asset value (1.85% annually) for each Series, regardless of profitability. Superfund Capital Management will also be paid monthly performance fees equal to 25% of aggregate cumulative net appreciation (if any) of each Series above its previous highest value, excluding interest income.

•	Each Series is a single-advisor fund which may be inherently more volatile than multi-advisor managed futures products.

•	Although each Series is liquid compared to other “alternative” investments such as real estate or venture capital, liquidity is restricted, as the Units may only be redeemed on a monthly basis, upon five business days’ written notice. You may transfer or assign your Units after 30 days’ advance notice, and only with the consent of Superfund Capital Management which may not be given if such transfer may result in adverse legal or tax consequences for a Series.

•	Even though Superfund Capital Management does not presently intend to make distributions from either Series, you will be liable for taxes on your share of trading profits and other income of the Series in which you invest.

•	Each Series must experience certain levels of trading profits in order for you to break even on your investment. Based on an initial investment of $5,000 (and assuming no changes in net asset value and interest income of 0.15%), the break even points for each Series are as follows: Series A — 8.85% ($442.50); Series A not subject to selling commissions — 4.85% ($242.50); Series B — 9.85% ($492.50); Series B not subject to selling commissions — 5.85% ($292.50). A more detailed break even analysis begins at page 6.

Investment Factors You Should Consider Before Investing in Either Series
•	Each Series is a leveraged investment fund managed by an experienced, professional trading advisor and it trades in a wide range of futures and forward markets.

•	Superfund Capital Management utilizes proprietary, systematic trading systems for each Series.

•	Each Series has the potential to help diversify traditional securities portfolios. A diverse portfolio consisting of assets that perform in an unrelated manner, or non-correlated assets, may increase overall return and/or reduce the volatility (a primary measure of risk) of a portfolio. However, non-correlation will not provide any diversification advantages unless the non-correlated assets are outperforming other portfolio assets, and there is no guarantee that either Series will outperform other sectors of an investor’s portfolio or not produce losses. Each Series’ profitability also depends on the success of Superfund Capital Management’s trading techniques. If a Series is unprofitable, then the Series will not increase the return on an investor’s portfolio or achieve its diversification objectives.

•	Investors in each Series get the advantage of limited liability in highly leveraged trading.
Superfund Capital Management
     Superfund Capital Management, the general partner and trading advisor for each Series, is responsible for the administration and trading of each Series. Affiliates of Superfund Capital Management manage various offshore investment funds with strategies substantially similar to that of each Series.
Charges to Each Series
     Each Series’ charges are substantial and must be offset by trading gains and interest income in order to avoid depletion of each Series’ assets.
     Superfund Capital Management
•	1.85% annual management fee (1/12 of 1.85% payable monthly) for each Series.

•	25% of new appreciation in each Series’ net assets computed on a monthly basis and excluding interest income and as adjusted for subscriptions and redemptions.

•	Up to 1% of net assets in each Series per year (up to 1/12 of 1% payable monthly) for ongoing offering expenses (including the costs of updating this Prospectus and registering additional Units for sale to the public), such as legal, auditing, administration, printing and postage costs, not to exceed the amount of actual expenses incurred. Ongoing offering expenses will not exceed 0.3542% of the gross offering proceeds of the Units. Superfund Capital Management will assume liability for ongoing offering expenses in excess of 1% of average month-end net assets per year of each Series.

•	Up to 0.15% of net assets in each Series per year (1/12 of 0.15% payable monthly) for operating expenses such as legal, auditing, administration, printing and postage, not to exceed the amount of actual expense incurred.
     Selling Agents and Others
•	An annual selling commission will be paid to Superfund USA, an affiliate of Superfund Capital Management. The Units pay a commission of 4% of the month-end net asset value per Unit (1/12 of 4% per month) in the initial year after purchase. The Units pay additional selling commissions of 4% per annum of the month-end net asset value per Unit thereafter. Each Series and Superfund

USA may retain additional selling agents to assist with the placement of the Units. Superfund USA will pay all or a portion of the selling commission described above which it receives in respect of the Units sold by the additional selling agents to the additional selling agents effecting the sales. If the selling commission paid in the initial year after purchase is less than 4% of proceeds due to a decrease in the net asset value per Unit, the maximum additional selling commissions paid will exceed 6% of the proceeds. If the selling commission paid in the initial year after purchase is more than 4% of the proceeds due to an increase in the net asset value per Unit, the maximum additional selling commissions paid will be less than 6% of the proceeds. In either case, the maximum cumulative selling commission per Unit sold pursuant to this Prospectus is 10% of the gross offering proceeds price for such Unit (which is equal to $52,462,229.60 out of the $524,662,296 in Units offered pursuant to this Prospectus).
•	If you participate in a registered investment adviser’s asset-based fee or fixed fee advisory program and your investment adviser recommends a portfolio allocation to the Fund or if the Units are purchased by commodity pools operated by commodity pool operators registered as such with the National Futures Association (“NFA”), your Units purchased through Superfund USA will not be subject to the selling commissions described above.

•	$12.00 brokerage commission per round-turn transaction plus applicable regulatory and exchange fees, where brokerage commissions are charged in U.S. dollars, a portion of which will be paid to the clearing brokers for execution and clearing costs and the balance of which will be paid to Superfund Asset Management, Inc. (“Superfund Asset Management”) which serves as introducing broker for each Series and is an affiliate of Superfund Capital Management. Brokerage commissions for certain foreign futures contracts to be traded by the Fund are charged in currencies other than the U.S. dollar. Commission rates for brokerage commissions charged in foreign currencies will be reset on the first day of each calendar month to the foreign currency equivalent of $12.00 based on the then current U.S. dollar exchange rate for the applicable foreign currencies. Daily fluctuations in foreign currency exchange rates will, however, cause the actual commissions charged to the Fund for certain foreign futures contracts to be more or less than $12.00.

•	There are no penalties or charges applied upon the redemption of Units.

Breakeven Analysis
     The following tables show the fees and expenses that an investor would incur on an initial investment of $5,000 in each Series and the amount that such investment must earn to break even after one year.
Series A

	Percentage	Dollar Return
	Return	Required
	Required	($5,000
	Initial	Initial
	Twelve	Investment)
	Months	Initial Twelve
	of	Months
Routine Expenses	Investment	of Investment
Management Fees	1.85%	$92.50
General Partner Performance Fees(1)	0.00%	$0.00
Selling Commissions(2)	4.00%	$200.00
Ongoing Offering Expenses(3)	1.00%	$50.00
Operating Expenses(3)	0.15%	$7.50
Brokerage Fees(4)	2.00%	$100.00
Less Interest Income(5)	0.15%	$7.50
TWELVE-MONTH BREAKEVEN	8.85%	$442.50
Series A for Investors Not Subject to Selling Commissions(6)

	Percentage	Dollar Return
	Return	Required
	Required	($5,000
	Initial	Initial
	Twelve	Investment)
	Months	Initial Twelve
	of	Months
Routine Expenses	Investment	of Investment
Management Fees	1.85%	$92.50
General Partner Performance Fees(1)	0.00%	$0.00
Selling Commissions(2)	0.00%	$0.00
Ongoing Offering Expenses(3)	1.00%	$50.00
Operating Expenses(3)	0.15%	$7.50
Brokerage Fees(4)	2.00%	$100.00
Less Interest Income(5)	0.15%	$7.50
TWELVE-MONTH BREAKEVEN	4.85%	$242.50

Series B

	Percentage	Dollar Return
	Return	Required
	Required	($5,000
	Initial	Initial
	Twelve	Investment)
	Months	Initial Twelve
	of	Months
Routine Expenses	Investment	of Investment
Management Fees	1.85%	$92.50
General Partner Performance Fees(1)	0.00%	$0.00
Selling Commissions(2)	4.00%	$200.00
Ongoing Offering Expenses(3)	1.00%	$50.00
Operating Expenses(3)	0.15%	$7.50
Brokerage Fees(4)	3.00%	$150.00
Less Interest Income(5)	0.15%	$7.50
TWELVE-MONTH BREAKEVEN	9.85%	$492.50
Series B for Investors Not Subject to Selling Commissions(6)

		Dollar
		Return
		Required
	Percentage	($5,000
	Return	Initial
	Required	Investment)
	Initial	Initial
	Twelve	Twelve
	Months	Months
	of	of
Routine Expenses	Investment	Investment
Management Fees	1.85%	$92.50
General Partner Performance Fees(1)	0.00%	$0.00
Selling Commissions(2)	0.00%	$0.00
Ongoing Offering Expenses(3)	1.00%	$50.00
Operating Expenses(3)	0.15%	$7.50
Brokerage Fees(4)	3.00%	$150.00
Less Interest Income(5)	0.15%	$7.50
TWELVE-MONTH BREAKEVEN	5.85%	$292.50

(1)	No performance fees will be charged until breakeven costs are met. However, because Superfund Capital Management’s performance fee is payable monthly, it is possible for Superfund Capital Management to earn a performance fee during a break-even or losing year if, after payment of a performance fee, a Series incurs losses resulting in a break-even or losing year. It is impossible to predict what performance fee, if any, could be paid during a break-even or losing year, thus none is shown.

(2)	The maximum cumulative selling commission per Unit sold pursuant to this Prospectus is 10% of the gross offering proceeds for such Unit.

(3)	Not to exceed the amount of actual expenses incurred.

(4)	Effective July 1, 2010, assumes 1,667 round-turn transactions for Series A and 2,500 round turns transactions for Series B per million dollars per year at a rate of $12 per round-turn transaction.* These assumptions are based on the average number of round-turn transactions per million dollars per year over the last three years traded on behalf of the Series, the anticipated average risk capital of each Series that will be allocated to the Fund’s short-term systematic, technical trading strategy and the experience of an affiliate of Superfund Capital Management with implementing that short-term strategy on behalf of an account managed by such affiliate. The Superfund Green, L.P. Fifth Amended and Restated Limited Partnership Agreement (the “Partnership Agreement”) provides that brokerage commission costs borne by the Fund shall not exceed 5% (Series A) and 7% (Series B) annually of average annual net assets of the Series.

(5)	Estimated. Interest income includes the assumed interest rate and reflects current cash market information, expressed as an annualized rate and rounded.

The twelve-month break-even points shown are dependent on interest income of 0.15% per annum. If interest income earned is less, the Series will have to earn trading profits greater than the amounts shown to cover their costs. Actual interest to be earned by the Fund will be at the prevailing rates for the period being measured which may be less than or greater than 0.15% over any twelve month period.

(6)	Certain Units are not subject to selling commissions: (i) Units purchased through Superfund USA by investors that participate in a registered investment adviser’s asset-based fee or fixed fee advisory program; (ii) Units purchased through Superfund USA by investors who are commodity pools operated by commodity pool operators registered as such with the NFA; and (iii) Units for which the investor has paid the maximum cumulative selling commissions of 10% of the original purchase price.

*	In no instance will the total of all fees computed on a net asset basis exceed 20% per annum for either Series A or Series B.
Distributions and Redemptions
     Each Series is intended to be a medium-to long-term, i.e., 3- to 5-year, investment. Units are transferable, but no market exists for their sale and none is expected to develop. Monthly redemptions are permitted upon five business days’ written notice to Superfund Capital Management; provided, however, that the payment of redemption proceeds may be delayed in special circumstances, including, but not limited to, inability to liquidate dealers’ positions as of a redemption date or default or delay in payments due to each Series from clearing brokers, banks, or other persons or entities. If the net asset value per Unit within a Series as of the end of any business day declines by 50% or more from either the prior year-end or the prior month-end Unit value of such Series, Superfund Capital Management will suspend trading activities, notify all Limited Partners within such Series of the relevant facts within seven business days and declare a special redemption period. Superfund Capital Management may deny a request to transfer if it determines that the transfer may result in adverse legal or tax consequences for either Series but not a redemption request submitted in good form and in a timely manner. Superfund Capital Management does not intend to make any distributions from either Series. Upon written request, an investment in either Series may be exchanged for an investment in the other Series by a simultaneous redemption and subscription at the then applicable respective net asset values of each Series.
Federal Income Tax Aspects
     Each Series will be classified as a partnership for federal income tax purposes. As such, you will be taxed each year on the income attributable to the Series in which you invest whether or not you redeem Units or receive distributions from the Series.
     To the extent the Fund invests in futures and other commodity contracts, gain or loss on such investments will, depending on the contracts traded, consist of a mixture of: (1) ordinary income or loss; and/or (2) capital gain or loss. Forty percent (40%) of trading profits, if any, on U.S. exchange-traded futures contracts and certain foreign currency forward contracts are taxed as short-term capital gains at ordinary income rates and the remaining sixty percent (60%) are taxed as long-term capital gains at a lower maximum rate for non-corporate investors. Trading gains or losses from other contracts will be primarily short-term capital gains or losses, and interest income is taxed at ordinary income rates.

     Capital losses on the Units may be deducted against capital gains but may only be deducted by non-corporate investors against ordinary income to the extent of $3,000 per year. Therefore, you could pay tax on a Series’ interest income even though your overall investment in the Fund has been unprofitable.
Reports
     Within 30 calendar days after the end of each month, Superfund Capital Management will distribute to investors a monthly report of the Fund. Superfund Capital Management will also distribute an annual report of the Fund within 90 calendar days after the end of the Fund’s fiscal year and will provide investors with federal income tax information for the Fund before April 15 of each year.
     Commodity Futures Trading Commission (“CFTC”) rules require that this Prospectus be accompanied by summary financial information, which may be a recent monthly report of the Fund, current within 60 calendar days.

Organizational Chart
     The organizational chart below illustrates the relationships among the various service providers of this offering. Superfund Capital Management is both the general partner and trading advisor for each Series. The selling agents (other than Superfund USA) and clearing brokers are not affiliated with Superfund Capital Management or each Series.

(1)	Superfund Capital Management will maintain an investment in each Series of at least 1% of the net asset value of each such Series including Superfund Capital Management, Inc.’s investment. As of June 30, 2010, the value of Superfund Capital Management’s investment in Series A was $499,082.88 and in Series B was $704,461.94.
     Descriptions of the dealings between Superfund Capital Management and its affiliates and the Fund are set forth below under “Conflicts of Interest” and “Charges to Each Series.”

THE RISKS YOU FACE
Market Risks
     Possible Total Loss of an Investment in Each Series
     Futures and forward contracts have a high degree of price variability and are subject to occasional rapid and substantial changes. Consequently, you could lose all or substantially all of your investment in each Series.
Each Series Will Be Highly Leveraged
     Because the amount of margin funds necessary to be deposited with a clearing broker in order to enter into a futures or forward contract position is typically about 2% to 10% of the total value of the contract, each Series will be able to hold positions with face values equal to several times each Series’ net assets. Over the long term, for periods of several years, the average ratio of margin to equity for Series A is targeted to be approximately 20% and approximately 30% for Series B, but over shorter time periods the average ratio of margin to equity for each Series can range from 0% to more than 60% due to factors such as market volatility and changes in margin requirements, and there can be no assurance that targeted margin to equity ratios will be met. As a result of this leveraging, even a small movement in the price of a contract can cause major losses. Superfund Capital Management will monitor the leverage of each Series regularly but is not limited by the amount of leverage it may employ, except that Series A will be leveraged less than Series B.
The Performance of the Fund Is Expected To Be Volatile; Volatile Performances Can Result in Sudden Large Losses
     Superfund Capital Management expects the performance of each Series to be volatile. Futures and forward contract prices have a high degree of variability and are subject to occasional rapid and substantial changes, and the value of the Units may suffer substantial loss from time to time. The net asset value per Unit may change substantially between the date on which you subscribe for Units and the date on which your Units are issued or the date on which you request a redemption and the month-end redemption date. Since its inception in October 2002 through June 2010, monthly returns have ranged from up 19.45% to down 20.12% for Series A Units and from up 27.33% to down 29.11% for Series B Units.
     Various factors may influence the price movements of commodity interests, such as: changing supply and demand relationships; weather; agricultural, trade, fiscal, monetary and exchange control programs and policies of governments; United States and foreign political and economic events and policies; changes in national and international interest rates and rates of inflation; currency devaluations and revaluations; and emotions of the marketplace. None of these factors can be controlled by Superfund Capital Management and no assurance can be given that Superfund Capital Management’s advice will result in profitable trades for a participating customer or that a customer will not incur substantial losses.
Illiquidity of Your Investment
     There is no secondary market for the Units. While the Units have redemption rights, there are restrictions. For example, redemptions can occur only at the end of a month. If a large number of redemption requests were to be received at one time, each Series might have to liquidate positions to satisfy the requests. Such a forced liquidation could adversely affect each Series and consequently your investment. Transfers of the Units are subject to limitations, such as 30 days’ advance written notice of any intent to transfer. Also, Superfund Capital Management may deny a request to transfer if it determines that the transfer may result in adverse legal or tax consequences for each Series. Because Units cannot be readily liquidated, it will not be possible for you to limit losses or realize accrued profits, if any, except at a month-end in accordance with the Fund’s redemption provisions. See “Superfund Green, L.P. Fifth Amended and Restated Limited Partnership Agreement — Dispositions.”

Market Illiquidity
     In illiquid markets, the Fund could be unable to close out positions to limit losses or to take positions in order to execute the trading strategies employed by the Fund. There are too many different factors that can contribute to market illiquidity to predict when or where illiquid markets may occur.
     Unexpected market illiquidity has caused major losses for some traders in recent years in such market sectors as emerging market currencies. There can be no assurance that the same will not happen in the markets traded by the Fund. In addition, the large size of the positions the Fund may take increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so.
     United States commodity exchanges impose limits on the amount the price of some, but not all, futures contracts may change on a single day. Once a futures contract has reached its daily limit, it may be impossible for the Fund to liquidate a position in that contract, if the market has moved adversely to the Fund, until the limit is either raised by the exchange or the contract begins to trade away from the limit price.
The Fund Will Trade Extensively in Foreign Markets Which May Not Be Subject to the Same Level of Regulatory Oversight as Trading in Domestic Markets
     A substantial portion of the Fund’s trades take place on markets or exchanges outside the United States. The risk of loss in trading foreign futures contracts and foreign options can be substantial. Non-U.S. markets may not be subject to the same degree of regulation as their U.S. counterparts. None of the CFTC, NFA or any domestic exchange regulates activities of any foreign boards of trade or has the power to compel enforcement of the rules of a foreign board of trade or any applicable foreign laws. In addition, some foreign exchanges are “principals’ markets” in which performance is the responsibility only of the individual exchange member counterparty, not of the exchange or a clearing facility. In such cases, the Fund will be subject to the risk that the member with whom the Fund has traded is unable or unwilling to perform its obligations under the transaction.
     Trading on foreign exchanges also presents the risk of loss due to the possible imposition of exchange controls (making it difficult or impossible for the Fund to repatriate some or all of the Series’ assets held by foreign counterparties), government expropriation of assets, taxation, government intervention in markets, limited rights in the event of bankruptcy of a foreign counterparty or exchange and variances in foreign exchange rates between the time a position is entered and the time it is exited.
The Fund’s Forward Transactions are Not Regulated and are Subject to Credit Risk
     Each Series, as an eligible contract participant, trades forward contracts in foreign currencies. Forward contracts are typically traded through the over-the-counter dealer market which is dominated by major money center banks and is not regulated by the CFTC. Thus, you do not receive the protection of CFTC regulation or the statutory scheme of the Commodity Exchange Act in connection with this trading activity by each Series. Also, each Series faces the risk of non-performance by the counterparties to the forward contracts and such non-performance may cause some or all of your gain to be unrealized.
Non-Correlated, Not Negatively Correlated, Performance Objective
     Historically, managed futures have been generally non-correlated to the performance of other asset classes such as stocks and bonds. Non-correlation means that there is no statistically valid relationship between the past performance of futures and forward contracts on the one hand and stocks or bonds on the other hand. Non-correlation should not be confused with negative correlation, where the performance of two asset classes would be exactly opposite. Because of this non-correlation, each Series cannot be expected to be automatically profitable during unfavorable periods for the stock market, or vice versa. The futures, forward and swap markets are fundamentally different from the securities markets in that for every gain made in a futures, forward or swap transaction, the opposing side of that transaction will have an equal and off-setting loss. If a Series does not perform in a manner non-correlated with the general financial markets or does not perform successfully, you will obtain no diversification benefits by investing in the Units of such Series and such Series may have no gains to offset your losses from other investments.
Foreign Currency Trading
     Cash foreign currency markets are substantially unregulated and price movements in such markets are caused by many unpredictable factors including general economic and financial conditions, governmental policies, national and international political and economic events, and changes in interest rates. Such factors combined with the lack of regulation could expose each Series to significant losses which they might otherwise have avoided.
     Positions in cash foreign currencies can be established using less margin than is typical for futures contracts. Thus, a small movement in the price of the underlying currency can result in a substantial price movement relative to the margin deposit. In addition, cash foreign currencies are traded through a dealer market and not on an exchange. This presents the risks of both counterparty creditworthiness and possible default or bankruptcy by the counterparty.
Trading Risks
Superfund Capital Management Analyzes Only Technical Market Data, Not Any Economic Factors External to Market Prices
     The trading systems used by Superfund Capital Management for each Series are primarily technical, trend-following methods involving instruments that are not historically correlated with each other. The profitability of trading under these systems generally depends on, among other things, the occurrence of significant price trends which are sustained movements, up or down, in futures and forward prices. Such trends may not develop; there have been periods in the past without price trends in certain markets. The likelihood of the Units being profitable could be materially diminished during periods when events external to the markets themselves have an important impact on prices. During such periods, Superfund Capital Management’s historic price analysis could establish positions on the wrong side of the price movements caused by such events.
Superfund Capital Management’s Trading Methodology is Subject to Change Over Time
     Superfund Capital Management may periodically modify its trading methodology without approval by or notice to Limited Partners, provided, however, that Limited Partners will be notified of any material changes in Superfund Capital Management’s trading methodology in accordance with applicable regulations. Modifications may include changes in or substitution of technical trading systems, risk control overlays, money management principles and markets traded as well as the incorporation of non-trend-following systems within Superfund Capital Management’s primary trend-following methodology and the inclusion of non-technical methods of analysis. For example, Superfund Capital Management has recently integrated a systematic, technical short-term trading strategy into the Fund’s primary trend-following methodology. Although Superfund Capital Management believes this modification of the Fund’s trading strategy will be beneficial to the Fund, there can be no assurance that this particular trading strategy will not increase the volatility of the Fund’s returns or not result in losses.
Speculative Position Limits May Alter Trading Decisions for Each Series
     The CFTC has established limits on the maximum net long or net short positions which any person may hold or control in certain futures contracts. Exchanges also have established such limits. All accounts controlled by Superfund Capital Management, including the account of each Series, are combined for speculative position limit purposes. If positions in those accounts were to approach the level of the particular speculative position limit, such limits could cause a modification of Superfund Capital Management’s trading decisions for each Series or force liquidation of certain futures positions.

     Increase in Assets Under Management May Affect Trading Decisions
     The more assets Superfund Capital Management manages, the more difficult it may be for Superfund Capital Management to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance. Accordingly, such increases in equity under management may require Superfund Capital Management to modify its trading decisions for each Series which could have a detrimental effect on your investment.
     Each Series’ Trading is Not Transparent
     Superfund Capital Management makes each Series’ trading decisions. While Superfund Capital Management receives daily trade confirmations from the clearing brokers, only a Series’ net trading results are reported to Limited Partners and only on a monthly basis. Accordingly, an investment in each Series does not offer Limited Partners the same transparency, i.e., an ability to review all investment positions daily, that a personal trading account offers.
Tax Risks
     Investors are Taxed Based on Their Share of Profits in Each Series
     Investors are taxed each year on their share of each Series’ profits, if any, irrespective of whether they redeem any Units or receive any cash distributions from each Series. All performance information included in this Prospectus is presented on a pre-tax basis; investors who experience such performance may have to redeem Units or pay the related taxes from other sources.
Tax Could Be Due From Investors on Their Share of Each Series’ Ordinary Income Despite Overall Losses
     Investors may be required to pay tax on their allocable share of each Series’ ordinary income, which in the case of each Series is each Series’ interest income and gain on some foreign futures contracts, even though each Series incurs overall losses. Capital losses can be used only to offset capital gains and $3,000 of ordinary income each year for non-corporate investors. Consequently, if a non-corporate investor were allocated $5,000 of ordinary income and $10,000 of capital losses, the investor would owe tax on $2,000 of ordinary income even though the investor would have a $5,000 loss for the year. The $7,000 capital loss carry forward could be used in subsequent years to offset capital gain and ordinary income, but subject to the same annual limitation on its deductibility against ordinary income.
     Deductibility of Management and Performance Fees
     Although each Series treats the management fees and performance fees paid and other expenses of such Series as ordinary and necessary business expenses, upon audit each Series may be required to treat such fees as “investment advisory fees” if each Series’ trading activities were determined to not constitute a trade or business for tax purposes. If the expenses were determined to be investment advisory fees, a Limited Partner’s tax liability would likely increase. In addition, upon audit, a portion of the management and performance fees might be treated as a non-deductible syndication cost or might be treated as a reduction in each Series’ capital gain or as an increase in each Series’ capital loss. If the management and performance fees were so treated, a Limited Partner’s tax liability would likely increase.
Other Risks
     Fees and Commissions are Charged Regardless of Profitability
     Each Series is subject to substantial charges payable irrespective of profitability in addition to performance fees which are payable based on each Series’ profitability. Included in these charges are management, Ongoing offering, and brokerage fees and operating expenses. On each Series’ forward and swap trading, “bid-ask” spreads are incorporated into the pricing of each Series’ forward and swap contracts by the counterparties in addition to the brokerage fees paid by each Series. It is not possible to quantify the “bid-ask” spreads paid by each Series because each Series cannot determine the profit its counterparty is making on its forward and swap transactions. Such spreads can at times represent significant profits to the counterparty.
     Failure of Brokerage Firms; Disciplinary History of Clearing Brokers
     The Commodity Exchange Act requires a clearing broker to segregate all funds received from customers from such broker’s proprietary assets. If any of the clearing brokers fails to do so, the assets of each Series might not be fully protected in the event of the bankruptcy of the clearing broker. Furthermore, in the event of a clearing broker’s bankruptcy, each Series could be limited to recovering only a pro rata share, which may be zero, of all available funds segregated on behalf of any such clearing broker’s combined customer accounts, even though certain property specifically traceable to each Series (for example, Treasury Bills deposited by each Series with the clearing broker as margin) was held by the clearing broker. The clearing brokers have been the subject of certain regulatory and private causes of action in the past and may be again in the future. Such actions could affect the ability of a clearing firm to conduct its business. See “The Clearing Brokers.” Furthermore, dealers in forward and swap contracts are not regulated by the Commodity Exchange Act and are not obligated to segregate customer assets. As a result, you do not have such basic protections in forward and swap contracts.
Investors Must Not Rely on Past Performance of the Series or Superfund Capital Management in Deciding Whether to Buy Units
     The future performance of each Series is not predictable, and no assurance can be given that each Series will perform successfully in the future. Past performance of a trading program is not necessarily indicative of future results.
     Conflicts of Interest
     The Fund is subject to numerous actual and potential conflicts of interest, including: (1) Superfund Capital Management will not select any other trading advisor for the Fund even if doing so would be beneficial to the Fund; (2) the affiliation between Superfund Capital Management and Superfund Asset Management creates an incentive for Superfund Capital Management to trade more frequently than it otherwise might absent the affiliation; (3) the proprietary trading of Superfund Capital Management or its principals or of the Fund’s clearing brokers and their affiliates and personnel may increase competition for positions sought to be entered by the Fund making it more difficult for the Fund to enter positions at favorable prices; and (4) the compensation that the selling agents, including Superfund USA, receive gives them an incentive to promote the sale of Units as well as to discourage redemptions. See “Conflicts of Interest.”
     Because Superfund Capital Management has not established any formal procedures for resolving conflicts of interest and because there is no independent control over how conflicts of interest are resolved, you will be dependent on the good faith of the parties with conflicts to resolve the conflicts equitably. Superfund Capital Management cannot assure that conflicts of interest will not result in losses for the Fund.
     Lack of Independent Experts Representing Investors
     Superfund Capital Management has consulted with counsel, accountants and other experts regarding the formation and operation of each Series. No counsel has been appointed to represent the Limited Partners in connection with the offering of the Units. Accordingly, each prospective investor should consult his own legal, tax and financial advisers regarding the desirability of an investment in each Series.
     Reliance on Superfund Capital Management
     Each Series is structured as a single-advisor managed futures fund. Many managed futures funds are structured as multi-advisor funds to attempt to control risk and reduce volatility through combining advisors whose historical performance records have exhibited a significant degree of non-correlation with each other. As a single-

advisor managed futures fund, the Series may have greater volatility and a higher risk of loss than investment vehicles employing multiple advisors, but may also have increased performance volatility and a higher risk of loss. Superfund Capital Management may retain additional trading advisors on behalf of each Series in the future.
     The incapacity of one or more of Superfund Capital Management’s principals could have a material and adverse effect on its ability to discharge its obligations under the Partnership Agreement. Additionally, Superfund Capital Management may withdraw as general partner with respect to a Series, or the Fund as a whole, upon 120 days’ notice, which would cause such Series, or the Fund, to terminate unless a substitute general partner was obtained. Neither Superfund Capital Management nor its principals are under any obligation to devote a minimum amount of time to the operation of the Fund.
     Possibility of Termination of Each Series Before Expiration of its Stated Term
     As general partner, Superfund Capital Management may withdraw from each Series upon 120 days’ notice, which would cause each Series to terminate unless a substitute general partner was obtained. Other events, such as a long-term substantial loss suffered by each Series, could also cause each Series to terminate before the expiration of its stated term. This could cause you to liquidate your investments and upset the overall maturity and timing of your investment portfolio. If the registrations with the CFTC or memberships in the NFA of Superfund Capital Management or the clearing brokers were revoked or suspended, such entity would no longer be able to provide services to each Series.
     Each Series is Not a Regulated Investment Company
     Although Superfund Capital Management is subject to regulation by the CFTC, each Series is not an investment company subject to the Investment Company Act of 1940. Accordingly, you do not have the protections afforded by that statute which, for example, require investment companies to have a majority of disinterested directors and regulate the relationship between the adviser and the investment company.
A Bankruptcy Court Could Find the Assets of One Series to be Available to Offset the Liabilities of the Other Series
     The Fund is organized as a series limited partnership pursuant to Section 17-218 (“Section 17-218”) of the Delaware Revised Uniform Limited Partnership Act (the “Act”), with separate series of limited partnership interests and assets. Section 17-218 provides that, if certain conditions (as set forth in Section 17-218) are met, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable only against the assets of such series and not against the assets of the limited partnership generally or any other series. Accordingly, the assets of one Series of the Fund include only those funds and other assets that are paid to, held by or distributed to the Fund on account of and for the benefit of that Series, including, without limitation, funds delivered to the Fund for the purchase of Units in that Series. However, the limitations on inter-series liability provided by Section 17-218 have never been tested in court. Thus there is a risk that a court, and in particular, a Bankruptcy Court, could determine that the assets of one Series should be applied to meet the liabilities of the other Series or the liabilities of the Fund generally where the assets of such other Series or of the Fund generally are insufficient to meet its liabilities.
     Proposed Regulatory Change is Impossible to Predict
     The futures markets are subject to comprehensive statutes, regulations and margin requirements. In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of futures and forward transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the currency markets and the need to regulate the “derivatives” markets in general. The effect of any future regulatory change on each Series is impossible to predict, but could be substantial and adverse.

     Forwards, Swaps, Hybrids and Other Derivatives are Subject to Varying CFTC Regulation
     Each Series may trade foreign exchange contracts in the interbank market. In addition to swaps, each Series may also trade hybrid instruments and other off-exchange contracts. Swap agreements involve trading income streams such as fixed rate for floating rate interest. Hybrids are instruments which combine features of a security with those of a futures contract. Currently, there is no exchange and there is a limited usage of clearinghouses for these contracts and traders must rely on the creditworthiness of the counterparty to fulfill the obligations of the transaction.
     The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Reform Act”) was enacted in July 2010. The Reform Act includes provisions that comprehensively regulate the over-the-counter derivatives markets for the first time. While there is a considerable degree of uncertainty surrounding the scope of the Reform Act, the passage of the Reform Act may result in increased cost of over-the-counter derivatives, new clearing and exchange trading requirements and reduced availability of customized derivatives.
     Options on Futures are Speculative and Highly Leveraged
     In the future, options on futures contracts may be used by each Series to generate premium income or capital gains. Futures options involve risks similar to futures in that options are speculative and highly leveraged. The buyer of an option risks losing the entire purchase price (the premium) of the option. The writer (seller) of an option risks losing the difference between the premium received for the option and the price of the commodity or futures contract underlying the option which the writer must purchase or deliver upon exercise of the option (which losses can be unlimited). Specific market movements of the commodities or futures contracts underlying an option cannot accurately be predicted.
     Money Committed to Margin
     Each Series may commit up to 60% of its assets as margin for positions held by the clearing brokers. Because such commitment typically represents only a small percentage of the total value of such positions, adverse price movements can cause losses in excess of such commitment and potentially in excess of the total assets of a Series.
     A Computer System’s Failure Could Result in Losses or Delays in Reporting
     Superfund Capital Management’s strategies are dependent to a significant degree on the proper functioning of its internal computer systems. Accordingly, systems failures, whether due to third-party failures upon which such systems are dependent or the failure of Superfund Capital Management’s hardware or software, could disrupt trading or make trading impossible until such failure is remedied. Such failures may result from events including “acts of God” and domestic or international terrorism. Any such failure, and consequential inability to trade (even for a short time), could, in certain market conditions, cause the Fund to experience significant trading losses or to miss opportunities for profitable trading. Lastly, any such failures could cause a temporary delay in reports to investors.
SUPERFUND CAPITAL MANAGEMENT
Description
     Superfund Capital Management is the general partner and commodity trading advisor of each Series. It is a Grenada corporation with offices located at Superfund Office Building, P.O. Box 1479, Grand Anse, St. George’s, Grenada West Indies, and its telephone number is (473) 439-2418. The firm’s books and records are maintained at this location and are available there for inspection. Its sole business is the trading and management of discretionary futures accounts, including commodity pools. It has been registered with the CFTC as a commodity pool operator since May 9, 2001, and has been a member of the NFA in that capacity since January 7, 2003. As of June 30, 2010, Superfund Capital Management and its affiliates had approximately $800 million in assets under management in the futures and forward markets. Christian Baha owns 100% of Superfund Capital Management and 50% or more of two of their affiliates, Superfund Fund Management, Inc. and Superfund Trading Management, Inc.
     The principals of Superfund Capital Management are Nigel James, Martin Schneider, Gizela Benedek, and Christian Baha. As discussed below, Mr. James is responsible for the firm’s trading decisions through the implementation of proprietary, computerized trading systems. The principals of Superfund Capital Management have not purchased and do not intend to purchase Units. Superfund Capital Management has agreed that its capital account as general partner of each Series at all times will equal at least 1% of the net aggregate capital contributions of all Limited Partners in each such Series. There have never been any material administrative, civil or criminal proceedings brought against Superfund Capital Management or its principals, whether pending, on appeal or concluded. The firm maintains any required past performance information for itself and its trading principals at the address shown above in this section.
     Nigel James, age 30, was appointed as President of Superfund Capital Management on July 13, 2006 and was registered as a principal and associated person with Superfund Capital Management on November 28, 2006, and May 23, 2007, respectively. Mr. James has been an employee of various members of the Superfund group of affiliated companies since July 2003 when he became a software developer for Superfund Trading Management, Inc., an affiliate of Superfund Capital Management that acts as a commodity trading advisor to non-U.S. funds. In May 2005, he was promoted to the role of Intellectual Technology Project Manager for Superfund Trading Management, Inc. Mr. James graduated from the University of the West Indies in Barbados with a Bachelor’s Degree in Computer Science and Management in May 2003 and began his employment in July 2003. Mr. James is a citizen of Grenada.
     Martin Schneider, age 44, was appointed Vice President, Principal Financial Officer, Principal Accounting Officer and sole Director of Superfund Capital Management, Inc. on July 28, 2010. Since July 28, 2010, his registration as a principal has been pending with the NFA. From May 1997 to June 2001, Mr. Schneider served as Sales Director for Nike, Inc., an international retailer, in the company’s European divisions. From July 2001 to July 2002, Mr. Schneider held the position of Commercial Director for FC Tirol Innsbruck, a former Austrian football club. In this position, Mr. Schneider was responsible for the promotional activities of the organization. Mr. Schneider spent August 2002 preparing for his transition to the Superfund group of financial companies. From September 2002 to March 2005, Mr. Schneider functioned as the sports marketing director for Quadriga Asset Management GmbH, a financial services company, and as the Executive Vice President of the successor company, Superfund Marketing and Sports Sponsoring Inc., a marketing services company. In April 2005, Mr. Schneider assumed the role of Operating Manager for Superfund Group Monaco, a financial services company, a position he held until his appointment to Superfund Capital Management in June 2010. In the position of Operating Manager, Mr. Schneider conducted internal operational and financial audits of members of the Superfund group of affiliated financial companies. Mr. Schneider is a graduate of TGM Technical School in Vienna, Austria, with a degree in mechanical engineering. Mr. Schneider is a citizen of Austria.
     Gizela Benedek, age 31, was appointed Treasurer of Superfund Capital Management, Inc. on July 28, 2010. Ms. Benedek will also serve as Audit Committee Financial Expert for Superfund Green, L.P. Since July 28, 2010, her registration as a principal has been pending with the NFA. From June 2000 to September 2005, Ms. Benedek served as an Associate of PricewaterhouseCooper, an international accounting firm, in its tax consulting group in Vienna, Austria. In this position, Ms. Benedek provided tax consulting services to investment companies. From October 2005 to December 2005, Ms. Benedek conducted intensive research in connection with her master thesis. From January 2006 to July 2008, Ms. Benedek held the position of Auditing Associate in the auditing group of RSM Exacta Wirtschaftsprufung AG, an Austrian auditing and tax consultancy firm. In this position, Ms. Benedek provided auditing services to private foundations and mid-market companies. From August 2008 through August 2009, she was granted educational leave sponsored by the Austrian government to study for the U.S. CPA exam. Since September 2009, Ms. Benedek has held the role of Financial Counsel for Superfund Distribution and Investment, Inc., a financial services company located in Grenada, West Indies. In this role, Ms. Benedek engages in various internal accounting and auditing functions. Ms. Benedek is a graduate of The University of Economics and Business Administration in Vienna, Austria, and is a certified public accountant. Ms. Benedek is a citizen of Austria.

     Christian Baha, age 41, is Superfund Capital Management’s founder and sole owner. By December 1991, Mr. Baha began working independently to develop software for the technical analysis of financial data in Austria. In January 1995, Mr. Baha founded the first members of the Superfund group of affiliated companies specializing in managed futures funds and began to develop a worldwide distribution network. With profit sharing rights certificates, Mr. Baha launched an alternative investment vehicle for private investors. Launched on March 8, 1996, this product is called the Superfund Unternehmens-Beteiligungs-Aktiengesellschaft (Superfund Q-AG), and was formerly known as Quadriga Beteiligungs & Vermögens AG (Quadriga AG). In March 2003, a new generation of managed futures funds was internationally launched under the brand name “Superfund” and previously existing products have since been re-branded under this name. Simultaneously with the development of the Quadriga/Superfund group of affiliated companies, Mr. Baha founded the software company TeleTrader AG, which has been listed on the Vienna Stock Exchange since March 2001. He was registered as a principal of Superfund USA, Inc., a registered broker-dealer and a CFTC registered commodity pool operator, and Superfund Advisors, Inc., a CFTC registered commodity pool operator, on August 13, 2009 and November 20, 2009, respectively. He is also an associated person and principal of Superfund Asset Management, Inc., a CFTC registered introducing broker, positions which he has held since July 23, 1999 and June 24, 1997, respectively. He has also been listed as a principal of Superfund Capital Management since May 9, 2001. He was registered as an associated person of Superfund Capital Management on May 9, 2001 as well, however, such registration was subsequently withdrawn on February 17, 2009. Mr. Baha is listed as a principal of Superfund Capital Management, Superfund USA, Inc. and Superfund Advisors, Inc. because he is the sole owner of the foregoing entities. He is a graduate of the police academy in Vienna, Austria and studied at the Business University of Vienna, Austria. Mr. Baha is a citizen of Austria.
The Trading Advisor
     Pursuant to the Partnership Agreement, Superfund Capital Management has the sole authority and responsibility for managing the Fund and for directing the investment and reinvestment of each Series’ assets. Although Superfund Capital Management currently serves as the sole trading advisor of each Series, it may, in the future, retain other trading advisors to manage a portion of the assets of each Series. Limited Partners will receive prior notice, in the monthly report from each Series or otherwise, in the event that additional trading advisors are to be retained on behalf of each Series.
Trading Strategy
     Superfund Capital Management makes each Series’ trading decisions using proprietary, fully-automated computerized trading systems, which trade in more than 120 futures and foreign currency forward markets, which automatically generate buy and sell signals, and constantly monitor relevant technical indicators on the traded futures markets in the U.S., Canada, Europe and Asia and on the off-exchange foreign currency markets. By using fully-automated trading systems, human emotions are removed from the capital management process.
     Superfund Capital Management and its affiliates trade in more than 120 futures and forward markets globally, although not in all markets at all times and in only a few markets from time to time, including both commodity and financial futures and foreign currencies. The primary sectors that each Series may trade are: currencies, interest rates, bonds, stock indices, metals, energy, grains and agriculture markets. Superfund’s proprietary trading systems emphasize instruments with low correlation to each other and high liquidity for order execution.
     Superfund Capital Management’s strategy is based primarily on the implementation of a four-point philosophy consisting of (i) market diversification, (ii) technical analysis, (iii) systematic, primarily trend-following, trading systems, and (iv) money management. The Superfund trading systems scan more than 120 different futures markets worldwide on a daily basis and make the following decisions: whether to establish new positions (long or short), whether to adjust or place stop orders, whether to make a change in position size based on volatility or change in correlation between markets, and whether to exit open positions. The decision to establish new positions is generally based on a proprietary algorithm that seeks to identify market trends at an early stage of formation. These trends can last from days to months. Trend identification is done by analyzing technical indicators and parameters such as moving averages, Bollinger Bands, which are technical channel indicators calculated as multiples of the standard deviation above and below a moving average and other technical indicators. Once potential trades are identified, the systems apply additional filters at the trade level with respect to trend and volatility analysis and, before generating definite buy or sell signals, taking into consideration macro variables such as overall risk capital available for trading and portfolio volatility.
     Effective July 1, 2010, Superfund Capital Management integrated a systematic, technical short-term trading strategy into the Fund’s primary trend-following methodology. This short-term strategy seeks to capitalize on short-term changes in futures and forward market prices, with trades lasting from less than a day to more than a week, and has exhibited low correlation to the trend-following methodology historically utilized by the Fund. Trading decisions are based on proprietary algorithms that seek to identify short-term trading opportunities, whether within a larger market trend or other market pattern or otherwise, through an analysis of technical indicators, and are generated on a fully automated basis without human emotional bias.
     With respect to money management, before entering new positions the Superfund trading systems define the maximum open risk per position based on market correlation and market volatility. This money management filter is applied after positions have been established on a daily basis per market and adjusts existing stop order levels or reduces position size if proprietary pre-defined risk measures are met or exceeded due to market volatility or changes in market correlation. Finally, positions are exited either by being stopped out or adjusted as a result of the changes in volatility or market correlation. Once finally determined, trade instructions are transmitted to Superfund Asset Management, which serves as the Fund’s introducing broker, for execution through the Fund’s executing and clearing brokers.
     The trading method, systems, and money management techniques employed by Superfund Capital Management are proprietary and confidential. The foregoing description is general and is not intended to be complete. There can be no assurance that Superfund Capital Management’s trading systems will successfully identify trades that the Fund can capitalize on or produce results similar to those produced in the past for other funds managed by Superfund Capital Management or its affiliates.
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PAST PERFORMANCE OF SUPERFUND GREEN, L.P.
     Set forth below and on the following page are the performance records of the Fund for the period January 2005 through June 2010. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of Pool	Superfund Green, L.P. — Series A
Type of Pool	Single Advisor/Publicly Offered/No Principal Protection
General Partner	Superfund Capital Management
Inception of Trading	November 2002
Aggregate Subscriptions as of June 30, 2010	$121.28 million
Net Asset Value as of June 30, 2010	$33.93 million
Worst Monthly % Drawdown (May 2010)	(13.14%)
Worst Peak-to-Valley % Drawdown (June 2008 to January 2010)	(36.92%)
HISTORICAL PERFORMANCE

2005		2006		2007		2008		2009		2010
Jan	(9.87%)	Jan	6.87%	Jan	(3.09%)	Jan	(2.73%)	Jan	0.35%	Jan	(9.38%)
Feb	1.78%	Feb	(3.66%)	Feb	(7.54%)	Feb	17.93%	Feb	0.04%	Feb	1.49%
Mar	6.15%	Mar	4.48%	Mar	(8.73%)	Mar	2.29%	Mar	(2.33%)	Mar	14.41%
Apr	(12.22%)	Apr	5.79%	Apr	7.99%	Apr	(1.57%)	Apr	(6.92%)	Apr	4.59%
May	0.30%	May	(7.57%)	May	2.39%	May	5.21%	May	(12.03%)	May	(13.14%)
Jun	2.44%	Jun	(0.33%)	Jun	6.84%	Jun	7.73%	Jun	(2.39%)	June	(0.33%)
Jul	(2.85%)	Jul	(10.35%)	Jul	(6.78%)	Jul	(9.65%)	Jul	(7.86%)
Aug	5.69%	Aug	0.38%	Aug	(3.27%)	Aug	(4.64%)	Aug	3.52%
Sep	0.51%	Sep	3.20%	Sep	5.57%	Sep	(0.07%)	Sep	2.81%
Oct	(7.93%)	Oct	5.53%	Oct	9.92%	Oct	12.19%	Oct	(11.60%)
Nov	8.81%	Nov	(1.28%)	Nov	(4.69%)	Nov	1.47%	Nov	13.93%
Dec	(0.28%)	Dec	11.36%	Dec	2.82%	Dec	1.32%	Dec	(9.43%)
Annual	(9.43%)	Annual	12.94%	Annual	(0.92%)	Annual	30.00%	Annual	(29.90%)	Annual	(4.74%) (6 mos.)
Aggregate Subscriptions
     Total gross capital subscriptions made to a pool or account from inception through the date indicated.
Drawdown
     Losses experienced by a pool or account over a specified period.
Worst Peak-to-Valley % Drawdown
     Greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool or account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.
Net Asset Value
     Net Asset Value of each Series is that Series’ assets less liabilities determined in accordance with accounting principles generally accepted in the United States.
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of Pool	Superfund Green, L.P. — Series B
Type of Pool	Single Advisor/Publicly Offered/No Principal Protection
General Partner	Superfund Capital Management, Inc.
Inception of Trading	November 2002
Aggregate Subscriptions as of June 30, 2010	$142.32 million
Net Asset Value as of June 30, 2010	$46.13 million
Worst Monthly % Drawdown (May 2010)	(20.23%)
Worst Peak-to-Valley % Drawdown (February 2009 to January 2010)	(52.98%)
HISTORICAL PERFORMANCE

2005		2006		2007		2008		2009		2010
Jan	(14.74%)	Jan	9.72%	Jan	(4.60%)	Jan	(3.61%)	Jan	1.01%	Jan	(14.51%)
Feb	3.94%	Feb	(4.95%)	Feb	(10.67%)	Feb	24.60%	Feb	0.68%	Feb	2.60%
Mar	8.49%	Mar	6.32%	Mar	(12.65%)	Mar	1.95%	Mar	(4.49%)	Mar	22.85%
Apr	(16.86%)	Apr	8.31%	Apr	11.38%	Apr	(1.20%)	Apr	(10.83%)	Apr	7.04%
May	0.48%	May	(10.37%)	May	3.41%	May	7.33%	May	(19.31%)	May	(20.23%)
Jun	3.56%	Jun	0.29%	Jun	9.77%	Jun	12.54%	Jun	(3.52%)	June	(0.36%)
Jul	(3.68%)	Jul	(14.11%)	Jul	(10.11%)	Jul	(15.00%)	Jul	(12.24%)
Aug	8.02%	Aug	0.55%	Aug	(4.66%)	Aug	(7.28%)	Aug	5.62%
Sep	1.06%	Sep	4.45%	Sep	8.26%	Sep	0.46%	Sep	4.58%
Oct	(10.77%)	Oct	7.74%	Oct	14.57%	Oct	20.14%	Oct	(18.34%)
Nov	12.93%	Nov	(1.73%)	Nov	(6.79%)	Nov	2.78%	Nov	22.10%
Dec	(0.22%)	Dec	16.14%	Dec	4.44%	Dec	2.60%	Dec	(14.18%)
Annual	(12.06%)	Annual	19.74%	Annual	(2.60%)	Annual	46.56%	Annual	(44.07%)	Annual	(8.32%) (6 mos.)
Aggregate Subscriptions
     Total gross capital subscriptions made to a pool or account from inception through the date indicated.
Drawdown
     Losses experienced by a pool or account over a specified period.
Worst Peak-to-Valley % Drawdown
     Greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool or account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.
Net Asset Value
     Net Asset Value of each Series is that Series’ assets less liabilities determined in accordance with accounting principles generally accepted in the United States.
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS
Introduction
     The Fund commenced the offering of its Units on October 22, 2002. The initial offering terminated on October 31, 2002 and the Fund commenced operations on November 5, 2002. The continuing offering period commenced at the termination of the initial offering period and is ongoing. The Fund changed its name from “Quadriga Superfund, L.P.” to “Superfund Green, L.P.” effective December 1, 2009. From inception through the period ended June 30, 2010, subscriptions totaling $263,608,015 have been accepted and redemptions over the same period totaled $133,793,476.
Liquidity
     Most United States commodity exchanges limit fluctuations in futures contracts prices during a single day by regulations referred to as “daily price fluctuation limits” or “daily limits.” During a single trading day, no trades may be executed at prices beyond the daily limit. This may affect the Fund’s ability to initiate new positions or close existing ones or may prevent it from having orders executed. Futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. Similar occurrences could prevent the Fund from promptly liquidating unfavorable positions and subject the Fund to substantial losses, which could exceed the margin initially committed to such trades. In addition, even if futures prices have not moved the daily limit, the Fund may not be able to execute futures trades at favorable prices if little trading in such contracts is taking place.
     Trading in forward contracts introduces a possible further impact on liquidity. Because such contracts are executed “off exchange” between private parties, the time required to offset or “unwind” these positions may be greater than that for exchange-traded instruments.
     Other than these limitations on liquidity, which are inherent in the Fund’s futures trading operations, the Fund’s assets are expected to be highly liquid, and the Fund has experienced no meaningful periods of illiquidity during the three months ended March 31, 2010 and for the year ended December 31, 2009.
Capital Resources
     The Fund will raise additional capital only through the sale of Units offered pursuant to the continuing offering and does not intend to raise any capital through borrowings. Due to the nature of the Fund’s business, it will make no capital expenditures and will have no capital assets which are not operating capital or assets.
Results of Operations
     2010 (3 months)
     Series A
     Net results for the quarter ended March 31, 2010, were a gain of 5.2% in net asset value compared to December 31, 2009. In this period, Series A experienced a net increase in net assets from operations of $1,934,329. This increase consisted of interest income of $1,538, trading gains of $2,730,605, and total expenses of $797,814. Expenses included $155,707 in management fees, $84,166 in ongoing offering expenses, $12,625 in operating expenses, $336,663 in selling commissions, $205,942 in brokerage commissions, and $2,711 in other expenses. At March 31, 2010, and December 31, 2009, the net asset value per Unit of Series A was $1,425.15 and 1,354.49, respectively.
     Series B
     Net results for the quarter ended March 31, 2010, were a gain of 7.8% in net asset value compared to December 31, 2009. In this period, Series B experienced a net increase in net assets from operations of $3,902,583.

This increase consisted of interest income of $1,514, trading gains of $5,232,548, and total expenses of $1,331,479. Expenses included $226,414 in management fees, $122,386 in ongoing offering expenses, $18,358 in operating expenses, $489,544 in selling commissions, $470,888 in brokerage commissions, and $3,889 in other expenses. At March 31, 2010, and December 31, 2009, the net asset value per Unit of Series B was $1,567.43 and 1,454.64, respectively.
     Fund results for 1st Quarter 2010:
     In March, the Fund saw excellent results in the stock indices sector as global stock markets throughout the world surged. Rising business confidence in Germany propelled the DAX to a gain of 9.7%, while Italy’s MIB40, Spain’s IBEX, and Poland’s WIG20, finished up 8.5%, 4.8% and 12.6%, respectively. In Asia, Japan’s Nikkei finished up 10.3% and in the U.S., the S&P 500 and Dow Jones Industrial Average finished up 6.0% and 5.3%, respectively. A mixture of long and short positions in the stock indices sector led to a gain for the Fund for the month. The Fund continued to experience significant gains from its energy positions as global economic strength propelled crude oil demand expectations higher while warm weather and inflated inventories extended the downtrend in natural gas prices. Front-month crude oil futures finished up 4.7% in the month. The U.S. increased the number of natural gas rigs to 941, up 16.0% from a year earlier. These factors, combined with a mild weather forecast, sent front-month natural gas down, finishing 19.6% lower on the month. A mixture of long and short positions in the energy sector led to a gain for the Fund for the month. The Fund also experienced solid results in its long metals positions as base metals surged despite the stronger U.S. dollar. London copper finished 8.4% higher as exchange inventories fell for most of the month. London nickel rose to its highest level since June 2008, finishing 17.9% higher. The Fund’s long positions in the metals sector resulted in an overall gain for the month.
     In February, world bond markets experienced volatile action as sovereign debt contagion worries spread while economic data showed promising signs. The Fund’s net short position in U.S. 30-year Treasury bonds resulted in small losses as futures rallied near month-end despite better than expected economic reports. In Europe, March bonds surged at month-end to finish moderately higher, producing overall gains for the Fund’s long positions. Overall, a mixture of long and short positions in the bonds sector produced a gain for the Fund for the month. Global short-term interest rate futures traded higher in February, continuing a strong-upward trend and providing the Fund with positive returns. In the U.S., three-month Eurodollar futures rallied to new highs after the Federal Reserve unexpectedly raised the discount rate but reaffirmed that the federal funds rate will remain at exceptionally low levels for an extended period. The Fund’s long positions in the interest rates sector resulted in a gain for the month. Fundamentals in the grain sector improved enough to offset the U.S. dollar rally. May soybeans, wheat and corn finished the month 3.9%, 6.3% and 5.7 higher, respectively. A mixture of long and short positions in the grains sector led to a loss for the Fund on the month. The Fund experienced strong returns in global energy markets in February as macroeconomic data continued to show strength. Crude oil finished 8.5% higher, natural gas finished 6.1% lower. A mixture of long and short positions in the energy sector led to an overall loss for the Fund on the month. New York and London front-month sugar futures reversed sharply, finishing the month 19.2% and 9.8% lower, respectively, while May New York cocoa contracts lost 10.2% on the month. Chinese cotton production was estimated to have fallen 15.0% from the prior year, propelling May cotton to a gain of 16.7% on the month. A mixture of long and short positions in the agricultural sector led to a loss for the Fund on the month.
     In January, global equities continued to trend higher but reversed sharply by month-end. In the U.S., the Dow Jones Industrial Average and Nasdaq Composite Index finished 3.5% and 6.8% lower, respectively. European equities also experienced significant declines, with Germany’s DAX, the United Kingdom’s FTSE and France’s CAC40 finishing 6.7%, 4.2% and 5.1% lower, respectively. Asian stocks fell as China began to take steps to slow growth and curb lending in response to an overheating economy. The Hang Seng and Japan’s Nikkei finished 7.8% and 3.6% lower, respectively. A mixture of long and short positions in the stock indices sector produced an overall loss for the Fund on the month. Global short-term interest futures rebounded in January with numerous products trading to new contract highs. Eurodollar futures rallied as weaker than expected fundamental data in the U.S. prompted the selling of equities and the buying of safer short-term assets. A mixture of long and short positions in the interest rates sector resulted in a gain for the Fund for the month. The U.S. dollar index extended its December gains in January, finishing the month 1.7% higher as risk capital flowed into U.S. dollars following China’s strong signals that it would act to contain its rapid growth. Entrenched trends in emerging market currencies continued to unwind with the Brazilian real and Chilean peso finishing the month down 8.7% and 3.3%, respectively. The Fund’s short positions in the U.S. dollar led the currencies sector to a loss on the month. Front-month crude oil futures rose to their highest level since the fall of 2008 in early January until a U.S. dollar reversal and growing global economic fears led to an 8.4% decline on the month. March natural gas finished 7.0% lower as the return of mild temperatures stabilized inventories near the 5-year average after the steep drawdown following December’s cold snap. A mixture of long and short energy positions led the Fund to an overall loss on the month in the sector. London zinc declined 17.0%, while lead and copper lost 17.1% and 9.0%, respectively, on the month, as the Chinese central bank raised reserve requirements and ordered some banks to cease lending altogether. February gold sold off late to finish 1.2% lower. The Fund’s long positions in the metals sector led to an overall loss for the month.
     For the first quarter of 2010, the most profitable market group overall was the energy sector, while the greatest losses were attributable to positions in the currency sector.
     2009
     Series A
     Net results for the year ended December 31, 2009 were a loss of 29.9% in net asset value compared to the preceding year. In this period, Series A experienced a net decrease in net assets from operations of $12,407,179. This net decrease consisted of interest income of $36,541, trading losses of $9,359,825, and total expenses of $3,083,895. Expenses included $642,447 in management fees, $347,268 in ongoing offering expenses, $52,090 in operating expenses, $1,389,074 in selling commissions, $637,825 in brokerage commissions, and $15,191 in other expenses. At December 31, 2009, and December 31, 2008, the net asset value per Unit of Series A was $1,354.49 and $1,932.30, respectively.
     Series B
     Net results for the year ended December 31, 2009 were a loss of 44.1% in net asset value compared to the preceding year. In this period, Series B experienced a net decrease in net assets from operations of $35,027,641. This net decrease consisted of interest income of $64,467, trading losses of $28,880,122, and total expenses of $6,211,986. Expenses included $1,097,606 in management fees, $593,300 in ongoing offering expenses, $88,995 in operating expenses, $2,373,202 in selling commissions, $301,233 in incentive fees, $1,736,922 in brokerage commissions, and $20,728 in other expenses. At December 31, 2009, and December 31, 2008, the net asset value per Unit of Series B was $1,454.64 and $2,600.96, respectively.
     Fund results for 4th Quarter 2009:
     In December, equities ended the year on a rally that began in March. Economic data improved as stimulus measures took hold in the second half of the year. A mixture of long and short positions in the stock indices sector produced an overall gain for the Fund for the month. U.S. bonds sold off at the end of the year as the economic recovery gained momentum on improving unemployment, retail sales, and housing figures. European bonds also rallied from their June lows as the global recovery spread. A mixture of long and short positions in the bond sector led to a loss for the Fund for the month. Front-month Eurodollar futures retreated from record highs as better than expected employment data and rising inflation readings in the U.S. increased speculation that monetary policy may tighten sooner than anticipated. The Fund’s long positions in the interest rate sector led to an overall loss for the month. Front month U.S. dollar index futures finished 2009 with a 3.9% rally in December, while the euro lost 4.4%. The Fund’s short positions in the U.S. dollar resulted in a relatively large loss for the month. Front-month gold futures posted a 7.2% loss in December. The Fund’s long position in the metals sector resulted in an overall loss for the month. Front-month natural gas futures finished up more than 12.0% in December to finish the year near unchanged. A mixture of long and short positions in the energy markets produced a loss for the Fund for the month.
     In November, world bond markets rallied as a significant downward revision in U.S. gross domestic product (“GDP”) and the reemergence of global deflation supported buying. European bonds traded higher after Euro-zone producer prices declined on an annual basis for the ninth straight month as consumer prices fell for a fifth consecutive month. The Fund’s long positions in the bond sector produced an overall gain. Global short-term interest rate futures experienced a substantial rally in November after central banks signaled that historically low rates would extend well into the future. The Fund’s long positions in the interest rate sector led to an overall gain for the month. The U.S. dollar index posted another new low for the year in November, losing 1.9% as investors and central bankers alike continued to seek diversity from the U.S. dollar. Commodity-intensive currencies maintained their strong trends with the Australian and Canadian dollar and the Chilean peso moving 1.8%, 2.2% and 6.3% higher, respectively. The Fund’s short positions in the U.S. dollar led to an overall gain for the currencies sector for the month. January crude oil futures spent most of the first half of the month trading near or above the $80 level, finding support from a weak U.S. dollar. January natural gas moved lower most of the month, finishing with a loss of 10.1%. The Fund’s short positions in the energy sector led to an overall gain for the month. Gold opened the month sharply higher on news that the International Monetary Fund sold the equivalent of 8.0% of world annual mine production to the government of India in October. As a result, February gold rallied, finishing 13.5% higher. January silver and platinum joined the rally finishing 14.1% and 9.8% higher, respectively. A mixture of long and short positions in the metals sector led the Fund to an overall gain for the month.
     In October, world equities continued to move higher early in the month before running out of steam late. Japan’s Nikkei 225 continued to lag, finishing the month down 0.9%, as an improving unemployment picture was unable to offset tepid growth. European equities markets, including those in Germany, France and the United Kingdom, sold off, finishing down 5.2%, 4.8% and 2.1%, respectively. A mixture of long and short positions in the stock indices sector produced an overall loss for the Fund for the month. World bond markets retracted from recent highs, finishing October significantly lower as early data conveyed a sense of sustainability to the overall recovery. A mixture of long and short positions in the bond sector led to an overall loss for the Fund for the month. U.S. dollar index futures established 14-month lows in October as investors throughout the world called into question the reserve status of the U.S. currency. The British pound recovered most of September’s month’s losses, finishing 2.7% higher, amid talk that the Bank of England might pause quantitative easing if economic growth continued to improve. The Brazilian real added another 0.3%. The Fund’s long positions in the U.S. dollar produced an overall loss in the currencies sector. December corn and November soybean futures finished 6.4% and 5.5% higher, respectively, finding support as unseasonably cool and wet weather in the U.S. complicated late development and harvest of the crop. A mixture of long and short positions in the grains sector produced an overall loss for the Fund for the month. December gold futures rose sharply in early October, posting all-time highs above $1,070 per ounce as concerns mounted over the stability of the U.S. dollar as the world’s reserve currency. The Fund’s gold position produced an overall gain for the month. Silver and copper finished the month 7.0% and 4.8% higher, respectively. A mixture of long and short positions led the metals sector to an overall loss for the Fund on the month. Sugar futures fell 10.1% as signs emerged that physical buyers were slowing purchases following the establishment of 28-year highs in September. December hogs rose sharply, finishing 15.0% higher, amid an improved export outlook after restrictions were lifted for U.S. pork exports to Russia and China. December cotton futures added 7.8%, posting new one-year highs as crop conditions worsened in the U.S. cotton harvest stood at only 19.0% complete as the Mississippi Delta region (99% of production) continued to be pounded by rain. December NY cocoa finished 5.1% higher on the month. A mixture of long and short positions in the agricultural sector led to an overall loss for the Fund on the month.
     For the fourth quarter of 2009, the most profitable market group overall was the metals sector, while the greatest losses were attributable to positions in the energy sector.
     Fund results for 3rd Quarter 2009:
     In September, world bond markets finished higher after better than expected economic data was discounted as several global central banks weighed the withdrawal of economic stimulus packages. These conditions led the Fund’s long positions in the bond sector to an overall gain. Global short-term interest rate futures continued their strong upward trend as inflation fears weakened and sustainability of the economic recovery came into question. Three month eurodollar futures extended their upside move after the Federal Open Market Committee kept rates at record lows in an effort to combat a 26-year high in unemployment. The Fund’s long positions produced gains in the interest rates sector. The U.S. dollar established new lows for the year in September, falling 2.0% as investors around the world aggressively borrowed the low yielding currency to finance purchases of assets in countries offering higher yields. Emerging South American currencies continued to shine due to their relatively high yields. The Colombian peso and Brazilian real finished 6.8% and 6.0% higher, respectively, against the U.S. dollar. The

Fund’s short positions in the U.S. dollar led to gains in the currencies sector. November crude oil contracts finished near unchanged as existing homes sales and consumer confidence came in well below expectations. Crude inventories continued to expand as demand remained weak. The Fund’s short energy positions produced losses on the month. December gold futures finished 5.9% higher, closing above the significant $1,000 mark. December silver futures also attracted investment demand, finishing 11.6% higher on the month. The Fund’s long metals positions produced an overall gain.
     In August, world bond markets moved steadily higher as perceptions surrounding economic data shifted. U.S. Treasury bonds attracted steady buying in the latter half of the month as retail sales missed forecasts and producer prices fell more than expected. These developments led the Fund’s long positions in the interest rate sector to an overall gain. The U.S. dollar remained near its lows for the year as risk appetite remained elevated, while the British pound and Canadian dollar finished down 2.5% and 1.1%, respectively, against the U.S. dollar. The Fund’s short positions in U.S. dollar led to an overall gain. Crude oil finished down 1.7%, while natural gas lost 23.3%. The Fund’s short positions in the energy sector lead to an overall gain. October gold continued to trade sideways between $900-$1,000, while London copper, nickel and lead finished 12.6%, 6.7% and 12.2% higher, respectively. The Fund’s short positions in the metals sector led to an overall loss. Hog futures continued their steady drive lower, finishing down 10.5%. Sugar and coffee finished 30.1% and 7.6% higher, respectively. The Fund’s mix of long and short positions in the agriculture sector resulted in an overall gain.
     In July, global stock markets continued to advance as many markets rose to new multi-month highs. China’s Shenzen 300 finished 15.0% higher, while Germany’s DAX, London’s FTSE and France’s CAC40 established new highs, rising between 8.0% and 11.0%. Short positions in the stock indices sector produced relatively large losses for the month. The Canadian dollar surged, finishing 7.0% higher against the U.S. dollar, and the Norwegian krona, Brazilian real and Australian dollar finished 5.0%, 4.4% and 3.6% higher, respectively, against the U.S. dollar. These conditions led the Fund’s long positions in the U.S. dollar to an overall loss. Gold gained slightly in July as investors continued to search for conviction on short-term price action. U.S. dollar weakness combined with an inflationary Producer Price Index report caused December gold futures to experience a 2.8% gain. Industrial metals continued to trend higher with London copper leading the way, finishing 15.2% higher. The Fund’s short positions in metals led to an overall loss.
     For the third quarter of 2009, the most profitable market sector for the Fund on an overall basis was the interest rates sector, while the greatest losses resulted from the Fund’s positions in the stock indices sector.
     Fund results for 2nd Quarter 2009:
     In June, U.S. stock indices finished near unchanged, while most Asian stock indices finished higher; Hong Kong’s Chinese Enterprise Index rose 6.1%. The Fund’s short positions in the stock indices sector experienced a loss. World bond markets reversed early month lows by month end, finishing higher as improving bond yields and a stagnating equity rally attracted buyers. The Fund’s long positions in the bonds sector led to a gain. U.S. and European short-term interest rate futures finished slightly higher in June, recovering from a substantial early month selloff. The Fund’s long positions during the earlier part of the month resulted in losses. The Australian dollar finished the month 1.2% higher, while the British pound finished 2.0% higher. The Fund’s long positions in the U.S. dollar led to a loss. December wheat contracts plunged, losing 17.5% as the global recession continued to destroy demand. The Fund’s short positions in the grains sector produced gains. London copper added 3.7%, while lead also rose 8.9% as Chinese auto sales soared. London nickel finished up 10.0% as Chinese imports for the first 4 months of 2009 exceeded 2008 levels by 16.0%. The Fund’s short positions in the metals sector resulted in losses. U.S. August crude oil futures added 4.1% despite rising inventories as Chinese buying supported values. The Fund’s short positions in the energy sector produced losses. Other market sectors, relative to the sectors mentioned above, did not reveal significant trends and did not have a substantial influence on this month’s overall negative performance.
     In May, world bond markets traded dramatically lower as burgeoning budget deficits led to heavy bond issuance, foreshadowing long-term inflation. U.S. 30-year bond futures, German Bund futures, and Japanese 10-year bond futures traded to their lowest levels since November 2008. The Fund’s long positions in the bonds sector resulted in losses. Emerging market strength contributed to a steep selloff in U.S. treasuries, resulting in a 6.2% loss for the U.S. dollar index. The Brazilian real and the Australian dollar were up 10.0% and 13.2%, respectively, against the U.S. dollar. The Fund’s long positions in the U.S. dollar produced losses. Despite crude demand falling more than 7.5% from last year, inventories declined, leading to a 24.8% gain for July crude futures. The Fund’s short positions in this sector incurred relatively large losses. Other market sectors did not reveal significant trends and did not have a significant influence on this month’s overall negative performance.
     In April, the S&P 500 Index rose 9.4% led by bank stocks as (i) FAS 157-4 provided guidance for determining the fair value of assets and liabilities, including guidance on identifying circumstances that indicate an observed transaction used to determine fair value is not orderly and, therefore, is not indicative of fair value and (ii) strong earnings from favorable spreads created by cheap central bank liquidity supported values. The Fund’s short stock indices positions led to a relatively large loss. World bond markets tracked steadily lower in April as money flowed out of low yielding treasuries and into equities. The Fund’s long positions in the bonds sector produced an overall loss. The U.S. dollar index finished down 1.2% while the euro moved sideways as capital moved out of the U.S. and European Union amid unattractive treasury yields. The Hungarian forint, Polish zloty and Czech koruna gained 6.0%, 4.6% and 2.1%, respectively against the U.S. dollar, while the Australian dollar, Canadian dollar and Brazilian real finished up 5.0%, 5.5% and 5.7%, respectively against the U.S. dollar. The Fund’s long positions in the U.S. dollar lead to an overall loss for the currency sector. Positive economic signals from the G20 meeting and the resulting rise in world equity markets were offset by rising inventories as global energy demand continued to contract. June natural gas prices continued lower, posting a 13.8% loss as storage increased to nearly 34.0% greater than a year ago and 23.0% greater than the five-year moving average. The Fund’s short positions in the energy sector produced a relatively large gain. Other market sectors did not reveal significant trends and did not have a substantial influence on April’s overall negative performance.
     For the second quarter of 2009, the most profitable market sector for the Fund on an overall basis was the grains sector, while the greatest losses resulted from the Fund’s positions in the energy sector.
     Fund results for 1st Quarter 2009:
     In March, global stock indices finished the month with significant gains. On the basis of strong economic indicators, U.S. indices experienced gains of 7.0% to 10.0%, while Korea’s Kospi and the China-based H-Shares experienced gains of 14.2% and 13.7%, respectively. The Fund’s short stock indices positions resulted in losses for the month. Global short-term interest rate futures trended higher during March as the continuous actions of world central banks attempting to combat the recession and reverse deflation provided steady support. The Fund’s long interest rates positions produced gains. The Australian dollar gained 8.2% against the U.S. dollar, while the Brazilian real and New Zealand dollar gained 2.6% and 11.7%, respectively, based on strong relative economic performance bolstered by commodity market strength. The euro added 4.6% against the U.S. dollar and 6.0% against the Japanese yen, while the Norwegian krone rose 4.4% against the U.S. dollar. A relatively large loss resulted from the Fund’s short positions in these foreign currency markets. In March, Australian wheat production estimates grew by 1.4 million tons, while global 2008-09 total wheat production was projected to be a record 684.4 million tons. May corn moved 12.7% higher as rising crude oil and fertilizer prices resulted in the United States Department of Agriculture (“USDA”) shifting production from corn to soybeans. The Fund’s short positions in grain lead to a loss in the sector. May crude oil futures added to February’s late month rebound, rising 6.1%, supported by solid U.S. housing and durable goods orders and a weaker U.S. dollar. A surprisingly dramatic recovery in Chinese demand also provided underlying support. The Fund’s short energy sector positions resulted in losses for the month. Gold ETF holdings posted yet another record high, supporting the market at levels well above $900 per ounce as investors continued to seek protection from currency debasing moves by central bankers. In London, base metals, led by copper and zinc, up 19.7% and 21.4%, respectively, moved sharply higher amid widespread evidence that China is moving to counteract damage to its export-led economic growth by stockpiling industrial metals to use for vast infrastructure projects. These developments produced losses for the Fund’s short positions in the metals sector.
     In February, equities continued their collapse as dark economic clouds hung over global markets. In Asia, major indices lost between 3.0% and 9.0%. The Nikkei Index fell nearly 4.7% amid a startling 84.0% drop in January machine orders (year over year). The Fund’s short positions in stock indices produced gains on the month. Front month U.S. 30 year bond futures finished slightly lower as the unexpected inflation readings and massive debt supply offset the short term inflation outlook. European bonds returned to recent highs as reports showed economic contraction of 1.5% in the 4th quarter, the most in 13 years. Japanese bonds also returned to recent highs as gross domestic product (“GDP”) shrank at a 12.7% annualized rate in the fourth quarter. The Fund’s long positions in the bonds sector produced gains for the month. May soybean futures showed strength early in the month on concern that dry conditions in Argentina would result in significant production losses. Nonetheless, soybeans finished over 10.7% lower as the combination of timely rains and persistent U.S. dollar strength weighed on values. May corn futures finished 8.0% lower despite the dry weather in Argentina leading the USDA to lower world production estimates by 4.6 million tons. The Fund’s short positions in the grains sector resulted in gains for the month. U.S. crude inventories rose to 351.3 million barrels versus 299.8 million barrels in February 2009 despite several rounds of OPEC production cuts. Despite the negative news, April crude managed a late rally of over 20.0% to finish with a loss of 3.3% on the back of a bullish gasoline inventory report. April gasoline futures rallied over 20.0% from its lows to finish 1.3% higher as capacity utilization in the refining sector shrank to 81.4%. April natural gas finished 6.2% lower as supplies stood more than 12.0% above the five-year average. The Fund’s short positions in the energy sector resulted in overall gains for the month.
     In January, negative news sent equities lower around the world. Asian indices finished lower as the Nikkei declined 10.0% due to distressed vehicle sales and industrial production, while Hong Kong’s Hang Seng index fell 8.2% on poor export data. In Europe, falling industrial production and bank sector trouble pressured markets, leading to a 10.2% decline for Germany’s DAX. The Fund’s short positions in the stock indices sector produced gains for the month. World bond markets gave back most of December’s gains as stimulus and bailout package announcements by world governments made bond investors nervous. In Europe, producer prices fell the most in 27 years and consumer inflation reached the lowest in more than 2 years. This data propelled front-month Bund futures to a record high by mid-month, however the market finished near unchanged as the European Central Bank rejected talk of easing to a 0% target rate. The Fund’s long positions in the bonds sector resulted in losses for the month. Crude oil settled near its December low of around $40 per barrel as the market shrugged off a litany of bullish factors, choosing instead to focus on deteriorating demand, growing inventories, and the strong U.S. dollar. March natural gas futures continued trending lower, falling 21.8% as inventories remained plentiful despite below average temperatures throughout the U.S. The Fund’s short positions in the energy sector produced overall gains for the month.
     For the first quarter of 2009, the most profitable market sector was interest rates, while the largest losses resulted from positions in the currency sector.
     2008
     Series A
     Net results for the year ended December 31, 2008 were a gain of 30.00% in net asset value compared to the preceding year. In this period, Series A experienced a net increase in net assets from operations of $13,083,514. This net increase consisted of interest income of $917,244, trading gains of $17,665,180, and total expenses of $5,498,910. Expenses included $813,892 in management fees, $439,942 in ongoing offering expenses, $65,991 in operating expenses, $1,759,767 in selling commissions, $1,786,681 in incentive fees, $615,631 in brokerage commissions, and $17,006 in other expenses. At December 31, 2008, and December 31, 2007, the net asset value per Unit of Series A was $1,932.30 and $1,486.44, respectively.
     Series B
     Net results for the year ended December 31, 2008 were a gain of 46.56% in net asset value compared to the preceding year. In this period, Series B experienced a net gain in net assets from operations of $17,346,271. This net increase consisted of interest income of $792,092, trading gains of $24,927,058, and total expenses of $8,372,879. Expenses included $936,891 in management fees, $506,427 in ongoing offering expenses, $75,964 in operating expenses, $2,025,709 in selling commissions, $3,831,165 in incentive fees, $971,657 in brokerage commissions, and $25,066 in other expenses. At December 31, 2008, and December 31, 2007, the net asset value per Unit of Series B was $2,600.96 and $1,774.69, respectively.

     Fund results for 4th Quarter 2008:
     In December, the world bond market rally continued as U.S. 30-year bond futures and the German Bund traded to record highs. U.S. bonds finished the year exceptionally strong as unemployment reached 6.7%, the highest rate since 1993. European bond futures climbed to record highs as euro zone GDP dropped to 0.6% (year-on-year). Japanese 10-year bond futures finished the year higher as the Tankan Survey showed business sentiment at a 10-year low, forcing the Bank of Japan to lower interest rates to 0.1% as yen appreciation decimated exports. The Fund’s long bond positions produced gains in December. World energy markets endured extreme volatility in 2008. After crude oil futures peaked in July with an intra-day high of $147.27 per barrel, energy markets moved sharply lower for the balance of the year as the credit crisis and high prices quashed demand and sent the world into recession. Crude oil finished down 54.2% on the year as growing inventories and wholesale commodity deleveraging sent buyers to the exits. Heating oil, gasoline, and natural gas followed a similar path. Heating oil peaked with a gain of over 57.0%, only to finish down 46.3%. Gasoline and natural gas futures also finished the year with losses of 59.5% and 25.0%, respectively. Short positions in the energy sector produced gains in December.
     In November, the credit crunch continued to stifle the world banking system and choke off corporate funding, leading to additional layoffs. In Asia, the Taiwan Index lost nearly 9.5% as exports and industrial production collapsed. Australia’s SPI Index fell 7.5% as commodity prices remained depressed. Germany’s DAX led European equities lower, declining 7.8%, as GDP and industrial production sank. The Fund’s short positions in stock indices futures produced gains. World bond markets rose sharply as fears of a protracted global economic recession led to a parallel concern that deflation was establishing itself. The rally continued as U.S. retail sales sustained the largest drop since records began in 1992, declining 2.8%. Front month U.S. 30-year bond futures responded by trading to near a 10 year high as the CPI decreased the greatest amount on record, conveying a steep drop off in inflation. European bonds continued their upward trend with December bond futures reaching a 33 month high. The Fund’s long bond positions resulted in significant gains. Global short-term interest rate futures continued their strong upward trend in November as the economic crisis intensified. Three month Eurodollar futures rallied to over 4-year highs after Treasury Secretary Paulson announced the U.S. would abandon buying soured assets from banks in favor of easing consumer credit. In Europe, three month Euribor futures continued higher as the European Community Bank cut rates by 50 basis points, while stating the possibility of further rate reductions in the near future. Front month three month Euroswiss futures traded to over 3-year highs as the Swiss National Bank stunned the market with a 100 basis points rate cut, their third cut in 6 weeks. The Fund’s long currency positions produced gains in November.
     In October, global equity markets crashed as panic spread amid the realization that the credit crisis would continue to constrain economic growth for the foreseeable future. Equity markets around the world fell between 20.0% and 35.0% as volatility surged to all-time highs. Central banks in Asia, Europe, South America, and the United States responded with interest rate cuts and massive liquidity injections. The Fund’s short positions in stock indices futures resulted in relatively large gains. Global short term interest rate futures experienced a momentous rally in October as recession fears deepened and short term interbank financing froze. The U.S. Federal Reserve cut rates 100 basis points during the month. Central banks throughout Europe and Asia followed suit with aggressive cuts of their own. Front month Euribor and Sterling futures traded to 22 month and 3 year highs, respectively. By month end, the aggressive efforts of central bankers appeared to pay off as LIBOR-OIS narrowed 15 consecutive days to finish at 242 basis points over. The Fund’s long interest rate positions produced gains. Currencies plummeted worldwide in October amid fears of a global depression. The attractiveness of the U.S. dollar as a safe haven during periods of uncertainty helped push the U.S. dollar index to a 2 year high, rising 8.7%. The British pound fell to a 6 year low of below $1.53 when the United Kingdom’s gross domestic product dropped 0.5% in the 3rd quarter, the first contraction since 1992. Australian and Canadian dollar futures plummeted, declining 15.5% and 11.6%, respectively, along with the Brazil real, which declined 13.3%, as commodity driven economies were expected to suffer from declining demand. The Fund gained from its long positions in the U.S. dollar.
     For the fourth quarter of 2008, the most profitable market group overall was the stock indices sector, while the greatest losses were attributable to positions in the grains sector.

     Fund results for 3rd Quarter 2008:
     In September, worldwide stock indices finished the month with significant losses. Major European indices finished 6.0% to 19.0% lower, while the Dow Jones and Nasdaq finished 6.3% and 15.6% lower, respectively. The Fund’s short positions in stock indices produced gains for the month. Energy markets continued to drop from record highs three months prior, finishing the month with steep losses. Despite a short lived rally, crude oil prices finished 13.2% lower on the month, while natural gas and gasoline futures lost 11.0% and 12.6%, respectively. The Fund’s long energy positions resulted in losses for the month.
     In August, U.S. dollar index futures surged 5.5% as the EUR/USD declined 8.5%. Recessionary fears in the United Kingdom led to the GBP/USD’s largest decline in two years, while the Australian dollar declined 8.4%. The Fund’s short positions in the U.S. dollar resulted in a relatively large loss for the month. U.S. dollar gains combined with contracting global demand and record OPEC production contributed to a 7.1% decline in crude oil. Natural gas also declined, finishing 13.8% lower. The Fund’s long positions in the energy sector resulted in losses for the month. Gold dropped to its lowest levels since December, finishing the month 9.4% lower. Silver and platinum also experienced declines, falling 23.7% and 14.8%, respectively. Nickel had a surprise gain of 10.2% as key producers announced plans to cut output. The Fund’s long positions in the metals sector resulted in a relatively large loss. World bond markets traded higher as global economic growth concerns widened. U.S. 30-year bond futures traded to a four month high, while European bond futures rallied as euro zone annual inflation eased to 3.8% and German GDP contracted by 0.8%. The Fund’s long positions in the bonds sector resulted in an overall gain.
     In July, write-offs continued to plague financials as equities endured heavy selling. The U.S. government responded by enacting emergency measures to stabilize the financial system. In the United Kingdom, the FTSE Index finished with a 4.5% loss. The Fund’s short position in stock indices resulted in an overall gain. Agricultural futures gave back nearly all of June’s gains as soybean futures fell 10.8%, corn plummeted 19.7%, and wheat futures fell 8.2% on the month. The Fund’s long positions in the agricultural market resulted in a substantial loss. Energy prices fell sharply in July due to a reduction in geopolitical hostilities and further evidence of overall reductions in global demand. Both crude oil and gas futures experienced greater than 10.0% declines. Natural gas plummeted over 30.0% due to inventory gains. The Fund’s long positions in the energy sector resulted in significant losses. Gold ultimately finished 1.5% lower after an initial rally in the first half of July. Platinum also fell over 15.0%, a result of significant declines in U.S. auto sales. The Fund’s long positions in the metals sector produced an overall loss.
     For the third quarter of 2008, the most profitable market group overall was stock indices while the largest losses resulted from positions in the energy sector.
     Fund results for 2nd Quarter 2008:
     In June, equity markets declined around the globe due to slowing growth and rising unemployment and commodity prices. Short positions in equity markets produced significant gains. Severe flooding in the U.S. caused significant delays in the grain planting process, sending prices soaring. Long positions in the agricultural sector resulted in an overall gain. World energy markets remained elevated as geopolitical concerns kept oil supply uncertainty high. Crude oil finished with a 9.8% gain. Long positions in the energy sector resulted in overall gains. Other market sectors, relative to the sectors mentioned above, did not reveal significant trends and did not have any major influence on June’s positive performance.
     In May, some foreign currencies approached all time highs. Long positions in foreign currencies resulted in an overall gain for this sector. World energy markets continued their historic advances in May as crude oil finished 12.9% higher. Heating oil, gasoline, and natural gas all rose sharply as declining margins continued to result in insufficient distillate fuel production. Long positions in this sector resulted in a substantial gain. Other market sectors, relative to the sectors mentioned above, did not reveal significant trends and did not have any major influence on May’s overall positive performance.
     In April, world bond markets moved lower as growing inflation readings added to late March’s weakness. U.S. bonds rallied early in the month before values moved lower as consumer prices rose due to higher fuel and food costs. Long positions in this market sector resulted in a loss. World energy markets traded higher in April as oil futures moved 12.3%, reaching all time highs. The ongoing weakness of the U.S. dollar provided early support, while strong demand from developing nations, bullish domestic inventory reports, and continued geopolitical concerns provided support throughout the month. Long positions led to an overall gain in the energy sector. Other market sectors, relative to the bond and energy sector, did not reveal significant trends and did not have a major influence on April’s slightly negative performance.
     For the second quarter of 2008, the most profitable market sector for the Fund on an overall basis was the energy sector, while the greatest losses resulted from the Fund’s positions in the bonds sector.
     Fund results for 1st Quarter 2008:
     In March, long positions in world bond markets resulted in a gain. Long positions in the currencies markets resulted in a relatively large gain. The U.S. dollar’s historic decline accelerated against most world currencies in March. Long positions in the currencies markets resulted in a relatively large gain. Long positions in the agricultural markets led to an overall loss for the agricultural sector. Crude oil rose to record highs with long positions producing gains in the energy sector. Although gold touched record highs well above $1,000 per ounce, the precious metals markets reversed. Long positions in the metals sector resulted in a relatively large loss. Other market sectors, relative to the sectors mentioned above, did not reveal significant trends and did not have a significant influence on March’s overall positive performance.
     In February, wheat and corn futures posted record highs, with soybeans futures also surging. Long positions in this sector produced considerable gains. Crude oil futures moved to record highs over $100 in February, extending a long-standing bull run. A relatively large gain resulted from energy sector long positions. Gold and platinum futures rose to record highs in February and silver reached a 28-year high resulting in significant gains from long positions in the metals sector. A mix of long and short positions produced overall gains in agricultural markets. Other market sectors did not reveal significant trends and did not have a major influence on February’s positive overall performance.
     Crude oil futures opened January near all-time highs, but the market moved lower as the month progressed. Long positions in the energy markets resulted in relatively large losses for the sector. Gold and platinum futures traded at all-time highs, silver traded at its highest level since January 1981, and copper rose, resulting in gains in the metal sector. Other market sectors, relative to the energies and metals, did not reveal significant trends and did not have a major influence on January’s overall negative performance.
Off-Balance Sheet Risk
     The term “off-balance sheet risk” refers to an unrecorded potential liability that, even though it does not appear on the balance sheet, may result in a future obligation or loss. The Fund trades in futures and forward contracts and is therefore a party to financial instruments with elements of off-balance sheet market and credit risk. In entering into these contracts, there exists a market risk that such contracts may be significantly influenced by conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the futures interests positions of the Fund at the same time, and if Superfund Capital Management was unable to offset such positions, the Fund could experience substantial losses. Superfund Capital Management attempts to minimize market risk through real-time monitoring of open positions, diversification of the portfolio and maintenance of a margin-to-equity ratio in all but extreme instances not greater than 60%.
     In addition to market risk, in entering into futures and forward contracts there is a credit risk that a counterparty will not be able to meet its obligations to the Fund. The counterparty for futures contracts traded in the United States and on most foreign exchanges is the clearinghouse associated with such exchange. In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the non-performance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members, like some foreign exchanges, it is normally backed by a consortium of banks or other financial institutions.

Off-Balance Sheet Arrangements
     The Fund does not engage in off-balance sheet arrangements.
Contractual Obligations
     The Fund does not enter into contractual obligations or commercial commitments to make future payments of a type that would be typical for an operating company. The Fund’s sole business is trading futures, currency, forward and certain swap contracts, both long (contracts to buy) and short (contacts to sell). All such contracts are settled by offset, not delivery. Substantially all such contracts are for settlement within four months of the trade date and substantially all such contracts are held by the Fund for less than four months before being offset or rolled over into new contracts with similar maturities. The Financial Statements of Series A and Series B each present a Condensed Schedule of Investments setting forth net unrealized appreciation (depreciation) of such Series’ open futures and other contracts at March 31, 2010, and December 31, 2009.
Critical Accounting Policies — Valuation of the Fund’s Positions
     Superfund Capital Management believes that the accounting policies that will be most critical to the Fund’s financial condition and results of operations relate to the valuation of the Fund’s positions. The Fund uses the amortized cost method for valuing U.S. Treasury Bills, accordingly, the cost of securities plus accreted discount, or minus amortized premium, approximates fair value. The majority of the Fund’s positions will be exchange-traded futures contracts, which will be valued daily at settlement prices published by the exchanges. Any spot and forward foreign currency or swap contracts held by the Fund will also be valued at published daily settlement prices or at dealers’ quotes. Thus, Superfund Capital Management expects that under normal circumstances substantially all of the Fund’s assets will be valued on a daily basis using objective measures.
Recently Issued Accounting Pronouncements
ASU 2010-06
     In January 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2010-06, Improving Disclosures about Fair Value Measurements (“ASU 2010-06”), which amends the disclosure requirements of ASC 820, Fair Value Measurements and Disclosures (“ASC 820”), and requires new disclosures regarding transfers in and out of Level 1 and 2 categories, as well as requires entities to separately present purchases, sales, issuances, and settlements in their reconciliation of Level 3 fair value measurements (i.e. to present such items on a gross basis rather than on a net basis), and which clarifies existing disclosure requirements provided by ASC 820 regarding the level of disaggregation and the inputs and valuation techniques used to measure fair value for measurements that fall within either Level 2 or Level 3 of the fair value hierarchy. ASU 2010-06 is effective for interim and annual periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements (which are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years). The Fund has adopted ASU 2010-06 effective for reporting periods beginning after December 15, 2009. The adoption of ASU 2010-06 did not have any impact on the Fund’s results of operations, financial condition or cash flows, as the Fund has not had any transfers in or out of Level 1 and 2 categories, nor does it hold level 3 assets or liabilities.
CONFLICTS OF INTEREST
     Superfund Capital Management has not established any formal procedures to resolve the conflicts of interest described below. You should be aware that no such procedures have been established, and that, consequently, you will be dependent on the good faith of the respective parties subject to such conflicts to resolve such conflicts equitably. Although Superfund Capital Management will attempt to resolve conflicts in good faith, there can be no assurance that these conflicts will not, in fact, result in losses for the Fund.

     Superfund Capital Management
     Conflicts exist between Superfund Capital Management’s interests in and its responsibilities to each Series. The conflicts are inherent in Superfund Capital Management acting as general partner and as trading advisor to each Series. These conflicts and the potential detriments to the Limited Partners are described below. Superfund Capital Management’s selection of itself as trading advisor was not objective because it is also the general partner of the Fund and the general partner associated with each Series. Investors must recognize that Superfund Capital Management has established the Fund as an investment product to be managed by Superfund Capital Management implementing Superfund proprietary trading systems, and that it will not replace itself as the trading advisor even if doing so would be beneficial to the Fund. The advisory relationship between each Series and Superfund Capital Management, including the fee arrangement, was not negotiated at arm’s length, and the performance fee arrangement between the Fund and Superfund Capital Management may create an incentive for Superfund Capital Management to make trading decisions (or implement the Superfund proprietary trading system) in a manner that is more speculative or subject to a greater degree of loss than would be the case if no such arrangement existed. Investors should note, however, that Superfund Capital Management believes that the fee arrangements are fair and competitive with compensation arrangements in pools involving independent general partners and advisors. Superfund Capital Management will review its compensation terms annually to determine whether such terms continue to be competitive with other pools for similar services and will lower such fees if it concludes, in good faith, that its fees are no longer competitive.
     Superfund Capital Management’s principals do not devote their time exclusively to each Series. Superfund Capital Management (or its principals or affiliates) may or do currently act as general partner to other commodity pools and trading advisor to other accounts which may compete with each Series for Superfund Capital Management’s services. Thus, Superfund Capital Management (or its principals or affiliates) could have a conflict between its responsibilities to each Series and to those other pools and accounts. Superfund Capital Management believes that it has sufficient resources to discharge its responsibilities in this regard in a fair manner. Superfund Capital Management (or its principals or affiliates) may receive higher advisory fees from some of those other accounts than it receives from each Series. Superfund Capital Management and its affiliates, however, trade all accounts in a substantially similar manner, given the differences in size and timing of the capital additions and withdrawals.
     In addition, Superfund Capital Management may find that futures positions established for the benefit of each Series, when aggregated with positions in other accounts of Superfund Capital Management (or its principals or affiliates) approach the speculative position limits in a particular commodity. Superfund Capital Management may decide to address this situation either by liquidating each Series’ positions in that futures contract and reapportioning the portfolio in other contracts or by trading contracts in other markets which do not have restrictive limits. Any principal of Superfund Capital Management may trade futures and related contracts for its own account. Trading records for any proprietary trading are not available for review by clients or investors. Employees of Superfund Capital Management are prohibited from trading futures and related contracts for their own accounts.
     A conflict of interest exists if proprietary trades are executed and cleared at more favorable rates than trades cleared on behalf of each Series. A potential conflict also may occur when Superfund Capital Management or its principals trade their proprietary accounts more aggressively, or take positions in proprietary accounts which are opposite, or ahead of, the positions taken by each Series.
     Superfund Asset Management
     Superfund Asset Management, an affiliate of Superfund Capital Management, serves as an introducing broker for the Fund and, as such, receives a portion of the round turn futures trading commissions paid by each Series. The affiliation between Superfund Asset Management and Superfund Capital Management gives rise to a conflict of interest in that Superfund Capital Management may have an incentive to trade more frequently than it otherwise might absent the affiliation in order to generate commission income for its affiliate, and the round turn brokerage commission paid by each Series to Superfund Asset Management was not negotiated at arm’s length. For purposes of evaluating this conflict of interest, Limited Partners may assume that Superfund Asset Management may receive up to the full amount of the round turn futures trading commissions paid by each Series. Nevertheless, Superfund Capital Management does not intend to initiate trades for the Series other than the trades indicated by

Superfund’s systematic, non-discretionary automated trading system and in accordance with its money management filters defining the maximum open risk per position taken. If the Superfund trading systems are proposed to be changed in a manner that Superfund Capital Management reasonably believes will cause the average annual trading volume to materially exceed 2,700 (Series A) and 3,850 (Series B) round-turn trades per year per million dollars in such Series, Superfund Capital Management will give the Limited Partners not less than 15 business days notice prior to implementing any such change and will not implement such change until after a month-end has passed since giving such notice. Since Superfund Capital Management is responsible for selecting brokers for each Series, Superfund Capital Management is unlikely to select a different introducing broker, or dismiss Superfund Asset Management, even if doing so is in the best interests of the Series.
     The Clearing Brokers
     The clearing brokers, currently ADM Investor Services, Inc. (“ADMIS”), Barclays Capital Inc. (“BCI”), and Rosenthal Collins Group, L.L.C. (“RCG”) and the affiliates and personnel of such entities, may trade futures and forward contracts for their own accounts. This trading could give rise to conflicts of interest with each Series. The clearing brokers also may serve as brokers for other commodity pools, which could give rise to conflicts of interest between their responsibility to each Series and to those pools and clients. Any clearing broker that is also a selling agent of each Series could give rise to conflicts of interest because its compensation in each role is based on the net asset value of Units outstanding. Further, in making recommendations to redeem or purchase additional Units, employees of the clearing brokers may have a conflict of interest between acting in the best interest of their clients and assuring continued compensation to their employer.
     The Selling Agents
     The selling agents, including Superfund USA, an affiliate of Superfund Capital Management, receive substantial selling commissions on the sale of Units. Consequently the selling agents have a conflict of interest in advising their clients whether to invest in the Units. The selling agents receive initial selling commissions and ongoing selling commissions based on Units sold by them pursuant to this Prospectus equal to, in the aggregate, up to 10% of the gross offering proceeds for each Unit (which is equal to $52,618,318.20 out of the $526,183,182 in Units registered in this offering). Consequently, until this maximum cumulative selling commission limit is reached, the selling agents have a disincentive to advise clients to redeem their Units even if doing so is in such clients’ best interests.
     Fiduciary Duty and Remedies
     Subject to the provisions of the Partnership Agreement, a prospective investor should be aware that Superfund Capital Management, as general partner of a Series, has a responsibility to Limited Partners of that Series to exercise good faith and fairness in all dealings affecting such Series. The Partnership Agreement provisions limiting this responsibility are summarized below under “Indemnification and Standard of Liability.” The fiduciary responsibility of a general partner to the Limited Partners is a developing and changing area of the law and Limited Partners who have questions concerning the duties of Superfund Capital Management as general partner should consult with their counsel. In the event that a Limited Partner of a Series believes that Superfund Capital Management has violated its fiduciary duty to the Limited Partners of such Series, he may seek legal relief individually or on behalf of such Series under applicable laws, including under the Act and under commodities laws, to recover damages from or require an accounting by Superfund Capital Management. The Partnership Agreement is governed by Delaware law and any breach of Superfund Capital Management’s fiduciary duty under the Partnership Agreement will generally be governed by Delaware law.
     The Partnership Agreement does not limit Superfund Capital Management’s fiduciary obligations under Delaware or common law; however, Superfund Capital Management may assert as a defense to claims of breach of fiduciary duty that the conflicts of interest and fees payable to Superfund Capital Management have been disclosed in this Prospectus. Limited Partners may also have the right, subject to applicable procedural and jurisdictional requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Limited Partners who have suffered losses in connection with the purchase or sale of the Units may be able to recover such losses from Superfund Capital Management where the losses result from a violation by Superfund Capital Management of the federal securities laws. State securities laws may also provide certain remedies to Limited Partners. Limited Partners should be aware that performance by Superfund Capital Management of its fiduciary duty to each Series is measured by the terms of the Partnership Agreement as well as applicable law. Limited Partners are afforded certain rights to institute reparations proceedings under the Commodity Exchange Act for violations of the Commodity Exchange Act or of any rule, regulation or order of the CFTC by Superfund Capital Management.
     Indemnification and Standard of Liability
     Superfund Capital Management and its controlling persons may not be liable to each Series or any Limited Partner for errors in judgment or other acts or omissions not amounting to misconduct or negligence, as a consequence of the indemnification and exculpatory provisions described in the following paragraph. Purchasers of Units may have more limited rights of action than they would absent such provisions.
     The Partnership Agreement provides that Superfund Capital Management and its controlling persons shall not have any liability to each Series or to any Limited Partner for any loss suffered by such Series which arises out of any action or inaction if Superfund Capital Management, in good faith, determined that such course of conduct was in the best interests of such Series and such course of conduct did not constitute negligence or misconduct of Superfund Capital Management. Each Series has agreed to indemnify Superfund Capital Management and its controlling persons against claims, losses or liabilities based on their conduct relating to such Series, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute negligence or misconduct or breach of any fiduciary obligation to such Series and was done in good faith and in a manner which Superfund Capital Management, in good faith, determined to be in the best interests of such Series. Controlling persons of Superfund Capital Management are entitled to indemnity only for losses resulting from claims against such controlling persons due solely to their relationship with Superfund Capital Management or for losses incurred in performing the duties of Superfund Capital Management. See Section 17 of the Partnership Agreement, included as Exhibit A to this Prospectus. Each Series will not indemnify Superfund Capital Management or its controlling persons for any liability arising from securities law violations in connection with the offering of the Units of such Series unless Superfund Capital Management or its controlling persons prevails on the merits or obtains a court approved settlement (in accordance with Section 17 of the Partnership Agreement). The position of the SEC is that any such indemnification is contrary to the federal securities laws and therefore unenforceable.
CHARGES TO EACH SERIES
     The following list of fees and expenses includes all compensation, fees, profits and other benefits (including reimbursement of out-of-pocket expenses) which Superfund Capital Management, the selling agents, the clearing brokers and the affiliates of those parties may earn or receive in connection with the offering and operation of each Series. Prospective investors should refer to the Breakeven Analysis for each Series starting on page 6 for an estimate of the break-even amount that is required for an investor to recoup such fees and expenses, or “break even” in the first year of trading.
Charges to be Paid by Each Series

Recipient	Nature of Payment	Amount of Payment
Superfund Capital Management	Management Fee	1/12 of 1.85% of month-end net asset value (a 1.85% annual rate).

Superfund Capital Management	Performance Fee	25% of new appreciation (described below), if any, excluding interest income, on a monthly basis.

Superfund Asset Management and clearing and executing futures brokers	Round-Turn Commodity Brokerage	$12 per round-turn futures transaction plus applicable regulatory and exchange fees where commissions and margin are denominated in U.S. dollars. Approximately $12 per round-turn futures transaction for certain non-U.S. futures contracts, as described below.

Recipient	Nature of Payment	Amount of Payment
Superfund USA and additional selling agents	Selling Compensation	1/12 of 4% of month-end net asset value (a 4% annual rate) of the Series A and Series B Units; provided, however, that the maximum selling compensation paid shall not exceed 10% of the aggregate gross offering proceeds of all Units sold pursuant to this offering, as described below. Superfund USA may pay all or a portion of the sales compensation it receives to additional selling agents assisting with the placement of the Units.

Superfund Capital Management and others	Operating and Ongoing Offering Expenses	Expenses, such as legal, auditing, accounting, escrow, printing, mailing and filing costs, including fees and expenses of SS&C Fund Services (“SS&C”) or other administrator providing administration services to the Fund. Ongoing offering expenses will not exceed 0.3542% of the gross offering proceeds of the Units. Operating expenses are charged at a fixed rate of 1/12 of 0.15% of month-end net assets (0.15% annually). Superfund Capital Management will assume liability for the ongoing offering and operating expenses, when considered together, in excess of 1.15% of average month-end net assets per year of each Series.
     Management Fee
     Each Series will pay Superfund Capital Management a monthly management fee equal to one-twelfth of 1.85% (1.85% annually) of the month-end net asset value of such Series. This fee will be paid to Superfund Capital Management for providing ongoing advisory services and is payable regardless of whether or not the Series are profitable.
     Performance Fee
     Each Series will pay Superfund Capital Management a monthly performance fee equal to 25% of the new appreciation (if any) in the net asset value of each Series. “New appreciation” means the total increase in net asset value of a Series from the end of the last period for which a performance fee was earned by Superfund Capital Management, after adjusting for subscriptions and redemptions, excluding interest income. New appreciation is not reduced by extraordinary expenses, if any, or by the performance fee itself. That is, Superfund Capital Management does not have to earn back the performance fee previously paid in order to generate new appreciation. If a performance fee payment is made by a Series, and that Series thereafter incurs net trading losses, Superfund Capital Management will retain the amount previously paid. Thus, Superfund Capital Management may be paid a performance fee during a year in which a Series incurred net losses. Trading losses will be carried forward and no further performance fees may be paid until the prior trading losses have been recovered; however, redemption of Units will result in a proportional decrease in any such trading loss carryforward.
     For example, assume a Series paid a performance fee at the end of the first month of 2010 and assume that such Series recognized trading profits (net of all brokerage fees, management fees, and operating and offering expenses but excluding interest income) of $200,000 during the second month of 2010. The new appreciation for the month would be $200,000 and Superfund Capital Management’s performance fee would be $50,000 (0.25 × $200,000). Alternatively, assume that such Series paid a performance fee at the end of the eleventh month of 2009 but did not pay a performance fee at the end of the twelfth month of 2009 because it had trading losses of $100,000. If such Series recognized trading profits of $200,000 at the end of the first month of 2010, the new appreciation (before interest earned) for the month would be $100,000 ($200,000 – $100,000 loss carry forward) and Superfund

Capital Management’s performance fee would be $25,000 (0.25 × $100,000). Please note that this simplified example assumes that no Limited Partners of such Series have added or redeemed Units within such Series during this sample time frame. Such capital changes require that the calculation be determined on a “per Unit” per Series basis. If the net asset value per Unit within a Series at the time when a particular investor acquires Units is lower than the net asset value per Unit within a Series as of the end of the most recent prior calendar month for which a performance fee was payable (due to losses incurred between such month-end and the subscription date), such Units might experience a substantial increase in value after the subscription date yet pay no performance fee as of the next calendar month-end because such Series as a whole has not experienced new appreciation. If a performance fee accrual is in effect at the time when particular Units are purchased (due to gains achieved prior to the applicable subscription day), the net asset value per Unit reflects such accrual. In the event the net asset value of a Series declines after the subscription date, the incentive fee accrual is “reversed” and such reversal is credited to all Units within such Series equally, including the Units which were purchased at a net asset value per Unit which fully reflected such accrual.
     Ongoing Offering Expenses
     Each Series will pay a monthly fee up to one twelfth of 1% (1% annually) of the month-end net asset value of that Series for ongoing offering expenses incurred in connection with the offering of the Units, not to exceed the actual amount of such expenses. The ongoing offering costs which the Series will incur are legal costs associated with updating this Prospectus, escrow fees, Blue Sky filing fees and printing and postage costs associated with producing and mailing copies of the Prospectus. The ongoing offering costs will not exceed 0.3542% of the gross offering proceeds of the Units. When added to sales commissions discussed herein, the “organization and offering expenses” of the Fund, as defined by FINRA Rule 2310, will not exceed 10.3542% of the gross offering proceeds of the Units.
     Operating Expenses
     Each Series bears its operating expenses at a fixed rate of 1/12 of 0.15% of month-end net assets (0.15% annually), not to exceed the amount of actual expense incurred. The Fund’s operating costs include certain legal, auditing, accounting, administration and printing and postage costs relating to the day-to-day operations of the Fund, and are distinct from the Fund’s ongoing offering costs described above. Indirect operating expenses in connection with the administration of the Fund, such as salaries, rent, travel and overhead of Superfund Capital Management are borne by Superfund Capital Management, not the Fund or either Series.
     Round-Turn Brokerage Commissions
     Each Series will be charged brokerage fees of $12.00 per round turn futures transaction plus applicable regulatory and exchange fees where brokerage commissions are charged in U.S. dollars. Brokerage commissions for certain foreign futures contracts to be traded by the Fund are charged in currencies other than the U.S. dollar. Commission rates for brokerage commissions charged in foreign currencies will be reset on the first business day of each calendar month to the foreign currency equivalent of $12.00 based on the then current U.S. dollar exchange rate for the applicable foreign currencies. Daily fluctuations in foreign currency exchange rates will, however, cause the actual commissions charged to the Fund for certain foreign futures contracts to be more or less than $12.00 per round-turn. The round-turn transaction fee for purchases and sales of foreign currency over-the-counter spot and forward transactions in each Series with an equivalent value of one hundred thousand dollars will likewise be charged at $12.00 per round-turn transaction. A portion of the Fund’s brokerage fees will be paid to the clearing brokers for execution and clearing costs and the balance will be paid to Superfund Asset Management, which serves as introducing broker for each Series. Assuming 1,667 round turn transactions per year per million dollars in Series A, and 2,500 round-turn transactions per year per million dollars in Series B, brokerage commissions are estimated at 2.00% (Series A) and 3.00% (Series B) annually of average annual net assets. The preceding assumptions are based on the average number of round-turn transactions per million dollars per year over the last three years traded on behalf of the Series, the anticipated average risk capital of each Series that will be allocated to the Fund’s short-term systematic, technical trading strategy and the experience of an affiliate of Superfund Capital Management with implementing that short-term strategy on behalf of an account managed by such affiliate. The Partnership Agreement provides that brokerage commission costs to be borne by the Fund shall not exceed 5% (Series A) and 7% (Series B) annually of the average annual net assets of the Series.

          “Bid-Ask” Spreads
          Currency dealers trade with a spread between the price at which they are prepared to buy or sell a particular currency. These “bid-ask” spreads are not a quantifiable expense of the Series but do represent a profit margin to the dealer for making a market in the currency. Superfund Capital Management cannot quantify the amount of dealer profit that is embedded in a price quoted by a dealer but does believe that the Fund will effect currency transactions at prevailing market prices. Dealer profit from the Series’ currency trading may, over time, be substantial.
          Sales Compensation
          Each Series will pay Superfund USA a selling commission of up to 10% of the gross offering proceeds of the Units by paying 4% of the average month-end net asset value of each outstanding Unit in monthly installments of 1/12 of 4% of the month-end net asset value of such Units. Thus, Units are charged a commission of 4% of the average month-end net asset value per Unit in the initial year after purchase. Units are charged additional selling commissions of 4% per annum of the average month-end net asset value per Unit thereafter; provided, however, that the maximum cumulative selling commission per Unit is limited to 10% of the gross offering proceeds for such Unit (maximum of $52,618,318.20 in respect of the $526,183,182 in Units registered in this offering). Superfund USA may retain additional selling agents to assist with the placement of the Units and will pay all or a portion of the annual selling commission it receives in respect of the Units sold by the additional selling agents to the additional selling agents effecting the sales.
          Units held by the following types of investors are not subject to selling commissions: (i) investors participating in selling agent asset-based or fixed-fee investment programs or a registered investment adviser’s asset-based fee or fixed fee advisory program through which an investment adviser recommends a portfolio allocation to the Fund and for which Superfund USA serves as selling agent, (ii) investors who are commodity pools operated by commodity pool operators registered as such with the NFA for which Superfund USA serves as selling agent, and (iii) investors who have paid the maximum selling commission on their Units.
          If a Limited Partner’s Units are not subject to the selling commissions described above, as of the end of each month, the Limited Partner’s Units will be charged, as a Fund bookkeeping entry only, the same 1/12 of the 4% annual selling commission as other investors. However, the amount of that charge will not be taken from the Fund or paid to any person and, as of the beginning of the next month, that charge will be reversed and the Fund will issue that Limited Partner additional Units, calculated to three decimal places, at the then current Unit net asset value. Accordingly, the net asset value of that Limited Partner’s investment in the Fund will reflect the inapplicability of the annual selling commission to the Limited Partner’s Units and a somewhat higher performance fee, if applicable, as a result of the Limited Partner’s Units not paying the annual selling commission. The Fund will use this bookkeeping procedure and the issuance of additional Units to maintain a uniform net asset value across all Units.
USE OF PROCEEDS
          The entire offering proceeds received from subscription for each Series will be credited to such Series’ bank and brokerage accounts for the purpose of engaging in trading activities and as reserves for that trading. Continuing fees and expenses such as operating and management will also be paid from funds in these accounts. Each Series meets its margin requirements by depositing U.S. government securities and cash, which is held in interest bearing accounts, with the clearing brokers. In this way, substantially all (i.e., 95% or more) of each Series’ assets, whether used as margin for trading purposes or as reserves for such trading, can be invested in U.S. government securities or interest bearing accounts. Investors should note that maintenance of each Series’ assets in U.S. government securities and banks does not reduce the risk of loss from trading futures and forward contracts. Each Series receives all interest earned on its assets. Up to 60% of each Series’ assets will be committed as margin for futures contracts and held by the clearing broker, although the amount committed may vary significantly. Such assets are maintained in segregated accounts with the clearing broker pursuant to the Commodity Exchange Act and regulations thereunder. The remaining Series assets will normally be invested in U.S. Treasury Bills. Each Series’ assets are not and will not be, directly or indirectly, commingled with the property of any other Series, or any other person by Superfund Capital Management nor invested with or loaned to Superfund Capital Management or any affiliated entities.

THE CLEARING BROKERS; ADMINISTRATION
ADM Investor Services, Inc.
          ADMIS is a registered futures commission merchant and is a member of the NFA. Its main office is located at 141 West Jackson Blvd., Suite 1600A, Chicago, Illinois 60604. In the normal course of its business, ADMIS is involved in various legal actions incidental to its commodities business. None of these actions are expected either individually or in aggregate to have a material adverse impact on ADMIS.
          Neither ADMIS nor any of its principals have been the subject of any material administrative, civil or criminal actions within the past five years, except the CFTC Order entered on March 26, 2009. In this order, the CFTC finds that during 2002 to 2004, ADMIS lacked adequate procedures concerning post execution allocation of bunched orders and that it allowed an account manager to carry out post execution allocations from one or more days after the day the trades were executed and that it failed to maintain certain records to identify orders subject to post execution allocation. The order imposes a remedial sanction of $200,000 and requires ADMIS to implement enhanced procedures for post execution allocation of trades.
Barclays Capital Inc.
          BCI is a registered securities broker-dealer and futures commission merchant. Its business address is 200 Park Avenue, New York, New York 10166. BCI is involved in a number of judicial and arbitration matters arising in connection with the conduct of its business, including some proceedings relating to the collapse of Enron. BCI’s management believes, based on currently available information, that the results of such proceedings will not have a significant adverse effect on BCI’s financial condition. There have been no other administrative civil or criminal actions, whether pending or concluded, against BCI within the last five years that would be considered to be material as defined in regulations under the Commodity Exchange Act.
Rosenthal Collins Group, L.L.C.
          RCG, a successor entity to firms dating back to 1923, is an Illinois limited liability company with its principal offices at 216 West Jackson Boulevard, Chicago, Illinois 60606. It is a registered futures commission merchant and a member of the NFA. As is the case with similar securities and futures and derivatives organizations, RCG, a futures brokerage firm having a number of branch offices, introducing brokers and customers, and its principals, are from time to time engaged in various lawsuits and administrative proceedings with customers and regulatory authorities incidental to conducting business as a futures and derivatives broker. Some matters are settled, a material number are resolved in favor of RCG and some customer complaints are resolved in favor of customers and regulatory authorities. In the opinion of management of RCG, the amounts in controversy relative to the capital of RCG have not been material. Moreover, as a matter of policy, RCG vigorously defends all proceedings against it and its principals and in proceedings currently pending, RCG believes it has meritorious defenses.
          In August 2005, RCG, without admitting or denying any of the allegations or findings, settled a matter with the Chicago Mercantile Exchange (the “Exchange”) in which the Exchange found that RCG violated Exchange Rule 958 (a major offense) by not adequately supervising a branch manager, which allowed the branch manager to accumulate positions in excess of speculative position limits. The Exchange also found that RCG violated Exchange Rule 536 (a minor offense) when RCG’s employees at the branch office under the same branch manager entered orders without readily identifying the specific accounts, that RCG’s floor personnel accepted such orders, and RCG’s office personnel accepted account information after the order was placed. RCG settled the matter by paying the Exchange a penalty of $175,000, terminating the specific branch manager in question (RCG also closed the branch office), and engaging an independent auditor to review RCG’s order handling procedures (the results of which were provided to the Exchange).
          On August 26, 2008 without admitting or denying the findings, RCG settled a CFTC administrative action alleging that it failed to diligently supervise certain of its New York City branch office employees in the handling of certain payments to third parties from a customer’s account, made or delivered at the customer’s direction but against company policy. In connection with the settlement, RCG paid a civil monetary penalty of $310,000 and agreed to augment its supervision of its own policy and procedures for reviewing and approving disbursements to third parties from customer accounts.
          On December 28, 2009 without admitting or denying the findings, RCG settled a matter with the Chicago Board of Trade (“CBOT”) in which CBOT found that RCG violated CBOT Rules 1102F and 538 when on September 12, 2008 a RCG customer held a short September 2008 Soybean futures position beyond the contract’s expiration. At that time, there was a severe shortage of deliverable soybeans in the cash market, and RCG neither owned, nor was able to obtain, shipping certificates that would have allowed RCG to meet the delivery requirements until one day after the delivery due date utilizing a “transitory” exchange-for-physicals transaction. RCG cooperated with CBOT staff and settled the matter by paying CBOT a penalty of $250,000 and by implementing enhanced procedural safeguards concerning customer positions at the expiration times of futures contracts.
          RCG, its principals and its predecessor companies have not been parties to any criminal action during the past ten years or at any other time. Moreover, there have been no administrative or civil actions, which management of RCG considers material, taken or concluded against RCG, its principals and its predecessor companies within the ten years preceding the date of this Prospectus, and there are none pending or on appeal.

          Superfund Capital Management is not obligated to continue to use the clearing brokers identified above and may select others or additional dealers and counterparties in the future, provided Superfund Capital Management believes that their service and pricing are competitive.
          No broker may pay directly or indirectly, rebates or give-ups to any trading advisor or manager or to Superfund Capital Management or any of their respective affiliates in respect of sales of Units; and such prohibitions may not be circumvented by any reciprocal business arrangements.
The Administrator
          SS&C Fund Services was appointed as the Fund’s administrator effective August 1, 2010. Pursuant to a Fund Administration Services Agreement entered into by and among the Fund, Superfund Capital Management and SS&C (the “Administration Agreement”), SS&C will be responsible for, among other things: (i) Fund accounting services, including the preparation and maintenance of the Fund’s accounting books and records; (ii) accounting services with respect to investor services, including the preparation and distribution of investor statements; (iii) financial reporting, including the preparation of financial statements to be included in the Fund’s Forms 10-Q and 10-K; and (iv) tax services.
          The Administration Agreement provides that SS&C shall not be liable to a Series for any acts or omissions in connection with the services rendered to such Series under such agreement in the absence of gross negligence, bad faith, fraud, dishonesty, or willful misconduct. In addition, the Fund has agreed to indemnify SS&C from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, claims, demands suits, costs, expenses or disbursements (a “Claim”) which may be imposed upon, incurred by or asserted against them arising in connection with the provision of services under the Administration Agreement provided that any such Claim does not arise out of or is not connected to SS&C’s material breach of the Administration Agreement or SS&C’s gross negligence, bad faith, fraud, dishonesty, or willful misconduct. The Administration Agreement will automatically renew at the end of each calendar year for successive one year terms unless either party provides the other with written notice of termination at least sixty days prior to the end of any renewal term.
          SS&C is a business unit of SS& C Technologies, Inc., a Delaware corporation. Its principal place of business is 80 Lamberton Road, Windsor, Connecticut 06095.

DISTRIBUTIONS AND REDEMPTIONS
Distributions
          Each Series is not required to make any distributions to Limited Partners. While each Series has the authority to make such distributions, Superfund Capital Management does not intend to cause either Series to do so in the foreseeable future. Superfund Capital Management believes that distributions of Fund assets are not necessary since Limited Partners may redeem any or all of their Units at the then current net asset value per Unit on a periodic basis. The amount and timing of future distributions is uncertain. Because of the potential volatility of the futures and forward contract markets, especially in the short-term, each Series is recommended for those seeking a medium- to long-term investment (i.e., three to five years). If each Series realizes profits for any fiscal year, such profits generally will constitute taxable income to the Limited Partners of such Series in accordance with their respective investments in such Series whether or not cash or other property has been distributed to Limited Partners. Any distributions, if made by a Series, may be inadequate to cover such taxes payable by the Limited Partners of such Series.
Redemptions
          A Limited Partner of a Series may request any or all of his investment in such Series be redeemed by such Series at the net asset value per Unit within such Series as of the end of the month, subject to a minimum redemption of $1,000 and subject further to such Limited Partner having an investment in such Series, after giving effect to the requested redemption, at least equal to the minimum initial investment amount of $5,000. Limited Partners must transmit a written request of such redemption to Superfund Capital Management not less than five business days prior to the end of the month (or such shorter period as permitted by Superfund Capital Management) as of which redemption is to be effective. The request for redemption must specify the dollar amount for which redemption is sought. If the net asset value per Unit within a Series as of the end of any business day declines by 50% or more from either the prior year-end or the prior month-end Unit value of such Series, Superfund Capital Management will suspend trading activities, notify all Limited Partners within such Series of the relevant facts within seven business days and declare a special redemption period. Redemptions will generally be paid within 20 days after the date of redemption. However, in special circumstances, including, but not limited to, inability to liquidate dealers’ positions as of a redemption date or default or delay in payments due to each Series from clearing brokers, banks or other persons or entities, each Series may in turn delay payment to persons requesting redemption of the proportionate part of the net assets of each Series represented by the sums that are the subject of such default or delay. No such delays have been imposed to date by any pool sponsored by Superfund Capital Management. The federal income tax aspects of redemptions are described under “Federal Income Tax Aspects.”
          A Limited Partner may exchange his or her investment in one Series for an investment in the other Series by simultaneously redeeming his or her Units in one Series and subscribing for new Units in the other Series at the then current net asset values of each Series.
Net Asset Value
          The net asset value of a Unit within a Series as of any date is (i) the sum of all cash, plus U.S. Treasury Bills valued at cost plus accrued interest, and other securities of such Series valued at market, plus the market value of all open futures, forward and option positions maintained by such Series, less all liabilities of each Series and accrued performance fees payable by such Series, determined in accordance with the principles specified in the Partnership Agreement, divided by (ii) the number of Units of such Series outstanding as of the date of determination. Where no principle is specified in the Partnership Agreement, the net asset value of a Series is calculated in accordance with accounting principles generally accepted in the United States of America under the accrual basis of accounting.

SUPERFUND GREEN, L.P. FIFTH AMENDED AND RESTATED LIMITED
PARTNERSHIP AGREEMENT
          The following is a summary of the Partnership Agreement, a form of which is attached as Exhibit A and incorporated by reference.
Organization and Limited Liabilities
          The Fund is organized under the Act. The Partnership Agreement provides that the Fund shall be organized as separate Series. Under the Partnership Agreement, Superfund Capital Management has created Series A and Series B. Superfund Capital Management may create other Series under the Partnership Agreement as provided therein. In general, the liability of a Limited Partner within a Series under the Act is limited to the amount of his capital contribution to such Series and his share of any undistributed profits of such Series. (However, Limited Partners could be required, as a matter of bankruptcy law, to return to each Series’ estate any distribution which they received at a time when such Series was in fact insolvent or in violation of the Partnership Agreement.) The assets and estate of one Series are not liable for the liabilities of another Series.
Management of Fund Affairs
          The Partnership Agreement effectively gives Superfund Capital Management, as general partner, full control over the management and operations of each Series and the Partnership Agreement gives no management role to the Limited Partners. To facilitate matters for Superfund Capital Management, the Limited Partners must execute the attached Subscription Agreement (Exhibit D).
          Registered Agents Legal Services, LLC will accept service of legal process on each Series in the State of Delaware. Only Superfund Capital Management has signed the Registration Statement of which this Prospectus is a part, and only the assets of each Series are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal and state laws with respect to the issuance and sale of the Units. Under the Partnership Agreement, the power and authority to manage, operate and control all aspects of the business of each Series are vested in Superfund Capital Management. In addition, Superfund Capital Management has been designated as the “tax matters partner” of each Series and of the Fund for purposes of the Internal Revenue Code of 1986, as amended (the “Code”).
          The Limited Partners have no voice in the operations of each Series, other than certain limited voting rights as set forth in the Partnership Agreement. In the course of its management, Superfund Capital Management may, in its sole and absolute discretion, appoint an affiliate or affiliates of Superfund Capital Management as additional general partners (except where Superfund Capital Management has been notified by the Limited Partners that it is to be replaced as the general partner) and retain such persons, including affiliates of Superfund Capital Management, as it deems necessary for the efficient operation of each Series.
Sharing of Profits and Losses
          Each Limited Partner within a Series has a capital account. Initially, the Limited Partner’s balance equals the amount paid for the Units in such Series. The Limited Partner’s balance is then proportionally adjusted monthly to reflect any additions or withdrawals by each Limited Partner and his portion of such Series’ gains or losses for the month as reflected by changes in the net asset value for such Series.
Federal Tax Allocations
          At year-end, each Series will determine the total taxable income or loss for the year. Subject to the special allocation of net capital gain or loss to redeeming Limited Partners, the taxable gain or loss is allocated to each Limited Partner within a Series in proportion to his capital account therein and each Limited Partner is responsible for his share of taxable income of such Series. See Section 8 of the Partnership Agreement, and “Federal Income Tax Aspects.” For net capital gain and loss, the gains and losses are first allocated to each Limited Partner who redeemed Units during the year. The remaining net capital gain or loss is then allocated among all Limited Partners whose capital accounts are in excess of their Units’ allocation accounts. Finally, any excess net capital gain or loss is allocated to each Limited Partner in proportion to his capital account. Each Limited Partner’s tax basis in his Units is increased by the taxable income allocated to him and reduced by any distributions received and losses allocated to him. Upon each Series’ liquidation, each Limited Partner within such Series will receive his proportionate share of the assets of such Series.
Dispositions
          A Limited Partner may transfer or assign his Units in a Series upon 30 days’ prior written notice to Superfund Capital Management and subject to approval by Superfund Capital Management of the assignee. Superfund Capital Management will provide consent when it is satisfied that the transfer complies with applicable laws, and further would not result in the termination of such Series for federal income tax purposes. An assignee not admitted to a Series as a Limited Partner will have only limited rights to share the profits and capital of such Series and a limited redemption right. Assignees receive “carry-over” tax basis accounts and capital accounts from their assignors, irrespective of the amount paid for the assigned Units.
Dissolution and Termination of Each Series
          Each Series will be terminated and dissolved upon the happening of the earlier of: (1) the expiration of each Series’ stated term on December 31, 2050; (2) Limited Partners owning more than 50% of the outstanding Units of such Series vote to dissolve such Series; (3) Superfund Capital Management withdraws as general partner and no new general partner is appointed; (4) a decline in the aggregate net assets of such Series to less than $500,000; (5) the continued existence of such Series becomes unlawful; or (6) such Series is dissolved by operation of law.
Amendments and Meetings
          The Partnership Agreement may be amended with the approval of more than 50% of the Units then owned by Limited Partners of each Series. Superfund Capital Management may make minor changes to the Partnership Agreement without the approval of the Limited Partners. These minor changes can be for clarifications of inaccuracies or ambiguities, modifications in response to changes in tax code or regulations or any other changes the managing owner deems advisable so long as they do not change the basic investment policy or structure of each Series. Limited Partners owning at least 10% of the outstanding Units of a Series can call a meeting of such Series. At that meeting, the Limited Partners, provided that Limited Partners owning a majority of the outstanding Units of such Series concur, can vote to: (1) amend the Partnership Agreement with respect to such Series without the consent of Superfund Capital Management; (2) dissolve such Series; (3) terminate contracts with Superfund Capital Management; (4) remove and replace Superfund Capital Management as general partner; and (5) approve the sale of the Fund’s assets.
Indemnification
          Each Series agrees to indemnify Superfund Capital Management, as general partner, for actions taken on behalf of such Series, provided that Superfund Capital Management’s conduct was in the best interests of such Series and the conduct was not the result of negligence or misconduct. Indemnification by each Series for alleged violation of securities laws is only available if the following conditions are satisfied: (1) a successful adjudication on the merits of each count alleged has been obtained; or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or (3) a court of competent jurisdiction approves a settlement of the claims and finds indemnification of the settlement and related costs should be made; and (4) in the case of (3), the court has been advised of the position of the SEC and certain states in which the Units were offered and sold as to indemnification for the violations.
Reports to Limited Partners
          The Limited Partners in a Series shall have access to and the right to copy such Series’ books and records. A Limited Partner may obtain a list of all Limited Partners within such Series together with the number of Units owned by each Limited Partner within such Series, provided such request is not for commercial purposes unrelated to such Limited Partner’s interest as a beneficial owner of such Series. Superfund Capital Management will provide various reports and statements to the Limited Partners within a Series including: 1) monthly, Superfund Capital Management will provide an unaudited income statement of the prior month’s Series’ activities; 2) annually, Superfund Capital Management will provide audited financial statements of such Series accompanied by a fiscal year-end summary of the monthly reports described above; and 3) annually, Superfund Capital Management will provide tax information necessary for the preparation of the Limited Partners’ annual federal income tax returns.
FEDERAL INCOME TAX ASPECTS
          The following constitutes the opinion of Sidley Austin LLP and summarizes the material federal income tax consequences to individual investors in each Series. The following is based upon interpretations of existing laws in effect on the date of this Prospectus, and no assurance can be given that courts or fiscal authorities responsible for the administration of such laws will agree with the interpretations or that changes in such laws will not occur.
Each Series’ Partnership Tax Status
          Superfund Capital Management has not elected, and does not intend to elect, to classify the Fund or either Series as an association taxable as a corporation. Based on the foregoing, in the opinion of Sidley Austin LLP, each Series will be classified as a partnership for federal income tax purposes. Superfund Capital Management has provided Sidley Austin LLP a list of contracts that it intends to trade on behalf of each Series. On the basis thereof, in the opinion of Sidley Austin LLP, neither Series will be treated as a publicly traded partnership taxable as a corporation.
Taxation of Limited Partners on Profits and Losses of Each Series
          Each Limited Partner must pay tax on his share of the annual income and gains of each Series in which such Limited Partner invests, if any, even if such Series does not make any cash distributions. Each Series generally allocates its gains and losses equally to each Unit in such Series. However, a Limited Partner who redeems any Units in a Series will be allocated his share of such Series’ gains and losses in order that the amount of cash the Limited Partner receives for a redeemed Unit equals the Limited Partner’s adjusted tax basis in the redeemed Unit less any offering or syndication expenses allocated to such Units. A Limited Partner’s adjusted tax basis in a redeemed Unit equals the amount originally paid for the Unit, increased by income or gains allocated to the Unit and decreased (but not below zero) by distributions, deductions or losses allocated to the Unit.
Deduction of Series Losses by Limited Partners
          A Limited Partner may deduct Series losses only to the extent of his tax basis in his Units in such Series. Generally, a Limited Partner’s tax basis in a Unit of a Series is the amount paid for the Unit reduced (but not below zero) by his share of any Series distributions, losses and expenses and increased by his share of Series income and gains. However, a Limited Partner subject to “at-risk” limitations (generally, non-corporate taxpayers and closely-held corporations) can only deduct losses to the extent he is “at-risk.” The “at-risk” amount is similar to tax basis, except that it does not include any amount borrowed on a non-recourse basis or from someone with an interest in a Series.
“Passive-Activity Loss Rules” and Their Effect on the Treatment of Income and Loss
          The trading activities of each Series are not a “passive activity.” Accordingly, a Limited Partner can deduct Series losses from taxable income. However, a Limited Partner cannot offset losses from “passive activities” against Series gains.
Cash Distributions and Unit Redemptions
          Cash received from a Series by a Limited Partner as a distribution with respect to his Units in such Series or in redemption of less than all of his Units in such Series generally is not reportable as taxable income by a

Limited Partner, except as described below. Rather, such distribution reduces (but not below zero) the total tax basis of the remaining Units in such Series held by the Limited Partner after the redemption. Any cash distribution by a Series in excess of a Limited Partner’s adjusted tax basis for his Units in such Series is taxable to him as gain from the sale or exchange of such Units. Because a Limited Partner’s tax basis in his Units in a Series is not increased on account of his distributive share of such Series’ income until the end of such Series’ taxable year, distributions during the taxable year could result in taxable gain to a Limited Partner even though no gain would result if the same distributions were made at the end of the taxable year. Furthermore, the share of a Series’ income allocable to a Limited Partner at the end of the Series’ taxable year would also be includable in the Limited Partner’s taxable income and would increase his tax basis in his remaining Units in such Series as of the end of such taxable year.
          Redemption for cash of all Units in a Series held by a Limited Partner will result in the recognition of gain or loss for federal income tax purposes. Such gain or loss will be equal to the difference, if any, between the amount of the cash distribution and the Limited Partner’s adjusted tax basis for such Units. A Limited Partner’s adjusted tax basis for his Units in a Series includes for this purpose his distributive share of such Series’ income or loss for the year of such redemption.
Potential Series-Level Consequences of Redemptions and Transfers of Units
          If a Limited Partner receives a distribution of property in liquidation of his Units in a Series that would, if the Series had a Code Section 754 election in effect, require the Series to make a downward adjustment of more than $250,000 to the basis of its remaining assets, then even if the Series does not have a Code Section 754 election in effect, the Series will be required to make a downward adjustment to the basis of its remaining assets.
          In addition, if immediately after the transfer of a Unit in a Series, the Series’ adjusted basis in its property exceeds by more than $250,000 the fair market value of such property, the Series generally will be required to adjust the basis of its property with respect to the transferee Limited Partner.
Gain or Loss on Section 1256 Contracts and Non-Section 1256 Contracts
          Section 1256 Contracts are futures and most options traded on U.S. exchanges and certain foreign currency contracts. For tax purposes, Section 1256 Contracts that remain open at year-end are treated as if the position were closed at year-end. The gain or loss on Section 1256 Contracts is characterized as 60% long-term capital gain or loss and 40% short-term capital gain or loss regardless of how long the position was open. Non-Section 1256 Contracts include, among other things, certain foreign currency transactions such as transactions when the amount paid or received is in a foreign currency. Gain and loss from these Non-Section 1256 Contracts is generally short-term capital gain or loss or ordinary income or loss.
Tax on Capital Gains and Losses
          Long-term capital gains — net gain on capital assets held more than one year and 60% of the gain on Section 1256 Contracts — are taxed at a maximum rate of 15%. Short-term capital gains — net gain on capital assets held not more than one year and 40% of the gain on Section 1256 Contracts — are subject to tax at the same rates as ordinary income, with a maximum current tax rate of 35% for individuals. Individual taxpayers can deduct capital losses only to the extent of their capital gains plus $3,000 per year. Accordingly, a Series could suffer significant losses and a Limited Partner could still be required to pay taxes on his share of such Series’ interest income. An individual taxpayer can carry back net capital losses on Section 1256 Contracts three years to offset earlier gains on Section 1256 Contracts. To the extent the taxpayer cannot offset past Section 1256 Contract gains, he can carry forward such losses indefinitely as losses on Section 1256 Contracts.
Interest Income
          Interest received by a Series is taxed as ordinary income. Net capital losses can offset ordinary income only to the extent of $3,000 per year. See “— Tax on Capital Gains and Losses.”

Limited Deduction for Certain Expenses
     Superfund Capital Management does not consider the management fees and the performance fees, as well as other ordinary expenses of each Series, to be investment advisory expenses or other expenses of producing income. Accordingly, Superfund Capital Management treats these expenses as ordinary business deductions not subject to the material deductibility limitations which apply to investment advisory expenses. The IRS could contend otherwise and to the extent the IRS recharacterizes these expenses, a Limited Partner would have the amount of the ordinary business expenses allocated to him reduced accordingly.
Syndication Fees
     Neither each Series nor any Limited Partner is entitled to any deduction for syndication expenses, if any, in the year they reduce net asset value, nor can these expenses be amortized by each Series or any Limited Partner even though the payment of such expenses reduces net asset value.
Investment Interest Deductibility Limitation
     Individual taxpayers can deduct “investment interest” — interest on indebtedness allocable to property held for investment — only to the extent that it does not exceed net investment income. Net investment income does not include adjusted net capital gain taxed at the lower rate.
Unrelated Business Taxable Income
     Tax-exempt Limited Partners will not be required to pay tax on their share of income or gains of a Series, provided that such Limited Partners do not purchase Units with borrowed funds and that Superfund Capital Management does not utilize leverage.
Taxation of Foreign Limited Partners
     A Limited Partner who is a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate (a “Foreign Limited Partner”) generally is not subject to taxation by the United States on capital gains from commodity or derivatives trading, provided that such Foreign Limited Partner (in the case of an individual) does not spend more than 182 days in the United States during his or her taxable year, and provided further, that such Foreign Limited Partner is not engaged in a trade or business within the United States during a taxable year to which income, gain, loss or expense is treated as “effectively connected.” An investment in a Series should not, by itself, cause a Foreign Limited Partner to be engaged in a trade or business within the United States for the foregoing purposes, assuming that the trading activities of each Series will be conducted as described in this Prospectus. Pursuant to a “safe harbor” in the Code and proposed Treasury regulations, an investment fund whose United States business activities consist solely of trading commodities and derivatives for its own account should not be treated as engaged in a trade or business within the United States provided that such investment fund is not a dealer in commodities or derivatives and that the commodities traded are of a kind customarily dealt in on an organized commodity exchange and the transactions are of a kind customarily consummated at such place. Superfund Capital Management has advised Sidley Austin LLP of the contracts that each Series will trade. Based on a review of such contracts as of the date of this Prospectus, Superfund Capital Management has been advised by its counsel, Sidley Austin LLP, that such contracts should satisfy the safe harbor. If the contracts traded by a Series in the future were not covered by the safe harbor, there is a risk that such Series would be treated as engaged in a trade or business within the United States. In the event that a Series were found to be engaged in a United States trade or business, a Foreign Limited Partner would be required to file a United States federal income tax return for such year and pay tax at full United States rates. In the case of a Foreign Limited Partner which is a foreign corporation, an additional 30% “branch profits” tax might be imposed. Furthermore, in such event such Series would be required to withhold taxes from the income or gain allocable to such a Foreign Limited Partner under Section 1446 of the Code.
     A Foreign Limited Partner is not subject to United States tax on certain interest income, including income attributable to (i) original issue discount on Treasury bills having a maturity of 183 days or less or (ii) commercial bank deposits, provided, in either case, that such Foreign Limited Partner is not engaged in a trade or business within the United States during a taxable year. Additionally, a Foreign Limited Partner not engaged in a trade or business within the United States is not subject to United States tax on interest income (other than certain so-called “contingent interest”) attributable to obligations issued after July 18, 1984 that are in registered form if the Foreign Limited Partner provides the Series in which such Limited Partner invests with the appropriate Form W-8.
     Recently enacted legislation will (i) require certain foreign entities to enter into an agreement with the IRS to disclose to the IRS the name, address and tax identification number of certain U.S. persons who own an interest in the foreign entity and require certain other foreign entities to provide certain other information; and (ii) impose a 30% withholding tax on certain payments of U.S. source income or proceeds from the sale of property to the foreign entity made after December 31, 2012 if it fails to enter into the agreement or satisfy its obligations under the legislation. As a result, certain Foreign Limited Partners may be subject to the 30% withholding tax in respect of certain of a Series’ investments if it fails to enter into an agreement with the IRS or otherwise fails to satisfy its obligations under the legislation. Foreign Limited Partners are encouraged to consult with their own tax advisors regarding the possible implications of this legislation of an investment in a Series.
IRS Audits of the Fund and its Limited Partners
     The IRS audits partnership-related items at the entity level rather than at the partner level. Superfund Capital Management acts as “tax matters partner” for each Series, and has the authority to determine each Series’ responses to an audit. If an audit results in an adjustment, all Limited Partners may be required to pay additional taxes, interest and penalties.
State and Other Taxes
     In addition to the federal income tax consequences described above, each Series and the Limited Partners may be subject to various state and other taxes. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST.
INVESTMENTS BY EMPLOYEE BENEFIT PLANS
General
     The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code, which a fiduciary of an “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of, ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in a Series (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.
     In general, the terms “employee benefit plan” as defined in ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provides retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit-sharing plans, “simplified employee pension plans,” Keogh plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical benefit plans.
     Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in a Series, including the role that an investment in a Series plays in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in a Series, must be satisfied that the investment in such Series is a prudent investment for the Plan, that the investments of the Plan, including the investment in such Series, are diversified so as to minimize the risk of large losses and that an investment in such Series complies with the terms of the Plan and related trust.

     EACH PLAN FIDUCIARY CONSIDERING ACQUIRING UNITS OF A SERIES MUST CONSULT ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO.
“Plan Assets”
     ERISA and a regulation issued thereunder (the “ERISA Regulation”) contain rules for determining when an investment by a Plan in an equity interest of an entity will result in the underlying assets of the entity being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide in pertinent part that assets of an entity will not be plan assets of a Plan which purchases an equity interest in the entity if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”). If the underlying assets of an entity are considered to be assets of any Plan for purposes of ERISA or Section 4975 of the Code, the operations of such entity would be subject to and, in some cases, limited by, the provisions of ERISA and Section 4975 of the Code. The Publicly-Offered Security Exception applies if the equity interest acquired by Plans is a security that is: 1) “freely transferable” (as described below); 2) part of a class of securities that is “widely held” (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and 3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Securities Exchange Act of 1934, within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred. The ERISA Regulation states that the determination of whether a security is “freely transferable” is to be made based on all relevant facts and circumstances. The ERISA Regulation specifies that, in the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (i) a requirement that no transfer or assignment of the security or rights in respect thereof be made that would violate any federal or state law; (ii) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security; and (iii) any restriction on substitution of an assignee as a limited partner of a partnership, including a general partner consent requirement, provided that the economic benefit of ownership of the assignor may be transferred or assigned without regard to such restriction or consent” (other than compliance with any of the foregoing restrictions).
     Superfund Capital Management believes that the Publicly-Offered Security Exception applies to each Series for the following reasons. First, the Units are part of a class of securities registered under Section 12(g) of the Securities Exchange Act of 1934. Second, the Units are held by 100 or more investors that Superfund Capital Management believes are independent of a Series and of each other. Lastly, Superfund Capital Management believes that the Units should be considered to be “freely transferable” because the minimum investment for investors is $5,000 and Limited Partners may transfer their Units by giving notice to Superfund Capital Management, provided that the transfer would not violate applicable federal or state securities laws. In addition, if Superfund Capital Management does not consent to substitution of an assignee as a limited partner, the economic benefits of ownership can be transferred by the assignor without regard to such consent. Therefore, Superfund Capital Management believes that it is reasonable to take the position that the Units are freely transferable within the meaning of the ERISA Regulation. Accordingly, Superfund Capital Management believes that the underlying assets of each Series should not be considered to constitute assets of any Plan which purchases Units. This position has not been confirmed by, and is not binding on, the Department of Labor, which issued the ERISA Regulation and which has authority to issue opinion and information letters thereunder. Therefore, the Plan Fiduciary and each other potential investor should consult with his or her attorney on this matter.
Ineligible Purchasers
     In general, Units of a Series may not be purchased with the assets of a Plan if Superfund Capital Management, HSBC Bank USA (the “Escrow Agent”), ADMIS, BCI, RCG, the Administrator, Superfund Asset Management, Superfund USA, any wholesaler, any other selling agent, any of their respective affiliates or any of their respective employees either: 1) has investment discretion with respect to the investment of such plan assets; 2) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or 3) is an employer maintaining or contributing to such Plan. A party that is described in clause 1) or 2)

of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.
     Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in a Series are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial, or legislative changes will not occur that may make the foregoing statements incorrect or incomplete.
     ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY SUPERFUND CAPITAL MANAGEMENT OR ANY OTHER PARTY RELATED TO THE FUND THAT THIS INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISORS AS TO THE PROPRIETY OF AN INVESTMENT IN EACH SERIES IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN.
PLAN OF DISTRIBUTION
Subscription Procedure
     Each Series will offer the Units to the public during the continuing offering at the net asset value per Unit as of each month-end closing date on which subscriptions are accepted, subject to calculation of such month-end net asset value by the Administrator. Investors must submit subscriptions at least five (5) business days prior to the applicable month-end closing date and they will be accepted once payments are received and cleared. Investors may rescind their subscription agreement within five (5) business days of receipt of the Prospectus. Superfund Capital Management may suspend, limit or terminate the continuing offering period at any time. The Units are offered on a “best efforts” basis without any firm underwriting commitment through selling agents which are registered broker-dealers and members of FINRA and which serve as underwriters. Superfund Capital Management is also offering Units, through Superfund USA, which also serves as an underwriter, to potential investors by distributing this Prospectus and making it available on a special internet website (http://www.superfund.net). Superfund Capital Management intends to engage in marketing efforts through media including but not limited to third party websites, newspapers, magazines, other periodicals, television, radio, seminars, conferences, workshops, and sporting and charity events. Units are offered until such time as Superfund Capital Management terminates the continuing offering. Subscriptions received during the continuing offering period can be accepted on a monthly basis. Subscribers whose subscriptions are canceled or rejected will be notified of when their subscriptions will be returned, which shall be promptly after rejection. Subscribers whose subscriptions are accepted will be issued fractional Units, calculated to three decimal places. Each Series’ escrow account is maintained at the Escrow Agent, 452 Fifth Avenue, New York, New York 10018. All subscription funds are required to be promptly transmitted to the Escrow Agent. Subscriptions must be accepted or rejected by Superfund Capital Management within five business days of receipt, and the settlement date for the deposit of subscription funds in escrow must be within five business days of acceptance. No fees or costs will be assessed on any subscription while held in escrow, irrespective of whether the subscription is accepted or subscription funds returned. Subscriptions from customers of any of the selling agents may also be made by authorizing such selling agent to debit the Limited Partner’s customer securities account at the selling agent. Promptly after debiting the customer’s securities account, the selling agent shall send payment to the Escrow Agent as described above, in the amount of the subscription so debited. Subscribers must purchase Units for investment purposes only and not with a view toward resale. An investor who meets the suitability standards given below must complete, execute and deliver to the relevant selling agent a copy of the Subscription Agreement attached as Exhibit D. A Limited Partner can pay either by a check made payable to “Superfund Green, L.P. Series (A or B, as applicable), Escrow Account” or by authorizing his selling agent to debit his customer securities account. Superfund Capital Management will then accept or reject the subscription within five business days of receipt of the subscription. All subscriptions are irrevocable once subscription payments are deposited in escrow. Pursuant to an addendum to the Subscription Agreement, investors may subscribe for Units and receive them, and pay for them in equal installments, over a period of time to achieve an average price for the Units acquired; provided, however, that no Units will be issued until such Units have been fully paid for by the investor.

     Superfund Capital Management and each person selling Units on behalf of the Fund may not complete a sale of the Units to prospective investors until at least five (5) business days after the date the prospective investor receives a final prospectus. This document is the final prospectus of the Fund.
Representations and Warranties of Investors in the Subscription Agreement
     Investors are required to make representations and warranties in the Subscription Agreement. Each Series’ primary intention in requiring the investors to make representations and warranties is to ensure that only persons for whom an investment is suitable invest in each Series. Each Series is most likely to assert representations and warranties if it has reason to believe that the related investor may not be qualified to invest or remain invested in each Series. The representations and warranties made by investors in the Subscription Agreement may be summarized as relating to: 1) eligibility of investors to invest in each Series, including legal age, net worth and annual income; 2) representative capacity of investors; 3) information provided by investors; 4) information received by investors; and 5) investments made on behalf of employee benefit plans. See the Subscription Agreement attached as Exhibit D for further detail.
Minimum Investment
     The minimum investment is $5,000 in one Series. Limited Partners in one Series may increase their investment in that same Series with an additional investment of $1,000 or more. Prospective investors must be aware that the price per Unit of a Unit in a Series during the continuing offering period will vary depending upon the month-end net asset value per Unit of such Series. Under the federal securities laws and those of certain states, investors may be subject to special minimum purchase and/or investor suitability requirements.
Investor Suitability
     There can be no assurance that each Series will achieve its objectives or avoid substantial losses. An investment in each Series is suitable only for a limited segment of the risk portion of an investor’s portfolio and no one should invest more in each Series than he can afford to lose. Superfund Capital Management and each person selling Units on behalf of the Fund will make every reasonable effort to determine the suitability of prospective investors through information received on the Subscription Agreement. At an absolute minimum, investors must have (i) a net worth of at least $250,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $70,000 and a net worth (as calculated above) of at least $70,000. No one may invest more than 10% of his net worth (as calculated above) in the Fund. THESE STANDARDS (AND THE ADDITIONAL STANDARDS APPLICABLE TO RESIDENTS OF CERTAIN STATES AS SET FORTH UNDER “EXHIBIT C — SUBSCRIPTION REQUIREMENTS” HEREIN) ARE REGULATORY MINIMUMS ONLY. QUALIFICATION UNDER SUCH STANDARDS DOES NOT NECESSARILY IMPLY THAT AN INVESTMENT IN EACH SERIES IS SUITABLE FOR A PARTICULAR INVESTOR. PROSPECTIVE LIMITED PARTNERS SHOULD REVIEW EXHIBIT C AND CONSIDER THE HIGHLY SPECULATIVE AND ILLIQUID NATURE OF AN INVESTMENT IN EACH SERIES AS WELL AS THE HIGH RISK AND HIGHLY LEVERAGED NATURE OF THE FUTURES, FORWARD AND RELATED MARKETS IN DETERMINING WHETHER AN INVESTMENT IN EACH SERIES IS CONSISTENT WITH THEIR OVERALL PORTFOLIO OBJECTIVES.
The Selling Agents
     The selling agents, the broker-dealers who offer the Units and serve as underwriters, offer the Units on a best efforts basis without any firm underwriting commitment. The selling agents, including Superfund USA, which also serves as an underwriter and is an affiliate of Superfund Capital Management, and certain foreign dealers who may elect to participate in the offering, are bound by their respective Selling Agreements with each Series. Subject to the limitations herein, Superfund USA and any additional selling agents will receive collectively an annual 4% selling commission (1/12 of 4% per month) of the month-end net asset value per Unit with respect to any Units they sell. Superfund Capital Management may also engage one or more registered broker-dealers to solicit other broker-dealers to become selling agents and to assist those selling agents with the offering and sale of Units, that is, to act as wholesalers. As compensation for its services, any such wholesaler will receive up to one-fourth of the selling commission that would otherwise be paid to the selling agents. Thus, the Units pay a commission of 4% of the month-end net asset value per Unit in the initial year after purchase. The Units pay additional selling commissions of 4% per annum of the month-end net asset value per Unit thereafter. Any wholesaler would receive up to 1% of the month-end net asset value per Unit (1/12 of 1% per month) in the initial year after purchase, and additional selling commissions of up to 1% per annum (1/12 of 1% per month) of the month-end net asset value per Unit thereafter (limited, when combined with payments in the first year, to 2.5% of the proceeds of the sale of the Units). If the selling commission paid (including payments to any wholesaler) in the initial year after purchase is less than 4% of proceeds due to a decrease in the net asset value per Unit, the maximum additional selling commissions paid will exceed 6% of the proceeds. If the selling commission paid (including payments to any wholesaler) in the initial year after purchase is more than 4% of the proceeds due to an increase in the net asset value per Unit, the maximum additional selling commissions paid will be less than 6% of the proceeds. In either case, the maximum cumulative sales commission per Unit is 10% of the gross offering proceeds price of such Unit (which is equal to $52,618,318.20 out of the $526,183,182 in Units) and in no event will the maximum amount of compensation to be paid to FINRA members in connection with this offering exceed such amount. Other than as described above, Superfund Capital Management will pay no person any commissions or other fees in connection with the solicitation of purchases for Units. In the Selling Agreement with each selling agent, Superfund Capital Management has agreed to indemnify the selling agents against certain liabilities that the selling agents may incur in connection with the offering and sale of the Units, including liabilities under the Securities Act. Units will be sold on a continuing basis at the net asset value per Unit as of the end of each month.
     The selling agents will use their best efforts to sell the Units offered but are not required to sell any particular number of Units. The Units are also offered through Superfund USA to potential investors on a special internet website (http://www.superfund.net).
     Other than as described above, no person will pay any commissions or other compensation in connection with the solicitation or purchase of Units.
     Units acquired through Superfund USA in conjunction with a registered investment adviser’s asset-based fee or fixed fee advisory program where the investment adviser recommends a portfolio allocation to the Fund, and Units acquired through Superfund USA by commodity pools operated by commodity pool operators registered as such with the NFA, will not be subject to the selling commissions described above.
Selling Agent Compensation Table
Units Sold Without Wholesalers

Nature of Payment	Recipient	Amount of Payment
Selling Commissions	Superfund USA and additional selling agents	Superfund USA shall receive from the Fund a selling commission of up to 10% of the gross offering proceeds by receiving annual selling commissions of 4% of the average month-end net asset value of all Units sold by the selling agents, including Superfund USA, subject to the limitations of FINRA Rule 2310 pertaining to maximum allowable selling commissions. Superfund USA will pay all or a portion of such commissions to the additional selling agents with respect to the Units they sell.
Units Sold With Wholesalers

Nature of Payment	Recipient	Amount of Payment
Selling Commissions	Superfund USA and additional selling agents	Superfund USA shall receive from the Fund a selling commission of up to 7.5% of the gross offering proceeds by receiving annual selling commissions of 3% of the average month-end net asset value of all Units sold by the selling agents, including Superfund USA, subject to the limitations of FINRA Rule 2310 pertaining to maximum allowable selling commissions. Superfund USA will pay all or a

Nature of Payment	Recipient	Amount of Payment
portion of such commissions to the additional selling agents with respect to the Units they sell.

Selling Commissions	Wholesalers	Wholesalers shall receive from the Fund a selling commission of up to 2.5% of the gross offering proceeds by receiving annual selling commissions of 1% of the average month-end net asset value of all Units sold by the selling agents introduced by such wholesalers, subject to the limitations of FINRA Rule 2310 pertaining to maximum allowable selling commissions.
     Under no circumstances will the maximum aggregate compensation paid to the selling agents, including Superfund USA, and wholesalers exceed 10% of the gross offering proceeds of the sale of the Units.
Reimbursement of Bona Fide Due Diligence Expenses
     Bona fide due diligence expenses that are presented in a detailed and itemized invoice to Superfund Capital Management by broker-dealers will be paid by Superfund Capital Management without reimbursement by the Fund.
CERTAIN LEGAL MATTERS
     Sidley Austin LLP, Chicago, Illinois, served as legal counsel to Superfund Capital Management in connection with the preparation of this Prospectus. Sidley Austin LLP may continue to serve in such capacity in the future, but has not assumed any obligation to update this Prospectus. Sidley Austin LLP may advise Superfund Capital Management in matters relating to the operation of the Fund on an ongoing basis. Sidley Austin LLP does not represent and has not represented the prospective investors or the Fund in the course of the organization of the Fund, the negotiation of its business terms, the offering of the Units or in respect of its ongoing operations. Prospective investors must recognize that, as they have had no representation in the organization process, the terms of the Fund relating to themselves and the Units have not been negotiated at arm’s length.
     Sidley Austin LLP’s engagement by Superfund Capital Management in respect of the Fund is limited to the specific matters as to which it is consulted by Superfund Capital Management and, therefore, there may exist facts or circumstances which could have a bearing on the Fund’s (or Superfund Capital Management’s) financial condition or operations with respect to which Sidley Austin LLP has not been consulted and for which Sidley Austin LLP expressly disclaims any responsibility. More specifically, Sidley Austin LLP does not undertake to monitor the compliance of Superfund Capital Management and its affiliates with the investment program, valuation procedures and other guidelines set forth herein, nor does it monitor compliance with applicable laws. In preparing this Prospectus, Sidley Austin LLP relied upon information furnished to it by the Fund and/or Superfund Capital Management, and did not investigate or verify the accuracy and completeness of information set forth herein concerning Superfund Capital Management, the Fund’s service providers and their affiliates and personnel.
EXPERTS
     The financial statements of Superfund Green, L.P. Series A and Series B, as of and for the years ended December 31, 2009 and 2008 and the financial statements of Superfund Capital Management as of and for the year ended December 31, 2009, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports appearing herein. Such financial statements have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

SUPERFUND GREEN, L.P. — SERIES A
UNAUDITED STATEMENTS OF ASSETS AND LIABILITIES
as of March 31, 2010 and December 31, 2009

	March 31, 2010	December 31, 2009
ASSETS

U.S. Government securities, at fair value (amortized cost of $14,167,868 and $16,019,268 as of March 31, 2010, and December 31, 2009, respectively)	$14,167,868	$16,019,268

Due from brokers	17,904,738	17,161,443

Unrealized appreciation on open forward contracts	180,950	187,448

Futures contracts purchased	3,280,054	465,462

Futures contracts sold	1,568,778	—

Cash	446,878	611,470

Total assets	37,549,266	34,445,091

LIABILITIES

Unrealized depreciation on open forward contracts	174,506	421,267

Futures contracts sold	—	10,673

Redemptions payable	1,076,261	550,221

Fees payable	176,504	150,435

Total liabilities	1,427,271	1,132,596

NET ASSETS	$36,121,995	$33,312,495

Number of Units	25,346.132	24,594.117

Net asset value per Unit	$1,425.15	$1,354.49

See accompanying notes to financial statements.

SUPERFUND GREEN, L.P. — SERIES A
UNAUDITED CONDENSED SCHEDULE OF INVESTMENTS
as of March 31, 2010

		Percentage of
	Face Value	Net Assets	Fair Value
Debt Securities United States, at fair value
United States Treasury Bills due May 27, 2010 (amortized cost $14,167,868), securities are held in margin accounts as collateral for open futures and forwards	$14,170,000	39.2%	$14,167,868

Forward contracts, at fair value
Unrealized appreciation on forward contracts
Currency		0.5	180,950

Total unrealized appreciation on forward contracts		0.5	180,950

Unrealized depreciation on forward contracts
Currency		(0.5)	(174,506)

Total unrealized depreciation on forward contracts		(0.5)	(174,506)

Total forward contracts, at fair value		0.0 *	6,444

Futures Contracts Purchased
Currency		1.0	346,761
Energy		2.2	820,407
Financial		2.8	996,063
Food & Fiber		(0.0) *	(12,966)
Indices		1.4	497,544
Metals		1.7	632,245

Total futures contracts purchased		9.1	3,280,054

Futures Contracts Sold
Energy		2.9	1,040,430
Financial		0.4	173,885
Food & Fiber		1.0	354,387
Metals		0.0 *	76

Total futures contracts sold		4.3	1,568,778

Total futures contracts, at fair value		13.4%	$4,848,832

Futures and forward contracts by country composition
Australia		0.7%	$258,629
Canada		0.2	70,447
European Monetary Union		2.0	728,271
Great Britain		1.2	433,582
Japan		0.7	253,080
United States		7.9	2,841,347
Other		0.7	269,920

Total futures and forward contracts by country composition		13.4%	$4,855,276

*	Due to rounding
See accompanying notes to financial statements.

SUPERFUND GREEN, L.P. — SERIES A
UNAUDITED CONDENSED SCHEDULE OF INVESTMENTS
December 31, 2009

		Percentage of
	Face Value	Net Assets	Fair Value
Debt Securities United States, at fair value
United States Treasury Bills due February 25, 2010 (amortized cost $16,019,268), securities are held in margin accounts as collateral for open futures and forwards	$16,020,000	48.1%	$16,019,268

Forward contracts, at fair value
Unrealized appreciation on forward contracts
Currency		0.6	187,448

Total unrealized appreciation on forward contracts		0.6	187,448

Unrealized depreciation on forward contracts
Currency		(1.3)	(421,267)

Total unrealized depreciation on forward contracts		(1.3)	(421,267)

Total forward contracts, at fair value		(0.7)	(233,819)

Futures Contracts Purchased
Currency		(0.5)	(176,595)
Energy		0.4	132,156
Financial		(0.4)	(149,774)
Food & Fiber		1.0	337,999
Indices		1.8	605,471
Metals		(0.9)	(283,795)

Total futures contracts purchased		1.4	465,462

Futures Contracts Sold
Energy		(0.0) *	(12,010)
Financial		0.2	72,347
Food & Fiber		(0.1)	(43,025)
Indices		(0.0) *	(7,925)
Livestock		(0.1)	(20,060)

Total futures contracts sold		(0.0) *	(10,673)

Total futures contracts, at fair value		1.4	454,789

Futures and forward contracts by country composition
European Monetary Union		(0.1)	(51,393)
Great Britain		0.2	61,549
Japan		0.3	108,985
United States		0.1	30,577
Other		0.2	71,252

Total futures and forward contracts by country composition		0.7%	$220,970

*	Due to rounding
See accompanying notes to financial statements.

SUPERFUND GREEN, L.P. — SERIES A
UNAUDITED STATEMENTS OF OPERATIONS

	Three Months Ended
	March 31,
	2010	2009
Investment income
Interest income	$1,538	$14,081

Total income	1,538	14,081

Expenses
Management fee	155,707	168,739
Ongoing offering expenses	84,166	91,210
Operating expenses	12,625	13,682
Selling commission	336,663	364,842
Brokerage commissions	205,942	43,462
Other	2,711	4,018

Total expenses	797,814	685,953

Net investment loss	(796,276)	(671,872)

Realized and unrealized gain (loss) on investments
Net realized gain (loss) on futures and forward contracts	(1,903,701)	817,896
Net change in unrealized appreciation (depreciation) on futures and forward contracts:	4,634,306	(861,527)

Net gain (loss) on investments	2,730,605	(43,631)

Net increase (decrease) in net assets from operations	$1,934,329	$(715,503)

Net increase (decrease) in net assets from operations per Unit (based upon weighted average number of units outstanding during period)*	$75.16	$(37.94)

Net increase (decrease) in net assets from operations per Unit (based upon change in net asset value per unit during period)	$70.66	$(37.68)

See accompanying notes to financial statements.

*	Weighted average number of Units outstanding for Series A for Three Months Ended March 31, 2010, and March 31, 2009: 25,737.22 and 18,858.29, respectively

SUPERFUND GREEN, L.P. — SERIES A
UNAUDITED STATEMENTS OF CHANGES IN NET ASSETS

	Three Months Ended
	March 31,
	2010	2009
Increase (decrease) in net assets from operations
Net investment loss	$(796,276)	$(671,872)
Net realized gain (loss) on futures and forward contracts	(1,903,701)	817,896
Net change in unrealized appreciation (depreciation) on futures and forward contracts	4,634,306	(861,527)

Net increase (decrease) in net assets from operations	1,934,329	(715,503)
Capital share transactions
Issuance of Units	2,798,144	4,744,856
Redemption of Units	(1,922,973)	(4,826,481)

Net increase (decrease) in net assets from capital share transactions	875,171	(81,625)

Net increase (decrease) in net assets	2,809,500	(797,128)

Net assets, beginning of period	33,312,495	34,972,334

Net assets, end of period	$36,121,955	$34,175,206

Units, beginning of period	24,594.117	18,098.830
Issuance of Units	2,194.177	2,449.823
Redemption of Units	(1,442.162)	(2,510.633)

Units, end of period	25,346.132	18,038.020

See accompanying notes to financial statements.

SUPERFUND GREEN, L.P. — SERIES A
UNAUDITED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,
	2010	2009
Cash flows from operating activities
Net increase (decrease) in net assets from operations	$1,934,329	$(715,503)
Adjustments to reconcile net increase (decrease) in net assets from operations to net cash provided by (used in) operating activities:

Changes in operating assets and liabilities:
Purchases of U.S. government securities	(14,166,555)	(34,928,678)
Sales and maturities of U.S. government securities	16,020,000	46,949,379
Amortization of discounts and premiums	(2,045)	12,130
Due from brokers	(743,295)	(11,980,196)
Due to affiliate	—	(300,000)
Unrealized appreciation on open forward contracts	6,498	(66,032)
Futures contracts purchased	(2,814,592)	395,067
Unrealized depreciation on open forward contracts	(246,761)	200,850
Futures contracts sold	(1,579,451)	331,642
Fees payable	26,069	(23,673)

Net cash used in operating activities	(1,565,803)	(125,014)

Cash flows from financing activities
Subscriptions, net of change in advance subscriptions	2,798,144	7,235,358
Redemptions, net of redemptions payable	(1,396,933)	(4,750,132)

Net cash provided by financing activities	1,401,211	2,485,226

Net increase (decrease) in cash	(164,592)	2,360,212

Cash, beginning of period	611,470	810,576

Cash, end of period	$446,878	$3,170,788

See accompanying notes to financial statements.

SUPERFUND GREEN, L.P. — SERIES B
UNAUDITED STATEMENTS OF ASSETS AND LIABILITIES
as of March 31, 2010, and December 31, 2009

	March 31, 2010	December 31, 2009
ASSETS

U.S. Government securities, at fair value (amortized cost of $ 20,331,943 and $26,383,789 as of March 31, 2010, and December 31, 2009, respectively)	$20,331,943	$26,383,789

Due from brokers	24,651,474	26,076,666

Unrealized appreciation on open forward contracts	424,908	509,064

Futures contracts purchased	7,086,972	1,108,299

Futures contracts sold	3,380,728	—

Cash	381,829	30,588

Total assets	56,257,854	54,108,406

LIABILITIES

Unrealized depreciation on open forward contracts	390,973	1,130,981

Futures contracts sold	—	24,959

Redemptions payable	1,585,736	887,287

Fees payable	274,832	241,831

Total liabilities	2,251,541	2,285,058

NET ASSETS	$54,006,313	$51,823,348

Number of Units	34,455.224	35,626.349

Net asset value per Unit	$1,567.43	$1,454.64

See accompanying notes to financial statements.

SUPERFUND GREEN, L.P. — SERIES B
UNAUDITED CONDENSED SCHEDULE OF INVESTMENTS
as of March 31, 2010

		Percentage
		of
	Face Value	Net Assets	Fair Value
Debt Securities United States, at fair value
United States Treasury Bills due May 27, 2010 (amortized cost $20,331,943), securities are held in margin accounts as collateral for open futures and forwards	$20,335,000	37.7%	$20,331,943

Forward contracts, at fair value
Unrealized appreciation on forward contracts
Currency		0.8	424,908

Total unrealized appreciation on forward contracts		0.8	424,908

Unrealized depreciation on forward contracts
Currency		(0.7)	(390,973)

Total unrealized depreciation on forward contracts		(0.7)	(390,973)

Total forward contracts, at fair value		0.1	33,935

Futures contracts, at fair value
Futures contracts purchased
Currency		1.3	728,131
Energy		3.3	1,802,014
Financial		3.8	2,042,288
Food & Fiber		(0.0) *	(13,615)
Indices		2.0	1,077,077
Metals		2.7	1,451,077

Total futures contracts purchased		13.1	7,086,972

Futures contracts sold
Energy		4.1	2,235,070
Financial		0.7	364,947
Food & Fiber		1.4	734,875
Metals		0.1	45,836

Total futures contracts sold		6.3	3,380,728

Total futures contracts, at fair value		19.4%	$10,467,700

Futures and forward contracts by country composition
Australia		1.0%	$543,194
Canada		0.3	155,803
European Monetary Union		2.9	1,539,675
Great Britain		1.6	869,372
Japan		1.0	557,494
United States		11.6	6,260,577
Other		1.1	575,520

Total futures and forward contracts by country composition		19.5%	$10,501,635

*	Due to rounding
See accompanying notes to financial statements.

SUPERFUND GREEN, L.P. — SERIES B
UNAUDITED CONDENSED SCHEDULE OF INVESTMENTS
as of December 31, 2009

		Percentage of
	Face Value	Net Assets	Fair Value
Debt Securities United States, at fair value
United States Treasury Bills due February 25, 2010 (amortized cost $26,383,789), securities are held in margin accounts as collateral for open futures and forwards	$26,385,000	50.9%	$26,383,789

Forward contracts, at fair value
Unrealized appreciation on forward contracts
Currency		1.0	509,064

Total unrealized appreciation on forward contracts		1.0	509,064

Unrealized depreciation on forward contracts
Currency		(2.2)	(1,130,981)

Total unrealized depreciation on forward contracts		(2.2)	(1,130,981)

Total forward contracts, at fair value		(1.2)	(621,917)

Futures contracts, at fair value
Futures contracts purchased
Currency		(0.9)	(454,542)
Energy		0.6	332,460
Financial		(0.8)	(442,961)
Food & Fiber		1.7	868,763
Indices		3.0	1,573,360
Metals		(1.5)	(768,781)

Total futures contracts purchased		2.1	1,108,299

Futures contracts sold
Energy		(0.1)	(36,550)
Financial		0.4	184,386
Food & Fiber		(0.2)	(103,275)
Livestock		(0.1)	(50,500)
Indices		(0.0)*	(19,020)

Total futures contracts sold		(0.0)*	(24,959)

Total futures contracts, at fair value		2.1	1,083,340

Futures and forward contracts by country composition
European Monetary Union		(0.2)	(115,345)
Great Britain		0.2	124,580
Japan		0.6	297,984
United States		0.0 *	18,320
Other		0.3	135,884

Total futures and forward contracts by country composition		0.9%	$461,423

*	Due to rounding
See accompanying notes to financial statements.

SUPERFUND GREEN, L.P. — SERIES B
UNAUDITED STATEMENTS OF OPERATIONS

	Three Months Ended
	March 31,
	2010	2009
Investment income
Interest income	$1,514	$26,879

Total income	1,514	26,879

Expenses
Management fee	226,414	314,480
Ongoing offering expenses	122,386	169,989
Operating expenses	18,358	25,498
Selling commission	489,544	679,956
Incentive fee	—	301,233
Brokerage commissions	470,888	145,445
Other	3,889	5,782

Total expenses	1,331,479	1,642,383

Net investment loss	(1,329,965)	(1,615,504)

Realized and unrealized gain (loss) on investments
Net realized gain (loss) on futures and forward contracts	(4,807,663)	2,437,152
Net change in unrealized appreciation (depreciation) on futures and forward contracts	10,040,212	(2,877,594)

Net gain (loss) on investments	5,232,549	(440,442)

Net increase (decrease) in net assets from operations	$3,902,584	$(2,055,946)

Net increase (decrease) in net assets from operations per Unit (based upon weighted average number of Units outstanding during period)*	$109.18	$(79.11)

Net increase (decrease) in net assets from operations per Unit (based upon change in net asset value per Unit during period)	$112.79	$(74.72)

See accompanying notes to financial statements.

*	Weighted average number of Units outstanding for Series B for Three Months Ended March 31, 2010, and March 31, 2009: 35,745.56 and 25,989.68, respectively.

SUPERFUND GREEN, L.P. — SERIES B
UNAUDITED STATEMENTS OF CHANGES IN NET ASSETS

	Three Months Ended
	March 31,
	2010	2009
Increase (decrease) in net assets from operations

Net investment loss	$(1,329,965)	$(1,615,504)

Net realized gain (loss) on futures and forward contracts	(4,807,663)	2,437,152
Net change in unrealized appreciation (depreciation) on futures and forward contracts	10,040,212	(2,877,594)

Net increase (decrease) in net assets from operations	3,902,584	(2,055,946)

Capital share transactions
Issuance of Units	1,242,034	14,870,172
Redemption of Units	(2,961,653)	(7,913,511)

Net increase (decrease) in net assets from capital share transactions	(1,719,619)	6,956,661

Net increase in net assets	2,182,965	4,900,715
Net assets, beginning of period	51,823,348	60,617,051

Net assets, end of period	$54,006,313	$65,517,766

Units, beginning of period	35,626.349	23,305.633
Issuance of Units	933.078	5,669.346
Redemption of Units	(2,104.203)	(3,040.086)

Units, end of period	34,455.224	25,934.893

See accompanying notes to financial statements.

SUPERFUND GREEN, L.P. — SERIES B
UNAUDITED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,
	2010	2009
Cash flows from operating activities
Net increase (decrease) in net assets from operations	$3,902,584	$(2,055,946)
Adjustments to reconcile net increase (decrease) in net assets from operations to net cash provided by (used in) operating activities:
Changes in operating assets and liabilities:
Purchases of U.S. government securities	(20,330,054)	(61,095,045)
Sales and maturities of U.S. government securities	26,385,000	79,227,285
Amortization of discounts and premiums	(3,100)	23,134
Due from brokers	1,425,192	(23,053,513)
Unrealized appreciation on open forward contracts	84,156	(218,122)
Futures contracts purchased	(5,978,673)	930,201
Unrealized depreciation on open forward contracts	(740,008)	827,487
Futures contracts sold	(3,405,687)	1,338,028
Fees payable	33,001	3,271

Net cash provided by (used in) operating activities	1,372,411	(4,073,220)

Cash flows from financing activities
Subscriptions, net of change in advance subscriptions	1,242,034	19,700,064
Redemptions, net of change in redemptions payable	(2,263,204)	(8,527,246)

Net cash provided by (used in) financing activities	(1,021,170)	11,172,818

Net increase in cash	351,241	7,099,598

Cash, beginning of period	30,588	668,701

Cash, end of period	$381,829	$7,768,299

See accompanying notes to financial statements.

SUPERFUND GREEN, L.P. — SERIES A AND B
NOTES TO UNAUDITED FINANCIAL STATEMENTS
March 31, 2010
SUPERFUND GREEN, L.P. – SERIES A AND B
1. Nature of operations
Organization and Business
Superfund Green, L.P., formerly known as Quadriga Superfund, L.P. (the “Fund”), a Delaware limited partnership, commenced operations on November 5, 2002. The Fund was organized to trade speculatively in the United States of America (“U.S.”) and international commodity futures markets using a fully-automated computerized trading system. The Fund has issued two classes of units (“Units”), Series A and Series B (each, a “Series”). The two Series will be traded and managed the same way except for the degree of leverage.
The term of the Fund shall continue until December 31, 2050, unless terminated earlier by the Fund’s general partner, Superfund Capital Management, Inc. (“Superfund Capital Management”) or by operation of law or a decline in the aggregate net assets of such Series to less than $500,000.
2. Basis of presentation and significant accounting policies
Basis of Presentation
The unaudited financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”) and accounting principles generally accepted in the U.S. with respect to the Form 10-Q and reflect all adjustments which in the opinion of management are normal and recurring, and which are necessary for a fair statement of the results of interim periods presented. It is suggested that these financial statements be read in conjunction with the financial statements and the related notes included in the Fund’s Annual Report on Form 10-K for the year ended December 31, 2009.
Valuation of Investments in Futures Contracts, Forward Contracts, and U.S. Treasury Bills
All commodity interests (including derivative financial instruments and derivative commodity instruments) are used for trading purposes. The commodity interests are recorded on a trade date basis and open contracts are recorded in the statements of assets and liabilities at fair value on the last business day of the period, which represents market value for those commodity interests for which market quotes are readily available.
Exchange-traded futures contracts are valued at settlement prices published by the recognized exchange. Any spot and forward foreign currency contracts held by the Fund will be valued at published settlement prices or at dealers’ quotes. The Fund uses the amortized cost method for valuing U.S. Treasury Bills due to the short-term nature of such instrument; accordingly, the cost of securities plus accreted discount, or minus amortized premium approximates fair value.
Translation of Foreign Currency
Assets and liabilities denominated in foreign currencies are translated into U.S. dollar amounts at the period-end exchange rates. Purchases and sales of investments and income and expenses that are denominated in foreign currencies are translated into U.S. dollar amounts on the transaction date. Adjustments arising from foreign currency transactions are reflected in the statements of operations.
The Fund does not isolate that portion of the results of operations arising from the effect of changes in foreign exchange rates on investments from fluctuations from changes in market prices of investments held. Such fluctuations are included in net gain (loss) on investments in the statements of operations.

SUPERFUND GREEN, L.P. — SERIES A AND B
NOTES TO UNAUDITED FINANCIAL STATEMENTS – (continued)
Investment Transactions, Investment Income and Expenses
Investment transactions are accounted for on a trade-date basis. Interest income and expenses are recognized on the accrual basis.
Income Taxes
The Fund does not record a provision for U.S. income taxes because the partners report their share of the Fund’s income or loss on their returns. The financial statements reflect the Fund’s transactions without adjustment, if any, required for income tax purposes.
Superfund Capital Management has evaluated the application of Accounting Standards Codification (“ASC”) 740 to the Fund, to determine whether or not there are uncertain tax positions that require financial statement recognition. Based on this evaluation, the Fund has determined no reserves for uncertain tax positions are required to be recorded as a result of the application of ASC 740. The Fund is not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will change materially in the next twelve months. As a result, no income tax liability or expense has been recorded in the accompanying financial statements. The fund files federal and various state tax returns. The 2007 through 2010 tax years generally remain subject to examination by the U.S. federal and most state tax authorities.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires Superfund Capital Management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period.
Recently Issued Accounting Pronouncements
ASU 2010-06
In January 2010, FASB issued Accounting Standards Update No. 2010-06, Improving Disclosures about Fair Value Measurements (“ASU 2010-06”), which amends the disclosure requirements of ASC 820, Fair Value Measurements and Disclosures (“ASC 820”), and requires new disclosures regarding transfers in and out of Level 1 and 2 categories, as well as requires entities to separately present purchases, sales, issuances, and settlements in their reconciliation of Level 3 fair value measurements (i.e. to present such items on a gross basis rather than on a net basis), and which clarifies existing disclosure requirements provided by ASC 820 regarding the level of disaggregation and the inputs and valuation techniques used to measure fair value for measurements that fall within either Level 2 or Level 3 of the fair value hierarchy. ASU 2010-06 is effective for interim and annual periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements (which are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years). The Fund has adopted ASU 2010-06 effective for reporting periods beginning after December 15, 2009. The adoption of ASU 2010-06 did not have any impact on the Fund’s results of operations, financial condition or cash flows, as the Fund has not had any transfers in or out of Level 1 or 2 categories, nor does it hold Level 3 assets or liabilities.
3. Fair Value Measurements
The Fund follows ASC 820. ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under ASC 820 are described below:

SUPERFUND GREEN, L.P. — SERIES A AND B
NOTES TO UNAUDITED FINANCIAL STATEMENTS – (continued)
Level 1:	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2:	Quoted prices in markets that are not considered to be active or financial instruments for which all significant inputs are observable, either directly or indirectly;

Level 3:	Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.
A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. In determining fair value, the Fund separates its financial instruments into two categories: U.S. government securities and derivative contracts.
U.S. Government Securities. The Fund’s only market exposure in instruments held other than for trading is in its U.S. Treasury Bill portfolio. As the Fund uses the amortized cost method for valuing its U.S. Treasury Bill portfolio, which approximates fair value, this portfolio is classified within Level 2 of the fair value hierarchy.
Derivative Contracts. Derivative contracts can be exchange-traded or over-the-counter (“OTC”). Exchange-traded derivatives typically fall within Level 1 or Level 2 of the fair value hierarchy depending on whether they are deemed to be actively traded or not. The Fund has exposure to exchange-traded derivative contracts through the Fund’s trading of exchange-traded futures contracts. The Fund’s exchange-traded futures contract positions are valued daily at settlement prices published by the applicable exchanges. In such cases, provided they are deemed to be actively traded, exchange-traded derivatives are classified within Level 1 of the fair value hierarchy. Less actively traded exchange-traded derivatives fall within Level 2 of the fair value hierarchy.
OTC derivatives are valued using market transactions and other market evidence whenever possible, including market-based inputs to models, model calibration to market-clearing transactions, broker or dealer quotations, or alternative pricing sources with reasonable levels of price transparency. Where models are used, the selection of a particular model to value an OTC derivative depends upon the contractual terms of, and specific risks inherent in, the instrument as well as the availability of pricing information in the market. For OTC derivatives that trade in liquid markets, such as generic forwards and swaps, model inputs can generally be verified and model selection does not involve significant management judgment. The OTC derivatives held by the Fund may include forwards and swaps. Spot and forward foreign currency contracts held by the Fund are valued at published daily settlement prices or at dealers’ quotes. The Fund’s forward and swap positions are typically classified within Level 2 of the fair value hierarchy.
Certain OTC derivatives traded in less liquid markets with limited pricing information, and the determination of fair value for these derivatives is inherently more difficult. Such instruments are classified within Level 3 of the fair value hierarchy. Where the Fund does not have corroborating market evidence to support significant model inputs and cannot verify the model to market transactions, transaction price is initially used as the best estimate of fair value. Accordingly, when a pricing model is used to value such an instrument, the model is adjusted so that the model value at inception equals the transaction price. The valuations of these less liquid OTC derivatives are typically based on Level 1 and/or Level 2 inputs that can be observed in the market, as well as unobservable Level 3 inputs. Subsequent to initial recognition, the Fund updates the Level 1 and Level 2 inputs to reflect observable market changes, with resulting gains and losses reflected within Level 3. Level 3 inputs are changed only when corroborated by evidence such as similar market transactions, third-party pricing services and/or broker or dealer quotations, or other empirical market data. In circumstances in which the Fund cannot verify the model value to market transactions, it is possible that a different valuation model could produce a materially different estimate of fair value. The Fund attempts to avoid holding less liquid OTC derivatives. However, once held, the market for any particular derivative contract could become less liquid during the holding period. As of and during the quarter ended March 31, 2010, the Fund held no derivative contracts valued using Level 3 inputs.

SUPERFUND GREEN, L.P. — SERIES A AND B
NOTES TO UNAUDITED FINANCIAL STATEMENTS — (continued)
The following table summarizes the valuation of the Fund’s assets and liabilities by the ASC 820 fair value hierarchy as of March 31, 2010, and December 31, 2009:
Series A.

	Balance
	March 31,
	2010	Level 1	Level 2	Level 3
ASSETS
U.S. Government securities	$14,167,868	$—	$14,167,868	$—
Unrealized appreciation on open forward contracts	180,950	—	180,950	—
Futures contracts purchased	3,280,054	3,280,054	—
Futures contracts sold	1,568,778	1,568,778	—	—

Total Assets Measured at Fair Value	$19,197,650	$4,848,832	$14,348,818	$—

LIABILITIES
Unrealized depreciation on open forward contracts	$174,506	$—	$174,506	$—

Total Liabilities Measured at Fair Value	$174,506	$—	$174,506	$—

Series B.

	Balance
	March 31,
	2010	Level 1	Level 2	Level 3
ASSETS
U.S. Government securities	$20,331,943	$—	$20,331,943	$—
Unrealized appreciation on open forward contracts	424,908	—	424,908	—
Futures contracts purchased	7,086,972	7,086,972	—
Futures contracts sold	3,380,728	3,380,728	—	—

Total Assets Measured at Fair Value	$31,224,551	$10,467,700	$20,756,851	$—

LIABILITIES
Unrealized depreciation on open forward contracts	$390,973	$—	$390,973	$—

Total Liabilities Measured at Fair Value	$390,973	$—	$390,973	$—

Series A.

	Balance
	December 31,
	2009	Level 1	Level 2	Level 3
ASSETS
U.S. Government securities	$16,019,268	$—	$16,019,268	$—
Unrealized appreciation on open forward contracts	187,448	—	187,448	—
Futures contracts purchased	465,462	465,462	—	—

Total Assets Measured at Fair Value	$16,672,178	$465,462	$16,206,716	$—

SUPERFUND GREEN, L.P. — SERIES A AND B
NOTES TO UNAUDITED FINANCIAL STATEMENTS — (continued)

	Balance
	December 31,
	2009	Level 1	Level 2	Level 3
LIABILITIES
Unrealized depreciation on open forward contracts	$421,267	$—	$421,267	$—
Futures contracts sold	10,673	10,673	—	—

Total Liabilities Measured at Fair Value	$431,940	$10,673	$421,267	$—

Series B.

	Balance
	December 31,
	2009	Level 1	Level 2	Level 3
ASSETS
U.S. Government securities	$26,383,789	$—	$26,383,789	$—
Unrealized appreciation on open forward contracts	509,064	—	509,064	—
Futures contracts purchased	1,108,299	1,108,299	—	—

Total Assets Measured at Fair Value	$28,001,152	$1,108,299	$26,892,853	$—

LIABILITIES
Unrealized depreciation on open forward contracts	$1,130,981	$—	$1,130,981	$—
Futures contracts sold	24,959	24,959	—	—

Total Liabilities Measured at Fair Value	$1,155,940	$24,959	$1,130,981	$—

4. Disclosure of derivative instruments and hedging activities
The Fund follows ASC 815, Disclosures about Derivative Instruments and Hedging Activities (“ASC 815”). ASC 815 is intended to improve financial reporting for derivative instruments by requiring enhanced disclosure that enables investors to understand how and why an entity uses derivatives, how derivatives are accounted for, and how derivative instruments affect an entity’s results of operations and financial position.
Derivative instruments held by the Fund do not qualify as derivative instruments held as hedging instruments, as defined in ASC 815. Instead, the Fund includes derivative instruments in its trading activity. Per the requirements of ASC 815, the Fund discloses the gains and losses on its trading activities for both derivative and nonderivative instruments in the Statement of Operations for each Series.
The Fund engages in the speculative trading of forward contracts in currency and futures contracts in a wide range of commodities, including equity markets, interest rates, food and fiber, energy, livestock, and metals. ASC 815 requires entities to recognize all derivatives instruments as either assets or liabilities at fair value in the statement of financial position. Investments in forward contracts and commodity futures contracts are recorded in the Statements of Assets and Liabilities as “unrealized appreciation or depreciation on open forward contracts and futures contracts purchased and futures contracts sold.” Since the derivatives held or sold by the Fund are for speculative trading purposes, the derivative instruments are not designated as hedging instruments under the provisions of ASC 815. Accordingly, all realized gains and losses, as well as any change in net unrealized gains or losses on open positions from the preceding period, are recognized as part of the Fund’s trading profits and losses in the Statements of Operations.
Superfund Capital Management believes futures and forwards trading activity expressed as a percentage of net assets is indicative of trading activity. Information concerning the fair value of the Fund’s derivatives held long or

SUPERFUND GREEN, L.P. — SERIES A AND B
NOTES TO UNAUDITED FINANCIAL STATEMENTS — (continued)
sold short, as well as information related to the annual average volume of the Fund’s derivative activity, is as follows:
Series A:
The fair value of the Fund’s derivatives by instrument type, as well as the location of those instruments on the Statement of Assets and Liabilities, as of March 31, 2010, is as follows:

	Statement of Assets		Liability
	and Liabilities	Asset Derivatives at	Derivatives at
Type of Instrument	Location	March 31, 2010	March 31, 2010	Net
Foreign Exchange	Unrealized
contracts	appreciation on open
	forward contracts	$180,950	$—	$180,950

Foreign Exchange	Unrealized
contracts	depreciation on open
	forward contracts	—	(174,506)	(174,506)

Futures contracts	Futures contracts
	purchased & Futures
	contacts sold	4,848,832	—	4,848,832

Totals		$5,029,782	$(174,506)	$4,855,276

Effects of Derivative Instruments on the Statement of Operations for the Quarter Ended March 31, 2010:

Change in
Unrealized
Appreciation
Derivatives not			(Depreciation) on
Designated as	Location of Gain (Loss)	Realized Gain (Loss)	Derivatives
Hedging Instruments	on Derivatives	on Derivatives	Recognized in
under ASC 815	Recognized in Income	Recognized in Income	Income
Foreign Exchange	Net realized gain (loss)
contracts	on futures and forward
	contracts	$(516,527)	$240,263

Futures contracts	Net realized gain (loss)
on futures and forward
	contracts	(1,387,174)	4,394,043

Total		$(1,903,701)	$4,634,306

SUPERFUND GREEN, L.P. — SERIES A AND B
NOTES TO UNAUDITED FINANCIAL STATEMENTS — (continued)

	As of March 31, 2010
	Long Positions Gross Unrealized				Short Position Gross Unrealized
		% of		% of		% of			% of	Net Unrealized
		Net		Net		Net			Net	Gain (Loss) on
	Gains	Assets	Losses	Assets	Gains	Assets		Losses	Assets	Open Positions
Foreign Exchange	$177,884	0.5	$(105,092)	(0.3)	$3,066	0.0	*	$(69,414)	(0.2)	$6,444
Currency	412,299	1.2	(65,538)	(0.2)	—	—		—	—	346,761
Financial	1,053,324	2.9	(57,261)	(0.2)	174,295	0.5		(410)	(0.0) *	1,169,948
Food & Fiber	26,229	0.1	(39,195)	(0.1)	354,387	1.0		—	—	341,241
Indices	520,131	1.5	(22,587)	(0.1)	—	—		—	—	497,544
Metals	657,257	1.8	(25,012)	(0.1)	20,183	0.1		(20,107)	(0.1)	632,321
Energy	820,407	2.2	—	—	1,040,430	2.9		—	—	1,860,837

Totals	$3,667,531	10.2	$(314,685)	(1.0)	$1,592,361	4.5		$(89,931)	(0.3)	$4,855,276

*	Due to rounding
Series A average monthly contract volume by market sector as of quarter ended March 31, 2010:

		Average	Average value	Average value
	Average number	number of	of Long	of Short
	of Long Contracts	Short Contracts	Positions	Positions
Foreign Exchange	82	77	$486,542	$984,985

	Average number	Average
	of Long	number of
	Contracts	Short Contracts
Currency	944	—
Financial	1,250	594
Food & Fiber	244	243
Indices	1,043	35
Metals	387	58
Livestock	—	78
Energy	399	154

Totals	4,349	1,239

SUPERFUND GREEN, L.P. — SERIES A AND B
NOTES TO UNAUDITED FINANCIAL STATEMENTS — (continued)
Series A trading results by market sector:

	For the Three Months Ended March 31, 2010
		Change in Net
	Net Realized	Unrealized	Net Trading
	Gain (Losses)	Gains (Losses)	Gains (Losses)
Foreign Exchange	$(516,527)	$240,263	$(276,264)
Currency	(708,060)	523,356	(184,704)
Financial	361,896	1,247,375	1,609,271
Food & Fiber	(216,390)	46,447	(169,943)
Indices	648,896	(100,002)	548,894
Metals	(1,156,827)	916,116	(240,711)
Livestock	(134,680)	20,060	(114,620)
Energy	(182,009)	1,740,691	1,558,682

Total net trading gains (losses)	$(1,903,701)	$4,634,306	$2,730,605

Series B:
The fair value of the Fund’s derivatives by instrument type, as well as the location of those instruments on the Statement of Assets and Liabilities, as of March 31, 2010, is as follows:

	Statement of Assets		Liability
	and Liabilities	Asset Derivatives at	Derivatives at
Type of Instrument	Location	March 31, 2010	March 31, 2010	Net
Foreign Exchange	Unrealized
contracts	appreciation on open
	forward contracts	$424,908	$—	$424,908

Foreign Exchange	Unrealized
contracts	depreciation on open
	forward contracts	—	(390,973)	(390,973)

Futures contracts	Futures contracts
	purchased & Futures
	contacts sold	10,467,700	—	10,467,700

Totals		$10,892,608	$(390,973)	$10,501,635

Effects of Derivative Instruments on the Statement of Operations for the Quarter Ended March 31, 2010:

SUPERFUND GREEN, L.P. — SERIES A AND B
NOTES TO UNAUDITED FINANCIAL STATEMENTS — (continued)

Change in
Unrealized
Appreciation
Derivatives Not			(Depreciation) on
Accounted for as	Location of Gain (Loss)	Realized Gain (Loss)	Derivatives
Hedging Instruments	on Derivatives	on Derivatives	Recognized in
under Statement 133	Recognized in Income	Recognized in Income	Income
Foreign Exchange	Net realized gain (loss)
contracts	on futures and forward
	contracts	( $1,405,504)	$655,852

Futures contracts	Net realized gain (loss)
on futures and forward
	contracts	(3,402,159)	9,384,360

Total		( $4,807,663)	$10,040,212

	As of March 31, 2010
	Long Positions Gross Unrealized				Short Position Gross Unrealized
		% of		% of		% of			% of	Net Unrealized
		Net		Net		Net			Net	Gain (Loss) on
	Gains	Assets	Losses	Assets	Gains	Assets		Losses	Assets	Open Positions
Foreign Exchange	$417,164	0.8	$(236,002)	(0.4)	$7,744	0.0	*	$(154,971)	(0.3)	$33,935
Currency	863,887	1.6	(135,756)	(0.3)	—	—		—	—	728,131
Financial	2,170,519	4.0	(128,231)	(0.2)	365,767	0.7		(820)	(0.0) *	2,407,235
Food & Fiber	71,420	0.2	(85,035)	(0.2)	734,875	1.4		—	—	721,260
Indices	1,132,453	2.1	(55,376)	(0.1)	—	—		—	—	1,077,077
Metals	1,524,274	2.8	(73,197)	(0.1)	104,839	0.2		(59,003)	(0.1)	1,496,913
Energy	1,802,014	3.3	—	—	2,235,070	4.1		—	—	4,037,084

Totals	$7,981,731	14.8	$(713,597)	(1.3)	$3,448,295	6.4		$(214,794)	(0.4)	$10,501,635

*	Due to rounding

SUPERFUND GREEN, L.P. — SERIES A AND B
NOTES TO UNAUDITED FINANCIAL STATEMENTS — (continued)
Series B average monthly contract volume by market sector for quarter ended March 31, 2010:

	Average number	Average	Average value	Average value
	of Long	number of Short	of Long	of Short
	Contracts	Contracts	Positions	Positions
Foreign Exchange	85	93	$1,279,728	$2,562,190

	Average number	Average
	of Long	number of Short
	Contracts	Contracts
Currency	2,095	—
Financial	2,951	1,327
Food & Fiber	558	551
Indices	2,040	75
Metals	897	132
Livestock	—	178
Energy	925	358

Totals	9,551	2,714

Series B trading results by market sector:

	For the Three Months Ended March 31, 2010
		Change in Net
	Net Realized	Unrealized	Net Trading
	Gain (Losses)	Gains (Losses)	Gains (Losses)
Foreign Exchange	$(1,405,504)	$655,852	$(749,652)
Currency	(1,654,409)	1,182,673	(471,736)
Financial	836,090	2,665,810	3,501,900
Food & Fiber	(287,075)	(44,228)	(331,303)
Indices	1,460,620	(477,263)	983,357
Metals	(2,821,778)	2,265,693	(556,085)
Livestock	(310,550)	50,500	(260,050)
Energy	(625,057)	3,741,175	3,116,118

Total net trading gains (losses)	$(4,807,663)	$10,040,212	$5,232,549

5. Due from/to brokers
Due from brokers consist of proceeds from securities sold. Amounts due from brokers may be restricted to the extent that they serve as deposits for securities sold short. Amounts due to brokers represent margin borrowings that are collateralized by certain securities. As of March 31, 2010, there were no amounts due to brokers.
In the normal course of business, all of the Fund’s marketable securities transactions, money balances and marketable security positions are transacted with brokers. The Fund is subject to credit risk to the extent any broker with whom it conducts business is unable to fulfill contractual obligations on its behalf. Superfund Capital Management monitors the financial condition of such brokers and does not anticipate any losses from these counterparties.

SUPERFUND GREEN, L.P. — SERIES A AND B
NOTES TO UNAUDITED FINANCIAL STATEMENTS — (continued)
6. Allocation of net profits and losses
In accordance with the Fifth Amended and Restated Limited Partnership Agreement (the “Limited Partnership Agreement”), net profits and losses of the Fund are allocated to partners according to their respective interests in the Fund as of the beginning of each month.
Advance subscriptions, if any, represent cash received prior to December 31 for contributions of the subsequent month and do not participate in the earnings of the Fund until the following January.
7. Related party transactions
Superfund Capital Management shall be paid a management fee equal to one-twelfth of 1.85% of month-end net assets (1.85% per annum), ongoing offering expenses equal to one-twelfth of 1% of month-end net assets (1% per annum), not to exceed the amount of actual expenses incurred, and monthly operating expenses equal to one-twelfth of 0.15% of month-end net assets (0.15% per annum), not to exceed the amount of actual expenses incurred. In accordance with the Prospectus of the Fund dated November 24, 2009, as supplemented on December 3, 2009 (the “Prospectus”), included within the Registration Statement on Form S-1 (File No. 333-162132), Superfund USA, an entity related to Superfund Capital Management by common ownership, shall be paid monthly selling commissions equal to one-twelfth of 4% (4% per annum) of the month-end net asset value of the Fund. However, the maximum cumulative selling commission per Unit is limited to 10% of the initial public offering price of Units sold pursuant to the Prospectus.
Superfund Capital Management will also be paid a monthly performance/incentive fee equal to 25% of the new appreciation without respect to interest income. Trading losses will be carried forward and no further performance/incentive fee may be paid until the prior losses have been recovered.
8. Financial highlights
Financial highlights for the period January 1 through March 31 are as follows:

	2010		2009
	Series A	Series B	Series A	Series B
Total return before incentive fees*	5.2%	7.8%	(2.0)%	(2.4)%

Incentive fees*	0.0%	0.0%	0.0%	(0.5)%

Total return after incentive fees*	5.2%	7.8%	(2.0)%	(2.9)%

Ratios to average partners’ capital**
Operating expenses before incentive fees	9.6%	10.9%	7.6%	8.1%
Incentive fees	0.0%	0.0%	0.0%	1.8%

Total expenses	9.6%	10.9%	7.6%	9.9%

Net investment	(9.6)%	(10.9)%	(7.5)%	(7.9)%

Net asset value per unit, beginning of period	$1,354.49	$1,454.64	$1,932.30	$2,600.96
Net investment loss	(31.06)	(37.15)	(35.56)	(62.45)
Net gain (loss) on investments	101.72	149.94	(2.12)	(12.27)

Net asset value per unit, end of period	$1,425.15	$1,567.43	$1,894.62	$2,526.24

Other per Unit information:
Net increase (decrease) in net assets from operations per Unit (based upon weighted average number of Units during period)	$75.16	$109.18	$(37.94)	$(79.11)

Net increase (decrease) in net assets from operations per Unit (based upon change in net asset value per Unit)	$70.66	$112.79	$(37.68)	$(74.72)

*	Not annualized

**	Annualized, except for incentive fees

SUPERFUND GREEN, L.P. — SERIES A AND B
NOTES TO UNAUDITED FINANCIAL STATEMENTS — (continued)
Financial highlights are calculated for each series taken as a whole. An individual partner’s return, per unit data, and ratios may vary based on the timing of capital transactions.
9. Financial instrument risk
In the normal course of its business, the Fund is party to financial instruments with off-balance sheet risk, including derivative financial instruments and derivative commodity instruments. The term “off balance sheet risk” refers to an unrecorded potential liability that, even though it does not appear on the balance sheet, may result in a future obligation or loss. These financial instruments may include forwards, futures and options, whose values are based upon an underlying asset, index, or reference rate, and generally represent future commitments to exchange currencies or cash flows, to purchase or sell other financial instruments at specific terms at specific future dates, or, in the case of derivative commodity instruments, to have a reasonable possibility to be settled in cash, through physical delivery or with another financial instrument. These instruments may be traded on an exchange or OTC. Exchange-traded instruments are standardized and include futures and certain option contracts. OTC contracts are negotiated between contracting parties and include forwards and certain options. Each of these instruments is subject to various risks similar to those related to the underlying financial instruments including market and credit risk. In general, the risks associated with OTC contracts are greater than those associated with exchange-traded instruments because of the greater risk of default by the counterparty to an OTC contract.
For Series A, gross unrealized gains and losses related to exchange-traded futures were $5,078,942 and $230,110, respectively, and gross unrealized gains and losses related to non-exchange-traded forwards were $180,950 and $174,506, respectively, at March 31, 2010.
For Series B, gross unrealized gains and losses related to exchange-traded futures were $11,005,118 and $537,418, respectively, and gross unrealized gains and losses related to non-exchange-traded forwards were $424,908 and $390,973, respectively, at March 31, 2010.
Market risk is the potential for changes in the value of the financial instruments traded by the Fund due to market changes, including interest and foreign exchange rate movements and fluctuations in commodity or security prices. In entering into these contracts, there exists a market risk that such contracts may be significantly influenced by conditions such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the futures interest positions at the same time, and Superfund Capital Management was unable to offset such positions, the Fund could experience substantial losses.
Credit risk is the possibility that a loss may occur due to the failure of a counterparty to perform according to the terms of a contract. Credit risk with respect to exchange-traded instruments is reduced to the extent that an exchange or clearing organization acts as a counterparty to the transactions. The Fund’s risk of loss in the event of counterparty default is typically limited to the amounts recognized in the statements of assets and liabilities and not represented by the contract or notional amounts of the instruments. As the Fund’s assets are held in segregated accounts with futures commission merchants, the Fund has credit risk and concentration risk. The Fund’s futures commission merchants are currently ADM Investor Services, Inc., Barclays Capital Inc. and Rosenthal Collins Group LLC.
Superfund Capital Management monitors and controls the Fund’s risk exposure on a daily basis through financial, credit, and risk management monitoring systems, and accordingly believes that it has effective procedures for

SUPERFUND GREEN, L.P. — SERIES A AND B
NOTES TO UNAUDITED FINANCIAL STATEMENTS — (continued)
evaluating and limiting the credit and market risks to which the Fund is subject. These monitoring systems allow Superfund Capital Management to statistically analyze actual trading results with risk adjusted performance indicators and correlation statistics. In addition, on-line monitoring systems provide account analysis of futures and forward positions by sector, margin requirements, gain and loss transactions, and collateral positions.
The majority of these futures and forwards mature within one year of March 31, 2010. However, due to the nature of the Fund’s business, these instruments may not be held to maturity.
10. Subscriptions and redemptions
Investors must submit subscriptions at least five business days prior to the applicable month-end closing date and they will be accepted once payments are received and cleared. All subscriptions funds are required to be promptly transmitted to the escrow agent, HSBC Bank USA. Subscriptions must be accepted or rejected by Superfund Capital Management within five business days of receipt, and the settlement date for the deposit of subscription funds in escrow must be within five business days of acceptance. No fees or costs will be assessed on any subscription while held in escrow, irrespective of whether the subscription is accepted or the subscription funds are returned.
A limited partner of a Series may request any or all of his investment in such Series be redeemed by such Series at the net asset value of a Unit within such Series as of the end of each month, subject to a minimum redemption of $1,000 and subject further to such limited partner having an investment in such Series, after giving effect to the requested redemption, at least equal to the minimum initial investment amount of $5,000. Limited partners must transmit a written request of such redemption to Superfund Capital Management not less than five business days prior to the end of the month (or such shorter period as permitted by Superfund Capital Management) as of which redemption is to be effective. Redemptions will generally be paid within twenty days after the date of redemption. However, in special circumstances, including, but not limited to, inability to liquidate dealers’ positions as of a redemption date or default or delay in payments due to each Series from clearing brokers, banks or other persons or entities, each Series may in turn delay payment to persons requesting redemption of the proportionate part of the net assets of each Series represented by the sums that are subject of such default or delay. The Fund’s Prospectus provides “if the net asset value per Unit within a Series as of the end of any business day declines by 50% or more from either the prior year-end or the prior month-end Unit value of such Series, Superfund Capital Management will suspend trading activities, notify all Limited Partners within such Series of the relevant facts within seven business days and declare a special redemption period.”
11. Subsequent events
Superfund Capital Management has evaluated the impact of all subsequent events on the Fund through the date the financial statements were filed and has determined that there were no subsequent events requiring recognition or disclosure in the financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Partners of Superfund Green, L.P. — Series A and Series B:
We have audited the accompanying statements of assets and liabilities of Superfund Green, L.P. — Series A and Series B (formerly Quadriga Superfund, L.P., the “Fund”), including the condensed schedules of investments, as of December 31, 2009 and 2008, and the related statements of operations, changes in net assets, and cash flows for each of the two years in the period then ended. These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Fund as of December 31, 2009 and 2008, and the results of its operations and its cash flows for each of the two years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.
/S/ DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
March 31, 2010

SUPERFUND GREEN, L.P. — SERIES A
STATEMENTS OF ASSETS AND LIABILITIES
December 31, 2009, and December 31, 2008

	December 31, 2009	December 31, 2008
ASSETS
US Government securities, at fair value (amortized cost $16,019,268 and $31,494,929 as of December 31, 2009, and December 31, 2008, respectively)	$16,019,268	$31,494,929

Due from brokers	17,161,443	4,049,967

Unrealized appreciation on open forward contracts	187,448	11,138

Futures contracts purchased	465,462	735,529

Futures contracts sold	—	109,330

Cash	611,470	810,576

Total assets	34,445,091	37,211,469

LIABILITIES

Unrealized depreciation on open forward contracts	421,267	43,336

Redemptions payable	550,221	1,714,573

Due to affiliate	—	300,000

Futures contracts sold	10,673	—

Fees payable	150,435	181,226

Total liabilities	1,132,596	2,239,135

NET ASSETS	$33,312,495	$34,972,334

Number of Units	24,594.117	18,098.830

Net asset value per Unit	$1,354.49	$1,932.30

See accompanying notes to financial statements.

SUPERFUND GREEN, L.P. — SERIES A
CONDENSED SCHEDULE OF INVESTMENTS
December 31, 2009

		Percentage
		of
	Face Value	Net Assets	Fair Value
Debt Securities United States, at fair value

United States Treasury Bills due February 25, 2010 (amortized cost $16,019,268), securities are held in margin accounts as collateral for open futures and forwards	$16,020,000	48.1%	$16,019,268

Forward contracts, at fair value
Unrealized appreciation on forward contracts
Currency		0.6	187,448

Total unrealized appreciation on forward contracts		0.6	187,448

Unrealized depreciation on forward contracts
Currency		(1.3)	(421,267)

Total unrealized depreciation on forward contracts		(1.3)	(421,267)

Total forward contracts, at fair value		(0.7)	(233,819)

Futures Contracts, at fair value
Futures Contracts Purchased
Currency		(0.5)	(176,595)
Energy		0.4	132,156
Financial		(0.4)	(149,774)
Food & Fiber		1.0	337,999
Indices		1.8	605,471
Metals		(0.9)	(283,795)

Total futures contracts purchased		1.4	465,462

Futures Contracts Sold
Energy		(0.0)*	(12,010)
Financial		0.2	72,347
Food & Fiber		(0.1)	(43,025)
Indices		(0.0)*	(7,925)
Livestock		(0.1)	(20,060)

Total futures contracts sold		(0.0)*	(10,673)

Total futures contracts, at fair value		1.4	454,789

Futures and forward contracts by country composition
European Monetary Union		(0.1)	(51,393)
Great Britain		0.2	61,549
Japan		0.3	108,985
United States		0.1	30,577
Other		0.2	71,252

Total futures and forward contracts by country		0.7%	$220,970

*	Due to rounding
See accompanying notes to financial statements.

SUPERFUND GREEN, L.P. — SERIES A
CONDENSED SCHEDULE OF INVESTMENTS
December 31, 2008

		Percentage of
	Face Value	Net Assets	Fair Value
Debt Securities United States, at fair value
United States Treasury Bills due February 26, 2009 (amortized cost $31,494,929), securities are held in margin accounts as collateral for open futures and forwards	$31,500,000	90.1%	$31,494,929

Forward contracts, at fair value
Unrealized appreciation on forward contracts
Currency		0.0%	$11,138

Total unrealized appreciation on forward contracts		0.0 *	11,138

Unrealized depreciation on forward contracts
Currency		(0.1)	(43,336)

Total unrealized depreciation on forward contracts		(0.1)	(43,336)

Total forward contracts, at fair value		(0.1)%	$(32,198)

Futures Contracts, at fair value
Futures Contracts Purchased
Currency		0.3%	$101,136
Financial		1.5	508,908
Food & Fiber		0.1	33,914
Indices		0.0 *	22,836
Metals		0.2	68,735

Total futures contracts purchased		2.1	735,529

Futures Contracts Sold
Currency		0.1	38,025
Energy		0.2	88,531
Financial		0.0 *	919
Food & Fiber		(0.1)	(40,878)
Indices		(0.0)*	(7,067)
Livestock		0.1	23,400
Metals		0.0 *	6,400

Total futures contracts sold		0.3	109,330

Total futures contracts, at fair value		2.4%	$844,859

Futures and forward contracts by country composition
European Monetary Union		0.4%	$153,538
Great Britain		0.3	110,392
United States		1.1	369,143
Other		0.5	179,588

Total futures and forward contracts by country		2.3%	$812,661

*	Due to rounding
See accompanying notes to financial statements.

SUPERFUND GREEN, L.P. — SERIES A
STATEMENTS OF OPERATIONS
Years Ended December 31, 2009, and December 31, 2008

	2009	2008
Investment income, interest	$36,541	$917,244

Expenses
Incentive fee	—	1,786,681
Management fee	642,447	813,892
Ongoing offering expenses	347,268	439,942
Operating expenses	52,090	65,991
Selling commission	1,389,074	1,759,767
Brokerage commissions	637,825	615,631
Other	15,191	17,006

Total expenses	3,083,895	5,498,910

Net investment loss	(3,047,354)	(4,581,666)

Realized and unrealized gain (loss) on investments
Net realized gain (loss) on futures and forward contracts	(8,768,134)	17,288,029
Net change in unrealized appreciation (depreciation) on futures and forward contracts	(591,691)	377,151

Net gain (loss) on investments	(9,359,825)	17,665,180

Net increase (decrease) in net assets from operations	$(12,407,179)	$3,083,514

Net increase (decrease) in net assets from operations per unit (based upon weighted average number of units outstanding during period)	$(563.24)	$523.26

Net increase (decrease) in net assets from operations per unit (based upon change in net asset value per unit during period)	$(577.81)	$445.86

See accompanying notes to financial statements.

SUPERFUND GREEN, L.P. — SERIES A
STATEMENTS OF CHANGES IN NET ASSETS
Years Ended December 31, 2009, and December 31, 2008

	2009	2008
Increase (decrease) in net assets from operations:
Net investment loss	$(3,047,354)	$(4,581,666)
Net realized gain (loss) on futures and forward contracts	(8,768,134)	17,288,029
Net change in unrealized appreciation (depreciation) on futures and forward contracts	(591,691)	377,151

Net increase (decrease) in net assets from operations	(12,407,179)	13,083,514
Capital share transactions
Issuance of shares	22,712,095	6,800,873
Redemption of shares	(11,964,755)	(42,846,561)

Net increase (decrease) in net assets from capital share transactions	10,747,340	(36,045,688)

Net decrease in net assets	(1,659,839)	(22,962,174)

Net assets, beginning of year	34,972,334	57,934,508

Net assets, end of year	$33,312,495	$34,972,334

Units, beginning of year	18,098.830	38,975.348
Issuance of units	13,736.756	3,874.666
Redemption of units	(7,241.469)	(24,751.184)

Units, end of year	24,594.117	18,098.830

See accompanying notes to financial statements.

SUPERFUND GREEN, L.P. — SERIES A
STATEMENTS OF CASH FLOWS
December 31, 2009, and December 31, 2008

	2009	2008
Cash flows from operating activities
Net increase (decrease) in net assets from operations	$(12,407,179)	$13,083,514
Adjustments to reconcile net increase (decrease) in net assets from operations to net cash provided by (used in) operating activities:
Changes in operating assets and liabilities:
Purchases of U.S. government securities	(76,427,172)	(155,825,083)
Sales and maturities of U.S. government securities	91,934,208	180,364,661
Amortization of discounts and premiums	(31,375)	(814,748)
Due from brokers	(13,111,476)	1,455,170
Due to affiliate	(300,000)	166,724
Unrealized appreciation on open forward contracts	(176,310)	218,576
Futures contracts purchased	270,067	(369,517)
Unrealized depreciation on open forward contracts	377,931	(875,132)
Futures contracts sold	120,003	648,922
Fees payable	(30,791)	(130,277)

Net cash provided by (used in) operating activities	(9,782,094)	37,922,810

Cash flows from financing activities
Subscriptions, net of change in advance subscriptions	22,712,095	6,800,873
Redemptions, net of redemptions payable	(13,129,107)	(44,027,661)

Net cash provided by (used in) financing activities	9,582,988	(37,226,788)

Net increase (decrease) in cash	(199,106)	696,022

Cash, beginning of year	810,576	114,554

Cash, end of year	$611,470	$810,576

See accompanying notes to financial statements.

SUPERFUND GREEN, L.P. — SERIES B
STATEMENTS OF ASSETS AND LIABILITIES
December 31, 2009, and December 31, 2008

	December 31, 2009	December 31, 2008
ASSETS
US Government securities, at fair value, (amortized cost $26,383,789 and $54,825,911 as of December 31, 2009 and December 31, 2008, respectively)	$26,383,789	$54,825,911

Due from brokers	26,076,666	5,961,708

Unrealized appreciation on open forward contracts	509,064	44,878

Futures contracts purchased	1,108,299	1,978,090

Futures contracts sold	—	407,977

Cash	30,588	668,701

Total assets	54,108,406	63,887,265

LIABILITIES

Unrealized depreciation on open forward contracts	1,130,981	163,504

Redemptions payable	887,287	2,767,509

Futures contracts sold	24,959	—

Fees payable	241,831	339,201

Total liabilities	2,285,058	3,270,214

NET ASSETS	$51,823,348	$60,617,051

Number of Units	35,626.349	23,305.633

Net asset value per Unit	$1,454.64	$2,600.96

See accompanying notes to financial statements.

SUPERFUND GREEN, L.P. — SERIES B
CONDENSED SCHEDULE OF INVESTMENTS
December 31, 2009

		Percentage of
	Face Value	Net Assets	Fair Value
Debt Securities United States, at fair value
United States Treasury Bills due February 25, 2010 (amortized cost $26,383,789), securities are held in margin accounts as collateral for open futures and forwards	$26,385,000	50.9%	$26,383,789

Forward contracts, at fair value Unrealized appreciation on forward contracts
Currency		1.0	509,064

Total unrealized appreciation on forward contracts		1.0	509,064

Unrealized depreciation on forward contracts
Currency		(2.2)	(1,130,981)

Total unrealized depreciation on forward contracts		(2.2)	(1,130,981)

Total forward contracts, at fair value		(1.2)	(621,917)

Futures contracts, at fair value
Futures contracts purchased
Currency		(0.9)	(454,542)
Energy		0.6	332,460
Financial		(0.8)	(442,961)
Food & Fiber		1.7	868,763
Indices		3.0	1,573,360
Metals		(1.5)	(768,781)

Total futures contracts purchased		2.1	1,108,299

Futures contracts sold
Energy		(0.1)	(36,550)
Financial		0.4	184,386
Food & Fiber		(0.2)	(103,275)
Livestock		(0.1)	(50,500)
Indices		(0.0) *	(19,020)

Total futures contracts sold		(0.0) *	(24,959)

Total futures contracts, at fair value		2.1	1,083,340

Futures and forward contracts by country composition
European Monetary Union		(0.2)	(115,345)
Great Britain		0.2	124,580
Japan		0.6	297,984
United States		0.0 *	18,320
Other		0.3	135,884

Total futures and forward contracts by country		0.9%	$461,423

*	Due to rounding
See accompanying notes to financial statements.

SUPERFUND GREEN, L.P. — SERIES B
CONDENSED SCHEDULE OF INVESTMENTS
December 31, 2008

		Percentage of
	Face Value	Net Assets	Fair Value
Debt Securities United States, at fair value
United States Treasury Bills due February 26, 2009 (amortized cost $54,825,911), securities are held in margin accounts as collateral for open futures and forwards	$54,835,000	90.4%	$54,825,911

Forward contracts, at fair value
Unrealized appreciation on forward contracts
Currency		0.1%	$44,878

Total unrealized appreciation on forward contracts		0.1	44,878

Unrealized depreciation on forward contracts
Currency		(0.3)	(163,504)

Total unrealized depreciation on forward contracts		(0.3)	(163,504)

Total forward contracts, at fair value		(0.2)%	$(118,626)

Futures contracts, at fair value
Futures contracts purchased
Currency		0.5%	$282,349
Financial		2.5	1,535,102
Food & Fiber		0.2	91,596
Indices		0.1	69,043

Total futures contracts purchased		3.3	1,978,090

Futures contracts sold
Currency		0.2	101,335
Energy		0.5	319,932
Financial		(0.1)	(30,335)
Livestock		0.1	64,110
Indices		(0.1)	(85,438)
Food & Fiber		(0.2)	(144,632)
Metals		0.3	183,005

Total futures contracts sold		0.7	407,977

Total futures contracts, at fair value		4.0%	$2,386,067

Futures and forward contracts by country composition
European Monetary Union		0.7%	$425,341
Great Britain		0.5	291,376
United States		1.9	1,142,037
Other		0.7	408,687

Total futures and forward contracts by country		3.8%	$2,267,441

See accompanying notes to financial statements.

SUPERFUND GREEN, L.P. — SERIES B
STATEMENTS OF OPERATIONS
Years Ended December 31, 2009, and December 31, 2008

	2009	2008
Investment income, interest	$64,467	$792,092

Expenses
Incentive fee	301,233	3,831,165
Management fee	1,097,606	936,891
Ongoing offering expenses	593,300	506,427
Operating expenses	88,995	75,964
Selling commission	2,373,202	2,025,709
Brokerage commissions	1,736,922	971,657
Other	20,728	25,066

Total expenses	6,211,986	8,372,879

Net investment loss	(6,147,519)	(7,580,787)

Realized and unrealized gain (loss) on investments
Net realized gain (loss) on futures and forward contracts	(27,074,104)	22,944,445
Net change in unrealized appreciation (depreciation) on futures and forward contracts	(1,806,018)	1,982,613

Net gain (loss) on investments	(28,880,122)	24,927,058

Net increase (decrease) in net assets from operations	$(35,027,641)	$17,346,271

Net increase (decrease) in net assets from operations per unit (based upon weighted average number of units outstanding during period)	$(1,106.39)	$786.52

Net increase (decrease) in net assets from operations per unit (based upon change in net asset value per unit during period)	$(1,146.32)	$826.27

See accompanying notes to financial statements.

SUPERFUND GREEN, L.P. — SERIES B
STATEMENTS OF CHANGES IN NET ASSETS
Years Ended December 31, 2009, and December 31, 2008

	2009	2008
Increase (decrease) in net assets from operations
Net investment loss	$(6,147,519)	$(7,580,787)
Net realized gain (loss) on futures and forward contracts	(27,074,104)	22,944,445
Net change in unrealized appreciation (depreciation) on futures and forward contracts	(1,806,018)	1,982,613

Net increase (decrease) in net assets from operations	(35,027,641)	17,346,271

Capital share transactions
Issuance of shares	42,437,152	38,379,823
Redemption of shares	(16,203,214)	(20,964,190)

Net increase in net assets from capital share transactions	26,233,938	17,415,633

Net increase (decrease) in net assets	(8,793,703)	34,761,904

Net assets, beginning of year	60,617,051	25,855,147

Net assets, end of year	$51,823,348	$60,617,051

Units, beginning of year	23,305.633	14,568.812
Issuance of units	20,136.910	17,593.459
Redemption of units	(7,816.194)	(8,856.638)

Units, end of year	35,626.349	23,305.633

See accompanying notes to financial statements.

SUPERFUND GREEN, L.P. — SERIES B
STATEMENTS OF CASH FLOWS
Years Ended December 31, 2009, and December 31, 2008

	2009	2008
Cash flows from operating activities
Net increase (decrease) in net assets from operations	$(35,027,641)	$17,346,271
Adjustments to reconcile net increase (decrease) in net assets from operations to net cash used in operating activities:
Changes in operating assets and liabilities:
Purchases of U.S. government securities	(134,579,547)	(181,821,630)
Sales and maturities of U.S. government securities	163,078,462	151,644,442
Amortization of discounts and premiums	(56,793)	(635,028)
Due from brokers	(20,114,958)	(2,448,239)
Due from affiliate	—	133,276
Unrealized appreciation on open forward contracts	(464,186)	111,568
Futures contracts purchased	869,791	(1,744,304)
Unrealized depreciation on open forward contracts	967,477	(443,845)
Futures contracts sold	432,936	93,968
Fees payable	(97,370)	268,179

Net cash used in operating activities	(24,991,829)	(17,495,342)

Cash flows from financing activities
Subscriptions, net of change in advance subscriptions	42,437,152	38,379,823
Redemptions, net of redemption payable	(18,083,436)	(20,289,155)

Net cash provided by financing activities	24,353,716	18,090,668

Net increase (decrease) in cash	(638,113)	595,326

Cash, beginning of year	668,701	73,375

Cash, end of year	$30,588	$668,701

See accompanying notes to financial statements.

SUPERFUND GREEN, L.P. — SERIES A AND SERIES B
(formerly known as QUADRIGA SUPERFUND, L.P.)
NOTES TO FINANCIAL STATEMENTS
December 31, 2009
(1)	Nature of Operations
     Organization and Business
     Superfund Green, L.P., formerly known as Quadriga Superfund, L.P. (the “Fund”), a Delaware limited partnership, commenced operations on November 5, 2002. The Fund was organized to trade speculatively in the United States of America (“U.S.”) and international commodity futures markets using a fully-automated computerized trading system. The Fund has issued two classes of Units, Series A and Series B (the “Series”). The two Series will be traded and managed the same way except for the degree of leverage.
     The term of the Fund shall continue until December 31, 2050, unless terminated earlier by the Fund’s general partner, Superfund Capital Management, Inc. (“Superfund Capital Management”) or by operation of law or a decline in the aggregate net assets of such Series to less than $500,000.
(2)	Significant Accounting Policies
(a)	Valuation of Investments in Futures Contracts, Forward Contracts, and U.S. Treasury Bills
All commodity interests (including derivative financial instruments and derivative commodity instruments) are used for trading purposes. The commodity interests are recorded on a trade date basis and open contracts are recorded in the statements of assets and liabilities at fair value on the last business day of the period, which represents market value for those commodity interests for which market quotes are readily available.
Exchange-traded futures contracts are valued at settlement prices published by the recognized exchange. Any spot and forward foreign currency contracts held by the Fund will be valued at published settlement prices or at dealers’ quotes. The Fund uses the amortized cost method for valuing U.S. Treasury Bills due to the short-term nature of such instrument; accordingly, the cost of securities plus accreted discount, or minus amortized premium approximates fair value (See Section (2)(g) — Fair Value Measurements).
(b)	Translation of Foreign Currency
Assets and liabilities denominated in foreign currencies are translated into U.S. dollar amounts at the period end exchange rates. Purchases and sales of investments, and income and expenses that are denominated in foreign currencies are translated into U.S. dollar amounts on the transaction date. Adjustments arising from foreign currency transactions are reflected in the statements of operations.
The Fund does not isolate that portion of the results of operations arising from the effect of changes in foreign exchange rates on investments from fluctuations from changes in market prices of investments held. Such fluctuations are included in net gain (loss) on investments in the statements of operations.
(c)	Investment Transactions, Investment Income, and Expenses
Investment transactions are accounted for on a trade-date basis. Interest income and expenses are recognized on the accrual basis.

SUPERFUND GREEN, L.P. — SERIES A AND SERIES B
NOTES TO FINANCIAL STATEMENTS — (Continued)
(d)	Income Taxes
The Fund does not record a provision for U.S. income taxes because the partners report their share of the Fund’s income or loss on their returns. The financial statements reflect the Fund’s transactions without adjustment, if any, required for income tax purposes.
Superfund Capital Management has evaluated the application of Accounting Standards Codification (“ASC”) 740 to the Fund, to determine whether or not there are uncertain tax positions that require financial statement recognition. Based on this evaluation, the Fund has determined no reserves for uncertain tax position are required to be recorded as a result of the application of ASC 740. The Fund is not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will change materially in the next twelve months. As a result, no income tax liability or expense has been recorded in the accompanying financial statements. The fund files federal and various state tax returns. The 2006 through 2009 tax years generally remain subject to examination by the U.S. federal and most state tax authorities.
(e)	Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires Superfund Capital Management to make estimates and assumptions that affect the amounts reported and disclosed in the financial statements. Actual results could differ from those estimates.
(f)	Recently Issued Accounting Pronouncements
ASC 105.10.05
In June 2009, the Financial Accounting Standards Board (“FASB”) issued FASB Accounting Standards Codification (“ASC”) 105.10.05, Generally Accepted Accounting Principles (“ASC 105.10.05”). ASC 105.10.05 establishes FASB ASC as the single source of authoritative generally accepted accounting principles (“GAAP”). Pursuant to the provisions of ASC 105.10.05, the Fund has adopted ASC 105.10.05 and updated references to GAAP in its financial statements issued subsequent to September 15, 2009. The adoption of ASC 105.10.05 did not have any impact on the Fund’s results of operations, financial condition or cash flows.
ASU 2010-06
In January 2010, FASB issued Accounting Standards Update No. 2010-06 (“ASU 2010-06”), Improving Disclosures about Fair Value Measurements, which, among other things, amends ASC 820 to require entities to separately present purchases, sales, issuances, and settlements in their reconciliation of Level 3 fair value measurements (i.e. to present such items as gross basis rather than on a net basis), and which clarifies existing disclosure requirements provided by ASC 820 regarding the level of disaggregation and the inputs and valuation techniques used to measure fair value for measurements that fall within either Level 2 or Level 3 of the fair value hierarchy. ASU 2010-06 is effective for interim and annual periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements (which are effective for fiscal years beginning after December 15, 2010 and for interim periods within those fiscal years). Superfund Capital Management is currently evaluating the impact of ASU 2010-06 on the Fund’s financial statements.

SUPERFUND GREEN, L.P. — SERIES A AND SERIES B
NOTES TO FINANCIAL STATEMENTS — (Continued)
(g)	Fair Value Measurements
The Fund follows ASC 820, Fair Value Measurements (“ASC 820”). ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of the fair value hierarchy under ASC 820 are described below:

Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2	Quoted prices in markets that are not considered to be active or financial instruments for which all significant inputs are observable, either directly or indirectly.

Level 3	Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.
A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. In determining fair value, the Fund separates its financial instruments into two categories: U.S. government securities and derivative contracts.
U.S. Government Securities. The Fund’s only market exposure in instruments held other than for trading is in its U.S. Treasury Bill portfolio. As the Fund uses the amortized cost method for valuing its U.S. Treasury Bill portfolio, which approximates fair value, this portfolio is classified within level 2 of the fair value hierarchy.
Derivative Contracts. Derivative contracts can be exchange-traded or over-the-counter. Exchange-traded derivatives typically fall within level 1 or level 2 of the fair value hierarchy depending on whether they are deemed to be actively traded or not. The Fund has exposure to exchange-traded derivative contracts through the Fund’s trading of exchange-traded futures contracts. The Fund’s exchange-traded futures contract positions are valued daily at settlement prices published by the applicable exchanges. In such cases, provided they are deemed to be actively traded, exchange-traded derivatives are classified within level 1 of the fair value hierarchy. Less actively traded exchange-traded derivatives fall within level 2 of the fair value hierarchy.
OTC derivatives are valued using market transactions and other market evidence whenever possible, including market-based inputs to models, model calibration to market-clearing transactions, broker or dealer quotations, or alternative pricing sources with reasonable levels of price transparency. Where models are used, the selection of a particular model to value an OTC derivative depends upon the contractual terms of, and specific risks inherent in, the instrument as well as the availability of pricing information in the market. For OTC derivatives that trade in liquid markets, such as generic forwards and swaps, model inputs can generally be verified and model selection does not involve significant management judgment. The OTC derivatives held by the Fund may include forwards and swaps. Spot and forward foreign currency contracts held by the Fund are valued at published daily settlement prices or at dealers’ quotes. The Fund’s forward and swap positions are typically classified within level 2 of the fair value hierarchy.
Certain OTC derivatives traded in less liquid markets with limited pricing information, and the determination of fair value for these derivatives is inherently more difficult. Such instruments are classified within level 3 of the fair value hierarchy. Where the Fund does not have corroborating market evidence to support significant model inputs and cannot verify the model to market transactions, transaction price is initially used as the best estimate of fair value. Accordingly,

SUPERFUND GREEN, L.P. — SERIES A AND SERIES B
NOTES TO FINANCIAL STATEMENTS — (Continued)
when a pricing model is used to value such an instrument, the model is adjusted so that the model value at inception equals the transaction price. The valuations of these less liquid OTC derivatives are typically based on level 1 and/or level 2 inputs that can be observed in the market, as well as unobservable level 3 inputs. Subsequent to initial recognition, the Fund updates the level 1 and level 2 inputs to reflect observable market changes, with resulting gains and losses reflected within level 3. Level 3 inputs are only changed when corroborated by evidence such as similar market transactions, third-party pricing services and/or broker or dealer quotations, or other empirical market data. In circumstances where the Fund cannot verify the model value to market transactions, it is possible that a different valuation model could produce a materially different estimate of fair value. The Fund attempts to avoid holding less liquid OTC derivatives. However, once held, the market for any particular derivative contract could become less liquid during the holding period. As of and during the year ended December 31, 2009, the Fund held no derivative contracts valued using level 3 inputs.

The following table summarizes the valuation of the Fund’s assets and liabilities by the ASC 820 fair value hierarchy as of December 31, 2009:

Series A.

	Balance
	December 31, 2009	Level 1	Level 2	Level 3
ASSETS

U.S. Government securities	$16,019,268	$—	$16,019,268	$—
Unrealized appreciation on open forward contracts	187,448	—	187,448	—
Futures contracts purchased	465,462	465,462	—	—

Total Assets Measured at Fair Value	$16,672,178	$465,462	$16,206,716	$—

LIABILITIES
Unrealized depreciation on open forward contracts	$421,267	$—	$421,267	$—
Futures contracts sold	10,673	10,673	—	—

Total Liabilities Measured at Fair Value	$431,940	$10,673	$421,267	$—

Series B.

	Balance
	December 31, 2009	Level 1	Level 2	Level 3
ASSETS

U.S. Government securities	$26,383,789	$—	$26,383,789	$—
Unrealized appreciation on open forward contracts	509,064	—	509,064	—
Futures contracts purchased	1,108,299	1,108,299	—	—

Total Assets Measured at Fair Value	$28,001,152	$1,108,299	$26,892,853	$—

LIABILITIES
Unrealized depreciation on open forward contracts	$1,130,981	$—	$1,130,981	$—
Futures contracts sold	24,959	24,959	—	—

Total Liabilities Measured at Fair Value	$1,155,940	$24,959	$1,130,981	$—

SUPERFUND GREEN, L.P. — SERIES A AND SERIES B
NOTES TO FINANCIAL STATEMENTS — (Continued)
The following table summarizes the valuation of the Fund’s assets and liabilities by the ASC 820 fair value hierarchy as of December 31, 2008:
Series A:

	Balance
	December 31, 2008	Level 1	Level 2	Level 3
ASSETS

U.S. Government securities	$31,494,929	$—	$31,494,929	$—
Unrealized appreciation on open forward contracts	11,138	—	11,138	—
Futures contracts purchased	735,529	735,529	—	—
Futures contracts sold	109,330	109,330	—	—

Total Assets Measured at Fair Value	$32,350,926	$844,859	$31,506,067	$—

LIABILITIES
Unrealized depreciation on open forward contracts	$43,336	$—	$43,336	$—

Total Liabilities Measured at Fair Value	$43,336	$—	$43,336	$—

Series B:

	Balance
	December 31, 2008	Level 1	Level 2	Level 3
ASSETS

U.S. Government securities	$54,825,911	$—	$54,825,911	$—
Unrealized appreciation on open forward contracts	44,878	—	44,878	—
Futures contracts purchased	1,978,090	1,978,090	—	—
Futures contracts sold	407,977	407,977	—	—

Total Assets Measured at Fair Value	$57,256,856	$2,386,067	$54,870,789	$—

LIABILITIES
Unrealized depreciation on open forward contracts	$163,504	$—	$163,504	$—

Total Liabilities Measured at Fair Value	$163,504	$—	$163,504	$—

(3)	Disclosure of derivative instruments and hedging activities

The Fund follows ASC 815, Disclosures about Derivative Instruments and Hedging Activities (“ASC 815”). ASC 815 is intended to improve financial reporting for derivative instruments by requiring enhanced disclosure that enables investors to understand how and why an entity uses derivatives, how derivatives are accounted for, and how derivative instruments affect an entity’s results of operations and financial position.

Derivative instruments held by the Fund do not qualify as derivative instruments held as hedging instruments, as defined in ASC 815. Instead, the Fund includes derivative instruments in its trading activity. Per the requirements of ASC 815, the Fund discloses the gains and losses on its trading activities for both derivative and nonderivative instruments in the Statement of Operations for each Series.

The Fund engages in the speculative trading of forward contracts in currency and futures contracts in a wide range of commodities, including equity markets, interest rates, food and fiber, energy, livestock and

SUPERFUND GREEN, L.P. — SERIES A AND SERIES B
NOTES TO FINANCIAL STATEMENTS — (Continued)
metals. ASC 815 requires entities to recognize all derivatives instruments as either assets or liabilities at fair value in the statement of financial position. Investments in forward contracts and commodity futures contracts are recorded in the Statements of Assets and Liabilities as “unrealized appreciation or depreciation on open forward contracts and futures contracts purchased and futures contracts sold.” Since the derivatives held or sold by the Fund are for speculative trading purposes, the derivative instruments are not designated as hedging instruments under the provisions of ASC 815. Accordingly, all realized gains and losses, as well as any change in net unrealized gains or losses on open positions from the preceding period, are recognized as part of the Fund’s trading profits and losses in the Statements of Operations.

Superfund Capital Management believes futures and forwards trading activity expressed as a percentage of net assets is indicative of trading activity. Information concerning the fair value of the Fund’s derivatives held long or sold short, as well as information related to the annual average volume of the Fund’s derivative activity, is as follows:

Series A:

	As of December 31, 2009
	Long Positions Gross Unrealized				Short Position Gross Unrealized
		% of		% of		% of		% of	Net Unrealized
		Net		Net		Net		Net	Gain (Loss) on
	Gains	Assets	Losses	Assets	Gains	Assets	Losses	Assets	Open Positions
Foreign Exchange	$113,007	0.3	$(263,555)	(0.8)	$74,441	0.2	$(157,712)	(0.4)	$(233,819)

Currency	67,730	0.2	(244,325)	(0.7)	—	—	—	—	(176,595)
Financial	151,789	0.5	(301,563)	(0.9)	77,875	0.2	(5,528)	(0.0)*	(77,427)
Food & Fiber	360,737	1.1	(22,738)	(0.1)	—	—	(43,025)	(0.1)	294,974

Indices	620,907	1.8	(15,436)	(0.0)*	—	—	(7,925)	(0.0)*	597,546
Metals	353,181	1.0	(636,976)	(1.9)	—	—	—	—	(283,795)
Livestock	—	—	—	—	—	—	(20,060)	(0.1)	(20,060)
Energy	150,196	0.5	(18,040)	(0.1)	—	—	(12,010)	(0.0)*	120,146

Totals	$1,817,547	5.4	$(1,502,633)	(4.5)	$152,316	0.4	$(246,260)	(0.6)	$220,970

*	Due to rounding

SUPERFUND GREEN, L.P. — SERIES A AND SERIES B
NOTES TO FINANCIAL STATEMENTS — (Continued)
Series A average quarterly contract volume by market sector as of year ended December 31, 2009:

	Average	Average	Average
	number of	number of	value of	Average
	Long	Short	Long	value of Short
	Contracts	Contracts	Positions	Positions
Foreign Exchange	23	22	$48,653	$(170,446)

	Average	Average
	number of	number of
	Long	Short
	Contracts	Contracts
Currency	264	95
Financial	1,146	40
Food & Fiber	67	148
Indices	138	89
Metals	81	32
Livestock	0	58
Energy	69	110

Totals	1,788	594

Series A trading results by market sector:

	For the Year ended December 31, 2009
		Change in Net
	Net Realized	Unrealized	Net Trading
	Gain (Losses)	Gains (Losses)	Gains (Losses)
Foreign Exchange	$(1,475,144)	$(201,621)	$(1,676,765)
Currency	(2,190,296)	(315,756)	(2,506,052)
Financial	224,040	(587,254)	(363,214)
Food & Fiber	(900,346)	301,938	(598,408)
Indices	(2,489,390)	581,777	(1,907,613)
Metals	1,032,905	(358,930)	673,975
Livestock	183,530	(43,460)	140,070
Energy	(3,153,433)	31,615	(3,121,818)

Total net trading losses	$(8,768,134)	$(591,691)	$(9,359,825)

SUPERFUND GREEN, L.P. — SERIES A AND SERIES B
NOTES TO FINANCIAL STATEMENTS — (Continued)
Series B:

	As of December 31, 2009
	Long Positions Gross Unrealized					Short Position Gross Unrealized
		% of		% of		% of		% of	Net Unrealized
		Net		Net		Net		Net	Gain (Loss) on
	Gains	Assets	Losses	Assets	Gains	Assets	Losses	Assets	Open Positions
Foreign Exchange	$300,495	0.6	$(727,559)	(1.4)	$208,569	0.4	$(403,422)	(0.8)	$(621,917)
Currency	167,870	0.3	(622,412)	(1.2)	—	—	—	—	(454,542)
Financial	345,159	0.7	(788,120)	(1.5)	198,206	0.4	(13,820)	(0.0)*	(258,575)
Food & Fiber	930,426	1.8	(61,663)	(0.1)		—	(103,275)	(0.2)	765,488
Indices	1,614,308	3.1	(40,948)	(0.1)	—	—	(19,020)	(0.0)*	1,554,340
Metals	883,871	1.7	(1,652,652)	(3.2)	—	—	—	—	(768,781)
Livestock	—	—	—	—	—	—	(50,500)	(0.1)	(50,500)
Energy	382,290	0.7	(49,830)	(0.1)	—	—	(36,550)	(0.1)	295,910

Totals	$4,624,419	8.9	$(3,943,184)	(7.6)	$406,775	0.8	$(626,587)	(1.2)	$461,423

*	Due to rounding
Series B average quarterly contract volume by market sector for year ended December 31, 2009:

	Average number	Average	Average value	Average value
	of Long	number of Short	of Long	of Short
	Contracts	Contracts	Positions	Positions
Foreign Exchange	29	26	$141,907	$(529,666)

	Average number	Average
	of Long	number of Short
	Contracts	Contracts
Currency	621	246
Financial	3,032	108
Food & Fiber	174	402
Indices	421	200
Metals	207	90
Livestock	0	143
Energy	175	328

Totals	4,659	1,543

Series B trading results by market sector:

	For the year ended December 31, 2009
		Change in Net
	Net Realized	Unrealized	Net Trading
	Gain (Losses)	Gains (Losses)	Gains (Losses)
Foreign Exchange	$(4,369,013)	$(503,291)	$(4,872,304)
Currency	(6,128,855)	(838,226)	(6,967,081)
Financial	413,506	(1,763,342)	(1,349,836)
Food & Fiber	(2,690,270)	818,524	(1,871,746)
Indices	(7,192,204)	1,570,735	(5,621,469)
Metals	1,559,944	(951,786)	608,158
Livestock	481,710	(114,610)	367,100
Energy	(9,148,922)	(24,022)	(9,172,944)

Total net trading losses	$(27,074,104)	$(1,806,018)	$(28,880,122)

SUPERFUND GREEN, L.P. — SERIES A AND SERIES B
NOTES TO FINANCIAL STATEMENTS — (Continued)
(4)	Due from/to Brokers

Due from brokers consist of proceeds from securities sold. Amounts due from brokers may be restricted to the extent that they serve as deposits for securities sold short. Amounts due to brokers represent margin borrowings that are collateralized by certain securities. As of December 31, 2009, there were no amounts due to brokers.

In the normal course of business, all of the Fund’s marketable securities transactions, money balances and marketable security positions are transacted with brokers. The Fund is subject to credit risk to the extent any broker with whom it conducts business is unable to fulfill contractual obligations on its behalf. Superfund Capital Management monitors the financial condition of such brokers and does not anticipate any losses from these counterparties.

(5)	Allocation of Net Profits and Losses

In accordance with the Fifth Amended and Restated Limited Partnership Agreement (the “Limited Partnership Agreement”), net profits and losses of the Fund are allocated to partners according to their respective interests in the Fund as of the beginning of each month.

Advance subscriptions, if any, represent cash received prior to December 31 for contributions of the subsequent month and do not participate in the earnings of the Fund until the following January.

(6)	Related Party Transactions

Superfund Capital Management shall be paid a management fee equal to one-twelfth of 1.85% of month-end net assets (1.85% per annum) of net assets, ongoing offering expenses equal to one-twelfth of 1% of month-end net assets (1% per annum), not to exceed the amount of actual expenses incurred, and monthly operating expenses equal to one-twelfth of 0.15% of month-end net assets (0.15% per annum), not to exceed the amount of actual expenses incurred. In accordance with the Prospectus dated November 24, 2009, as supplemented on December 3, 2009, included within the Registration Statement on Form S-1 (File No. 333-162132) as subsequently supplemented, Superfund USA, an entity related to Superfund Capital Management by common ownership, shall be paid monthly selling commissions equal to one-twelfth of 4% (4% per annum) of the month-end net asset value of the Fund. However, the maximum cumulative selling commission per Unit is limited to 10% of the initial public offering price of Units sold pursuant to such Prospectus.

Superfund Capital Management will also be paid a monthly performance/incentive fee equal to 25% of the new appreciation without respect to interest income. Trading losses will be carried forward and no further performance/incentive fee may be paid until the prior losses have been recovered.

As of December 31, 2009, Superfund Capital Management owned 386.799 Units of Series A, representing 1.57% of the total issued Units of Series A, and 528.22 Units of Series B, representing 1.48% of the total issued Units of Series B, having a combined value of $1,292,285.

SUPERFUND GREEN, L.P. — SERIES A AND SERIES B

NOTES TO FINANCIAL STATEMENTS — (Continued)
(7)	Financial Highlights
Financial highlights for the period January 1, 2009, through December 31, 2009, are as follows:

	Series A	Series B
Total return
Total return before incentive fees	(29.9)%	(43.7)%
Incentive fees	0.0	(0.4)

Total return after incentive fees	(29.9)%	(44.1)%

Ratio to average partners’ capital
Operating expenses before incentive fees	8.9%	9.9%
Incentive fees	0.0	0.5

Total expenses	8.9%	10.4%

Net investment loss	(8.8)%	(9.8)%
Net assets value per unit, beginning of period	$1,932.30	$2,600.96
Net investment loss	(139.94)	(197.32)
Net gain on investments	(437.87)	(949.00)

Net asset value per unit, end of period	$1,354.49	$1,454.64

Other per Unit information:
Net increase in net assets from operations per Unit (based upon weighted average Number of Units during period)	$(563.24)	$(1,106.39)

Net increase in net assets from operations per Unit (based upon change in net asset value per Unit)	$(577.81)	$(1,146.32)

Financial highlights for the period January 1, 2008, through December 31, 2008, are as follows:

	Series A	Series B
Total return
Total return before incentive fees	34.6%	56.6%
Incentive fees	4.6	10.0

Total return after incentive fees	30.0%	46.6%

Ratio to average partners’ capital
Operating expenses before incentive fees	8.3%	9.4%
Incentive fees	4.0	7.9

Total expenses	12.3%	17.3%

Net investment loss	(6.3)%	(7.8)%
Net assets value per unit, beginning of period	$1,486.44	$1,774.69
Net investment loss	(175.42)	(352.33)
Net gain on investments	621.28	1,178.60

Net asset value per unit, end of period	$1,932.30	$2,600.96

Other per Unit information:
Net increase in net assets from operations per Unit (based upon weighted average Number of Units during period)	$523.26	$786.52

Net increase in net assets from operations per Unit (based upon change in net asset value per Unit)	$445.86	$826.27

SUPERFUND GREEN, L.P. — SERIES A AND SERIES B
NOTES TO FINANCIAL STATEMENTS — (Continued)
(8)	Financial Instrument Risk

In the normal course of its business, the Fund is party to financial instruments with off-balance sheet risk, including derivative financial instruments and derivative commodity instruments. The term “off-balance sheet risk” refers to an unrecorded potential liability that, even though it does not appear on the balance sheet, may result in a future obligation or loss. These financial instruments may include forwards, futures, and options, whose values are based upon an underlying asset, index, or reference rate, and generally represent future commitments to exchange currencies or cash flows, to purchase or sell other financial instruments at specific terms at specific future dates, or, in the case of derivative commodity instruments, to have a reasonable possibility to be settled in cash, through physical delivery or with another financial instrument. These instruments may be traded on an exchange or over-the-counter (“OTC”). Exchange traded instruments are standardized and include futures and certain option contracts. OTC contracts are negotiated between contracting parties and include forwards and certain options. Each of these instruments is subject to various risks similar to those related to the underlying financial instruments including market and credit risk. In general, the risks associated with OTC contracts are greater than those associated with exchange traded instruments because of the greater risk of default by the counter party to an OTC contract.

For Series A, gross unrealized gains and losses related to exchange traded futures were $1,782,415 and $1,327,626, respectively, and gross unrealized gains and losses related to non-exchange traded forwards were $187,448 and $421,267, respectively, at December 31, 2009.

For Series B, gross unrealized gains and losses related to exchange traded futures were $4,522,130 and $3,438,790, respectively, and gross unrealized gains and losses related to non-exchange traded forwards were $509,064 and $1,130,981, respectively, at December 31, 2009.

Market risk is the potential for changes in the value of the financial instruments traded by the Fund due to market changes, including interest and foreign exchange rate movements and fluctuations in commodity prices. In entering into these contracts, there exists a market risk that such contracts may be significantly influenced by conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the futures interest positions at the same time, and Superfund Capital Management is unable to offset such positions, the Fund could experience substantial losses.

Credit risk is the possibility that a loss may occur due to the failure of a counterparty to perform according to the terms of a contract. Credit risk with respect to exchange-traded instruments is reduced to the extent that an exchange or clearing organization acts as a counterparty to the transactions. The Fund’s risk of loss in the event of counterparty default is typically limited to the amounts recognized in the statements of assets and liabilities and not represented by the contract or notional amounts of the instruments. As the Fund’s assets are held in segregated accounts with futures commission merchants, the Fund has credit risk and concentration risk. The Fund’s futures commission merchants are currently ADM Investor Services, Inc., Barclays Capital Inc., and Rosenthal Collins Group, L.L.C.

Superfund Capital Management monitors and controls the Fund’s risk exposure on a daily basis through financial, credit and risk management monitoring systems, and accordingly believes that it has effective procedures for evaluating and limiting the credit and market risks to which the Fund is subject. These monitoring systems allow Superfund Capital Management to statistically analyze actual trading results with risk adjusted performance indicators and correlation statistics. In addition, on-line monitoring systems provide account analysis of futures and forward positions by sector, margin requirements, gain and loss transactions, and collateral positions.

SUPERFUND GREEN, L.P. — SERIES A AND SERIES B
NOTES TO FINANCIAL STATEMENTS — (Continued)
The majority of these instruments mature within one year of December 31, 2009. However, due to the nature of the Fund’s business, these instruments may not be held to maturity.
(9)	Subscriptions and Redemptions
Investors must submit subscriptions at least five business days prior to the applicable month-end closing date and they will be accepted once payments are received and cleared. All subscriptions funds are required to be promptly transmitted to the escrow agent, HSBC Bank USA. Subscriptions must be accepted or rejected by Superfund Capital Management within five business days of receipt, and the settlement date for the deposit of subscription funds in escrow must be within five business days of acceptance. No fees or costs will be assessed on any subscription while held in escrow, irrespective of whether the subscription is accepted or the subscription funds are returned.

A limited partner of a Series may request any or all of his investment in such Series be redeemed by such Series at the net asset value of a Unit within such Series as of the end of each month, subject to a minimum redemption of $1,000 and subject further to such limited partner having an investment in such Series, after giving effect to the requested redemption, at least equal to the minimum initial investment amount of $5,000. Limited partners must transmit a written request of such withdrawal to Superfund Capital Management not less than five business days prior to the end of the month (or such shorter period as permitted by Superfund Capital Management) as of which redemption is to be effective. Redemptions will generally be paid within twenty days after the date of redemption. However, in special circumstances, including, but not limited to, inability to liquidate dealers’ positions as of a redemption date or default or delay in payments due to each Series from clearing brokers, banks or other persons or entities, each Series may in turn delay payment to persons requesting redemption of the proportionate part of the net assets of each Series represented by the sums that are subject of such default or delay. The Fund’s prospectus provides “if the net asset value per Unit within a Series as of the end of any business day declines by 50% or more from either the prior year-end or the prior month-end Unit value of such Series, Superfund Capital Management will suspend trading activities, notify all Limited Partners within such Series of the relevant facts within seven business days and declare a special redemption period.”
(10)	Subsequent events
Superfund Capital Management has evaluated the impact of all subsequent events on the Fund through the date the financial statements were issued and has determined that there were no subsequent events requiring recognition or disclosure in the financial statements.

SUPERFUND CAPITAL MANAGEMENT, INC.
Statement of Financial Condition (Unaudited)
March 31, 2010
(In U.S. Dollars)

Assets
Current Assets:
Cash	$9,247,426
Due from affiliated limited partnerships	277,013
Equity investment in affiliated limited partnerships (cost $3,400,000)	3,640,619
Redemption receivable from affiliated fund of funds investment	961,692
Other short term investments	59,390

Total Current Assets	14,186,140
Fixed assets, net of accumulated depreciation of $188,077	5,082
Other assets	1,865

Total Assets	$14,193,087

Liabilities and Stockholder’s Equity

Current Liabilities:
Accrued expenses	$457,744
Accrued expense — affiliated	60,000

Total Liabilities	517,744

Stockholder’s equity:
Contributed capital, $50 par value. Authorized, issued and outstanding 2,000 shares	100,000
Additional paid-in-capital	2,227,378
Accumulated other comprehensive income (loss)	(871,042)
Retained earnings	12,219,007

Total Stockholder’s Equity	13,675,343

Total Liabilities and Stockholder’s Equity	$14,193,087

See accompanying notes to the statement of financial condition.
PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

SUPERFUND CAPITAL MANAGEMENT, INC.
Notes to Statement of Financial Condition (Unaudited)
March 31, 2010
(1) General Information and Summary of Significant Accounting Policies
Nature of Business
Superfund Capital Management Inc. (the “Company”), was incorporated in Grenada, West Indies, in March 2001. The Company’s sole business is the trading and management of discretionary futures trading accounts, including commodity pools which are domiciled in the United States of America. The Company presently serves as commodity pool operator for Superfund Green, L.P. (formerly Quadriga Superfund, L.P.) and Superfund Gold, L.P. The Company is wholly owned by one shareholder.
A summary of the significant accounting policies which have been followed in preparing the accompanying statement of financial condition is set forth below:
Basis of Presentation
The unaudited statement of financial condition has been prepared in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”) and accounting principles generally accepted in the United States of America (“GAAP”) and reflect all adjustments which in the opinion of management are normal and recurring, and which are necessary for a fair statement of the results of the statement presented. It is suggested that this financial statement be read in conjunction with the financial statements and the related notes included in the Company’s financial statements for the year ended December 31, 2009.
Cash
Cash consists of cash on hand and balances held at banks.
Investment in Affiliated Limited Partnerships
The Company has invested in Superfund Green, L.P., a Delaware limited partnership, organized to trade speculatively in the United States of America and international commodity equity markets using a strategy developed by the Company. The Company’s investment in Superfund Green, L.P. is recorded based upon the equity method of accounting.
The Company has invested in Superfund Gold, L.P., a Delaware limited partnership, organized to trade speculatively in the United States of America and international commodity equity markets using a strategy developed by the Company. The Company’s investment in Superfund Gold, L.P. is recorded based upon the equity method of accounting.
Investment in Fund of Funds and Redemptions Receivable
On November 30, 2009, the Company redeemed all 458,892.42 units valued at $8,119,955 from Jupiter Fund SPC, an investment in an affiliated fund of fund. The Company will receive the proceeds in multiple installments. At March 31, 2010, the Company had a remaining receivable of $961,692 related to this investment.
Fixed Assets
Fixed assets are stated net of accumulated depreciation. Depreciation is calculated utilizing the straight-line method over the estimated useful lives of the assets, ranging from one to three years.
PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

SUPERFUND CAPITAL MANAGEMENT, INC.
Notes to Statement of Financial Condition (Unaudited) — (Continued)
Use of Estimates
The accompanying statement of financial condition has been prepared in accordance with GAAP. The preparation of the statement of financial condition in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the statement of financial condition. Actual amounts could differ from such estimates.
Income Taxes
The Company is incorporated and operates in Grenada, West Indies, which does not have corporate income taxes. Additionally, the Company has no income or loss that is effectively connected to trade or business carried on in the United States of America, and services are performed outside the United States. Therefore, the Company has no accrued income taxes at March 31, 2010.
The Company has evaluated the application of Accounting Standards Codification (“ASC”) 740, “Income Taxes,” to its statement of financial condition, and has determined whether or not there are uncertain tax positions that require financial statement recognition. Based on this evaluation, the Company has determined no reserves for uncertain tax position are required to be recorded as a result of the application of ASC 740. As a result, no income tax liability or expense has been recorded in the accompanying statement of financial condition.
Functional Currency
The Company’s functional currency is the U.S. dollar. In addition to maintaining a bank account in the U.S. dollar, the Company also has two cash accounts denominated in foreign currencies (Eastern Caribbean dollars and euros) used for various operating expenses. Transactions denominated in these foreign currencies are translated to the U.S. dollar as follows: the current exchange rate is used when translating transactions based in Euros to the U.S. dollar and a fixed currency exchange rate of 2.6882 when translating transactions based in Eastern Caribbean dollar to the U.S. dollar. Management believes that such exchange rates approximate the average exchange rates throughout 2010. The resulting adjustments are a component of other comprehensive income.
Recently Issued Accounting Pronouncements
ASC 810
In June 2009, FASB issued amended accounting principles which changed the criteria for determining whether to consolidate Variable Interest Entities (VIE’s). These accounting principles were codified in Accounting Standard Update (ASU) No. 2009-17, “Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities” in December 2009. Under ASU No. 2009-17, the determination of whether to consolidate a VIE is based on the power to direct the activities of a VIE that most significantly impact the VIE’s economic performance together with either the obligation to absorb losses or the right to receive benefits that could be significant to the VIE. ASU No. 2009-17 is effective for reporting periods beginning after November 15, 2009.
ASU 2010-10
In February 2010, the FASB issued ASU 2010-10, Consolidation (Topic 810), “Amendments to Certain Investment Funds,” (“ASU 2010-10”) which indefinitely defers the effective date of ASU 2009-17 for a reporting entity’s interest in an entity for which it is industry practice to apply measurement principles for financial reporting purposes that are consistent with those followed by investment companies, provided that the reporting entity does not have an explicit or implicit obligation to fund actual losses that potentially could be significant to the legal entity. If a reporting entity qualifies for a reporting deferral under ASU 2010-10, the reporting entity must apply the standard set forth in ASC 810-10, or other applicable consolidation guidance, to determine whether or not a potential VIE must be consolidated with the reporting entity. Although the Company has an equity interest in the funds for which the Company serves as a general partner, the Company does not have an obligation to fund any losses attributed to these funds and therefore qualifies for the deferral under ASU 2010-10. In accordance with the provisions of ASU
PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

SUPERFUND CAPITAL MANAGEMENT, INC.
Notes to Statement of Financial Condition (Unaudited) — (Continued)
2010-10, the Company has deferred adoption of ASU 2009-17 for these funds. Consistent with the Company’s past analysis, the Company concludes that the two funds for which it serves as general partner, Superfund Green, L.P. and Superfund Gold, L.P., are not VIEs, and the Company is not required to consolidate the assets and liabilities of these partnerships with its own financial statements. We have not yet completed our assessment of the effect, if any, that the lapsing of the deferral period will have on the Company’s interim financial statement.
(2) Related Parties
The Company is the general partner and is responsible for the trading and management of Superfund Green, L.P. As general partner of Superfund Green, L.P., the Company receives a 1.85% annual management fee (1/12 of 1.85% payable monthly) for each Series of Superfund Green, L.P. In addition, the Company receives an incentive fee of 25% of new appreciation in each Series’ net assets computed on a monthly basis and excluding interest income and as adjusted for subscriptions and redemptions and one-twelfth of 1% of month end net assets (1% per annum), not to exceed the amount of actual expenses incurred, for ongoing organization and offering expenses. Any organization and offering costs above 1% of net assets per year will be borne by the Company. The Company also earns monthly operating fees equal to one-twelfth of 0.15% of month end net assets (0.15% per annum). At March 31, 2010, the Company had accrued management fee, ongoing organization and offering fee and operating fee revenue receivable of $233,171, which is included in due from affiliated limited partnerships in the accompanying statement of financial condition.
The Company is also the general partner and is responsible for the trading and management of Superfund Gold, L.P. As general partner of Superfund Gold, L.P., the Company receives a 2.25% annual management fee (1/12 of 2.25% payable monthly) for each Series of Superfund Gold, L.P. In addition, the Company receives an incentive fee of 25% of new appreciation in each Series’ net assets computed on a monthly basis and excluding interest income and changes in the Series’ dollar for dollar investment in gold and adjusted for subscriptions and redemptions. The Company is also reimbursed by Superfund Gold, L.P. for actual ongoing offering and operating expenses. The Company is liable for ongoing offering and operating expenses which, when considered together, are in excess of 0.75% of average month-end net assets per year of each Series. At March 31, 2010, the Company had accrued management fee, ongoing organization and offering fee and operating fee revenue receivable of $43,825, which is included in due from affiliated limited partnerships in the accompanying statement of financial condition.
The Company utilizes an automated trading system provided by an affiliated company. This trading system executes its commodity trades on behalf of Superfund Green, L.P., on a non–exclusive basis and at no cost.
The Company executes its trades through Superfund Asset Management, Inc. (“SAM”), an introducing broker located in Chicago, Illinois. The sole shareholder of the Company is also the sole shareholder of SAM. Brokerage costs are recognized in the account for which the Company is trading. No brokerage costs are incurred directly by the Company.
Since November 1, 2005 the Company has been using office space provided by Quadriga Office Management Inc. (“Quadriga Office Management”), an affiliated company incorporated in Grenada W.I. At March 31, 2010, the Company incurred license fee expense, and utility expense (which also includes Security Officers, Receptionist, Satellite & Broadband Internet and Janitorial Expense) payable to Quadriga Office Management Inc.
Superfund Strategies Inc. (“SSI”) is a company based in Chicago, Illinois and provides consulting services to the Company, including legal, compliance, risk management and product structuring. SSI charges the Company for these services on a monthly basis. At March 31, 2010, the Company accrued professional fees to SSI in the amount of $60,000.
The accompanying statement of financial condition has been prepared from the separate records maintained by the Company and may not necessarily be indicative of the conditions that would have existed if the Company had been operated as an unaffiliated company.
PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

SUPERFUND CAPITAL MANAGEMENT, INC.
Notes to Statement of Financial Condition (Unaudited) — (Continued)
(3) Fixed Assets
The following represents Fixed Assets held as of March 31, 2010:

Cost:
Software	$19,542
Furniture and Fixtures	44,404
Computers and Computer-related Equipment	129,213
Total	193,159
Accumulated Depreciation	(188,077)

Carrying Amount as of March 31, 2010	$5,082

(4) Investment in Affiliated Limited Partnerships
(a) The following represents investments in Superfund Green, L.P. as of March 31, 2010:

	Series A	Series B
Investment in Superfund Green, L.P. at March 31, 2010	$551,247	827,947

The summarized assets, liabilities, and net asset value for Superfund Green, L.P. as of and for the three months ended March 31, 2010 are as follows:

Assets	$93,807,120
Liabilities	(3,678,812)

Net Asset Value	$90,128,308

(b) The following represents investments in Superfund Gold, L.P. as of March 31, 2010:

	Series A	Series B
Investment in Superfund Gold, L.P. at March 31, 2010	$1,219,870	1,041,555

The summarized assets, liabilities, and net asset value for Superfund Gold, L.P. as of and for the three months ended March 31, 2010 are as follows:

Assets	$18,131,361
Liabilities	(755,295)

Net Asset Value	$17,376,066

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

SUPERFUND CAPITAL MANAGEMENT, INC.
Notes to Statement of Financial Condition (Unaudited) — (Continued)
(5) Indemnification
In the normal course of business, the Company enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. The Company’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Company that have not yet occurred. The Company expects the risk of any future obligation under these indemnifications to be remote.
(6) Subsequent Events
Management has evaluated the impact of all subsequent events on the Company through the date the statement of financial condition was available to be filed, and there were no subsequent events except for a Board of Director’s resolution passed on April 20, 2010, where it was resolved by the Director of the Company that a dividend payment amounting to $8,159,998 be made to the Company’s sole shareholder on or before April 30, 2010.
* * * * * *
PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholder of
Superfund Capital Management, Inc.
St. George, Grenada, West Indies
We have audited the accompanying statement of financial condition of Superfund Capital Management, Inc. (the “Company”) as of December 31, 2009, and the related statements of income and comprehensive income, stockholder’s equity, and cash flows for the year then ended (all expressed in United States dollars). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, such financial statements presents fairly, in all material respects, the financial position of the Company as of December 31, 2009, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.
As discussed in Note 2, the accompanying financial statements have been prepared from the separate records maintained by the Company and may not necessarily be indicative of the conditions that would have existed if the Company had been operated as an unaffiliated company.
May 12, 2010
PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

SUPERFUND CAPITAL MANAGEMENT, INC.
Statement of Financial Condition
December 31, 2009
(In U.S. Dollars)

Assets
Current Assets:
Cash	$4,921,378
Due from affiliated limited partnerships	249,528
Equity investment in affiliated limited partnerships (cost $3,400,000)	3,391,883
Redemption receivable from affiliated fund of funds investment	6,183,896
Other short term investments	59,193

Total Current Assets	14,805,878
Fixed assets, net of accumulated depreciation of $186,164	6,995

Other assets	1,864

Total Assets	$14,814,737

Liabilities and Stockholder’s Equity

Current Liabilities:
Accrued expenses	$895,033
Accrued expense – affiliated	65,213

Total Liabilities	960,246

Stockholder’s equity:
Contributed capital, $50 par value. Authorized, issued and outstanding 2,000 shares	100,000
Additional paid-in-capital	2,227,378
Accumulated other comprehensive income (loss)	(275,991)
Retained earnings	11,803,104

Total Stockholder’s Equity	13,854,491

Total Liabilities and Stockholder’s Equity	$14,814,737

See accompanying notes to the financial statements.
PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

SUPERFUND CAPITAL MANAGEMENT, INC.
Statement of Income and Comprehensive Income
Year ended December 31,2009
(In U.S. Dollars)

Income:
Management and incentive fees from affiliated limited partnerships	$3,363,976
Equity in earnings (loss) of unconsolidated investment in affiliated limited partnerships and fund of funds	(19,961)
Net realized foreign exchange gain	1,326,715
Gain on sale of assets	1,469
Investment income	385
Interest income	5,695

Total Income	4,678,279

Expenses:
Professional fees	2,314,810
Professional fees – affiliated	328,206
Salaries	119,225
Operating expenses	195,142
Operating expenses- affiliated	38,389
Rent expense- affiliated	54,956
Depreciation	7,501

Total Expenses	3,058,229

Net Income	1,620,050

Other Comprehensive Income:
Foreign currency translation adjustment	123,083
Less: reclassification adjustment for net foreign exchange gains included in net income	(1,326,715)

Total Other Comprehensive Loss	(1,203,632)

Comprehensive Income	$416,418

See accompanying notes to the financial statements.
PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

SUPERFUND CAPITAL MANAGEMENT, INC.
Statement of Changes in Stockholder’s Equity
Year ended December 31, 2009
(In U.S. Dollars)

	Contributed	Additional	Accumulated other	Retained
	capital	paid-in capital	comprehensive loss	earnings	Total
Balance at December 31, 2008	$100,000	$2,227,378	$927,641	$10,183,054	$13,438,073

Comprehensive income:

Net income	—	—	—	1,620,050	1,620,050

Foreign currency translation adjustment	—	—	123,083	—	123,083

Less: reclassification adjustment for foreign exchange gains included in net income	—	—	(1,326,715)	—	(1,326,715)

Total Comprehensive income	—	—	(1,203,632)	1,620,050	416,418

Balance at December 31, 2009	$100,000	$2,227,378	$(275,991)	$11,803,104	$13,854,491

See accompanying notes to the financial statements.
PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

SUPERFUND CAPITAL MANAGEMENT, INC.
Statement of Cash Flows
Year ended December 31, 2009
(In U.S. Dollars)

Cash flows from operating activities:
Net income	$1,620,050
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	7,501
Gain on sale of fixed assets	(1,469)
Decrease in due from affiliated limited partnerships	3,373
Loss on investment in affiliated limited partnerships & affiliated fund of funds	19,961
Increase in redemption receivable from affiliated investment	(6,183,896)
Gain on investment in money market fund	(385)
Realized foreign exchange gain	(1,326,715)
Decrease in other short-term investments	4,597
Increase in accrued expenses	453,635
Increase in accrued expenses — affiliated	35,603

Net cash provided by operating activities	(5,367,745)

Cash flows from investing activities:
Purchase of fixed assets	(8,625)
Proceeds from sale of fixed assets	1,469
Purchase of equity investments in affiliated limited partnerships	(2,200,000)
Redemption from affiliated fund of funds (including an increase in redemption receivable of $6,183,896)	8,119,955
Proceeds from redemption of affiliated limited partnership	2,000
Proceeds from redemption of investments in money market fund	476,609

Net cash used in investing activities	6,391,408

Net change in cash	1,023,663

Effect of exchange rate changes on cash and receivable	(422,548)
Cash at beginning of year	4,320,263

Cash at end of year	$4,921,378

See accompanying notes to the financial statements.
PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

SUPERFUND CAPITAL MANAGEMENT, INC.
Notes to Financial Statements
December 31, 2009
(1)	General Information and Summary of Significant Accounting Policies

Nature of Business

Superfund Capital Management Inc. (the “Company”), was incorporated in Grenada, West Indies, in March 2001. The Company’s sole business is the trading and management of discretionary futures trading accounts, including commodity pools which are domiciled in the United States of America. The Company presently serves as commodity pool operator for Superfund Green, L.P. (“Superfund Green”) (formerly Quadriga Superfund, L.P.) and Superfund Gold, L.P. (“Superfund Gold”). Superfund Gold commenced operations on April 1, 2009. The Company is wholly owned by one shareholder.

A summary of the significant accounting policies which have been followed in preparing the accompanying financial statements is set forth below:

Cash

Cash consists of cash on hand and balances held at banks.

Investment in Affiliated Limited Partnerships

The Company has invested in Superfund Green, L.P., a Delaware limited partnership, organized to trade speculatively in the United States of America and international commodity equity markets using a strategy developed by the Company. The Company’s investment in Superfund Green, L.P. is recorded based upon the equity method of accounting.

The Company has invested in Superfund Gold, L.P., a Delaware limited partnership, organized to trade speculatively in the United States of America and international commodity equity markets using a strategy developed by the Company. The Company’s investment in Superfund Gold, L.P. is recorded based upon the equity method of accounting.

Investment in Fund of Funds and Redemptions Receivable

On November 30, 2009, the Company redeemed all 458,892.42 units valued at $8,119,955 from Jupiter Fund SPC, an investment in an affiliated fund of fund. The Company will receive the proceeds in multiple installments. At December 31, 2009, the Company had a remaining receivable of $6,183,896 related to this investment.

Fixed Assets

Fixed assets are stated net of accumulated depreciation. Depreciation is calculated utilizing the straight-line method over the estimated useful lives of the assets, ranging from one to three years.

Use of Estimates

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from such estimates.

Income Taxes

The Company is incorporated and operates in Grenada, West Indies, which does not have corporate income taxes. Additionally, the Company has no income or loss that is effectively connected to trade or business carried
PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

SUPERFUND CAPITAL MANAGEMENT, INC.
Notes to Financial Statements (Continued)
December 31, 2009
on in the United States of America, and services are performed outside the United States. Therefore, the Company was not subject to income tax for the year ended December 31, 2009.

The Company has evaluated the application of Accounting Standards Codification (“ASC”) 740 Income Taxes to its financial statements, and has determined whether or not there are uncertain tax positions that require financial statement recognition. Based on this evaluation, the Company has determined no reserves for uncertain tax position are required to be recorded as a result of the application of ASC 740. As a result, no income tax liability or expense has been recorded in the accompanying financial statements.

Functional Currency

The Company’s functional currency is the U.S. dollar. In addition to maintaining a bank account in the U.S. dollar, the Company also has two cash accounts denominated in foreign currencies (Eastern Caribbean dollars and euros) used for various operating expenses. Transactions denominated in these foreign currencies are translated to the U.S. dollar as follows: the current exchange rate is used when translating transactions based in Euros to the U.S. dollar and a fixed currency exchange rate of 2.6882 when translating transactions based in Eastern Caribbean dollar to the U.S. dollar. Management believes that such exchange rates approximate the average exchange rates throughout 2009. The resulting adjustments are a component of other comprehensive income.

Recently Issued Accounting Pronouncements

ASC 105.10.05

In June 2009, the Financial Accounting Standards Board (“FASB”) issued FASB Accounting Standards Codification (“ASC”) 105.10.05, Generally Accepted Accounting Principles (“ASC 105.10.05”). ASC 105.10.05 establishes the FASB ASC as the single source of authoritative generally accepted accounting principles (“GAAP”). Pursuant to the provisions of ASC 105.10.05, the Company has updated references to GAAP in its financial statements issued subsequent to September 15, 2009. The adoption of ASC 105.10.05 did not have a material impact on the Company’s financial statements.

ASC 810

In June 2009, FASB issued ASC 810, Consolidation (“ASC 810”). ASC 810 changes how a company determines when an entity that is insufficiently capitalized or is not controlled through voting rights should be consolidated. The determination of whether a company is required to consolidate an entity is based on an entity’s purpose and design and a company’s ability to direct the activities of the entity that most significantly impact the entity’s economic performance. ASC 810 is effective for annual reporting periods beginning after November 15, 2009. The Company is currently evaluating the impact of ASC 810 on its financial statements.

(2)	Related Parties

The Company is the general partner and is responsible for the trading and management of Superfund Green, L.P. As general partner of Superfund Green, L.P., the Company receives a 1.85% annual management fee (1/12 of 1.85% payable monthly) for each Series of Superfund Green, L.P. In addition, the Company receives an incentive fee of 25% of new appreciation in each Series’ net assets computed on a monthly basis and excluding interest income and as adjusted for subscriptions and redemptions and one-twelfth of 1% of month end net assets (1% per annum), not to exceed the amount of actual expenses incurred, for ongoing organization and offering expenses. Any organization and offering costs above 1% of net assets per year will be borne by the Company. The Company also earns monthly operating fees equal to one-twelfth of 0.15% of month end net assets (0.15% per annum). At December 31, 2009, the Company had accrued management fee, ongoing organization and offering fee and operating fee revenue receivable of $217,703, which is included in due from affiliated limited partnerships in the accompanying financial statements. For the period from January 1 to December 31, 2009, the Company earned management fees, organization, and operating expenses, and incentive fees of $3,122,939, which are included in management and incentive fees from affiliated limited partnerships.
PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

SUPERFUND CAPITAL MANAGEMENT, INC.
Notes to Financial Statements (Continued)
December 31, 2009
The Company is also the general partner and is responsible for the trading and management of Superfund Gold. As general partner of Superfund Gold., the Company receives a 2.25% annual management fee (1/12 of 2.25% payable monthly) for each Series of Superfund Gold. In addition, the Company receives an incentive fee of 25% of new appreciation in each Series’ net assets computed on a monthly basis and excluding interest income and changes in the Series’ dollar for dollar investment in gold and adjusted for subscriptions and redemptions. The Company is also reimbursed by Superfund Gold for actual ongoing offering and operating expenses. The General Partner is liable for ongoing offering and operating expenses which, when considered together, are in excess of 0.75% of average month-end net assets per year of each Series. At December 31, 2009, the Company had accrued management fee, ongoing organization and offering fee and operating fee revenue receivable of $30,521, which is included in due from affiliated limited partnerships in the accompanying financial statements. For the period from April 1, 2009 (commencement of operations) to December 31, 2009, the Company earned management fees, operating and ongoing organization and offering fees, and incentive fees of $241,037, which are included in management and incentive fees from affiliated limited partnerships.

The Company utilizes an automated trading system provided by an affiliated company. This trading system executes its commodity trades on behalf of Superfund Green, L.P., on a non—exclusive basis and at no cost.

The Company executes its trades through Superfund Asset Management, Inc. (“SAM”), an introducing broker located in Chicago, Illinois. The sole shareholder of the Company is also the sole shareholder of SAM. Brokerage costs are recognized in the account for which the Company is trading. No brokerage costs are incurred directly by the Company.

Since November 1, 2005 the Company has been using office space, provided by Quadriga Office Management Inc. (“Quadriga Office Management”), an affiliated company incorporated in Grenada W.I. For the year ended December 31, 2009, the Company incurred $54,956 in license fee expense to Quadriga Office Management. For the year ended December 31, 2009, the Company also incurred $38,389 in utility expense (which also includes Security Officers, Receptionist, Satellite & Broadband Internet and Janitorial Expense) payable to Quadriga Office Management.

Superfund Strategies Inc. (“SSI”) is a company based in Chicago, Illinois and provides consulting services to the Company, including legal, compliance, risk management and product structuring. SSI charges the Company for these services on a monthly basis. For the year ended December 31, 2009, the Company incurred $328,206 of expenses associated with those services which is included in professional fees — affiliated in the accompanying statement of income and comprehensive income, and of which $65,213 is accrued at year end.

The accompanying financial statements has been prepared from the separate records maintained by the Company and may not necessarily be indicative of the conditions that would have existed if the Company had been operated as an unaffiliated company.
PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

SUPERFUND CAPITAL MANAGEMENT, INC.
Notes to Financial Statements (Continued)
December 31, 2009
(3)	Fixed Assets Roll forward

The following represents Fixed Assets Roll forward as of December 31, 2009:

			Computers and
		Furniture and	Computer-related
	Software	Fixtures	Equipment	Total
Cost:
As at January 1, 2009	16,042	43,774	127,881	187,697
Acquisitions	3,500	630	4,495	8,625
Disposals	—	—	(3,163)	(3,163)

As at December 31, 2009	19,542	44,404	129,213	193,159

Accumulated depreciation:
As at January 1, 2009	15,325	42,038	124,463	181,826
Depreciation charge for the year	2,836	816	3,849	7,501
Disposals	—	—	(3,163)	(3,163)

As at December 31, 2009	18,161	42,854	125,149	186,164

Carrying amount:
As at December 31, 2009	1,381	1,550	4,064	6,995

(4)	Investment in Affiliated Limited Partnerships
(a)	The following represents investments in Superfund Green L.P. as of December 31, 2009:

	Series A	Series B
Investment in Superfund Green L.P. at January 1, 2009	$747,413	1,035,884

Equity in loss	(223,497)	(467,515)

Additional Investment	—	200,000

Investment in Superfund Green L.P. at December 31, 2009	$523,916	768,369

The summarized assets, liabilities, and net decrease in net assets from operations for Superfund Green L.P. as of and for the year ended December 31, 2009 are as follows:

Assets	$88,553,497

Liabilities	$(3,417,654)

Net decrease in net assets from operations	$(47,434,820)

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

SUPERFUND CAPITAL MANAGEMENT, INC.
Notes to Financial Statements (Continued)
December 31, 2009
(b)	The following represents investments in Superfund Gold L.P. as of December 31, 2009:

	Series A	Series B
Investment in Superfund Gold L.P. at January 1, 2009	$1,000	1,000

Equity in earnings (loss)	149,429	(49,831)

Additional Investments	1,000,000	1,000,000

Redemption	(1,000)	(1,000)

Investment in Superfund Gold L.P. at December 31, 2009	$1,149,429	950,169

The summarized assets, liabilities, and net increase in net assets from operations for Superfund Gold L.P. as of December 31, 2009 and for the period from April 1, 2009 (commencement of operations) to December 31, 2009 are as follows:

Assets	$15,054,846

Liabilities	$(2,900,914)

Net increase in net assets from operations	$198,944

(5)	Subsequent Events

In accordance with Accounting Standards Update No. 2010-09 (“ASU 2010-09”) Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements, issued and effective immediately, which among other things, clarifies the date which entities are required to evaluate subsequent events through and the scope of the disclosure requirements, management has evaluated the impact of all subsequent events on the Company through May 12, 2010, the date the financial statements were available to be issued, and has determined that there were no subsequent events requiring recognition or disclosure in the financial statements.
******
PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

PART TWO — STATEMENT OF ADDITIONAL INFORMATION
SUPERFUND GREEN, L.P.
$211,838,386 SERIES A
$314,344,796 SERIES B
UNITS OF LIMITED PARTNERSHIP INTEREST

     THIS IS A SPECULATIVE, LEVERAGED INVESTMENT WHICH INVOLVES THE RISK OF LOSS. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. SEE “THE RISKS YOU FACE” BEGINNING AT PAGE 11 IN PART ONE

     THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION. THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN IMPORTANT INFORMATION.

SUPERFUND CAPITAL MANAGEMENT, INC.
GENERAL PARTNER

PART TWO
STATEMENT OF ADDITIONAL INFORMATION

Exhibits

STRATEGY
     Market Diversification
     Superfund Capital Management, Inc. and its affiliates and members of the Superfund group of companies (collectively, “Superfund”) use proprietary trading systems designed to identify trading opportunities that are minimally correlated to traditional investments. The spectrum of traded instruments globally consists of more than 120 futures markets in both commodity and financial futures, although trading does not occur in all markets at all times. Superfund’s trading style emphasizes low correlation between different instruments traded and high liquidity for order execution.
Variety of Markets Traded
     The above chart is only an indication of the variety of markets traded or that may be traded by Superfund and is not indicative of relative allocations among these markets. The actual allocations among these markets change over time due to liquidity, volatility and risk considerations.
     On June 30, 2010, the approximate allocations among market sectors traded on behalf of the Series, based on amounts committed as margin or collateral, were as follows: stock indices, 9%; currencies, 23%; bonds, 16%; interest rates, 23%, energy, 7%; metals, 17%; grains, 3%; agricultural markets, 2%.
     Technical Trading Systems
     Positions are initiated using proprietary technical algorithms generally that attempt to identify price trends at their early stages. Most systematic trend following systems employ technical indicators such as moving averages or Bollinger Bands to identify trending markets. The Superfund trading strategy is based on the premise that the key to using such indicators successfully lies in the way they are interrelated and applied in combination.
     As of July 1, 2010, Superfund Capital Management integrated a systematic, technical short-term trading strategy into the Fund’s primary trend-following methodology. Similar to the Fund’s trend following strategy, this short-term strategy is based on proprietary algorithms and analyses of technical indicators.
     Risk Management
     Risk management plays a key role in the Superfund investment strategy. The proprietary program limits initial risk per trade to a theoretical maximum of 1.5 percent of total fund assets. In addition, the systems continuously screen volatility and signal adjustments of portfolio exposure accordingly.

     Additional Performance Information
     Certain Units are not subject to selling commissions: (1) Units purchased through Superfund USA by investors that participate in a registered investment adviser’s asset-based fee or fixed fee advisory program; (2) Units purchased through Superfund USA by investors who are commodity pools operated by commodity pool operators registered as such with the NFA; and (3) Units for which the investor has paid the maximum cumulative selling commissions of 10% of the original purchase price. Series A Units not subject to selling commissions were first sold as of November 1, 2007, and Series B Units not subject to selling commissions were first sold as of December 1, 2006.
     If a Limited Partner’s Units are not subject to the selling commissions described above (and further described in this Prospectus at CHARGES TO EACH SERIES — Sales Compensation), as of the end of each month, the Limited Partner’s Units will be charged, as a Fund bookkeeping entry only, the same 1/12 of the 4% annual selling commission as other investors. However, the amount of that charge will not be taken from the Fund or paid to any person and, as of the beginning of the next month, that charge will be reversed and the Fund will issue that Limited Partner additional Units, calculated to three decimal places, at the then current Unit net asset value. Accordingly, the net asset value of that Limited Partner’s investment in the Fund will reflect the inapplicability of the annual selling commission to the Limited Partner’s Units and a somewhat higher performance fee, if applicable, as a result of the Limited Partner’s Units not paying the annual selling commission. The Fund will use this bookkeeping procedure and the issuance of additional Units to maintain a uniform net asset value across all Units.
     The following tables compare the historical performance of Series A Units to the pro-forma performance of Series A Units for investors not subject to sales commissions through October 2007 and to the historical performance of Series A Units for investors not subject to sales commissions since November 2007. Please see “Note to Additional Performance Information” on page 127.

     Historical Performance of Series A Units

2003		2004		2005		2006		2007		2008		2009		2010

Jan	11.38%	Jan	2.46%	Jan	(9.87%)	Jan	6.87%	Jan	(3.09%)	Jan	(2.73%)	Jan	0.35%	Jan	(9.38%)
Feb	12.00%	Feb	12.65%	Feb	1.78%	Feb	(3.66%)	Feb	(7.54%)	Feb	17.93%	Feb	0.04%	Feb	1.49%
Mar	(20.12%)	Mar	(2.10%)	Mar	6.15%	Mar	4.48%	Mar	(8.73%)	Mar	2.29%	Mar	(2.33%)	Mar	14.41%
Apr	0.51%	Apr	(14.20%)	Apr	(12.22%)	Apr	5.79%	Apr	7.99%	Apr	(1.57%)	Apr	(6.92%)	Apr	4.59%
May	15.04%	May	7.21%	May	0.30%	May	(7.57%)	May	2.39%	May	5.21%	May	(12.03%)	May	(13.14%)
Jun	(8.37%)	Jun	(11.62%)	Jun	2.44%	Jun	(0.33%)	Jun	6.84%	Jun	7.73%	Jun	(2.39%)	Jun	(0.33%)
Jul	(8.77%)	Jul	(0.16%)	Jul	(2.85%)	Jul	(10.35%)	Jul	(6.78%)	Jul	(9.65%)	Jul	(7.86%)
Aug	2.16%	Aug	(6.84%)	Aug	5.69%	Aug	0.38%	Aug	(3.27%)	Aug	(4.64%)	Aug	3.52%
Sep	0.12%	Sep	10.44%	Sep	0.51%	Sep	3.20%	Sep	5.57%	Sep	(0.07%)	Sep	2.81%
Oct	3.99%	Oct	4.88%	Oct	(7.93%)	Oct	5.53%	Oct	9.92%	Oct	12.19%	Oct	(11.60%)
Nov	(1.75%)	Nov	12.30%	Nov	8.81%	Nov	(1.28%)	Nov	(4.69%)	Nov	1.47%	Nov	13.93%
Dec	19.45%	Dec	0.19%	Dec	(0.28%)	Dec	11.36%	Dec	2.82%	Dec	1.32%	Dec	(9.43%)
Annual	20.23%	Annual	11.35%	Annual	(9.43%)	Annual	12.94%	Annual	(0.92%)	Annual	30.00%	Annual	(29.90%)	Annual (6 mos.)	(4.74%)
     Pro-forma Performance of Series A Units for Investors Not Subject to Sales Commissions

2003		2004		2005		2006		2007

Jan	11.71%	Jan	2.79%	Jan	(9.54%)	Jan	7.20%	Jan	(2.76%)
Feb	12.33%	Feb	12.98%	Feb	2.11%	Feb	(3.33%)	Feb	(7.21%)
Mar	(19.79%)	Mar	(1.77%)	Mar	6.48%	Mar	4.81%	Mar	(8.40%)
Apr	0.84%	Apr	(13.87%)	Apr	(11.89%)	Apr	6.12%	Apr	8.32%
May	15.37%	May	7.54%	May	0.63%	May	(7.24%)	May	2.72%
Jun	(8.04%)	Jun	(11.29%)	Jun	2.77%	Jun	0.00%	Jun	7.17%
Jul	(8.44%)	Jul	0.17%	Jul	(2.52%)	Jul	(10.02%)	Jul	(6.45%)
Aug	2.49%	Aug	(6.51%)	Aug	6.02%	Aug	0.71%	Aug	(2.94%)
Sep	0.45%	Sep	10.77%	Sep	0.84%	Sep	3.53%	Sep	5.90%
Oct	4.32%	Oct	5.21%	Oct	(7.60%)	Oct	5.86%	Oct	10.25%
Nov	(1.42%)	Nov	12.63%	Nov	9.14%	Nov	(0.95%)
Dec	19.78%	Dec	0.52%	Dec	0.05%	Dec	11.69%
Annual	25.03%	Annual	15.81%	Annual	(5.74%)	Annual	17.45%	Annual	4.50 (10 mos.)%
     Historical Performance of Series A Units for Investors Not Subject to Sales Commissions

2007		2008		2009		2010

		Jan	(2.40%)	Jan	0.69%	Jan	(9.08%)
		Feb	18.23%	Feb	0.37%	Feb	1.83%
		Mar	2.55%	Mar	(2.01%)	Mar	14.79%
		Apr	(1.24%)	Apr	(6.61%)	Apr	4.94%
		May	5.48%	May	(11.74%)	May	(12.86%)
		Jun	8.01%	Jun	(2.07%)	Jun	(0.01%)
		Jul	(9.35%)	Jul	(7.55%)
		Aug	(4.32%)	Aug	3.87%
		Sep	0.26%	Sep	3.16%
		Oct	12.57%	Oct	(11.30%)
Nov	(4.37%)	Nov	1.81%	Nov	14.31%
Dec	3.17%	Dec	1.66%	Dec	(9.12%)
Annual	(1.35 (2 mos.)%)	Annual	34.88%	Annual	(27.03%)	Annual	(2.82 (6 mos.)%)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

     The following tables compare the historical performance of Series B Units to the pro-forma performance of Series B Units for investors not subject to sales commissions through November 2006 and to the historical performance of Series B Units for investors not subject to sales commissions since December 2006. Please see “Note to Additional Performance Information” on page 127.
     Historical Performance of Series B Units

2003		2004		2005		2006		2007		2008		2009		2010

Jan	17.59%	Jan	3.49%	Jan	(14.74%)	Jan	9.72%	Jan	(4.59%)	Jan	(3.61%)	Jan	1.01%	Jan	(14.51%)
Feb	17.07%	Feb	18.63%	Feb	3.94%	Feb	(4.95%)	Feb	(10.67%)	Feb	24.60%	Feb	0.68%	Feb	2.60%
Mar	(29.11%)	Mar	(2.59%)	Mar	8.49%	Mar	6.32%	Mar	(12.65%)	Mar	1.95%	Mar	(4.49%)	Mar	22.85%
Apr	0.87%	Apr	(19.60%)	Apr	(16.86%)	Apr	8.31%	Apr	11.38%	Apr	(1.20%)	Apr	(10.83%)	Apr	7.04%
May	21.90%	May	9.11%	May	0.48%	May	(10.37%)	May	3.41%	May	7.33%	May	(19.31%)	May	(20.23%)
Jun	(11.57%)	Jun	(15.07%)	Jun	3.56%	Jun	0.29%	Jun	9.77%	Jun	12.54%	Jun	(3.52%)	Jun	(0.36%)
Jul	(11.95%)	Jul	(0.09%)	Jul	(3.68%)	Jul	(14.11%)	Jul	(10.11%)	Jul	(15.00%)	Jul	(12.24%)
Aug	3.42%	Aug	(9.29%)	Aug	8.02%	Aug	0.55%	Aug	(4.66%)	Aug	(7.28%)	Aug	5.62%
Sep	0.04%	Sep	14.75%	Sep	1.06%	Sep	4.45%	Sep	8.26%	Sep	0.46%	Sep	4.58%
Oct	5.92%	Oct	7.01%	Oct	(10.77%)	Oct	7.74%	Oct	14.57%	Oct	20.14%	Oct	(18.34%)
Nov	(2.04%)	Nov	17.33%	Nov	12.93%	Nov	(1.73%)	Nov	(6.79%)	Nov	2.78%	Nov	22.10%
Dec	27.33%	Dec	0.41%	Dec	(0.22%)	Dec	16.14%	Dec	4.44%	Dec	2.60%	Dec	(14.18%)
Annual	27.71%	Annual	16.82%	Annual	(12.06%)	Annual	19.74%	Annual	(2.60%)	Annual	46.56%	Annual	(44.07%)	Annual (6 mos.)	(8.32%)
     Pro-forma Performance of Series B Units for Investors Not Subject to Sales Commissions

2003		2004		2005		2006

Jan	17.92%	Jan	3.82%	Jan	(14.41%)	Jan	10.05%
Feb	17.40%	Feb	18.96%	Feb	4.27%	Feb	(4.62%)
Mar	(28.78%)	Mar	(2.26%)	Mar	8.82%	Mar	6.65%
Apr	1.20%	Apr	(19.27%)	Apr	(16.53%)	Apr	8.64%
May	22.23%	May	9.44%	May	0.81%	May	(10.04%)
Jun	(11.24%)	Jun	(14.74%)	Jun	3.89%	Jun	0.62%
Jul	(11.62%)	Jul	0.24%	Jul	(3.35%)	Jul	(13.78%)
Aug	3.75%	Aug	(8.96%)	Aug	8.35%	Aug	0.88%
Sep	0.37%	Sep	15.08%	Sep	1.39%	Sep	4.78%
Oct	6.25%	Oct	7.34%	Oct	(10.44%)	Oct	8.07%
Nov	(1.71%)	Nov	17.66%	Nov	13.26%	Nov	(1.40%)
Dec	27.66%	Dec	0.74%	Dec	0.11%
Annual	32.82%	Annual	21.50%	Annual	(8.46%)	Annual	6.90%
							(11 mos.)
     Historical Performance of Series B Units for Investors Not Subject to Sales Commissions

2006		2007		2008		2009		2010

		Jan	(4.27%)	Jan	(3.29%)	Jan	1.27%	Jan	(14.22%)
		Feb	(10.37%)	Feb	24.93%	Feb	0.93%	Feb	2.94%
		Mar	(12.36%)	Mar	2.21%	Mar	(4.17%)	Mar	23.26%
		Apr	11.76%	Apr	(0.87%)	Apr	(10.53%)	Apr	7.40%
		May	3.75%	May	7.61%	May	(19.03%)	May	(19.96%)
		Jun	10.14%	Jun	12.83%	Jun	(3.20%)	Jun	(0.02%)
		Jul	(9.81%)	Jul	(14.71%)	Jul	(11.95%)
		Aug	(4.34%)	Aug	(6.97%)	Aug	5.97%
		Sep	8.62%	Sep	0.79%	Sep	4.93%
		Oct	14.95%	Oct	20.54%	Oct	(18.07%)
		Nov	(6.48%)	Nov	3.12%	Nov	22.51%
Dec	16.53%	Dec	4.79%	Dec	2.94%	Dec	(13.89%)
Annual	16.53%	Annual	1.39%	Annual	52.09%	Annual	(41.88%)	Annual	(6.46%)
	(1 mo.)								(6 mos.)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

     Note to Additional Performance Information
     Series A Units not subject to selling commissions were first sold as of November 1, 2007, and Series B Units not subject to selling commissions were first sold as of December 1, 2006. Performance information presented for Units not subject to selling commissions prior to their first sale is presented on a pro-forma basis. Performance information presented for Units not subject to selling commissions since their first sale is the actual performance of such Units.
     The purpose of the pro-forma presentation is to provide an approximation of the rates of return Units that are not subject to selling commissions would have achieved had they been traded since January 2003. However, there are material limitations inherent in pro-forma comparisons. It is not feasible to make all the pro-forma adjustments necessary to reflect the effect of the absence of selling commissions on the actual performance of Units prior to their commencement of trading. The pro-forma performance presented should not be considered indicative of how such Units would have actually performed had they not been subject to selling commissions.
     The pro-forma calculations were made on a month-to-month basis. That is, the adjustments of fees and income in one month does not affect the actual figures used in the following month for making similar pro-forma calculations. Accordingly, the pro-forma performance does not reflect on a cumulative basis the effect of the differences between the fees to be charged and interest to be earned by Units not subject to selling commissions and the fees charged and interest earned by Units that are subject to selling commissions. The following assumptions were made in calculating the pro-forma rates of return: a management fee of 1.85%, a performance fee of 25%, actual interest income, actual brokerage fees, actual ongoing offering expenses (up to a maximum of 1% per annum of month-end net assets), actual operating expenses (up to a maximum of 0.15% per annum of month-end net assets), and no selling commissions.

SUPERFUND GREEN, L.P. — SERIES A

							2002	+9.56%

	2003	+20.23%	2004	+11.35%	2005	-9.43%	2006	+12.94%

	2007		2008		2009		2010

Jan	1,453.90	-3.09%	1,445.88	-2.73%	1,939.15	+0.35%	1,227.43	-9.38%
Feb	1,344.33	-7.54%	1,705.18	+17.93%	1,939.87	+0.04%	1,245.67	+1.49%
Mar	1,227.00	-8.73%	1,744.21	+2.29%	1,894.62	-2.33%	1,425.15	+14.41%
Apr	1,325.05	+7.99%	1,716.85	-1.57%	1,763.52	-6.92%	1,490.54	+4.59%
May	1,356.77	+2.39%	1,806.35	+5.21%	1,551.44	-12.03%	1,294.62	-13.14%
Jun	1,499.60	+6.84%	1,945.95	+7.73%	1,514.39	-2.39%	1,290.29	-0.33%
Jul	1,351.29	-6.78%	1,758.12	-9.65%	1,395.29	-7.86%
Aug	1,307.13	-3.27%	1,676.53	-4.64%	1,444.35	+3.52%
Sep	1,379.93	+5.57%	1,675.30	-0.07%	1,484.92	+2.81%
Oct	1,516.88	+9.92%	1,879.55	+ 2.19%	1,312.64	-11.60%
Nov	1,445.68	-4.69%	1,907.21	+1.47%	1,495.46	+13.93%
Dec	1,486.44	+2.82%	1,932.30	+1.32%	1,354.49	-9.43%

		-0.92%		+30.00%		-29.90%		-4.74%

STATISTICS

	11/2002-06/2010	03/1996-06/2010

	Superfund Green, L.P.
RETURN STATISTICS	Series A	Superfund Q-AG

Since inception	29.03%	522.45%
Annualized performance*	3.38%	13.62%
Year-to-date	-4.74%	-5.98%
One year rolling	-14.80%	-9.52%
Three year rolling	-10.99%	-8.95%
Five year rolling	0.16%	9.18%
Average monthly*	0.28%	1.07%
Highest monthly*	19.45%	18.96%
Lowest monthly*	-20.12%	-16.72%

*	since inception
Annualized performance – the annual percentage return of a Series since the Series’ inception factoring in the effects of compounding.
Year-to-date – cumulative performance of a Series from January 1 in the current year to the date as of the report.
One year rolling – average monthly performance of a Series for the 12 month period immediately preceding the date of the report.
Three year rolling – average monthly performance of a Series for the 36 month period immediately preceding the date of the report.
Five year rolling – average monthly performance of a Series for the 60 month period immediately preceding the date of the report.
Average monthly – average monthly gain or loss experienced by a Series since the Series’ inception represented as a percentage.
Highest monthly – the single greatest monthly gain experienced by a Series represented as a percentage.
Lowest monthly – the single greatest monthly loss experienced by a Series represented as a percentage.
SUPERFUND Q-AG

	1996	-10.30%	1997	+20.70%	1998	+62.55%	1999	+25.39%

	2000	+23.19%	2001	+18.82%	2002	+38.42%	2003	+24.33%

	2004	+10.98%	2005	-3.30%	2006	+10.47%

	2007		2008		2009		2010

Jan	6,631.36	+0.62%	6,327.83	-2.21%	8,836.37	+0.82%	5,972.39	-9.79%
Feb	6,205.03	-6.43%	7,224.38	+14.17%	8,890.88	+0.62%	6,131.53	+2.66%
Mar	5,990.09	-3.46%	7,339.60	+1.59%	8,675.77	-2.42%	6,998.19	+14.13%
Apr	6,445.89	+7.61%	7,249.18	-1.23%	7,997.47	-7.82%	7,388.78	+5.58%
May	6,672.79	+3.52%	7,722.11	+6.52%	7,047.51	-11.88%	6,160.54	-16.62%
Jun	6,836.47	+2.45%	8,484.95	+9.88%	6,879.10	-2.39%	6,231.79	+1.16%
Jul	6,368.74	-6.84%	7,614.52	-10.26%	6,435.79	-6.44%
Aug	5,814.26	-8.71%	6,977.92	-8.36%	6,668.14	+3.61%
Sep	6,125.66	+5.36%	7,158.64	+2.59%	6,919.42	+3.77%
Oct	6,635.04	+8.32%	8,409.98	+17.48%	6,279.32	-9.25%
Nov	6,256.09	-5.71%	8,608.33	+2.36%	7,220.28	+14.99%
Dec	6,470.89	+3.43%	8,764.11	+1.81%	6,620.36	-8.31%

		-1.81%		+35.44%		-24.46%		-5.98%

	11/2002-06/2010	03/1996-06/2010

	Superfund Green, L.P.
RISK STATISTICS	Series A	Superfund Q-AG

Annual standard deviation	27.65%	24.23%
Max. initial risk per trade	1.00%	1.00%
Typical margin to equity	20%	20%
Maximum drawdown	-36.92%	-32.83%
Maximum time off peak	48 months	22 months
Sharpe ratio*	0.12	0.56
Correlation to S&P 500	0.05	-0.10
Correlation to CASAM CISDM CTA ew	0.80	0.72
Correlation to CS/Tremont HF	0.27	0.20

*	modified (risk free rate = 0%)
Annual standard deviation — a measurement of an investment’s historical volatility. The higher the percentage, the more likely an investment will deviate from an expected normal return.
Max. initial risk per trade — percentage of assets under management that will initially be invested in any one futures position or contract.
Typical margin to equity — percentage of a Series’ trading capital held as margin for trading activity at any particular time.
Maximum drawdown — the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the Series during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.
Maximum time off peak – the cumulative percentage decline in month-end net asset value sustained during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.
Sharpe ratio — a formula used to measure risk-adjusted performance. The Sharpe Ratio is calculated by subtracting the risk-free rate from the rate of return for a portfolio and dividing the result by the standard deviation of the portfolio.
S&P 500 – a market value-weighted benchmark equity index consisting of 500 stocks chosen for market size, liquidity and industry grouping.
CISDM — a hedge fund index that reflects the average performance of Commodity Trading Advisors (CTAs)
CS/Tremont HF — an asset-weighted benchmark that measures hedge fund performance across ten style-based sectors representative of the entire hedge fund industry.
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
This chart was prepared by Superfund Capital Management, Inc. See the glossary beginning on page 132 for information integral to this chart.
Superfund Q-AG is the Superfund group of companies’ flagship product and was introduced to the retail investor in Europe on March 8, 1996. Superfund Q-AG is not available for US investors. Superfund Green, L.P. – Series A employs a very similar strategy to Superfund Q-AG. But please understand, there is no guarantee of Superfund Green, L.P. – Series A achieving the same results as Superfund Q-AG as (i) Superfund Green, L.P. – Series A has higher fees than Superfund Q-AG, (ii) Superfund Green, L.P. – Series A may not trade certain futures contracts traded by Superfund Q-AG due to CFTC restrictions, (iii) Superfund Green, L.P. – Series A and Superfund Q-AG have different levels of net assets and (iv) Superfund Green, L.P. – Series A and Superfund Q-AG will not necessarily have the same entry and exit points and thus may execute similar trades at different times.

SUPERFUND GREEN, L.P. — SERIES B

							2002	+15.98%

	2003	+27.71%	2004	+16.82%	2005	-12.06%	2006	+19.74%

	2007		2008		2009		2010

Jan	1,738.27	-4.60%	1,710.56	-3.61%	2,627.28	+1.01%	1,243.58	-14.51%
Feb	1,552.78	-10.67%	2,131.43	+24.60%	2,645.07	+0.68%	1,275.90	+2.60%
Mar	1,356.37	-12.65%	2,173.02	+1.95%	2,526.24	-4.49%	1,567.43	+22.85%
Apr	1,510.78	+11.38%	2,146.93	-1.20%	2,252.65	-10.83%	1,677.77	+7.04%
May	1,562.30	+3.41%	2,304.36	+7.33%	1,817.77	-19.31%	1,338.41	-20.23%
Jun	1,715.00	+9.77%	2,593.32	+12.54%	1,753.71	-3.52%	1,333.65	-0.36%
Jul	1,541.61	-10.11%	2,204.38	-15.00%	1,539.06	-12.24%
Aug	1,469.80	-4.66%	2,043.87	-7.28%	1,625.56	+5.62%
Sep	1,591.16	+8.26%	2,053.20	+ 0.46%	1,699.96	+4.58%
Oct	1,822.95	+14.57%	2,466.62	+20.14%	1,388.19	-18.34%
Nov	1,699.25	-6.79%	2,535.13	+2.78%	1,694.99	+22.10%
Dec	1,774.69	+4.44%	2,600.96	+2.60%	1,454.64	-14.18%

		-2.60%		+46.56%		-44.07%		-8.32%

STATISTICS

	11/2002-06/2010	01/2000-06/2010

	Superfund Green, L.P.
RETURN STATISTICS	Series B	Superfund GCT

Since inception	33.37%	250.84%
Annualized performance*	3.83%	12.71%
Year-to-date	-8.32%	-11.88%
One year rolling	-23.95%	-21.00%
Three year rolling	-22.24%	-30.27%
Five year rolling	-7.33%	-13.34%
Average monthly*	0.31%	1.00%
Highest monthly*	27.33%	28.42%
Lowest monthly*	-29.11%	-23.50%

*	since inception
Annualized performance – the annual percentage return of a Series since the Series’ inception factoring in the effects of compounding.
Year-to-date – cumulative performance of a Series from January 1 in the current year to the date as of the report.
One year rolling – average monthly performance of a Series for the 12 month period immediately preceding the date of the report.
Three year rolling – average monthly performance of a Series for the 36 month period immediately preceding the date of the report.
Five year rolling – average monthly performance of a Series for the 60 month period immediately preceding the date of the report.
Average monthly – average monthly gain or loss experienced by a Series since the Series’ inception represented as a percentage.
Highest monthly – the single greatest monthly gain experienced by a Series represented as a percentage.
Lowest monthly – the single greatest monthly loss experienced by a Series represented as a percentage.
SUPERFUND GCT

	2000	+40.16%	2001	+42.56%	2002	+69.23%	2003	+26.35%

	2004	+11.20%	2005	-9.12%	2006	-13.18%

	2007		2008		2009		2010

Jan	2,698.06	+0.19%	2,334.61	-3.77%	3,679.43	+0.76%	1,889.22	-13.91%
Feb	2,410.07	-10.67%	2,857.30	+22.39%	3,726.11	+1.27%	1,931.39	+2.23%
Mar	2,273.05	-5.69%	2,899.96	+1.49%	3,579.45	-3.94%	2,288.69	+18.50%
Apr	2,521.50	+10.93%	2,823.17	-2.65%	3,173.42	-11.34%	2,465.47	+7.72%
May	2,672.45	+5.99%	3,091.52	+9.51%	2,593.46	-18.28%	1,885.98	-23.50%
Jun	2,773.04	+3.76%	3,523.71	+13.98%	2,447.78	-5.62%	1,933.67	+2.53%
Jul	2,408.09	-13.16%	2,999.81	-14.87%	2,171.79	-11.28%
Aug	2,075.81	-13.80%	2,653.27	-11.55%	2,289.37	+5.41%
Sep	2,231.37	+7.49%	2,782.49	+4.87%	2,413.08	+5.40%
Oct	2,516.40	+12.77%	3,473.26	+24.83%	2,088.49	-13.45%
Nov	2,301.42	-8.54%	3,583.35	+3.17%	2,548.32	+22.02%
Dec	2,426.13	+5.42%	3,651.61	+1.90%	2,194.48	-13.89%

		-9.91%		+50.51%		-39.90%		-11.88%

	11/2002-06/2010	01/2000-06/2010

	Superfund Green, L.P.
RISK STATISTICS	Series B	Superfund GCT

Annual standard deviation*	40.64%	37.49%
Max. initial risk per trade	1.50%	1.50%
Typical margin to equity	30%	30%
Maximum drawdown*	-52.98%	-49.38%
Maximum time off peak*	26 months	40 months
Sharpe ratio**	0.09	0.34
Correlation to S&P500	0.03	-0.18
Correlation to CASAM CISDM CTA ew	0.80	0.79
Correlation to CS/Tremont HF	0.26	0.15

**	modified (risk free performance = 0%)
Annual standard deviation — a measurement of an investment’s historical volatility. The higher the percentage, the more likely an investment will deviate from an expected normal return.
Max. initial risk per trade — percentage of assets under management that will initially be invested in any one futures position or contract.
Typical margin to equity — percentage of a Series’ trading capital held as margin for trading activity at any particular time.
Maximum drawdown — the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the Series during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.
Maximum time off peak – the cumulative percentage decline in month-end net asset value sustained during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.
Sharpe ratio — a formula used to measure risk-adjusted performance. The Sharpe Ratio is calculated by subtracting the risk-free rate from the rate of return for a portfolio and dividing the result by the standard deviation of the portfolio.
S&P 500 – a market value-weighted benchmark equity index consisting of 500 stocks chosen for market size, liquidity and industry grouping.
CISDM — a hedge fund index that reflects the average performance of Commodity Trading Advisors (CTAs)
CS/Tremont HF — an asset-weighted benchmark that measures hedge fund performance across ten style-based sectors representative of the entire hedge fund industry.
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
This chart was prepared by Superfund Capital Management, Inc. See the glossary beginning on page 132 for information integral to this chart.
Superfund GCT is the more aggressive fund strategy and was introduced on January 4, 2000 to investors. Superfund GCT is not available for US investors. Superfund Green, L.P. – Series B employs a very similar strategy to Superfund GCT. But please understand, there is no guarantee of Superfund Green, L.P. – Series B achieving the same results as Superfund GCT as (i) Superfund Green, L.P. – Series B has higher fees than Superfund GCT, (ii) Superfund Green, L.P. – Series B may not trade certain futures contracts traded by Superfund GCT due to CFTC restrictions, (iii) Superfund Green, L.P. – Series B and Superfund GCT have different levels of net assets and (iv) Superfund Green, L.P. – Series B and Superfund GCT will not necessarily have the same entry and exit points and thus may execute similar trades at different times.

SUPERFUND GREEN, L.P., SERIES A – SUPERFUND Q-AG – S&P 500 – NASDAQ COMP – MSCI WORLD

		Superfund		NASDAQ	MSCI
	Series A*	Q-AG	S&P 500	Comp.	World

PERFORMANCE
Performance since 03/96	29.03%	516.05%	60.94%	91.74%	38.87%
Performance p.a.	3.38%	13.62%	3.37%	4.64%	2.32%

RISK
Maximum Drawdown	-36.92%	-32.83%	-52.56%	-75.04%	-55.37%
Volatility p.a.	27.65%	24.30%	16.33%	26.82%	16.10%

STATISTICS
Mod. Sharpe Ratio	0.12	0.56	0.21	0.17	0.14
Correlation to Superfund Q-AG	0.94	—	-0.10	-0.08	-0.07
03/08/96–06/30/2010	*11/01/02– 06/30/2010

		Superfund		NASDAQ	MSCI
	Series A	Q-AG	S&P 500	Comp.	World

PERFORMANCE
Performance since 11/02	29.03%	51.94%	16.36%	58.62%	31.50%
Performance p.a.	3.38%	5.61%	2.00%	6.20%	3.64%

RISK
Maximum Drawdown	-36.92%	-32.83%	-52.56%	-51.81%	-55.37%
Volatility p.a.	27.65%	25.04%	15.00%	19.06%	16.18%

STATISTICS
Mod. Sharpe Ratio	0.12	0.22	0.13	0.33	0.22
Correlation to Series A	—	0.94	0.05	0.08	0.09
11/01/02–06/30/2010
Series A – Superfund Green, L.P. Series A
Superfund Q-AG – The Superfund group of companies’ flagship product. Inception: March 1996. This product is not available to U.S. investors.
S&P 500 – A market value-weighted benchmark equity index consisting of 500 stocks chosen for market size, liquidity and industry grouping.
NASDAQ Comp. – The NASDAQ Composite Index, an equity index that measures the performance of all NASDAQ listed companies.
MSCI World – The MSCI World Index, a market capitalization-weighted index consisting of 23 developed market country indices.
Maximum Drawdown – The greatest cumulative percentage decline in month-end net asset value due to losses sustained by the Series during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.
Volatility – A statistical measure of the dispersion of returns for a particular investment. The higher the percentage, the more likely an investment experiences swings between gains and/or losses.
Mod. Sharpe Ratio – The Sharpe Ratio is calculated by subtracting the risk-free rate from the rate of return for a portfolio and dividing the result by the standard deviation of the portfolio. The Sharpe Ratio, in this instance, is modified to assume a 0% risk-free rate of return.
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
This chart was prepared by Superfund Capital Management, Inc. See the glossary beginning on page 132 for information integral to this chart.
Superfund Q-AG is the Superfund group of companies’ flagship product and was introduced to the retail investor in Europe on March 8, 1996. Superfund Q-AG is not available for US investors. Superfund Green, L.P. – Series A employs a very similar strategy to Superfund Q-AG. But please understand, there is no guarantee of Superfund Green, L.P. – Series A achieving the same results as Superfund Q-AG as (i) Superfund Green, L.P. – Series A has higher fees than Superfund Q-AG, (ii) Superfund Green, L.P. – Series A may not trade certain futures contracts traded by Superfund Q-AG due to CFTC restrictions, (iii) Superfund Green, L.P. – Series A and Superfund Q-AG have different levels of net assets and (iv) Superfund Green, L.P. – Series A and Superfund Q-AG will not necessarily have the same entry and exit points and thus may execute similar trades at different times.

SUPERFUND GREEN, L.P., SERIES B – SUPERFUND GCT – S&P 500 – NASDAQ COMP – MSCI WORLD

		Superfund		NASDAQ	MSCI
	Series B*	GCT	S&P 500	Comp.	World

PERFORMANCE
Performance since 01/00	33.37%	250.84%	-29.85%	-48.17%	-26.71%
Performance p.a.	3.83%	12.71%	-3.32%	-6.06%	-2.92%

RISK
Maximum Drawdown	-52.98%	-49.38%	-52.56%	-75.04%	-55.37%
Volatility p.a.	40.64%	37.49%	16.18%	26.65%	16.58%

STATISTICS
Mod. Sharpe Ratio	0.09	0.34	-0.21	-0.23	-0.18
Correlation to Superfund GCT	0.95	—	-0.18	-0.18	-0.15
01/04/00–05/31/2010	*11/01/02– 06/30/2010

		Superfund		NASDAQ	MSCI
	Series B	GCT	S&P 500	Comp.	World

PERFORMANCE
Performance since 11/02	33.37%	21.43%	16.36%	58.62%	31.50%
Performance p.a.	3.83%	2.56%	2.00%	6.20%	3.64%

RISK
Maximum Drawdown	-52.98%	-49.38%	-52.56%	-51.81%	-55.37%
Volatility p.a.	40.64%	37.51%	15.00%	19.06%	16.18%

STATISTICS
Mod. Sharpe Ratio	0.09	0.07	0.13	0.33	0.22
Correlation to Series B	—	0.95	0.03	0.06	0.07
11/01/02–06/30/2010
Series B – Superfund Green, L.P. Series B
Superfund GCT – Superfund GCT applies a more aggressive investment strategy than Superfund Q-AG. Inception: January 2000. This product is not available to U.S. investors.
S&P 500 – An equity index consisting of 500 stocks chosen for market size, liquidity and industry grouping.
NASDAQ Comp. – The NASDAQ Composite Index, an equity index that measures the performance of all NASDAQ listed companies.
MSCI World – The MSCI World Index, a market capitalization-weighted index consisting of 23 developed market country indices.
Maximum Drawdown – The greatest cumulative percentage decline in month-end net asset value due to losses sustained by the Series during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.
Volatility – A statistical measure of the dispersion of returns for a particular investment. The higher the percentage, the more likely an investment experiences swings between gains and/or losses.
Mod. Sharpe Ratio – The Sharpe Ratio is calculated by subtracting the risk-free rate from the rate of return for a portfolio and dividing the result by the standard deviation of the portfolio. The Sharpe Ratio, in this instance, is modified to assume a 0% risk-free rate of return.
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
This chart was prepared by Superfund Capital Management, Inc. See the glossary beginning on page 132 for information integral to this chart.
Superfund GCT is the more aggressive fund strategy and was introduced on January 4, 2000 to investors. Superfund GCT is not available for US investors. Superfund Green, L.P. – Series B employs a very similar strategy to Superfund GCT. But please understand, there is no guarantee of Superfund Green, L.P. – Series B achieving the same results as Superfund GCT as (i) Superfund Green, L.P. – Series B has higher fees than Superfund GCT, (ii) Superfund Green, L.P. – Series B may not trade certain futures contracts traded by Superfund GCT due to CFTC restrictions, (iii) Superfund Green, L.P. – Series B and Superfund GCT have different levels of net assets and (iv) Superfund Green, L.P. – Series B and Superfund GCT will not necessarily have the same entry and exit points and thus may execute similar trades at different times.

WHY SUPERFUND?
Why a Managed Futures Fund?
     Managed futures investments are intended to generate medium-to long-term capital growth and provide global portfolio diversification. A primary reason to invest in a managed futures product, such as Superfund Green, is to provide a non-correlated investment to a portfolio of traditional stock and bond investments that has the potential to improve returns and lower the portfolio’s volatility. This is possible because managed futures products historically have not been correlated to traditional markets, such as stocks and bonds.
Why Superfund?
     The Superfund trading strategy has a track record of positive performance over the past thirteen years. The Superfund funds trade more than 120 futures and forward markets worldwide using proprietary trading systems, although not in all markets at all times. The funds, utilizing the Superfund proprietary trading systems have a demonstrable record of non-correlation to traditional investments and have often produced positive returns during difficult markets for stocks and bonds. The past performance of these Superfund funds is not necessarily indicative of the future results of Superfund Green.
Why Now?
     Stock market performance during this decade has demonstrated that long-only equity portfolios generally do not make money during downward economic cycles. For continued portfolio performance, it is potentially advantageous for investors to own investments that have the potential to appreciate in any economic environment.
Historical Low-Correlated Performance
     Historically, managed futures investments have had very little correlation to the stock and bond markets. While there is no guarantee of positive performance in a managed futures component of a portfolio, the non-correlation characteristic of managed futures can improve risk adjusted returns in a diversified investment portfolio. Having the ability to go long and short provides managed futures the opportunity to make potentially profitable trades in both up and down markets. In other words, profit or loss in managed future funds is not dependent on economic cycles. There can be no assurance, however, that Superfund Green will trade profitably in the futures and forwards markets or not incur losses.
GLOSSARY
Superfund Green
     Superfund Green, L.P. has two series of Units, Series A and Series B. Series A has a strategy similar to Superfund Q-AG, which has a managed futures trading strategy and a twelve year track record. Series B has a strategy similar to Superfund GCT, which employs more leverage than Superfund Q-AG, and also has a managed futures trading strategy.
Superfund Q-AG
     Superfund Q-AG is the Superfund group of companies’ flagship product and was introduced to the retail investor in Europe on March 8, 1996. This product is not available for U.S. investors.
Superfund GCT
     Superfund GCT is the more aggressive fund strategy and was introduced on January 4, 2000 to investors. This product is not available for U.S. investors.
Aggregate subscriptions
     Total gross capital subscriptions made to a pool or account from inception through the date indicated.

Drawdown
     Losses experienced by a pool or account over a specified period.
Worst month peak-to-valley drawdown
     Greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool or account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.
MSCI World Index
     The MSCI World Index is a market capitalization-weighted index. Consisting of 23 developed market country indices, the MSCI World Index measures the equity market performance of these countries.
Nasdaq Composite Index
     The National Association of Securities Dealers Automated Quotation (“NASDAQ”) is an electronic exchange. Unlike the New York Stock Exchange auction market where orders meet on a trading floor, NASDAQ orders are paired and executed on a computer network. The NASDAQ Composite Index measures the performance of all domestic and international stocks traded on the NASDAQ. The NASDAQ Composite Index includes over 3,000 companies.
Net Asset Value
     Net Asset Value of each Series is that Series’ assets less liabilities determined in accordance with accounting principles generally accepted in the United States.
S&P 500
     The S&P 500 is one of the most commonly used benchmarks for the overall U.S. stock market. It is an index consisting of 500 stocks chosen for market size, liquidity and industry grouping, among other factors. The S&P 500 Index represents the price trend movements of the common stock of major U.S. public companies.
CISDM
     Center for International Securities and Derivatives Markets (“CISDM”) is a non-profit academic research center that focuses on security and investment fund performance in both U.S. and international asset markets for approximately 1,800 active hedge funds and 600 active commodity trading advisors, commodity pool operators and managed futures programs.
CSFB
     The Credit Suisse/Tremont Hedge Fund Index (the “CSFB”) is an asset-weighted hedge fund index. The methodology utilized in the CSFB starts by defining the universe it is measuring. The index universe is defined as funds with: (i) a minimum of $50 million in assets under management, (ii) a minimum one-year track record, and (iii) current audited financial statements. The CSFB uses a rules-based construction methodology, identifies its constituent funds, and minimizes subjectivity in the CSFB member selection process. It aims at a maximum representation of the index universe. To minimize survivorship bias, funds are not removed from the CSFB until they are fully liquidated or fail to meet the financial reporting requirements. Funds are separated into ten primary subcategories based on their investment style. The CSFB in all cases represents at least 85% of the assets under management in each respective category of the index universe.

THE FUTURES AND FORWARD MARKETS
Futures Contracts
     Futures contracts are standardized agreements traded on commodity exchanges that call for the future delivery of the commodity or financial instrument at a specified time and place. A futures trader that enters into a contract to take delivery of the underlying commodity is “long” the contract, or has “bought” the contract. A trader that is obligated to make delivery is “short” the contract or has “sold” the contract. Actual delivery on the contract rarely occurs. Futures traders usually offset (liquidate) their contract obligations by entering into equal but offsetting futures positions. For example, a trader who is long one September Treasury bond contract on the Chicago Board of Trade can offset the obligation by entering into a short position in a September Treasury bond contract on that exchange. Futures positions that have not yet been liquidated are known as “open” contracts or positions. Futures contracts are traded on a wide variety of commodities, including agricultural products, metals, livestock products, government securities, currencies and stock market indices. Options on futures contracts are also traded on U.S. commodity exchanges.
Forward Contracts
     Currencies and other commodities may be purchased or sold for future delivery or cash settlement through banks or dealers pursuant to forward or swap contracts. Currencies also can be traded pursuant to futures contracts on organized futures exchanges; however, Superfund Capital Management will use the dealer market in foreign exchange contracts for most of the Fund’s trading in currencies. Such dealers will act as “principals” in these transactions and will include their profit in the price quoted on the contracts. Unlike futures contracts, foreign exchange contracts are not standardized. In addition, the forward market is largely unregulated. Forward contracts are not “cleared” or guaranteed by a third party. Thus, each Series is subject to the creditworthiness of the foreign exchange dealer with whom the Fund maintains assets and positions relating to each Series’ forward contract investments. Neither the CFTC nor the federal or state banking authorities regulate the Fund’s forward trading or forward dealers.
Swap Transactions
     The Fund may periodically enter into transactions in the forward or other markets which could be characterized as swap transactions and which may involve commodities, interest rates, currencies, stock indices, and other items. A swap transaction is an individually negotiated, non-standardized agreement between two parties to exchange cash flows measured by different interest rates, exchange rates, or prices, with payments calculated by reference to a principal (“notional”) amount or quantity. Transactions in these markets present certain risks similar to those in the futures, forward and options markets: (1) the swap markets may not be regulated by any United States or foreign governmental authorities; (2) there may not be limitations on daily price moves in swap transactions; (3) speculative position limits may not be applicable to swap transactions, although the counterparties with which the Series may deal may limit the size or duration of positions available as a consequence of credit considerations; (4) participants in the swap markets are not required to make continuous markets in swaps contracts; and (5) the swap markets are “principal markets,” in which performance with respect to a swap contract may not be the responsibility of the counterparty with which the trader has entered into a contract (or its guarantor, if any), and not of any exchange or clearinghouse. As a result, each Series will be subject to the risk of the inability of or refusal to perform with respect to such contracts on the part of the counterparties with which the Fund trades. Also, the CFTC or a court could conclude in the future that certain primarily agricultural, swap transactions entered into by the Fund could constitute unauthorized futures or commodity option contracts. Such a conclusion could limit the Fund’s access to certain agricultural markets in the United States, possibly to the detriment of the Fund.
REGULATION
     The U.S. futures markets are regulated under the Commodity Exchange Act, which is administered by the CFTC, a federal agency created in 1974. The CFTC licenses and regulates commodity exchanges, commodity pool operators, commodity trading advisors and clearing firms which are referred to in the futures industry as “futures commission merchants.” Superfund Capital Management is registered with the CFTC as a commodity pool operator. Futures professionals are also regulated by the NFA, a self-regulatory organization for the futures industry that supervises the dealings between futures professionals and their customers. If the pertinent CFTC licenses or NFA memberships were to lapse, be suspended or be revoked, Superfund Capital Management would be unable to act as each Series’ commodity pool operator and commodity trading advisor. The CFTC has adopted disclosure, reporting and recordkeeping requirements for commodity pool operators and disclosure and recordkeeping requirements for commodity trading advisors. The reporting rules require pool operators to furnish to the participants in their pools a monthly statement of account, showing the pool’s income or loss and change in net asset value, and an annual financial report, audited by an independent certified public accountant. The CFTC and the exchanges have pervasive powers over the futures markets, including the emergency power to suspend trading and order trading for liquidation of existing positions only. The exercise of such powers could adversely affect each Series’ trading. The CFTC does not regulate forward contracts. Federal and state banking authorities also do not regulate forward trading or forward dealers. Trading in foreign currency futures contracts may be less liquid and each Series’ trading results may be adversely affected.
     In order to establish and maintain a futures position, a trader must make a type of good-faith deposit with its broker, known as “margin,” of approximately 2%-10% of contract value. Minimum margins are established for each futures contract by the exchange on which the contract is traded. The exchanges alter their margin requirements from time to time, sometimes significantly. For their protection, clearing brokers may require higher margins from their customers than the exchange minimums. When a position is established, “initial margin” is deposited. On most exchanges, at the close of each trading day “variation margin,” representing the unrealized gain or loss on the open positions, is either credited to or debited from a trader’s account. If “variation margin” payments cause a trader’s “initial margin” to fall below “maintenance margin” levels, a “margin call” is made, requiring the trader to deposit additional margin or have his position closed out. Collateral is deposited in connection with forward contracts but is not required by any applicable regulation. Additional collateral may be required by the relevant dealer to maintain a forward contract position, similar to variation margin payments.
     The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Reform Act”) was enacted in July 2010. The Reform Act includes provisions that comprehensively regulate the over-the-counter derivatives markets for the first time.
     The Reform Act will mandate that a substantial portion of over-the-counter derivatives must be executed in regulated markets and submitted for clearing to regulated clearinghouses. Over-the-counter trades submitted for clearing will be subject to minimum initial and variation margin requirements set by the relevant clearinghouse, as well as possible CFTC-mandated margin requirements. The CFTC also has broad discretion to impose margin requirements on non-cleared over-the-counter derivatives and new requirements will apply to the holding of customer collateral by over-the-counter derivatives dealers. These requirements may increase the amount of collateral the Fund is required to provide and the costs associated with providing it. Although the Reform Act includes limited exemptions from the clearing and margin requirements for so-called “end-users,” the Fund is not expected to be able to rely on such exemptions. In addition, the over-the-counter derivative dealers with which the Fund may execute its over-the-counter derivatives trades will not be able to rely on the end-user exemptions under the Reform Act and therefore such dealers will be subject to clearing and margin requirements irrespective of whether the Fund is subject to such requirements. Over-the-counter derivative dealers also will be required to post margin to the clearinghouses through which they clear their customers’ trades instead of using such margin in their operations, as is currently permitted. This will increase the over-the-counter derivative dealers’ costs, and these increased costs are expected to be passed through to other market participants in the form of higher upfront and mark-to-market margin, less favorable trade pricing, and the possible imposition of new or increased fees.
     The CFTC may also require a substantial portion of derivative transactions that are currently executed on a bi-lateral basis in the over-the-counter markets to be executed through a regulated securities, futures, or swap exchange or execution facility. Such requirements may make it more difficult and costly for investment funds, including the Fund, to enter into highly tailored or customized transactions. They may also render certain strategies in which the Fund might otherwise engage impossible or so costly that they will no longer be economical to implement.
     Over-the-counter derivative dealers and major over-the-counter derivatives market participants will be required to register with the CFTC. The Fund or Superfund may be required to register as major participants in the over-the-counter derivatives markets. Dealers and major participants will be subject to minimum capital and margin requirements. These requirements may apply irrespective of whether the over-the-counter derivatives in question are exchange-traded or cleared. Over-the-counter derivatives dealers will also be subject to new business conduct standards, disclosure requirements, reporting and recordkeeping requirements, transparency requirements, position limits, limitations on conflicts of interest, and other regulatory burdens. These requirements may further increase the overall costs for over-the-counter derivative dealers, which costs are also likely to be passed along to market participants. The overall impact of the Reform Act on the Fund is highly uncertain and it is unclear how the over-the-counter derivatives markets will adapt to this new regulatory regime.
INVESTMENT CONSIDERATIONS
     Both the futures and forward markets and funds investing in those markets offer many potential structural advantages that make managed futures an efficient way to participate in global markets.
Enhanced Profit Potential
     Established managed futures funds, including Superfund funds, have often produced strong absolute returns and, in many cases, have outperformed stocks and bonds during periods in which those asset classes have not performed well. There can be no assurance, however, that the Fund will perform positively under any given set of market conditions or that it will not incur losses.
Low Correlation to Traditional Asset Classes and Other Alternative Asset Classes
     Because they trade in numerous financial and commodities futures markets ranging from cotton to palladium and currencies to stock indices, managed futures funds, in aggregate, have historically experienced low long-term correlation to most traditional asset classes, including stocks, bonds, and real estate. Managed futures funds may provide a valuable element of diversification to an investor’s portfolio, even one in which other alternative asset classes are represented, because of the low correlation of their returns to the returns of other alternative asset classes, including many hedge fund strategies. There can be no assurance, however, that the Fund’s performance will be non-correlated to the performance of traditional asset classes or that it will not experience sustained periods of significant correlation to the performance of traditional asset classes.
Non-Correlated Investments within the Fund
     The Fund trades on more than 120 financial and commodities futures markets and currency forward markets, many of which react differently from each other to the same economic or market condition. Broadly diversifying across a wide range of futures markets can increase the potential to trade profitably while protecting the overall portfolio from extensive losses from a single market. However, the Fund does not trade in all available markets at all times and may be concentrated in one or two sectors from time to time.
Potential to Profit in Bull and Bear Markets
     Managed futures funds, unlike most mutual funds, which are “long only”, have the potential to profit from market movements in both directions. By having the ability to “go short,” managed futures funds may also profit from anticipating that a future’s price will go down in the future. This potential to profit, whether markets are rising or falling around the globe, makes managed futures particularly attractive as a diversification tool. There can be no assurance, however, that the General Partner’s trading systems will correctly recognize any particular profit opportunity or correctly anticipate price direction or that the Fund will not incur losses.
Interest Credit
     Unlike some alternative, or non-traditional, investment funds, the Fund does not borrow money in order to obtain leverage and does not incur any interest expense. Rather, margin deposits and reserve assets are maintained in interest bearing accounts and cash equivalents, such as U.S. Treasury Bills, and interest is earned on all, or nearly all, of the Fund’s assets, which include unrealized profits credited to the Series’ accounts.

Global Diversification Within a Single Investment
     Futures and related contracts can be traded in many countries, which makes it possible to diversify risk around the globe. This diversification is available both geographically and across market sectors. For example, an investor can trade interest rates, stock indices and currencies in several countries around the world, as well as energy and metals. While the Fund itself trades across a diverse selection of global markets, an investment in each Series is not a complete investment program, but rather should be considered as a diversification opportunity for an overall portfolio.
Professional Trading
     Superfund Capital Management’s approach includes the following elements:
•	Disciplined Money Management. Superfund Capital Management generally allocates between 0.6% to 0.8% of portfolio equity to the initial entry of any single market position with a maximum risk of 1% to 1.5% from initial risk. However, no guarantee is provided that losses will be limited to these percentages.

•	Balanced Risk. Superfund Capital Management will allocate each Series’ capital from among more than 120 markets around the world 24 hours a day. Among the factors considered to determine the portfolio mix are market volatility, liquidity and trending characteristics. Of course, the Fund will generally not hold positions in all such markets at all times and may be concentrated in one or two market sectors from time to time.

•	Ongoing Capital Management. When proprietary risk/reward indicators reach predetermined levels, the Superfund trading system may increase or decrease commitments in certain markets in an attempt to reduce performance volatility.

•	Multiple Systems. The Superfund trading systems analyze multiple technical indicators and perimeters in combination in an attempt to identify trends in significant upward or downward movements, such as trends or other patterns which indicate the potential to profit from a change in futures and forwards price movements. Once potential trades are identified, additional filters are applied which consider volatility and the availability of risk capital before final trade signals are generated.
Convenience
     Through an investment in Units, investors can participate in global markets and opportunities without needing to master complex trading strategies and monitor multiple international markets.
Liquidity
     In most cases the markets traded by the Fund are highly liquid. Some markets trade 24 hours on business days. While there can be cases where there may be no buyer or seller for a particular market, Superfund Capital Management attempts to select markets for investment based upon, among other things, their perceived liquidity. Exchanges impose limits on the amount that a futures price can move in one day. Situations in which markets have moved the limit for several days in a row have not been common, but do occur. See “The Risks You Face — Illiquidity of Your Investment.” Investors may redeem all or a portion of their Units on a monthly basis. See “Distributions and Redemptions.”
Limited Liability
     Investors’ liability is limited to the amount of their investment in each Series. Investors will not be required to contribute additional capital to either Series.

EXHIBIT A
SUPERFUND GREEN, L.P.
FORM OF FIFTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
     This Fifth Amended and Restated Limited Partnership Agreement (the “Agreement”) is made as of December 1, 2009, by and among Superfund Capital Management, Inc. (formerly, Quadriga Capital Management, Inc.), a Grenada corporation (the “General Partner”) and each other party who becomes a party to this Limited Partnership Agreement, whether by execution of a counterpart hereof pursuant to a power of attorney or otherwise agrees to be bound hereto by separate instrument, as an owner of a unit (“Unit”) of beneficial interest in a series (“Series”) created hereunder and who is shown on the books and records of such Series as a Limited Partner (individually, a “Limited Partner” and collectively, the “Limited Partners”).
     1. Formation; Name. The parties to this Agreement have formed a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended and in effect on the date of this Agreement (the “Act”). The name of the limited partnership is Superfund Green, L.P. (the “Partnership”). The General Partner has executed and filed a Certificate of Limited Partnership of the Partnership (the “Certificate of Limited Partnership”) in accordance with the Act, and has executed, filed, recorded and published as appropriate such amendments, assumed name certificates and other documents as are or become necessary or advisable in connection with the operation of the Partnership, as determined by the General Partner, and will take all steps which the General Partner may deem necessary or advisable to allow the Partnership to conduct business as a limited partnership where the Partnership conducts business in any jurisdiction, and to otherwise provide that Limited Partners will have limited liability with respect to the activities of the Partnership in all such jurisdictions, and to comply with the law of any jurisdiction. Each Limited Partner hereby undertakes to furnish to the General Partner a power of attorney and such additional information as the General Partner may request to complete such documents and to execute and cooperate in the filing, recording or publishing of such documents as the General Partner determines appropriate.
     2. (a) Units of Limited Partnership. The beneficial interest in the Partnership shall be divided into an unlimited number of Units. The General Partner may, from time to time, authorize the division of the Units into one or more Series as provided in Section 2(b) below. All Units issued hereunder shall be fully paid and nonassessable. The General Partner in its discretion may, from time to time, without vote of the Limited Partners, issue Units, in addition to the then issued and outstanding Units, to such party or parties and for such amount and type of consideration, subject to applicable law, including cash or securities, at such time or times and on such terms as the General Partner may deem appropriate, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with, the assumption of liabilities) and businesses. In connection with any issuance of Units, the General Partner may issue fractional Units. The General Partner may from time to time divide or combine the Units into a greater or lesser number without thereby changing the proportionate beneficial interests in a particular Series. Contributions to a Series of the Partnership may be accepted for, and Units of such Series shall be redeemed as, whole Units and/or 1/1,000 of a Unit or integral multiples thereof.
     (b) Creation of Series. The Partnership shall consist of one or more separate and distinct Series as contemplated by Section 17-218 of the Act. The General Partner hereby establishes and designates the following Series: “Superfund Green, L.P. Series A” (“Series A”) and “Superfund Green, L.P. Series B” (“Series B”) (each, a “Series”). Any additional Series created hereunder shall be established by the adoption of a resolution by the General Partner and shall be effective upon the date stated therein (or, if no such date is stated, upon the date of such adoption). The Units of each Series shall have the relative rights and preferences provided for herein and such rights as may be designated by the General Partner. The General Partner shall cause separate and distinct records for each Series to be maintained and the Partnership shall hold and account for the assets belonging thereto separately from the other Partnership property and the assets belonging to any other Series. Each Unit of a Series shall represent an equal beneficial interest in the net assets belonging to that Series. Unless the establishing resolution or any other resolution adopted pursuant to this Section 2(b) otherwise provides, Units of each Series established hereunder shall have the following relative rights and preferences:
     (i) Limited Partners of a Series shall have no preemptive or other right to subscribe to any additional Units in such Series or other securities issued by the Partnership.

     (ii) All consideration received by the Partnership for the issue or sale of the Units within a Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived form the sale, exchange, or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held and accounted for separately from the other assets of the Partnership and of every other Series and may be referred to herein as “assets belonging to” that Series or the “Series Estate”. The assets belonging to a particular Series shall belong to that Series for all purposes, and to no other Series, subject only to the rights of creditors of that Series. In addition, any assets, income, earnings, profits, or payments and proceeds with respect thereto, which are not readily identifiable as belonging to any particular Series shall be allocated by the General Partner between and among one or more of the Series for all purposes and such assets, income, earnings, profits, or funds, or payments and proceeds with respect thereto, shall be assets belonging to that Series.
     (iii) A particular Series shall be charged with the liabilities of that Series, and all expenses, costs, charges and reserves attributable to any particular Series shall be borne by such Series. Any general liabilities, expenses, costs, charges or reserves of the Partnership (or any Series) that are not readily identifiable as chargeable to or bearable by any particular Series shall be allocated and charged by the General Partner between or among any one or more of the Series in such manner as the General Partner in its sole discretion deems fair and equitable. Each such allocation shall be conclusive and binding upon the Limited Partners for all purposes. Without limitation of the foregoing provisions of this subsection, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Partnership generally or the assets belonging to any other Series. Notice of this contractual limitation on inter-Series liabilities is set forth in the Certificate of Limited Partnership and upon the giving of such notice in the Certificate of Limited Partnership, the statutory provisions of Section 17-218 of the Act relating to limitations on inter-Series liabilities (and the statutory effect under Section 17-218 setting forth such notice in the Certificate of Limited Partnership) shall become applicable to the Partnership and each Series.
          (c) Creation of Accounts. For the benefit of the Series A Limited Partners, the General Partner shall establish and maintain a segregated account entitled “Superfund Green, L.P. Series A Account” (the “Series A Account”). For the benefit of the Series B Limited Partners, the General Partner shall establish and maintain a segregated account entitled “Superfund Green, L.P. Series B Account” (the “Series B Account”). The General Partner hereby acknowledges that it has deposited the sum of $1,000 in the Series A Account and that it has deposited the sum of $1,000 in the Series B Account. The sums held in the Series A Account shall be held for the benefit of the Series A Limited Partners and the sums held in the Series B Account shall be held for the benefit of Series B Limited Partners and such accounts shall be segregated and separate records with respect thereto shall be kept for purposes of Section 17-218 of the Act. The General Partner shall hold, invest and disburse the funds held in the accounts at its discretion.
          (d) Creation of Additional Accounts. The General Partner is authorized to establish and maintain one or more separate accounts for each Series (the “Additional Accounts”) with such institutions as the General Partner shall select for the following purposes:
     (i) to receive and deposit subscriptions for such Series; and
     (ii) to pay Limited Partners for such Series for redemptions of all or a portion of their Units.
          The General Partner acknowledges that the funds held in any such Additional Accounts of a Series will be held for that Series only and that such Additional Accounts should be segregated from other Additional Accounts and that separate records shall be maintained with respect to each Additional Account.
          (e) Limited Liability of Limited Partners. Each Unit, when purchased by a Limited Partner in accordance with the terms of this Agreement, will be fully paid and nonassessable. No Limited Partner will be liable for the Partnership’s obligations in excess of that Partner’s unredeemed capital contribution, undistributed profits, if any, and any distributions and amounts received upon redemption of Units. The Partnership will not make a claim against a Limited Partner with respect to amounts distributed to that Partner or amounts received by that Partner upon redemption of Units unless the Net Assets of the Partnership (which will not include any right of contribution from the General Partner except to the extent previously made by it under this Agreement) are insufficient to discharge the liabilities of the Partnership which have arisen before the payment of these amounts.
          3. Principal Office. The address of the principal office of each Series shall be Superfund Capital Management, Inc., Superfund Office Building, P.O. Box 1479, Grand Anse, St. George’s, Grenada, West Indies; telephone (473) 439-2418. The General Partner is located at the same address. Registered Agents Legal Services, LLC shall receive service of process on each Series of the Partnership in the State of Delaware at 1220 North Market Street, Suite 606, Wilmington, Delaware 19801.
          4. Business. Each Series’ business and purpose is to trade, buy, sell, swap or otherwise acquire, hold or dispose of commodities (including, but not limited to, foreign currencies, mortgage-backed securities, money market instruments, financial instruments, and any other securities or items which are now, or may hereafter be, the subject of futures contract trading), domestic and foreign commodity futures contracts, commodity forward contracts, foreign exchange commitments, options on physical commodities and on futures contracts, spot (cash) commodities and currencies, securities (such as United States Treasury securities) approved by the Commodity Futures Trading Commission (“CFTC”) for investment of customer funds and other securities on a limited basis, and any rights pertaining thereto and any options thereon, whether traded on an organized exchange or otherwise, and to engage in all activities necessary, convenient or incidental thereto. Each Series may also engage in “hedge,” arbitrage and cash trading of any of the foregoing instruments. Each Series may engage in such business and purpose either directly or through joint ventures, entities or partnerships, provided that each Series’ participation in any of the foregoing has no adverse economic or liability consequences for the Limited Partners, which consequences would not be present had each Series engaged in that same business or purpose directly. The objective of each Series’ business is appreciation of its assets through speculative trading by the General Partner and independent professional trading advisors (“Advisors”) selected from time to time by the General Partner.
          5. Term, Dissolution, Fiscal Year.
          (a) Term. The term of Series A and Series B commenced on the day on which the Certificate of Limited Partnership was filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Act and the term of any Series shall end upon the first to occur of the following:
     (1) December 31, 2050;
     (2) receipt by the General Partner of an approval to dissolve such Series at a specified time by Limited Partners owning Units representing more than fifty percent (50%) of the outstanding Units of such Series then owned by Limited Partners of such Series, notice of which is sent by certified mail return receipt requested to the General Partner not less than 90 days prior to the effective date of such dissolution;
     (3) withdrawal, insolvency or dissolution of the General Partner or any other event that causes the General Partner to cease to be the General Partner of such Series, unless (i) at the time of such event there is at least one remaining general partner of such Series who carries on the business of each Series (and each remaining general partner of such Series is hereby authorized to carry on the business of general partner of such Series in such an event), or (ii) within 120 days after such event Limited Partners of such Series holding a majority of Units of such Series agree in writing to continue the business of such Series and to the appointment, effective as of the date of such event, of one or more general partners of such Series;
     (4) a decline in the aggregate Net Assets of such Series to less than $500,000 at any time following commencement of trading in such Series;
     (5) dissolution of such Series pursuant hereto; or

     (6) any other event which shall make it unlawful for the existence of such Series to be continued or require termination of such Series.
          (b) Dissolution. Upon the occurrence of an event causing the dissolution of such Series, such Series shall be dissolved and its affairs wound up. Upon dissolution of a Series, the General Partner, or another person approved by Limited Partners of a majority of the Units of such Series, shall act as liquidator trustee.
          (c) Fiscal Year. The fiscal year of each Series shall begin on January 1 of each year and end on the following December 31.
          (d) Net Asset Value; Net Asset Value per Unit. The “Net Assets” of each Series are such Series’ assets less such Series’ liabilities determined in accordance with accounting principles generally accepted in the United States. If a contract cannot be liquidated on the day with respect to which Net Assets are being determined, the settlement price on the first subsequent day on which the contract can be liquidated shall be the basis for determining the liquidating value of such contract for such day, or such other value as the General Partner may deem fair and reasonable. The liquidating value of a commodity futures or option contract not traded on a commodity exchange shall mean its liquidating value as determined by the General Partner on a basis consistently applied for each different variety of contract. Accrued Performance Fees (as described in the Prospectus defined in Section 9 hereof) shall reduce Net Asset Value, even though such Performance Fees may never, in fact, be paid. The “Net Asset Value per Unit” of a Series is the Net Assets of such Series divided by the number of Units outstanding within such Series as of the date of determination. Each Series may issue an unlimited number of Units at the Net Asset Value per Unit.
          6. Net Worth of the General Partner. The General Partner agrees that at all times so long as it remains general partner of a Series, it will maintain its net worth at an amount not less than 5% of the total contributions to the Partnership by all Partners and to any other limited partnership for which it acts as a general partner by all partners; provided, however, that in no event may the General Partner’s net worth be less than $50,000 nor will it be required to be more than $1,000,000. The requirements of the preceding sentence may be modified if the General Partner obtains an opinion of counsel for each Series that a proposed modification will not adversely affect the treatment of such Series as a partnership for federal income tax purposes and if such modification will reflect or exceed applicable state securities and Blue Sky laws limitations and qualify under any guidelines or statements of policy promulgated by any body or agency constituted by the various state securities administrators having jurisdiction in the premises.
          7. Capital Contributions; Units. The Limited Partners’ respective capital contributions to each Series shall be as shown on the books and records of the applicable Series. The General Partner, so long as it is general partner of a Series and so long as it is required to characterize such Series as a partnership for federal income tax purposes, shall invest in such Series, sufficient capital so that the General Partner will have at all times a capital account equal to at least 1% of the total capital accounts of such Series (including the General Partner’s). The General Partner may withdraw any interest it may have in such Series in excess of such requirement, and may redeem as of any month-end any interest which it may acquire on the same terms as any Limited Partner of such Series, provided that it must maintain the minimum interest in such Series described in the preceding sentence. The requirements of this Section 7 may be modified if the General Partner obtains an opinion of counsel for such Series that a proposed modification will not adversely affect the classification of such Series as a partnership for federal income tax purposes and if such modification will reflect or exceed applicable state securities and Blue Sky laws limitations and qualify under any guidelines or statements of policy promulgated by any body or agency constituted by the various state securities administrators having jurisdiction in the premises. The General Partner may, without the consent of any Limited Partners of a Series, admit to such Series purchasers of Units as Limited Partners of each Series. All Units subscribed for in a Series upon receipt of a check or draft of the Limited Partner are issued subject to the collection of the funds represented by such check or draft. In the event a check or draft of a Limited Partner for Units representing payment for Units in a Series is returned unpaid, such Series shall cancel the Units issued to such Limited Partner represented by such returned check or draft. Any losses or profits sustained by a Series in connection with such Series’ commodity trading allocable to such cancelled Units of such Series shall be deemed an increase or decrease in Net Assets of such Series and allocated among the remaining Limited Partners within such Series as described in Section 8. Each Series may require a Limited Partner to reimburse such Series for any expense or loss (including any trading loss) incurred in connection with the issuance and cancellation of any Units issued to him or her. Any Units acquired by the General Partner or any of its affiliates will be non-voting, and will not be considered “outstanding” for purposes of determining whether the majority approval of the outstanding Units of a Series has been obtained. Each Limited Partner of a Unit in a Series shall be deemed a beneficial owner of such Series within the meaning of the Act. The General Partner and each person selling Units on behalf of the Partnership may not complete a sale of the Units to prospective investors until at least five (5) business days after the date the prospective investor receives a final prospectus.
          8. Allocation of Profits and Losses.
          (a) Capital Accounts and Allocations. A capital account will be established for each Partner. The initial balance of each Partner’s capital account will be the amount of a Partner’s initial capital contribution to a Series less, in the case of a Limited Partner, the amount of offering expenses and selling commissions initially allocable to the Limited Partner’s Units, if any. As of the close of business (as determined by the General Partner) on the last day of each calendar month (“Determination Date”) during each fiscal year of a Series, the following determinations and allocations will be made subsequently with respect to each Series:
     (i) Net Assets will be determined.
     (ii) Accrued monthly management, ongoing offering, operating fees and selling commissions will then be charged against Net Assets; provided that in respect of Net Assets attributable to Units which are not subject to selling commissions because (a) such Units were sold by Superfund USA, Inc., or an affiliated broker, to Limited Partners whose investment in the Partnership was recommended by a registered investment adviser with which such Limited Partner maintains an asset-based or fee-based advisory relationship (b) such Units were sold on or after February 28, 2005 and have been charged and have paid selling commissions of 10% of such Unit’s initial offering price, or (c) such units were sold by Superfund USA, Inc., or an affiliated broker, to commodity pools operated by commodity pool operators registered as such with the NFA, the selling commissions charged as of the end of each month shall not be paid out to any selling agent but shall instead be credited to a suspense account (the “Suspense Account”) which shall be used solely as a means of efficiently accounting for the inapplicability of selling commissions to such Limited Partners while maintaining a uniform Net Asset Value per Unit.
     (iii) Accrued monthly performance fees, if any, will then be charged against Net Assets, and the amounts credited to the Suspense Account as provided above as of the end of any month shall be charged the performance fee if there is an accrued performance fee in respect of the Net Assets as of the month-end that such amounts are so credited.
     (iv) Any increase or decrease in Net Assets (after the adjustments in subparagraphs (ii) and (iii) above and excluding the amount credited in the Suspense Account), over those of the immediately preceding Determination Date (or, in the case of the first Determination Date, the first closing of the sale of Units to the public), will then be credited or charged to the capital account of each Partner in the ratio that the balance of each account bears to the balance of all accounts.
     (v) Any accrued interest will be credited to the capital account of each Partner on a pro rata basis.
     (vi) The remainder of the Suspense Account (after reduction by the performance fee, if any) shall then be reinvested in Units as of such month-end, at Net Asset Value, for the benefit of the appropriate Limited Partners.
     (vii) The amount of any distribution to a Partner, any amount paid to a Partner on redemption of Units and any redemption fee paid to the General Partner upon the redemption of Units will be charged to that Partner’s capital account.
          (b) Allocation of Profit and Loss for Federal Income Tax Purposes. As of the end of each fiscal year of a Series, the Partnership’s realized profit or loss attributable to that Series will be allocated among the Partners under the following subparagraphs for federal income tax purposes. These allocations of profit and loss will be pro rata from net capital gain or loss and net operating income or loss realized by such Series. For United States federal income tax purposes, a distinction will be made between net short-term gain or loss and net long-term gain or loss.
     (i) Items of ordinary income (such as interest or credits in lieu of interest) and expense (such as the management fees, performance fees, brokerage fees and extraordinary expenses) will be allocated pro rata among the Partners based on their capital accounts (exclusive of these items of ordinary income or expense) as of the end of each month in which the items of ordinary income or expense accrued.
     (ii) Net realized capital gain or loss from the Series’ trading activities will be allocated as follows:
     (A) For the purpose of allocating the Series’ net realized capital gain or loss among the Partners, the General Partner will establish an allocation account with respect to each outstanding Unit. The initial balance of each allocation account will be the amount paid by the Partner for the Unit. Amounts reinvested in Units from the Suspense Account, as described in Section 8(a) above, shall not increase the aggregate tax basis of the affected Limited Partners in their Units; rather the Units acquired upon reinvestment will have an initial tax basis of $0. Allocation accounts will be adjusted as of the end of each fiscal year and as of the date a Partner completely redeems his Units as follows:
     (1) Each allocation account will be increased by the amount of income allocated to the holder of the Unit under subparagraph (b)(i) above and subparagraph (b)(ii)(c) below.
     (2) Each allocation account will be decreased by the amount of expense or loss allocated to the holder of the Unit under subparagraph (b)(i) above and subparagraph (b)(ii)(e) below and by the amount of any distribution the holder of the Unit has received with respect to the Unit (other than on redemption of the Unit).
     (3) When a Unit is redeemed, the allocation account with respect to that Unit will be eliminated.
     (B) Net realized capital gain will be allocated first to each Partner who has partially redeemed his Units during the fiscal year up to the excess, if any, of the amount received upon redemption of the Units over the allocation account attributable to the redeemed Units.
     (C) Net realized capital gain remaining after the allocation of that capital gain under subparagraph (b)(ii)(b) above will be allocated next among all Partners whose capital accounts are in excess of their Units’ allocation accounts (after the adjustments in subparagraph (b)(ii)(b) above) in the ratio that each such Partner’s excess bears to all such Partners’ excesses. If gain to be allocated under this subparagraph (b)(ii)(c) is greater than the excess of all such Partners’ capital accounts over all such allocation accounts, the excess will be allocated among all Partners in the ratio that each Partner’s capital account bears to all Partners’ capital accounts.
     (D) Net realized capital loss will be allocated first to each Partner who has partially redeemed his Units during the fiscal year up to the excess, if any, of the allocation account attributable to the redeemed Units over the amount received upon redemption of the Units.
     (E) Net realized capital loss remaining after the allocation of such capital loss under subparagraph (b)(ii)(d) above will be allocated next among all Partners whose Units’ allocation accounts are in excess of their capital accounts (after the adjustments in subparagraph (b)(ii)(d) above) in the ratio that each such Partner’s excess bears to all such Partners’ excesses. If loss to be allocated under this subparagraph (b)(ii)(e) is greater than the excess of all of these allocation accounts over all such Partners’ capital accounts, the excess loss will be allocated among all Partners in the ratio that each Partner’s capital account bears to all Partners’ capital accounts.

     (iii) The tax allocations prescribed by this Section 8(b) will be made to each holder of a Unit whether or not the holder is a substituted Limited Partner. If a Unit has been transferred or assigned, the allocations prescribed by this Section 8(b) will be made with respect to such Unit without regard to the transfer or assignment, except that in the year of transfer or assignment the allocations prescribed by this Section 8(b) will be divided between the transferor or assignor and the transferee or assignee based on the number of months each held the transferred or assigned Unit. For purposes of this Section 8(b), tax allocations will be made to the General Partner’s Units of General Partnership Interest in a Series on a Unit-equivalent basis.
     (iv) The allocation of profit and loss for federal income tax purposes set forth in this Agreement is intended to allocate taxable profits and losses among Partners in a Series generally in the ratio and to the extent that net profit and net loss are allocated to the Partners under Section 8(a) of this Agreement so as to eliminate, to the extent possible, any disparity between a Partner’s capital account and his allocation account with respect to each Unit then outstanding, consistent with the principles set forth in Section 704(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”).
          (c) Performance Fees. Performance Fees shall be payable by a Series to the General Partner as of the end of each month and upon redemption of Units within such Series. Performance Fees shall equal a percentage, as specified in the current prospectus in respect of the Units of a Series of New Appreciation (if any) calculated as of the end of each month and upon redemption of Units within such Series. “New Appreciation” shall be the total increase, if any, in Net Asset Value of a series from the end of the last period for which a performance fee was earned by the Managing Partner, net of all fees and expenses paid or accrued by such Series other than the Performance Fee itself and after subtraction of all interest income received by such Series. Performance Fees shall be paid by each Series as a whole, irrespective of whether the Net Asset Value of such Series has declined below the purchase price of a Unit of such Series. Accrued Performance Fees payable by a Series shall reduce the redemption price of Units of such Series and shall be paid to the General Partner by such Series upon redemptions within such Series. The amount (if any) of the accrued Performance Fee that shall be paid to the General Partner upon the redemption of any Unit within a Series shall be determined by dividing the total Performance Fee as of such redemption date payable by such Series by the number of Units within such Series then outstanding (including Units within such Series redeemed as of such date); the remainder of the accrued Performance Fee payable by such Series shall be paid to the General Partner on the last day of each month. In the event assets are withdrawn from a Limited Partner’s account or a Series as a whole (other than to pay expenses), any loss carry forward shall be proportionally reduced for purposes of calculating subsequent Performance Fees. Loss carry forward reductions shall not be restored as a result of subsequent additions of capital. The General Partner may adjust the payments set forth in this Section 8(c), in the General Partner’s discretion, if the General Partner believes that doing so will achieve more equitable payments or payments more consistent with the Code.
          (d) Expenses.
     (1) The General Partner shall advance the ongoing offering expenses of the initial and continuous offerings of the Units of each Series, and no such expenses shall be deducted from the proceeds of the offering. The General Partner shall be reimbursed such amounts advanced on behalf of a Series by such Series via payments equal to 1/12 of 1% per month (1% per annum) of such Series’ month-end Net Asset Value, not to exceed the amount of actual expenses incurred. The General Partner shall have discretion to adopt reasonable procedures to implement the authorization of such expenses, including grouping expenses related to the same offering period and expensing de minimus amounts as they are incurred. In the event a Series terminates prior to completion of its reimbursement of advanced expenses, the General Partner will not be entitled to receive additional reimbursement from such Series and such Series will have no obligation to make further reimbursement payments to the General Partner. For purposes of this Agreement, ongoing offering expenses shall mean all costs paid or incurred by the General Partner or a Series in organizing such Series and offering the Units of such Series, including legal and accounting fees incurred, bank account charges, all Blue Sky filing fees, filing fees payable upon formation and activation of such Series, and expenses of preparing, printing and distributing the prospectus and registration statement, but in no event shall exceed limits set forth in Section 9 herein or guidelines imposed by appropriate regulatory bodies.

     (2) Each Series shall be obligated to pay all liabilities incurred by such Series, including without limitation, (i) brokerage fees (up to 5% (Series A) and 7% (Series B) annually of the average annual net assets of the Series); (ii) operating expenses (whether direct or indirect) in an amount equal to 1/12 of 0.15% of such Series’ month-end Net Asset Value (0.15% per annum), not to exceed the amount of actual expenses incurred, management fees equal to 1/12 of 1.85% of such Series’ month-end Net Asset Value (1.85% per annum), and performance fees; (iii) subject to a maximum cumulative selling commission of 10% of the gross offering proceeds of a Unit, monthly selling commissions of 1/12 of 4% (4% per annum), provided, however, that the selling commission expense charged against a Series in respect of (a) Units sold by Superfund USA, Inc., or an affiliated broker, attributable to Limited Partners whose investments in the Partnership were recommended by registered investment advisers with whom such persons maintain asset-based fee or fixed fee investment advisory relationships (b) Units sold by Superfund USA, Inc., or an affiliated broker, to investors who are commodity pools operated by commodity pool operators registered as such with the NFA; and (c) Limited Partners’ Units purchased on or after February 28, 2005, which Units have been charged and have paid selling commissions of 10% of the initial offering price of such Units, shall be reversed in respect of such Limited Partners as described above in Section 8(a); (iv) legal and accounting fees; and (v) taxes and other extraordinary expenses incurred by such Series. During any year of operations, the General Partner shall be responsible for payment of operating expenses of a Series in excess of 0.15% of such Series’ month-end Net Asset Value during that year. Indirect expenses of the General Partner, such as indirect salaries, rent and other overhead expenses, shall not be liabilities of a Series. Each Series shall receive all interest earned on its assets.
     (3) Compensation to any party, including the General Partner (or any Advisor which may be retained in the future), shall not exceed the limitations, if any, imposed by the North American Securities Administrators Association (“NASAA”) currently in effect. In the event the compensation exceeds such limitations, the General Partner shall promptly reimburse each Series for such excess.
     (4) Each Series shall also be obligated to pay any costs of indemnification payable by such Series to the extent permitted under Section 17 of this Agreement.
          (e) Limited Liability of Limited Partners. Each Unit, when purchased in accordance with this Agreement, shall, except as otherwise provided by law, be fully paid and nonassessable. Any provisions of this Agreement to the contrary notwithstanding, except as otherwise provided by law, no Limited Partner of a Series shall be liable for such Series’ obligations in excess of the capital contributed by such Limited Partner, plus his share of undistributed profits and assets of such Series. Each Limited Partner will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit, except as otherwise provided by the Act.
          (f) Return of Capital Contributions. No Limited Partner or subsequent assignee shall have any right to demand the return of his capital contribution or any profits added thereto, except through redeeming Units or upon dissolution of each Series, in each case as provided herein and in accordance with the Act. In no event shall a Limited Partner or subsequent assignee be entitled to demand or receive property other than cash.
          9. Management of each Series and the Limited Partnership. The General Partner, to the exclusion of all Limited Partners, shall have the power to control, conduct and manage the business of each Series and the Partnership. The General Partner shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that it may consider necessary or appropriate in connection with the management of the Partnership. The General Partner shall have sole discretion in determining what distributions of profits and income, if any, shall be made to the Limited Partners of any Series (subject to the allocation provisions hereof), shall execute various documents on behalf of each Series and the Limited Partners pursuant to powers of attorney and supervise the liquidation of each Series if an event causing dissolution of such Series occurs. The General Partner may in furtherance of the business of each Series cause such Series to retain Advisors, including, but not limited to, the General Partner, to act in furtherance of such Series’ purposes set forth in Section 4, all as described in the Prospectus relating to the offering of the Units of such Series (the “Prospectus”) in effect as of the time that such Limited Partner last purchased Units. The General Partner may engage, and compensate on behalf of a Series from funds of such Series, or agree to share profits and losses with, such persons, firms or corporations, including (except as described in Section 8(d) of this Agreement) the General Partner and any affiliated person or entity, as the General Partner in its sole judgment shall deem advisable for the conduct and operation of the business of such Series, provided, that no such arrangement shall allow brokerage commissions paid by a Series in excess of the amount described in the Prospectus or as permitted under applicable North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs (“NASAA Guidelines”) in effect as of the date of the Prospectus, whichever is higher (the “Cap Amount”). The General Partner shall reimburse each Series, on an annual basis, to the extent that such Series’ brokerage commissions paid to the General Partner and the Performance Fee, as described in the Prospectus, exceed the Cap Amount. The General Partner is hereby specifically authorized to enter into, on behalf of each Series, the initial subscription escrow agreements, any advisory agreements and selling agreements as may be described in the Prospectus. The General Partner shall not enter into an advisory agreement with any trading advisor that does not satisfy the relevant experience (i.e., ordinarily a minimum of three years) requirements under the NASAA Guidelines. Each Series’ brokerage commissions may not be increased without prior written notice to Limited Partners within such Series within sufficient time for the exercise of their redemption rights prior to such increase becoming effective. Such notification shall contain a description of such Limited Partner’s voting and redemption rights and a description of any material effect of such increase. In addition to any specific contract or agreements described herein, the General Partner on behalf of each Series may enter into any other contracts or agreements specifically described in or contemplated by the Prospectus without any further act, approval or vote of the Limited Partners of such Series notwithstanding any other provisions of this Agreement, the Act or any applicable law, rule or regulations. The General Partner shall be under a fiduciary duty to conduct the affairs of each Series in the best interests of such Series. The Limited Partners of a Series will under no circumstances be deemed to have contracted away the fiduciary obligations owed them by the General Partner. The General Partner’s fiduciary duty includes, among other things, the safekeeping of all Series funds and assets and the use thereof for the benefit of such Series. The General Partner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of each Series and in resolving conflicts of interest. Each Series’ brokerage arrangements shall be non-exclusive, and the brokerage commissions paid by each Series shall be competitive. Each Series shall seek the best price and services available for its commodity transactions. The General Partner is hereby authorized to perform all other duties imposed by Sections 6221 through 6234 of the Code on the General Partner as the “tax matters partner” of each Series and the Partnership.
          Each Series shall make no loans to any party, and the funds of each Series will not be commingled with the funds of any other person or entity or other Series (deposit of funds with a clearing broker, clearinghouse or forward dealer or entering into joint ventures or partnerships shall not be deemed to constitute “commingling” for these purposes). Except in respect of the Performance Fee, no person or entity may receive, directly or indirectly, any advisory, management or performance fees, or any profit-sharing allocation from joint ventures, partnerships or similar arrangements in which a Series participates, for investment advice or management, who shares or participates in any clearing brokerage commissions; no broker may pay, directly or indirectly, rebates or give-ups to any trading manager or Advisor or to the General Partner or any of their respective affiliates in respect of sales of the Units within such Series; and such prohibitions may not be circumvented by any reciprocal business arrangements. The foregoing prohibition shall not prevent each Series from executing, at the direction of any Advisor, transactions with any futures commission merchant, broker or dealer. The maximum period covered by any contract entered into by each Series, except for the various provisions of the Selling Agreement which survive each closing of the sales of the Units of such Series, shall not exceed one year. Any material change in a Series’ basic investment policies or structure shall require the approval of all Limited Partners of such Series then owned by the Limited Partners. Any agreements between a Series and the General Partner or any affiliate of the General Partner (as well as any agreements between the General Partner or any affiliate of the General Partner and any Advisor) shall be terminable without penalty by such Series upon no more than 60 days’ written notice. All sales of Units in the United States will be conducted by registered brokers. Each Series is prohibited from employing the trading technique commonly known as “pyramiding” as such term is defined in Section I.B. of the NASAA Guidelines. A trading manager or Advisor of each Series taking into account each Series’ open trade equity on existing positions in determining generally whether to acquire additional commodity positions on behalf of each Series will not be considered to be engaging in “pyramiding.” The General Partner may take such other actions on behalf of each Series as the General Partner deems necessary or desirable to manage the business of such Series. The General Partner is engaged, and may in the future engage, in other business activities and shall not be required to refrain from any other activity nor forego any profits from any such activity, whether or not in competition with each Series. Limited Partners may similarly engage in any such other business activities. The General Partner shall devote to each Series such time as the General Partner may deem advisable to conduct such Series’ business and affairs.
          10. Audits and Reports to Limited Partners. Each Series’ books shall be audited annually by an independent certified public accountant. The General Partner will use its best efforts to cause each Limited Partner of a Series to receive (i) within 90 days after the close of each fiscal year, certified financial statements of such Series for the fiscal year then ended, (ii) within 90 days of the end of each fiscal year (but in no event later than March 15 of each year), such tax information as is necessary for a Limited Partner to complete his federal income tax return, (iii) any applicable Form 1099 or other documentation evidencing payment of interest income to each Limited Partner, and (iv) such other annual and monthly information as the CFTC may by regulation require. The General Partner of a Series shall notify its Limited Partners within seven business days of any material change (i) in the agreements with such Series’ Advisors, including any modification in the method of calculating the Performance Fee and (ii) in the compensation of any party relating to such Series. Limited Partners of a Series or their duly authorized representatives may inspect such Series’ books and records during normal business hours upon reasonable written notice to the General Partner and obtain copies of such records (including by post upon payment of reasonable mailing costs), upon payment of reasonable reproduction costs; provided, however, upon request by the General Partner, the Limited Partner shall represent that the inspection and/or copies of such records will not be for commercial purposes unrelated to such Limited Partner’s interest as a beneficial owner of such Series. The General Partner shall have the right to keep confidential from the Limited Partners of a Series, for such period of time as the General Partner deems reasonable, any information that the General Partner reasonably believes that such Series is required by law or by agreement with a third party to keep confidential, provided that such information may not be kept confidential if it involved a transaction between such Series and an affiliate of the General Partner. The General Partner shall calculate the approximate Net Asset Value per Unit of each Series on a daily basis and furnish such information upon request to any Limited Partner of the applicable Series. The General Partner shall maintain and preserve all Partnership records for a period of not less than six years. The General Partner will, with the assistance of each Series’ clearing brokers, make an annual review of the clearing brokerage arrangements applicable to such Series. In connection with such review, the General Partner will ascertain, to the extent practicable, the clearing brokerage rates charged to other major commodity pools whose trading and operations are, in the opinion of the General Partner, comparable to those of each Series in order to assess whether the rates charged each Series are competitive in light of the services it receives. If, as a result of such review, the General Partner determines that such rates are not competitive in light of the services provided to each Series, the General Partner will notify the Limited Partners, setting forth the rates charged to each Series and several funds which are, in the General Partner’s opinion, comparable to each Series.
          11. Assignability of Units. Each Limited Partner expressly agrees that he will not voluntarily assign, transfer or dispose of, by gift or otherwise, any of his Units or any part or all of his right, title and interest in the capital or profits of a Unit in violation of any applicable federal or state securities laws or without giving written notice to the General Partner at least 30 days prior to the date of such assignment, transfer or disposition. No assignment, transfer or disposition by an assignee of Units of any Series or of any part of his right, title and interest in the capital or profits of such Units shall be effective against such Series or the General Partner until the General Partner receives the written notice of the assignment; the General Partner shall not be required to give any assignee any rights hereunder prior to receipt of such notice. The General Partner may, in its sole discretion, waive any such notice. No such assignee, except with the consent of the General Partner, which consent may be withheld only to prevent or minimize potential adverse legal or tax consequences to a Series, may become a substituted Limited Partner of a Series, nor will the estate or any beneficiary of a deceased Limited Partner or assignee have any right to redeem Units from such Series except by redemption as provided in Section 12 hereof. Each Limited Partner agrees that with the consent of the General Partner any assignee may become a substituted Limited Partner without need of the further act or approval of any Limited Partner. If the General Partner withholds consent, an assignee shall not become a substituted Limited Partner, and shall not have any of the rights of a Limited Partner, except that the assignee shall be entitled to receive that share of capital and profits and shall have that right of redemption to which his assignor would otherwise have been entitled. No assignment, transfer or disposition of Units of a Series shall be effective against each Series or the General Partner until the first day of the month succeeding the month in which the General Partner consents to such assignment, transfer or disposition. No Units of a Series may be transferred where, after the transfer, either the transferee or the transferor would hold less than the minimum number of Units of such Series equivalent to an initial minimum purchase, except for transfers by gift, inheritance, intrafamily transfers, family dissolutions, and transfers to Affiliates.
          12. Redemptions. A Limited Partner or any assignee of Units of whom the General Partner has received written notice as described above may redeem all or, subject to the provisions of this Section 12, a portion of his Units, in an amount not less than $1,000 within a Series (such redemption being herein referred to as a “redemption”) effective as of the close of business (as determined by the General Partner) on the last day of any month; provided that: (i) all liabilities, contingent or otherwise, of such Series (including such Series’ allocable share of the liabilities, contingent or otherwise, of any entities in which such Series invests), except any liability to Limited Partners within such Series on account of their capital contributions, have been paid or there remains property of such Series sufficient to pay them; (ii) the General Partner shall have timely received a request for redemption, as provided in the following paragraph, and (iii) with respect to a partial redemption, such Limited Partner shall have a remaining investment in such Series after giving effect to the requested redemption at least equal to the minimum initial investment amount of $5,000.
          Requests for redemption must be received by the General Partner at least five calendar days, or such lesser period as shall be acceptable to the General Partner, in advance of the requested effective date of redemption. The General Partner may declare additional redemption dates upon notice to the Limited Partners of a Series as well as to those assignees of whom the General Partner has received notice as described above.
          Requests for redemption accepted by the General Partner are payable at the applicable month-end Net Asset Value per Unit of the Series being redeemed. The General Partner is authorized to liquidate positions to the extent it deems necessary or appropriate to honor any such redemption requests.
          A Limited Partner (or an assignee of Units) may redeem his Units in a Series effective as of the last business day of any month and authorize the General Partner to use the net proceeds of such redemption to purchase Units of the other Series (a “Series Exchange”). The minimum amount of any Series Exchange is $5,000, unless a Limited Partner is redeeming his entire interest in a Series. A Limited Partner seeking to effect a Series Exchange by partial redemption from a Series must continue to hold Units of such Series with a Net Asset Value of not less than $5,000 as of the Exchange Date (defined below).
          A Series Exchange shall be effective as of the last business day of the month ending after an exchange subscription agreement in proper form has been received by the General Partner (“Exchange Date”), provided, that the Series has assets sufficient to discharge its liabilities and to redeem Units on the Exchange Date. Upon requesting a Series Exchange, a Limited Partner shall have authorized the General Partner to redeem from the Series identified in the exchange subscription agreement the number of Units or dollar amount of Units specified therein and to utilize the net proceeds of such redemption to purchase an amount of Units in the other Series at a price per Unit equal to 100% of the Net Asset Value of a Unit of such other Series as of the close of business on the relevant Exchange Date. The General Partner shall cause the net proceeds of the redemption to be delivered to the account of the other Series and shall cause to be mailed to such Limited Partner, generally within 20 business days after such Exchange Date, a written confirmation thereof.
          Each Limited Partner understands that its ability to effect a Series Exchange is conditioned upon Units being registered and qualified for sale pursuant to a current prospectus immediately prior to each Exchange Date. The General Partner shall not have any obligation to have Units registered under federal, state or foreign securities laws, and may withdraw or terminate such registrations at any time. In the event that not all exchange subscription agreements can be processed because an insufficient number of Units are available for sale on an Exchange Date, the General Partner is hereby authorized to allocate Units of limited partnership interest in any manner which it deems is reasonable under the circumstances and may allocate a substantial portion of such Units to new subscribers for Units.
          The General Partner, on behalf of the Partnership, each Series and each Limited Partner, is authorized to execute, file, record, and publish such amendments to this Agreement and such other documents as shall be necessary to reflect any Series Exchange pursuant to this Section 12.

          If at the close of business (as determined by the General Partner) on any day, the Net Asset Value per Unit of a Series has decreased to less than 50% of the Net Asset Value per Unit of such Series as of the most recent month-end, after adding back all distributions, the General Partner shall notify Limited Partners within such Series within seven business days thereafter and shall liquidate all open positions with respect to such Series as expeditiously as possible and suspend trading. Within ten business days after the date of suspension of trading, the General Partner (and any other general partners of such Series) shall declare a Special Redemption Date with respect to such Series. Such Special Redemption Date shall be a business day within 30 business days from the date of suspension of trading by such Series, and the General Partner shall mail notice of such date to each Limited Partner of such Series and assignee of Units within such Series of whom it has received written notice, by first-class mail, postage prepaid, not later than ten business days prior to such Special Redemption Date, together with instructions as to the procedure such Limited Partner or assignee must follow to have his interest in such Series redeemed on such date (only entire, not partial, interests may be so redeemed unless otherwise determined by the General Partner). Upon redemption pursuant to a Special Redemption Date, a Limited Partner or any other assignee of whom the General Partner has received written notice as described above, shall receive from the applicable Series an amount equal to the Net Asset Value of his interest in such Series, determined as of the close of business (as determined by the General Partner) on such Special Redemption Date. No redemption charges shall be assessed on any such Special Redemption Date. As in the case of a regular redemption, an assignee shall not be entitled to redemption until the General Partner has received written notice (as described above) of the assignment, transfer or disposition under which the assignee claims an interest in the Units to be redeemed. If, after such Special Redemption Date, the Net Assets of such Series are at least $500,000 and the Net Asset Value of a Unit within such Series is in excess of $250, such Series may, in the discretion of the General Partner, resume trading. The General Partner may at any time and in its discretion declare a Special Redemption Date, should the General Partner determine that it is in the best interests of a Series to do so. The General Partner in its notice of a Special Redemption Date may, in its discretion, establish the conditions, if any, under which other Special Redemption Dates must be called, which conditions may be determined in the sole discretion of the General Partner, irrespective of the provisions of this paragraph. The General Partner may also, in its discretion, declare additional regular redemption dates for Units within a Series and permit certain Limited Partners to redeem at other than month-end.
          Except as otherwise set forth above, redemption payments will be made within 20 business days after the month-end of redemption, except that under special circumstances, including, but not limited to, inability to liquidate dealers’ positions as of a redemption date or default or delay in payments due a Series from clearing brokers, banks or other persons or entities, such Series may in turn delay payment to Limited Partners or assignees requesting redemption of their Units of the proportionate part of the Net Asset Value of such Units within such Series equal to that proportionate part of such Series’ aggregate Net Asset Value represented by the sums which are the subject of such default or delay. The General Partner shall cause redemption payments to be sent from the Additional Accounts to the last known addresses of the Limited Partner requesting redemption; provided, however, that such Limited Partners shall cease to be Limited Partners upon payment of the redemption amounts and such Limited Partners shall have no claim against the assets of a Series in which they were Limited Partners except for such redemption payments.
          The General Partner may require a Limited Partner to redeem all or a portion of such Limited Partner’s Units within a Series if the General Partner considers doing so to be desirable for the protection of such Series, and will use best efforts to do so to the extent necessary to prevent each Series from being deemed to constitute “plan assets” under Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code, with respect to any “employee benefit plan” subject to ERISA or with respect to any plan or account subject to Section 4975 of the Code.
          13. Offering of Units. The General Partner on behalf of each Series shall (i) cause to be filed a Registration Statement or Registration Statements, and such amendments thereto as the General Partner deems advisable, with the Securities and Exchange Commission for the registration and ongoing public offering of the Units, (ii) use its best efforts to qualify and to keep qualified Units for sale under the securities laws of such States of the United States or other jurisdictions as the General Partner shall deem advisable and (iii) take such action with respect to the matters described in (i) and (ii) as the General Partner shall deem advisable or necessary. The General Partner shall use its best efforts not to accept any subscriptions for Units if doing so would cause the assets of a Series to constitute “plan assets” under ERISA Section 3(42) with respect to any “employee benefit plan” subject to ERISA or with respect to any plan or account subject to Section 4975 of the Code. If such a Limited Partner has its subscription reduced for such reason, such Limited Partner shall be entitled to rescind its subscription in its entirety even though subscriptions are otherwise irrevocable.
          14. Additional Offerings. The General Partner may, in its discretion, make additional public or private offerings of Units, provided that the net proceeds to a Series of any such sales of additional Units of such Series shall in no event be less than the Net Asset Value per Unit within such Series (as defined in Section 5(d) hereof) at the time of sale (unless the new Unit’s participation in the profits and losses of such Series is appropriately adjusted). No Limited Partner shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units, other than as set forth in the preceding sentence. The Partnership may offer different Series or classes of Units having different economic terms than previously offered Series or classes of Units as determined by the General Partner; provided that the issuance of such a new Series or class of Units shall in no respect adversely affect the holders of outstanding Units; and provided further that the assets attributable to each such Series or class shall, to the maximum extent permitted by law, be treated as legally separate and distinct pools of assets, and the assets attributable to one such Series or class be prevented from being used in any respect to satisfy or discharge any debt or obligation of any other such Series or class.
          15. Special Power of Attorney. Each Limited Partner by his execution of this Agreement does hereby irrevocably constitute and appoint the General Partner and each officer of the General Partner, with power of substitution, as his true and lawful attorney-in-fact, in his name, place and stead, to execute, acknowledge, swear to (and deliver as may be appropriate) on his behalf and file and record in the appropriate public offices and publish (as may in the reasonable judgment of the General Partner be required by law): (i) this Agreement, including any amendments and/or restatements hereto duly adopted as provided herein; (ii) certificates in various jurisdictions, and amendments and/or restatements thereto, and of assumed name or of doing business under a fictitious name with respect to each Series or the Partnership; (iii) all conveyances and other instruments which the General Partner deems appropriate to qualify or continue each Series or the Partnership in the State of Delaware and the jurisdictions in which each Series or the Partnership may conduct business, or which may be required to be filed by each Series or the Limited Partners under the laws of any jurisdiction or under any amendments or successor statutes to the Act, to reflect the dissolution or termination of each Series or the Partnership, or each Series or the Partnership being governed by any amendments or successor statutes to the Act or to reorganize or refile each Series or the Partnership in a different jurisdiction; and (iv) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of each Series. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest (including, without limitation, the interest of the other Limited Partners in the General Partner being able to rely on the General Partner’s authority to act as contemplated by this Section 15) and shall survive and shall not be affected by the subsequent incapacity, disability or death of a Limited Partner.
          16. Withdrawal of the General Partner or a Limited Partner. The Partnership shall be dissolved upon the final dissolution of each Series created hereunder. Each Series shall be dissolved upon the withdrawal, dissolution, insolvency or removal of the General Partner with respect to such Series, or any other event that causes the General Partner to cease to be a general partner with respect to such Series under the Act, unless such Series is continued pursuant to the terms of Section 5(a)(3). In addition, the General Partner may withdraw from each Series, without any breach of this Agreement, at any time upon 120 days’ written notice by first class mail, postage prepaid, to each Limited Partner of such Series and assignee of whom the General Partner has notice; provided, that such resignation shall not become effective unless and until a successor general partner is in place. If the General Partner withdraws as general partner with respect to a Series and such Series’ business is continued, the withdrawing General Partner shall pay all expenses incurred directly as a result of its withdrawal. In the event of the General Partner’s removal or withdrawal, with respect to a Series, the General Partner shall be entitled to a redemption of its interest in such Series at its Net Asset Value with respect to such Series on the next closing date following the date of removal or withdrawal. The General Partner may not assign its interest in the Partnership or its obligation to direct the trading of each Series’ assets without the consent of each Limited Partner of the effected Series. The death, incompetency, withdrawal, insolvency or dissolution of a Limited Partner or any other event that causes a Limited Partner to cease to be a Limited Partner (within the meaning of the Act) in a Series shall not terminate or dissolve such Series, and a Limited Partner, his estate, custodian or personal representative shall have no right to redeem or value such Limited Partner’s interest in such Series except as provided in Section 12 hereof. Each Limited Partner within a Series agrees that in the event of his death, he waives on behalf of himself and his estate, and directs the legal representatives of his estate and any person interested therein to waive, the furnishing of any inventory, accounting or appraisal of the assets of such Series or the Partnership and any right to an audit or examination of the books of such Series or the Partnership. Nothing in this Section 16 shall, however, waive any right given elsewhere in this Agreement for a Limited Partner to be informed of the Net Asset Value of his Units, to receive periodic reports, audited financial statements and other information from the General Partner or to redeem or transfer Units.
          17. Standard of Liability; Indemnification.
          (a) Standard of Liability for the General Partner. The General Partner and its Affiliates, as defined below, shall have no liability to any Series or to any Limited Partner of such Series for any loss suffered by such Series or such Limited Partner which arises out of any action or inaction of the General Partner or its Affiliates if the General Partner, in good faith, determined that such course of conduct was in the best interests of such Series and such course of conduct did not constitute negligence or misconduct of the General Partner or its Affiliates.
          (b) Indemnification of the General Partner by each Series. To the fullest extent permitted by law, subject to this Section 17, the General Partner and its Affiliates shall be indemnified by each Series against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with such Series; provided that such claims were not the result of negligence or misconduct on the part of the General Partner or its Affiliates, and the General Partner, in good faith, determined that such conduct was in the best interests of such Series; and provided further that Affiliates of the General Partner shall be entitled to indemnification only for losses incurred by such Affiliates in performing the duties of the General Partner with respect to such Series and acting wholly within the scope of the authority of the General Partner. Notwithstanding anything to the contrary contained in the preceding two paragraphs, the General Partner and its Affiliates and any persons acting as selling agents for the Units shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made. In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the California Department of Corporations, the Massachusetts Securities Division, the Missouri Securities Division, the Pennsylvania Securities Commission, the Tennessee Securities Division, the Texas Securities Board and any other state or applicable regulatory authority with respect to the issue of indemnification for securities law violations. Each Series shall not bear the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited. For the purposes of this Section 17, the term “Affiliates” shall mean any person acting on behalf of or performing services on behalf of any Series who: (1) directly or indirectly controls, is controlled by, or is under common control with the General Partner; or (2) owns or controls 10% or more of the outstanding voting securities of the General Partner; or (3) is an officer or director of the General Partner; or (4) if the General Partner is an officer, director, partner or trustee, is any entity for which the General Partner acts in any such capacity. Advances from a Series Estate to the General Partner and its Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the General Partner by a Limited Partner are prohibited. Advances from any Series’ Estate to the General Partner and its Affiliates for legal expenses and other costs incurred as a result of a legal action will be made only if the following three conditions are satisfied: (1) the legal action relates to the performance of duties or services by the General Partner or its Affiliates on behalf of such Series; (2) the legal action is initiated by a third party who is not a Limited Partner; and (3) the General Partner or its Affiliates undertake to repay the advanced funds, with interest from the date of such advance, to such Series in cases in which they would not be entitled to indemnification under the standard of liability set forth in Section 17(a). In no event shall any indemnity or exculpation provided for herein be more favorable to the General Partner or any Affiliate than that contemplated by the NASAA Guidelines as currently in effect. In no event shall any indemnification permitted by this subsection (b) of Section 17 be made by a Series unless all provisions of this Section for the payment of indemnification have been complied with in all respects. Furthermore, it shall be a precondition of any such indemnification that the effected Series receive a determination of qualified independent legal counsel in a written opinion that the party which seeks to be indemnified hereunder has met the applicable standard of conduct set forth herein. Receipt of any such opinion shall not, however, in itself, entitle any such party to indemnification unless indemnification is otherwise proper hereunder. Any indemnification payable by a Series hereunder shall be made only as provided in the specific case. In no event shall any indemnification obligations of a Series under this subsection (b) of this Section 17 subject a Limited Partner to any liability in excess of that contemplated by subsection (e) of Section 8 hereof.
          (c) Indemnification of each Series by the Limited Partners. In the event a Series is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any of such Series’ Limited Partner’s activities, obligations or liabilities unrelated to such Series’ business, such Limited Partner shall indemnify and reimburse such Series for all loss and expense incurred, including reasonable attorneys’ fees.
          18. Amendments; Meetings.
          (a) Amendments with Consent of the General Partner. The General Partner may amend this Agreement with the approval of more than fifty percent (50%) of the Units then owned by Limited Partners of each Series. No meeting procedure or specified notice period is required in the case of amendments made with the consent of the General Partner, mere receipt of an adequate number of unrevoked written consents from Limited Partners of each Series being sufficient. The General Partner may amend this Agreement without the consent of the Limited Partners of each Series in order (i) to clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Agreement and the Prospectus), (ii) to effect the intent of the tax allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations, (iii) to attempt to ensure that either Series is not treated as an association taxable as a corporation for federal income tax purposes, (iv) to qualify or maintain the qualification of the Partnership as a limited partnership in any jurisdiction, (v) to delete or add any provision of or to this Agreement required to be deleted or added by the Staff of the Securities and Exchange Commission or any other federal agency or any state “Blue Sky” official or similar official or in order to opt to be governed by any amendment or successor statute to the Act, (vi) to make any amendment to this Agreement which the General Partner deems advisable, including amendments that reflect the offering and issuance of additional Units, whether or not issued through a Series, provided that such amendment is not adverse to the Limited Partners of either Series, or that is required by law, and (vii) to make any amendment that is appropriate or necessary, in the opinion of the general partner, to prevent each Series or the General Partner or its directors, officers or controlling persons from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, or to prevent the assets of either Series from being considered for any purpose of ERISA or Section 4975 of the Code to constitute assets of any “employee benefit plan” as defined in and subject to ERISA or of any “plan” subject to Section 4975 of the Code.
          (b) Amendments and Actions without Consent of the General Partner. In any vote called by the General Partner or pursuant to section (c) of this Section 18, upon the affirmative vote (which may be in person or by proxy) of more than fifty percent (50%) of the Units then owned by Limited Partners of each Series, the following actions may be taken, irrespective of whether the General Partner concurs: (i) this Agreement may be amended, provided, however, that approval of all Limited Partners of each Series shall be required in the case of amendments changing or altering this Section 18, extending the term of each Series or the Partnership, or materially changing each Series’ basic investment policies or structure; in addition, reduction of the capital account of any Limited Partner or assignee or modification of the percentage of profits, losses or distributions to which a Limited Partner or an assignee is entitled hereunder shall not be effected by any amendment or supplement to this Agreement without such Limited Partner’s or assignee’s written consent; (ii) each Series or the Partnership may be dissolved; (iii) the General Partner may be removed and replaced; (iv) a new general partner or general partners may be elected if the General Partner withdraws from each Series; (v) the sale of all or substantially all of the assets of each Series may be approved; and (vi) any contract with the General Partner or any affiliate thereof may be disapproved of and, as a result, terminated upon 60 days’ notice.
          (c) Meetings; Other Voting Matters. A Limited Partner in either Series upon request addressed to the General Partner shall be entitled to obtain from the General Partner, upon payment in advance of reasonable reproduction and mailing costs, a list of the names and addresses of record of all Limited Partners within such Series and the number of Units held by each (which shall be mailed by the General Partner to the Limited Partner within ten days of the receipt of the request); provided, that the General Partner may require any Limited Partner requesting such information to submit written confirmation that such information will not be used for commercial purposes and will only be used for a legitimate purpose related to such person being a Limited Partner. Upon receipt of a written proposal, signed by Limited Partners owning Units representing at least 10% of the Units then owned by Limited Partners, that a meeting of such Series be called to vote upon any matter upon which the Limited Partners may vote pursuant to this Agreement, the General Partner shall, by written notice to each Limited Partner within that Series of record sent by certified mail within 15 days after such receipt, call a meeting of such Series or the Partnership. Such meeting shall be held at least 30 but not more than 60 days after the mailing of such notice, and such notice shall specify the date of, a reasonable place and time for, and the purpose of such meeting. The General Partner may not restrict the voting rights of Limited Partners as set forth herein. In the event that the General Partner or the Limited Partners vote to amend this Agreement in any material respect, the amendment will not become effective prior to all Limited Partners having an opportunity to redeem their Units.
          19. Miscellaneous.
          (a) Notices. All notices under this Agreement shall be in writing and shall be effective upon personal delivery, or if sent by first class mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail.
          (b) Binding Effect. This Agreement shall inure to and be binding upon all of the parties, all parties indemnified under Section 17 hereof, and their respective successors and assigns, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Limited Partner or assignee hereunder, each Series and the Partnership, the General Partner may rely upon each Series records as to who are Limited Partners and assignees of such Series, and all Limited Partners and assignees agree that their rights shall be determined and they shall be bound thereby.
          (c) Captions. Captions in no way define, limit, extend or describe the scope of this Agreement nor the effect of any of its provisions. Any reference to “persons” in this Agreement shall also be deemed to include entities, unless the context otherwise requires.
          20. Benefit Plan Investors. Each Limited Partner that is an “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of ERISA, a “plan” as defined in Section 4975 of the Code (each such employee benefit plan and plan, a “Plan”), or any entity deemed for any purpose of ERISA or Section 4975 of the Code to hold assets of any Plan and each fiduciary thereof who has caused the Plan to become a Limited Partner (a “Plan Fiduciary”), represents and warrants that:
          (a) the Plan Fiduciary has considered an investment in each Series for such Plan in light of the risks relating thereto;
          (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in each Series for such Plan is consistent with the Plan Fiduciary’s responsibilities under ERISA;
          (c) the investment in a Series by the Plan does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder;
          (d) the Plan’s investment in a Series has been duly authorized and approved by all necessary parties;
          (e) none of the General Partner, any selling agent, any clearing broker, the escrow agent, the introducing broker, the administrator, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of assets of the Plan used to purchase the Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase the Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and
          (f) the Plan Fiduciary: (i) is authorized to make, and is responsible for, the decision for the Plan to invest in each Series, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to the risks of large losses; (ii) is independent of the General Partner, each selling agent, each clearing broker, the escrow agent, the introducing broker, the administrator, and each of their respective affiliates; and (iii) is qualified to make such investment decision.

          21. No Legal Title to Series Estate. The Limited Partners within a Series shall not have legal title to any part of such Series Estate.
          22. Legal Title. Legal title to all Series Estate shall be vested in such Series; except where applicable law in any jurisdiction requires any part of such Series Estate to be vested otherwise, the General Partner may cause legal title to each Series Estate or any portion thereof to be held by or in the name of the General Partner or any other person as nominee for and on behalf of such Series.
          23. Creditors. No creditors of any Limited Partners within a Series shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, such Series Estate.

          IN WITNESS WHEREOF, the undersigned have duly executed this Fifth Amended and Restated Limited Partnership Agreement as of the day and year first above written.

Superfund Capital Management, Inc.
By:
	Name:	Nigel James
	Title:	President

SUPERFUND GREEN, L.P.Request for Redemption Please send original to:Superfund Green, L.P. c/o Superfund USA, Inc. 489 Fifth Ave New York, NY 10017 Limited Partner q Mr.q Mrs.q Ms. Limited Partner q Mr.q Mrs.q Ms. NameLimited Partner # Name of Joint Ltd. Partner(s)Social Security #—Name of Entity (if applicable) Taxpayer ID #- Address Street Series q Aq BCity, State, ZIP ,(please check the appropriate box) Limited Partner q Mr.q Mrs.q Ms. NameLimited Partner # Name of Joint Ltd. Partner(s)Social Security #—Name of Entity (if applicable) Taxpayer ID #- Address Street Series q Aq BCity, State, ZIP ,(please check the appropriate box) Dear Sir/Madam: The undersigned hereby requests redemption, as defined in and subject to all the terms and conditions of the Fifth Amended and Restated Limited Partnership Agreement (“Partnership Agreement”) of SUPERFUND GREEN, L.P. of $. (insert dollar amount to be redeemed; minimum of $1,000.00 if less than all Limited Partnership Units (“Units”) are being redeemed, subject to remaining investment of at least $5,000.00. (IF No Dollar Amount IS entered here, IT will BE ASSUMED That the LIMITED Partner wishes to redeem ALL UNITS)) Of the undersigned’s Units in the series indicated above at the net asset value per Unit, as defined in the Partnership Agreement, as of the close of business at the end of the current month. Redemption shall be effective as of the month-end immediately following receipt by you of this request for redemption, provided that this request for redemption is received five (5) business days prior to the end of such month. The undersigned hereby represents and warrants that the undersigned is the true, lawful and beneficial owner of the Units to which this request for redemption relates with full power and authority to request redemption of such Units. Such Units are not subject to any pledge or otherwise encumbered in any fashion. Date Signature of Limited Partner Date Authorized Signatory By: (Authorized Corporate Officer, Partner, Custodian or Trustee) United States Taxable Limited Partners only Under penalties of perjury, I certify that: (1) The number shown on this form is my correct social security number or taxpayer identification number (or I am waiting for a number to be issued to me); (2) I am not subject to backup withholding due to a failure to report interest and dividend income; and (3) I am a U.S. person. 4Non-United States Limited Partners only Under penalty of perjury, the undersigned hereby certifies that (a) the undersigned is not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust.4Signature(s) Must Be Identical to Name In which Units Are registered The Internal revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. Date Signature of Joint Limited Partner (if any) or Custodian Title B-1

EXHIBIT C
SUPERFUND GREEN, L.P.
SUBSCRIPTION REPRESENTATIONS
     By executing the Subscription Agreement for Superfund Green, L.P. (the “Fund”), each purchaser (“Purchaser”) of units (“Units”) of beneficial interest in each Series (“Series”) irrevocably subscribes for Units at a price equal to the net asset value per Unit as of the end of the month in which the subscription is accepted, provided such subscription is received at least five business days prior to such month-end, as described in the prospectus dated August 13, 2010 (the “Prospectus”). The minimum subscription is $5,000 per Series; additional Units may be purchased with a minimum investment of $1,000 for each Series in which the investor has made the minimum investment. Subscriptions must be accompanied by a check in the full amount of the subscription and made payable to “Superfund Green, L.P. Series (A or B, as applicable) ESCROW ACCOUNT” unless the Purchaser’s payment will be made by debiting their brokerage account maintained with their selling agent. Purchaser is also delivering to the selling agent an executed Subscription Agreement (Exhibit D to the Prospectus) and any other documents needed (i.e., Trust, Pension, Corporate). If Purchaser’s Subscription Agreement is accepted, Purchaser agrees to contribute Purchaser’s subscription to each Series and to be bound by the terms of the Fifth Amended and Restated Limited Partnership Agreement of the Fund (the “Partnership Agreement”) attached as Exhibit A to the Prospectus. Purchaser agrees to reimburse each Series and Superfund Capital Management, Inc. (“Superfund Capital Management”), as general partner, for any expense or loss incurred as a result of the cancellation of Purchaser’s Units due to a failure of Purchaser to deliver good funds in the amount of the subscription price. By execution of the Subscription Agreement, Purchaser shall be deemed to have executed the Partnership Agreement. As an inducement to Superfund Capital Management to accept this subscription, Purchaser (for the Purchaser and, if Purchaser is an entity, on behalf of and with respect to each of purchaser’s shareholders, partners, members or beneficiaries), by executing and delivering Purchaser’s Subscription Agreement, represents and warrants to Superfund Capital Management, the clearing brokers, the selling agent who solicited Purchaser’s subscription and each Series, as follows: (a) Purchaser is of legal age to execute the Subscription Agreement and is legally competent to do so. (b) Purchaser acknowledges that Purchaser has received a copy of the Prospectus, including the Partnership Agreement. (c) All information that Purchaser has furnished to Superfund Capital Management or that is set forth in the Subscription Agreement submitted by Purchaser is correct and complete as of the date of such Subscription Agreement, and if there should be any change in such information prior to acceptance of Purchaser’s subscription, purchaser will immediately furnish such revised or corrected information to Superfund Capital Management. (d) Unless (e) or (f) below is applicable, Purchaser’s subscription is made with Purchaser’s funds for Purchaser’s own account and not as trustee, custodian or nominee for another. (e) The subscription, if made as custodian for a minor, is a gift purchaser has made to such minor and is not made with such minor’s funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor. (f) If Purchaser is subscribing in a representative capacity, purchaser has full power and authority to purchase the Units and enter into and be bound by the Subscription Agreement on behalf of the entity for which he is purchasing the Units, and such entity has full right and power to purchase such Units and enter into and be bound by the Subscription Agreement and become a limited partner of the Fund pursuant to the Partnership Agreement. (g) Purchaser either is not required to be registered with the Commodity Futures Trading Commission (“CFTC”) or to be a member of the National Futures Association (“NFA”) or if required to be so registered is duly registered with the CFTC and is a member in good standing of the NFA. (h) Purchaser represents and warrants that Purchaser has (i) a net worth of at least $250,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $70,000 and a net worth (similarly calculated) of at least $70,000. Residents of the following states must meet the requirements set forth below (net worth in all cases is exclusive of home, furnishings and automobiles). In addition, Purchaser may not invest more than 10% of his net worth (exclusive of home, furnishings and automobiles) in each Series. (i) If the Purchaser is, or is acting on behalf of, an “employee benefit plan,” as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (a “Plan”) or an entity (“Plan Assets Entity”) deemed for any purposes of ERISA or Section 4975 of the Code to hold assets of any Plan due to investments made in such entity by benefit plan investors (in which case, the following representations and warranties are made with respect to each Plan holding an investment in such Plan Assets Entity), the individual signing this Subscription Agreement on behalf of the Purchaser, in addition to the representations and warranties set forth above, hereby further represents and warrants as, or on behalf of, the fiduciary of the Plan responsible for purchasing Units (the “Plan Fiduciary”) that: (a) the Plan Fiduciary has considered an investment in each Series for such Plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in each Series is consistent with the Plan Fiduciary’s responsibilities under ERISA; (c) the Plan’s investment in each Series does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan’s investment in each Series has been duly authorized and approved by all necessary parties; (e) none of Superfund Capital Management, HSBC Bank USA, SS&C Fund Services, Superfund Asset Management, Inc., ADM Investor Services, Inc., Rosenthal Collins Group, L.L.C., Barclays Capital Inc., and Superfund USA, Inc., any wholesaler, any other selling agent, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of assets of the Plan used to purchase Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary (i) is authorized to make, and is responsible for, the decision to invest in each Series, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses, (ii) is independent of Superfund Capital Management, HSBC Bank USA, SS&C Fund Services, Superfund Asset Management, Inc., ADM Investor Services, Inc., Rosenthal Collins Group, L.L.C., Barclays Capital Inc., Superfund USA, Inc., each wholesaler, each other selling agent, and each of their respective affiliates, and (iii) is qualified to make such investment decision. The Purchaser will, at the request of Superfund Capital Management, furnish Superfund Capital Management with such information as Superfund Capital Management may reasonably require to establish that the purchase of the Units by the Plan does not violate any provision of ERISA or the Code, including without limitation, those provisions relating to “prohibited transactions” by “parties in interest” or “disqualified persons” as defined therein. (j) If the Purchaser is acting on behalf of a trust (a “Limited Partner Trust”), the individual signing the Subscription Agreement on behalf of the Limited Partner Trust hereby further represents and warrants that an investment in the applicable Series is permitted under the trust agreement of the Limited Partner Trust, and that the undersigned is authorized to act on behalf of the Limited Partner Trust under the trust agreement thereof. (k) Purchaser covenants that it will (i) provide any form, certification or other information reasonably requested by and acceptable to each Series that is necessary for the Series (A) to prevent withholding or qualify for a reduced rate of withholding or backup withholding in any jurisdiction from or through which the Series receives payments or (B) to satisfy reporting or other obligations under the Code and the Treasury regulations, (ii) update or replace such form, certification or other information in accordance with its terms or subsequent amendments or as requested by the Series, and (iii) otherwise comply with any reporting obligations imposed by the United States or any other jurisdiction, including reporting obligations that may be imposed by future legislation.
     Residents of the following states must meet the requirements set forth below (net worth in all cases is exclusive of home, furnishings and automobiles).
     1. Alabama — Alabama investors should limit their investment in the Fund and other managed futures programs to not more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities.
     2. California — Net worth of at least $500,000 or a net worth of at least $250,000 and an annual income of at least $70,000. California investors should limit their investment in the Fund and other managed futures programs to not more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities).
     3. Iowa — Net worth of at least $500,000 or a net worth of at least $250,000 and an annual taxable income of at least $70,000.
     4. Kansas — Kansas investors should limit their investment in the Fund and other managed futures programs to not more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities).
     5. Kentucky — Net worth of at least $300,000 or a net worth of at least $85,000 and an annual taxable income of $85,000. Kentucky investors should limit their investment in any commodity pool program to not more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities).

     6. Minnesota — By executing the Subscription Agreement of the Fund, a Minnesota Purchaser is deemed to represent and warrant to the Fund that such person is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933. An accredited investor includes: (1) any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of such person’s purchase of the Units exceeds $1,000,000 (excluding the value of such person’s residence); or (2) any natural person who had individual income in excess of $200,000 in each of the two most recent years, or joint income with that person’s spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year. For purposes of determining the value of the primary residence to be excluded from net worth, such person should exclude any net equity in his or her primary residence (i.e., the amount by which the current market value of the residence exceeds the current outstanding balance of any mortgage or other indebtedness secured by the residence). If the current outstanding balance of any such mortgage or other indebtedness exceeds the current market value of the residence, the amount of any such excess shall cause a reduction in such person’s net worth to the extent that such mortgage or other indebtedness gives the lender recourse to the assets of such person other than the residence securing the mortgage or other indebtedness.
     7. New Mexico — Net worth of at least $250,000 or a net worth of at least $75,000 and an annual income of at least $75,000.
     8. Oregon — Net worth of at least $500,000 or a net worth of at least $250,000 and an annual income of at least $70,000.
     9. Tennessee — Net worth of at least $250,000 or a net worth of at least $70,000 and an annual taxable income of at least $70,000. Tennessee investors should be aware that the rate at which each Series’ performance fee is calculated exceeds the maximum rate for incentive/performance fees payable under the Guidelines for Registration of Commodity Pool Programs (the “Guidelines”) adopted by the North American Securities Administrators Association, and may, under certain circumstances, result in Superfund Capital Management receiving combined management and incentive fees that exceed the maximum compensation permitted by the Guidelines. The Guidelines provide that the maximum incentive or performance fee that the Fund may charge investors is 23.3% of new trading profits per quarter. Investors in the Fund will be subject to a monthly performance fee of 25% of new appreciation per month. On comparing the Fund’s fee structure to that permitted under the Guidelines, any Series which experiences new appreciation in any given month in excess of 3.46% (equivalent to annual new appreciation in excess of 41.5%) will pay a combination of management and incentive fees to Superfund Capital

Superfund Green, L.P.Subscription Documents for Investors Advised by a Registered Investment AdvisorUSEN273/0710PD-
StoP oNLy comPLEtE thIS FoRm FoR NoN-commISSIoN / FEE bASED AccoUNtS Important Note: this page must be completed for prospective investors that are clients of a registered investment advisor with a fixed-fee or asset-based fee advisory relationship with that advisor and must be submitted by the prospective investor to Superfund Green, L.P., c/o Superfund USA, Inc., along with the investor’s completed subscription documents. Investors not participating in a registered investment advisor’s investment advisory program may proceed to the following page. to be completed by Registered Investment AdvisorInvestor Name Investment Advisor Firm Name Investment Advisor Registration Number Investment Advisor Representative Name Address Street City, State, ZIP , Phone/Fax E-mail address Registered Investment Advisor must signI hereby certify that I have discussed the pertinent facts, including the fees, expenses and risks, relating to an investment in Superfund Green, L.P. with the above named client and that an investment in Superfund Green, L.P. of not more than $ is suitable for such client in light of such client’s needs, financial circumstances and investment objectives. Print name Date Investment Advisor Signature Investor Authorization to share Financial InformationI hereby authorize Superfund Green, L.P. to send copies of the following correspondence to my investment advisor named above: q Monthly Reports q Annual Reports q K-1 Investor Print name Date Investor Signature Joint Investor Print name Date Joint Investor Signature Note: The foregoing authorization is not required as a condition of your investment in Superfund Green, L.P. M D-1

Superfund Green, L.P.Subscription AgreementAny person considering subscribing for limited partnership units (“Units”) in Superfund Green, L.P. (the “Fund”) should carefully read and review a current prospectus. The Fund’s prospectus (the “Prospectus”) should be accompanied by the most recent monthly report of each series (“Series”). The date printed on the front of the Prospectus can be no later than 9 months old. If the date is more than 9 months old, new materials are available and must be utilized. 1 Check box in Section 1 if this is an addition to an existing account and list Limited Partner #. 2 Enter the name and address (no post office boxes) of the investor and (if applicable) joint investor in Section 2. For UGMA/UTMA (Minor), enter the Minor’s name, followed by “Minor”, and address (no post office boxes) in Section 2, and enter the custodian name in Section 6. For Trusts, enter the Trustee(s) name(s) and the Trustee(s) address in Section 2 and the Trust name in Section 3. For Corporations, Partnerships, and Estates, enter the officer or contact person and the entity address in Section 2 and the entity name in Section 3. Investors who are not individuals may be required to furnish a copy of organizing or other documents evidencing the authority of such entity to invest in each Series. For example, Trusts may be required to furnish a copy of each trust agreement, Corporations must furnish a corporate resolution or by laws.3 If the mailing address is different from the residence address, please fill in Section 4.4 Enter the Custodian’s name and address in Section 6 if applicable. 5 Check the appropriate boxes for Series A and/or Series B under Section 7.6 Enter the total dollar amount being invested in Section 8. If you checked both boxes before, please indicate how much to allocate to each Series.7 Enter the investor’s brokerage account number in Section 9 if applicable.8 Enter the Social Security Number OR Taxpayer ID Number, as applicable, in Section 10 and check the appropriate box to indicate ownership type. For IRA accounts, the Taxpayer ID Number of the Custodian should be entered, as well as the Social Security Number of the investor. For foreign investors, enter Passport Number in Social Security Number field and Country of Citizenship in Taxpayer ID field. Please submit a copy of your Government ID with your completed subscription documents. If you are not a United States person, you must also submit a completed and signed Internal Revenue Service Form W-8 BEN (or other applicable Form W-8) with your completed subscription documents.9 The investor must sign and date Section 12. If it is a joint account, both investors must sign. In certain cases, the Custodian’s signature, as well as the investor’s signature, is required.10 The name of the Broker-Dealer firm, Registered Representative name, Registered Representative number, address, and phone number must be entered in the box on the bottom of the page.11 The Registered Representative and the Principal must sign Section 13.12 Please fill in the enclosed Suitability Requirements form.The investor should return this Subscription Agreement, Suitability Requirements Form and payment to his or her Broker’s office address. Subscription Agreements, Suitability Requirements Form, payment, and any other required documents should be sent by the Broker-Dealer to either:1) the administration or Fund Administration office of the selling firm, if firm procedures require, or2) to the custodial firm if one is required (Superfund Capital Management, Inc. (“Superfund Capital Management”) recommends sending documents early in the month so that they reach it before month-end), or3) to Superfund Capital Management, Inc. c/o Superfund USA, Inc., 489 Fifth Avenue, New York, NY 10017. Attention: Fund Administration.If payment is being made by wire transfer, please wire the specified amount for Series A and/or Series B to the following accounts:Please make sure that the amount of money received by Superfund Capital Management is net and equals the amount stated on the Subscription Agreement. Series A Series B HSBC BANK USA ABA# 021 001 088 Account Name: ISSUER SERvICES Account Number: 002 600 161 For further credit to: Superfund Green, L.P. Series A Ref. Nr.: 108 77 854HSBC BANK USA ABA# 021 001 088 Account Name: ISSUER SERvICES Account Number: 002 600 161 For further credit to: Superfund Green, L.P. Series B Ref. Nr.: 108 77 856 Payments made by check must be received AT LEAST FIVE BUSINESS DAYS prior to the last business day of the month. Payments made by wire must be received AT LEAST THREE BUSINESS DAYS prior to the last business day of the month. Please make checks payable to “Superfund Green, L.P. Series A ‘Escrow Account’” or “Superfund Green, L.P. Series B ‘Escrow Account’”. If Investors and/or Broker-Dealers have specific questions about the subscription process, please call Superfund Capital Management’s Fund Administration Department at 212-750-6300.
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Superfund Green, L.P. USEN273/1109USEN273/1109 IMPORTANT: READ PAGE D-2 BEFORE SIGNING 1 q Check here if this is an addition to an existing account. Limited Partner Limited Partner # Joint Limited Partner 2 Last Name First Name Residence address Street, City, State, Zip Code(P.O. Box not acceptable) 3Additional Information(for Estates, Partnerships,Trusts and Corporations) 4 Mailing address (if different) , , 5 E-mail address ___Telephone / date of birth — - / MMDDYY — - / MMDDYY 6 Custodian name, mailing address Street, City, State, Zip Code7 The investor named above, by execution and delivery of this Subscription Agreement, by either (i) enclosing a check or wiring payment payable to “SUPERFUND GREEN, L.P. Series A q B q Escrow Account”, or (ii) authorizing the selling agent (or additional seller, as the case may be) to debit investor’s customer securities account in the amount set forth below, hereby subscribes for the purchase of Superfund Green, L.P. Series A q B q Units at Net Asset value per Unit by the last business day of each month.The named investor further acknowledges receipt of the Fund’s Prospectus dated , including the Fifth Amended and Restated Limited Partnership Agreement, as amended from time to time, (“Partnership Agreement”) of the Fund, the Subscription Requirements and the Subscription Agreement, the terms of which govern the investment in the Units being subscribed for hereby. By signing below, the investor accepts the Fund’s Partnership Agreement and agrees to be bound thereto. 8 Total Amount $ . thereof Series A . (minimum of $5,000 for each Series; $1,000 or more for additional investments) Series B . 9 Brokerage Account # (must be completed if payment is made by debit to investor’s securities or other qualified accounts) 10 Social Security # — - Taxpayer ID # — Taxable Investors (check one): q Tenants in Entiretiesq Individual Ownership q Community Propertyq Partnership* q Estateq Corporation* q Grantor or Other Revocable Trust*q Tenants in Common q Trust other than a Grantor or Revocable Trust*q Joint Tenants with Right of Survivorship q UGMA/UTMA (Minor)Non-Taxable Investors (check one):q IRA q Defined Benefit* q Other (specify)q IRA Rollover q Pension* q Roth IRAq Profit Sharing* q SEP q 401 (K)*(* APPROPRIATE AUTHORIZATION DOCUMENTS MUST ACCOMPANY SUBSCRIPTION, I.E., TRUSTS, PENSION, CORPORATE DOCUMENTS)12 Investor(s) must sign (Executing and delivering this Subscription Agreement shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933, or under the Securities Exchange Act of 1934.) The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.___Date Signature of Limited Partner___Date Signature of Joint Limited Partner (if any) or Custodian___Date Registered Representative Signature___Date Principal Signature (if required by Selling Agent procedures)11 UNITED STATES INVESTORS ONLYq Under penalties of perjury, I certify that: (1) The number shown on this form is my correct social security number or taxpayer identification number (or I am wait-ing for a number to be issued to me); (2) I am not subject to backup withholding due to a failure to report interest and dividend income; and (3) I am a U.S. person. NON-UNITED STATES INVESTORS ONLYq I hereby certify that the Passport Number or Government ID Number provided is true, correct, and complete. (a) I am not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate, or trust. 13 BROkER-DEALER MUST SIGNAs set fo rth in the Prospectus, I hereby certify that I have informed the investor of all pertinent facts relating to the risks, tax consequences, liquidity, marketability, management, and control of Superfund Capital Management with respect to an investment in the Units. I have also informed the investor of the unlikelihood of a public trading market developing of the Units. I have reasonable grounds to believe, based on information obtained from this investor concerning his/her investment objectives, other investments, financial situation, and needs and any other information known by me, that investment in the applicable Series is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics. I do not have discretionary authority over the account of the investor. Date Registered Representative Signature___Date Principal Signature (if required by Selling Agent procedures) Print Name Print Name Broker-DealerR.R. Phone/FaxR.R. Email AddressR.R. AddressThis subscription should be q fee-based q commission based.Broker Dealer firm Registered Representative Code Branch Code
D-3

Superfund Green, L.P.Limited Partnership Units Subscription Agreement Superfund Green, L.P.c/o Superfund USA, Inc.489 Fifth AvenueNew York, NY 10017New York, NY 10017Dear Sir/Madam:Subscription for Units: I hereby subscribe for the Units in Series A or Series B of the Fund in the amount set forth on page D-3 (minimum $5,000) of this Subscription Agreement Signature Page, at net asset value per Unit as set forth in the Partnership Agreement. The undersigned’s check payable to “Superfund Green, L.P. Series A Escrow Account” or “Superfund Green, L.P. Series B Escrow Account” in the full amount of the undersigned’s subscriptions, (additions, in excess of the required minimum investment, may be made with a minimum investment of $1,000, as described in the Prospectus), accompanies the Subscription Agreement Signature Page. If this subscription is rejected, or if no Units are sold, all funds remitted by the undersigned herewith will be returned. Superfund Capital Management may, in its sole and absolute discretion, accept or reject this subscription in whole or in part. If notice of revocation of a subscription is not received by Superfund Capital Management at least 10 days before the end of a month, such attempted revocation is void and will not be deemed a written request for redemption. All Units offered are subject to prior sale. Representations and Warranties of Subscriber: I have received the Prospectus. By submitting this Subscription Agreement I am making the representations and warranties set forth in “Exhibit C — Subscription Representations” contained in the Prospectus, including, without limitation, those representations and warranties relating to my net worth and annual income set forth therein. Irrevocability; Governing Law: Except as provided above, I hereby acknowledge and agree that I am not entitled to cancel, terminate, or revoke this subscription or any of my agreements hereunder after the Subscription Agreement has been submitted (and not rejected) and that this subscription and such agreements shall survive my death or disability, but shall terminate with the full redemption of all my Units in each Series. Except as to matters of state or federal securities laws, this Subscription Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware. D-4

Superfund Green, L.P.Suitability Requirements FormUSEN305/0710 By subscribing for Units of the Fund, you will be required to fill out this form in its entirety, and to satisfy any applicable special state suitability requirement described in this form. Therefore, please make sure that you carefully review all representations and warranties and state suitability requirements before signing this form. The undersigned form must be mailed or delivered to the selling agent together with the Subscription Agreement and all other necessary documents. For a successful subscription of Units, all documents must be received at least 5 business days before the initial, or applicable, monthly closing.Please indicate the Series you are subscribing for: Series q A q B (please check the appropriate box)What is your annual income (AI) How did you finance the investment q Own money q Loan q Other What is your approximate net worth (NW) exclusive of residence and automobiles Receipt of Documentation: The regulations of the Commodity Futures Trading Commission (“CFTC”) require that you be given a copy of the Prospectus, as well as certain additional documentation consisting of: (a) a supplement to the Prospectus, which must be given to you if the Prospectus is dated more than nine months before the date that you first received the Prospectus, and (b) the most current monthly account statement (report) for the Fund. By subscribing for Units, you hereby acknowledge receipt of the Prospectus and the additional documentation referred to above, if any.Admission to the Fund: Please be informed that you will not be issued a certificate evi-dencing the Units that you are purchasing, but you will receive a written confirmation of the purchase in Superfund Capital Management’s customary form.State Suitability Requirements: Except as indicated below, investors must have a net worth (exclusive of home, furnishings and automobiles) of at least $250,000 or, failing that standard, have both a net worth (same exclusions) of at least $70,000 and an annual gross income of at least $70,000. If an investor is subscribing with his/her spouse as joint owners, he/she may count joint net worth and joint income in satisfying these requirements, as well as the special requirements described below. Investors must also make a minimum aggregate investment of $5,000. However, the states listed below (or, in certain cases, in special Supplements attached to the Prospectus) have more restrictive suitability or minimum investment requirements for their residents. Please read the following list to make sure that you meet the minimum suit-ability and/or investment requirements for the state in which you reside. (As used below, “NW” means net worth exclusive of home, furnishings, and automobiles; “AI” means annual gross income; and “TI” means annual taxable income for federal income tax purposes.)1. Alabama Alabama investors should limit their investment in the Fund and other managed futures programs to not more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities).2. California $70,000 (AI) and $250,000 (NW), or $500,000 (NW) California investors should limit their investment in the Fund and other managed futures programs to not more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities).3. Iowa $100,000 (TI) and $250,000 (NW), or $500,000 (NW) 4. Kansas Kansas investors should limit their investment in the Fund and other managed futures programs to not more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities).5. Kentucky $85,000 (TI) and $85,000 (NW), or $300,000 (NW) Kentucky investors should limit their investment in any commodity pool program to not more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities). 6. Minneso ta Accredited Investor — see page C-2 and C-3.7. New Mexico $75,000 (AI) and $75,000 (NW), or $250,000 (NW)8. Oregon $70,000 (AI) and $250,000 (NW), or $500,000 (NW) 9. Tennessee $70,000 (AI) and $70,000 (NW), or $250,000 (NW) SIGNATURE if Limited Partner(s) are individuals (print or type) q Mr. q Mrs. q Ms. Name of Limited Partner Date Signature of Limited Partner Name of Joint Limited Partner Date Signature of Joint Limited Partner SIGNATURE if Limited Partner is an entity (print or type) Name of entity Date Name of signatory By: authorized signatory M M D D Y Y Y Y M M D D Y Y Y Y M M D D Y Y Y Y
D-5

Superfund Green, L.P.Suitability Requirements FormUSEN305/0710 Representations and Warranties By executing the Subscription Agreement, the investor (for itself and any co-subscriber, and, if the undersigned is signing on behalf of an entity, on behalf of and with respect to that entity and its shareholders, partners, beneficiaries or members), represent and warrant to Superfund Capital Management and the Fund as follows (As used below, the terms “you and your” refer to you and your co-subscriber, if any, or if you are signing on behalf of an entity, that entity): FoR ALL INvESToRS 1. I have received a copy of the Prospectus, including the Partnership Agreement. 2. If an individual subscriber, I am of legal age to execute the Subscription Agreement and am legally competent to do so. 3. I satisfy the applicable financial suitability and minimum investment require-ments, as set forth on page D-5 under the caption State Suitability Requirements (or in a special Supplement to the Prospectus) for residents of the state in which I reside. I agree to provide any additional documentation requested by Superfund Capital Management, as may be required by the securities adminis-trator of my state of residence, to confirm that I meet the applicable minimum financial suitability standards to invest in the Fund. 4. I understand that the investment objective of the Fund is to generate long-term capital growth while providing an element of diversification to a portfolio of stock and bond investments, which is consistent with my objective in making an investment in the Fund. 5. The address on the Subscription Agreement is my true and correct residence, and I have no present intention of becoming a resident of any other state or country. All the information that I have provided on the Subscription Agreement is correct and complete as of the date indicated thereon and, if there is any material change in that information before my admission as a Limited Partner, I will immediately furnish such revised or corrected information to Superfund Capital Management. 6. Unless representation (9—12) below is applicable, my subscription is made with my funds for my own account and not as trustee, custodian, or nominee for another. 7. I am either: (a) not required to be registered with the CFTC or to be a member of the National Futures Association (“NFA”); or (b) if so required, I am duly registered with the CFTC and am a member in good standing of the NFA. Entities that acquire Units must indicate whether they are registered with the CFTC as commodity pools, whether they are exempt from registration as a com-modity pool, or whether they are not a commodity pool.a. The entity subscribing for Units is a commodity pool and its sponsor and/or principals are registered as commodity pool operators (“CPOs”) and members of the NFA. Provide NFA ID: —b. The entity subscribing for Units is a commodity pool but its sponsors and/or principals are not required to be registered CPOs because of an exemption under the Commodity Exchange Act or CFTC Regulations. State the exemption claimed —— Such entities must also provide a copy of the exemption letter filed with NFA by its sponsor and/or principals.c. The entity subscribing for Units is not a commodity pool. Such entities must provide a seperate statement stating the purpose of forming the entity and that such entity does not solicit or accept funds to trade commodity con-tracts. 8. I understand that the Partnership Agreement imposes substantial restrictions on the transferability of my Units and that my investment is not liquid except for limited redemption provisions, as set forth in the Prospectus and the Partnership Agreement. FoR RETIREMENT ACCoUNTS 9. If I am representing a “benefit plan investor,” as definded under Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to the best of my k nowledge, neither Superfund Capital Managment, nor any of its affiliates: (a) has investment discretion with respect to the invest-ment of plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets for a fee and under an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such plan assets and (ii) will be based on the particular investment needs of the plan; or (c) is an employer maintaining or contributing to that plan. For purposes of this representation (9), a “benefit plan investor” includes plans and accounts of various types (includ-ing their related trusts) which provide for the accumulation of a portion of an individual’s earnings or compensation, as well as investment income earned thereon, free from federal income tax until such time as funds are distributed from the plan, and include corporate “pension” and profit-sharing plans, “sim-plified employee pension plans”, “Keogh” plans for self-employed individuals and individual retirement accounts (“IRAs”). 10. If I am subscribing as a trustee or custodian of an employee benefit plan subject to the fiduciary responsibility provisions of ERISA, or of an IRA, at the direction of the beneficiary of that plan or IRA, all representations in the Subscription Agreement apply only to the beneficiary of that plan or IRA. FoR UGMA/UTMA ACCoUNTS 11. If I am subscribing as a custodian for a minor, either (a) the subscription is a gift I have made to that minor and is not made with that minor’s funds, in which case the representations as to net worth and annual income below apply only to myself, acting as custodian, or (b) if the subscription is not a gift, the representations as to net worth, and annual income below apply only to that minor. FoR ALL TRUSTS oR CoRPoRATIoNS 12. If I am subscribing in a representative capacity, I have full power and authority to purchase Units and enter into and be bound by this Subscription Agreement on behalf of the entity for which I am purchasing the Units, and that entity has full right and power to purchase the Units and enter into and be bound by the Subscription Agreement, and become a Limited Partner under the Partnership Agreement. FoR TENNESSEE, ALABAMA AND ARkANSAS INvESToRS 13. For Tennessee, Alabama and Arkansas Investors only: I understand that the rate at which each Series’ performance fee is calculated exceeds the maxi-mum rate for incentive or performance fees payable under the Guidelines for Registration of Commodity Pool Programs adopted by the North American Securities Administrators Association, as more fully described on pages C-2 and C-3.FoR ALABAMA AND ARkANSAS INvESToRS 14. For Alabama and Arkansas investors only: I understand that the Issuer’s intro-ducing broker and the Issuer’s trading advisor are affiliated entities, and that this affiliation gives rise to a conflict of interest, as described on page 30 of the Prospectus. I understand this may prevent the Issuer from accomplishing all of its objectives. By making the representations and warranties set forth above, investors should be aware that they have not waived any rights of action which they may have under applicable federal or state securities laws. Federal and state securities laws provide that any such waiver would be unenforceable. Investors should be aware, however, that the representations and warranties set forth above may be asserted in the defense of the Fund, Superfund Capital Mangement, or others in any subsequent litigation or other proceedings. D-6

Superfund Green, L.P.Subscription Agreement Addendum — Dollar Cost Averaging PurchaseUSEN390/0710FOR USE IN CONNECTION WITH A PURCHASE OF UNITS TO BE IMPLEMENTED IN INSTALLMENTS IN ACCORDANCE WITH THE TERMS SET FORTH BELOW. TO BE EFFECTIVE, THIS SUBSCRIPTION AGREEMENT ADDENDUM MUST BE PROPERLY COMPLETED AND SIGNED BY THE INVESTOR AND MUST ACCOMPANY A PROPERLY COMPLETED AND FULLY-EXECUTED SUBSCRIPTION AGREEMENT FOR UNITS IN THE FUND. NOTE: The amount of investor’s total subscription set forth below, the date of this Subscription Agreement Addendum, and investor’s signature must be the same as set forth on the accompanying Subscription Agreeement. 1. By execution and delivery of this Subscription Agreement Addendum, I hereby request that my subscription for Units in Superfund Green, L.P. Series q A OR q B (mark A OR B, as on the Subscription Agreement) in the amount set forth below and on the accompanying Subscription Agreement be implemented, and that Units be issued at the Net Asset Value per Unit of such Series, as of the close of business on the applicable month-end or quarter-end closings, as the case may be, as follows.2. My total subscription for Units is in the amount of $ (not less than $5,000 for new investors)3. I hereby request that the initial issuance of Units subscribed for by the accompanying Subscription Agreement and this Subscription Agreement Addendum be in the amount of $ (not less than $1,000), Units being issued at the Net Asset Value per Unit as of the applicable month-end or calendar quarter-end closing date, as the case may be.4. I hereby request the Fund to issue to me $ of Units (not less than $1,000) as of each q month-end OR q calendar quarter-end (check one) following the initial issuance of Units to me as requested under Item 3 above until the dollar amount of Units issued to me under this Item 4 and Item 3 above equals the amount of my total subscription set forth in Item 2 above.5. I hereby authorize and instruct (insert broker-dealer name) to submit to the Fund cash held in my cus-tomer securities account with such broker-dealer on a monthly or quarterly basis, as indicated above, until the amounts submitted in connection with the issuances requested under Items 3 and 4 above equal the amount of my total subscription set forth in Item 2 above and in the accompanying Subscription Agreement. 6. I understand that (i) my broker will not advance any funds due under the accompanying Subscription Agreement and this Subscription Agreement Addendum and that (ii) if I do not have adequate cash available in my customer securities account with my broker for my broker to remit to the Fund, or do not separately send a check or wire funds to the Fund, at each month-end or calendar quarter-end, as the case may be, for which I have requested the issuance of the Units subscribed for under the accompanying Subscription Agreement and this Subscription Agreement Addendum, no Units will be issued to me as of such month-end or calendar quarter-end, as the case may be. I understand that my subscription in the amount set forth in the Subscription Agreement and above is irrevocable and that I am responsible for submitting timely payments for the Units subscribed for in the accompanying Subscription Agreement in the amount(s) set forth above at least five (5) business days prior to the cut off-days set forth in the Subscription Agreement. I hereby agree not to hold the Fund or Superfund Capital Management liable for the failure of my broker to submit funds to the Fund in a timely manner.7. I understand that the instructions contained in this Subscription Agreement Addendum may be modified only by a writing delivered to the Fund and my broker identified in Item 5 above.8. I hereby acknowledge and agree that the instructions contained in this Subscription Agreement Addendum shall survive my death or disability, but shall terminate with the full redemp tion of all of my Units. This Subscription Agreement Addendum shall be governed by and interpreted in accordance with the laws of the State of Delaware. D-7

Superfund Green, L.P.

Subscription Agreement Addendum – Dollar Cost Averaging Purchase

USEN390/0710

ACCOUNT INFORMATION

Please print (except signatures).

Limited Partner # ☐ Mr. ☐ Mrs. ☐ Ms.

Last Name

First Name

Address Street

City

State, ZIP

Telephone - -

Fax - -

E-Mail

Date M M D D Y Y

Signature

Joint Limited Partner (if any) or Custodian ☐ Mr. ☐ Mrs. ☐ Ms.

Last Name

First Name

Date M M D D Y Y

Signature

Broker Dealer Acknowledgement ☐ Mr. ☐ Mrs. ☐ Ms.

Broker Dealer Firm Name

Name of Registered Representative

Name of Principal

Date M M D D Y Y

Signature

Signature

Signature

SUPERFUND THE FUTURE OF INVESTING℠

D-8

Superfund Green, L.P.Subscription Agreement Addendum — Dollar Cost Averaging PurchaseUSEN390/0710ACCOUNT INFORMATION Please print (except signatures). Limited Partner # q Mr. q Mrs. q Ms. Last Name First Name Address Street City State, ZIP Telephone - — Fax — - E-Mail Joint Limited Partner (if any) or Custodian q Mr. q Mrs. q Ms. Last Name First Name Broker Dealer Acknowledgement q Mr. q Mrs. q Ms. Name of Principal Broker Dealer to retain a copy of this Subscription Agreement Addendum.Signature(s) must be identical to name(s) in which Units are registered. Date SignatureDate SignatureBroker Dealer Acknowledgement q Mr. q Mrs. q Ms. Name of Principal Broker Dealer to retain a copy of this Subscription Agreement Addendum.Signature(s) must be identical to name(s) in which Units are registered. Date SignatureDate SignatureDate SignatureSignatureSignatureBroker Dealer to retain a copy of this Subscription Agreement Addendum.
D-8

Superfund Green, L.P.Request for Transfer FormUSEN390/1009Please send original to: Superfund Green, L.P. c/o Superfund USA, Inc. 489 Fifth Ave New York, NY 10017Dear Sir/Madam: The undersigned hereby requests a transfer of units (“Units”) in q Series A or q Series B (check one) in Superfund Green, L.P. (the “Fund”). The undersigned hereby represents and warrants that the undersigned is the true, lawful and beneficial owner of the Units to which this request for transfer relates with full power and authority to request transfer of such Units. Such Units are not subject to any pledge or otherwise encumbered in any fashion. The undersigned represents that the signature(s) appearing below is/are true and correct. Transfer DetailsName of Limited Partner # Limited Partner (if applicable) Name of Entity Telephone (if applicable) Tax ID # — Address Street Account Type City, State, ZIP , Transfer to the Account of: Transfer DetailsName of Limited Partner # Limited Partner (if applicable) Name of Entity Telephone (if applicable) Tax ID # — Address Street Account Type City, State, ZIP , Signatures (Must be identical to name(s) in which Units are registered.) Date Signature of Limited PartnerDate Signature of Joint Limited Partner (if any) or CustodianDate Authorized SignatoryTitleBy: (Authorized Corporate Officer, Partner, Custodian or Trustee) The undersigned, as Transferee, represents that all information provided to the Fund in the form of an executed Subscription Agreement is true and correct as of the date of submission of he Request for Transfer. The undersigned further consents to the transfer of Units in the Fund as described above and agrees to accept such transferred Units for its account and risk. Date Signature of TransfereeDate Signature of Joint Transferee (if applicable) Date Authorized SignatoryTitleBy: (Authorized Corporate Officer, Partner, Custodian or Trustee) E-1

Superfund Green, L.P.Subscription Agreement For An Additional InvestmentUSEN390/0710Limited Partner Limited Partner # Joint Limited PartnerLast Name First Name Residence address Street, City, State, Zip Code(P.O. Box not acceptable) Additional Information Trusts and Corporations) Mailing address (if different) E-mail address Telephone / date of birth Custodian name, mailing address, Street, City, State, Zip Code The investor named above, by execution and delivery of this Subscription Agreement, by either (i) enclosing a check or wiring payment payable to “SUPERFUND GREEN, L.P. Series A q B q Escrow Account”, or (ii) authorizing the selling agent (or additional seller, as the case may be) to debit investor’s customer securities account in the amount set forth below, hereby subscribes for the purchase of Superfund Green, L.P. (the “Fund”) Series A q B q units (“Units”) at net asset value per Unit by the last busi-ness day of each month.The named investor further acknowledges receipt of the Fund’s prospectus (the “Prospectus”) dated , including the Fifth Amended and Restated Limited Partnership Agreement (“Partnership Agreement”) of the Fund, the Subscription Requirements and the Subscription Agreement set forth therein, the terms of which govern the investment in the Units being subscribed for hereby.The undersigned represents that there has been no change in the undersigned’s finan-cial circumstances and that the Suitability Requirements Form initially completed when making the undersigned’s initial investment in the Fund remains accurate and complete, and the undersigned understands that by agreeing the undersigned will be deemed to make, with respect to this Subscription Agreement, all the representations and warran-ties contained in the current Suitability Requirements Form, including those relating to the undersigned satisfying the applicable financial suitability requirements under “State Suitability Requirements.” Total Amount $ . thereof Series A . (minimum of $5,000 for each Series; $1,000 or more for additional investments) Series B . Brokerage Account # (must be completed if payment is made by debit to investor’s securities or other qualified accounts) Social Security # — - Taxpayer ID # — Taxable Investors (check one): q Tenants in Entiretiesq Individual Ownership q Community Propertyq Partnership* q Estateq Corporation* q Grantor or Other Revocable Trust*q Tenants in Common q Trust other than a Grantor or Revocable Trust*q Joint Tenants with Right of Survivorship q UGMA/UTMA (Minor)Non-Taxable Investors (check one):q IRA q Defined Benefit* q Other (specify)q IRA Rollover q Pension* q Roth IRAq Profit Sharing* q SEP q 401(K)*(* APPROPRIATE AUTHORIZATION DOCUMENTS MUST ACCOMPANY SUBSCRIPTION, I.E., TRUSTS, PENSION, CORPORATE DOCUMENTS)UNITED STATES INvESTORS ONLYq Under penalties of perjury, I certify that: (1) The number shown on this form is my correct social security number or taxpayer identification number (or I am wait-ing for a number to be issued to me); (2) I am not subject to backup withholding due to a failure to report interest and dividend income; and (3) I am a U.S. person.NON-UNITED STATES INvESTORS ONLYq I hereby certify that the Passport Number or Government ID Number provided is true, correct, and complete. (a) I am not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate, or trust.BROkER-DEALER MUST SIGNAs set forth in the Prospectus, I hereby certify that I have informed the investor of all pertinent facts relating to the risks, tax consequences, liquidity, marketability, management, and control of Superfund Capital Management, Inc. with respect to an investment in the Units. I have also informed the investor of the unli kelihood of a public trading market developing of the Units. I have reasonable grounds to believe, based on information obtained from this investor concerning his/her investment objectives, other investments, financial situation, and needs and any other information known by me, that investment in the applicable series is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics. I do not have discretionary authority over the account of the investor. Limited Partner Limited Partner # Joint Limited Partner Last Name First Name Residence address , , Additional Information Mailing address (if different) , , E-mail address Telephone / date of birth — - / — - / Custodian name, mailing address, Street, City, State, Zip Code , , M M D D Y Y M M D D Y YStreet, City, State, Zip Code(P.O. Box not acceptable) (for Estates, Partnerships,Trusts and Corporations)Investor(s) must sign (Executing and delivering this Subscription Agreement shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933, as amended or under the Securities Exchange Act of 1934, as amended.) The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. Date Signature of Limited Partner Date Signature of Joint Limited Partner (if any) or Custodian Date Registered Representative SignatureDate Principal Signature (if required by Selling Agent procedures)Print Name This subscription should be q fee-based q commission based.Broker Dealer firm Registered Representative Code Branch Code Broker-DealerR.R. Phone/FaxR.R. Email AddressR.R. AddressF-1

Superfund Green, L.P.Series Exchange Subscription AgreementUSEN997/1109TO BE EFFECTIVE AS OF THE END OF THE MONTH IN WHICH YOU SUBMIT THIS SERIES EXCHANGE SUBSCRIPTION AGREEMENT, THIS SERIES EXCHANGE SUBSCRIPTION AGREEMENT MUST BE PROPERLY COMPLETED AND DELIVERED TO SUPERFUND USA, INC., OR TO YOUR BROKER-DEALER IN TIME FOR IT TO BE FORWARDED AND RECEIVED BY SUPERFUND USA, INC., ON BEHALF OF SUPERFUND GREEN, L.P., FIVE (5) DAYS BEFORE THE LAST DAY OF THE MONTH, ATTN: SUPERFUND CAPITAL MANAGEMENT, INC., C/O SUPERFUND USA, INC., 489 FIFTH AVENUE, NEW YORK, NY 10017.EXCHANGE REQUESTS ARE IRREVOCABLE FIVE DAYS AFTER SUBMISSION TO YOUR BROKER-DEALER.By execution and delivery of this Series Exchange Subscription Agreement, I hereby redeem the limited partnership units (“Units”) of Superfund Green, L.P. (the “Fund”) Series A or Series B (the “Series”), as identified below under “Series Exchange Election,” and, by application of the proceeds of such redemption to the payment of the purchase price for Units of the other Series, I hereby subscribe for Units in the other Series at a price equal to 100% of the Net Asset Value per Unit of such Series as of the close of business on the date of the applicable monthly closing (a “Series Exchange”). I understand that the minimum exchange amount, and the minimum holding amount in case of partial exchanges, is $5,000 or a number of whole Units the Net Asset Value of which is equal to or greater than $5,000, and that requests for an exchange of less than $5,000, or the Unit equivalent thereof, will not be effected. I further understand that, if I am requesting an exchange for less than the full amount of my investment in one Series, I must retain Units with a Net Asset Value of at least $5,000 in that Series after the exchange is completed.Please note: If a partial exchange would result in you holding Units with a Net Asset Value of less than $5,000 in the Series from which Units are to be redeemed to effect the requested exchange, the exchange request will be deemed to be a request for an exchange of your full investment amount into the other Series, and by your signature below you hereby consent to such exchange.BY SIGNING BELOW, ThE uNdERSIGNEd ACKNOWLEdGES RECEIPT OF ThE FuNd’S PROSPECTuS dATEd , ANY APPLICABLE SuPPLEMENT TO ThE PROSPECTuS, ThE CuRRENT MONThLY REPORT FOR ThE FuNd, ThE FuNd’S SuBSCRIPTION AGREEMENT ANd ThIS SERIES EXChANGE SuBSCRIPTION AGREEMENT, ThE TERMS OF ALL OF WhICh GOVERN ThE INVESTMENT IN ThE uNITS FOR WhICh YOu ARE SuBSCRIBING. BY SIGNING BELOW, ThE uNdERSIGNEd REquESTS AdMISSION TO ThE FuNd AS A LIMITEd PARTNER ANd ACCEPTS ThE TERMS OF ThE FIFTh AMENdEd ANd RESTATEd LIMITEd PARTNERShIP AGREEMENT, AS AMENdEd FROM TIME TO TIME, ANd AGREES TO ThE BOuNd ThERETO. Series Exchange Election Dollar Amount $ (not less than $5,000, to be rounded up to nearest whole Unit) OR Number of Units (NAV of at least $5,000)to be redeemed from Superfund Green, L.P. q Series A OR q Series B (check one) and exchanged for Units in the other Series. Account Information (Please print) Name Telephone — - Limited Partner # Fax - — Address Street E-Mail City, State, ZIP , TO BE EFFECTIVE AS OF THE END OF THE MONTH IN WHICH YOU SUBMIT THIS SERIES EXCHANGE SUBSCRIPTION AGREEMENT, THIS SERIES EXCHANGE SUBSCRIPTION AGREEMENT MUST BE PROPERLY COMPLETED AND DELIVERED TO SUPERFUND USA, INC., OR TO YOUR BROKER-DEALER IN TIME FOR IT TO BE FORWARDED AND RECEIVED BY SUPERFUND USA, INC., ON BEHALF OF SUPERFUND GREEN, L.P., FIVE (5) DAYS BEFORE THE LAST DAY OF THE MONTH, ATTN: SUPERFUND CAPITAL MANAGEMENT, INC., C/O SUPERFUND USA, INC., 489 FIFTH AVENUE, NEW YORK, NY 10017.EXCHANGE REQUESTS ARE IRREVOCABLE FIVE DAYS AFTER SUBMISSION TO YOUR BROKER-DEALER.By execution and delivery of this Series Exchange Subscription Agree ment, I hereby redeem the limited partnership units (“Units”) of Superfund Green, L.P. (the “Fund”) Series A or Series B (the “Series”), as identified below under “Series Exchange Election,” and, by application of the proceeds of such redemption to the payment of the purchase price for Units of the other Series, I hereby subscribe for Units in the other Series at a price equal to 100% of the Net Asset Value per Unit of such Series as of the close of business on the date of the applicable monthly closing (a “Series Exchange”). I understand that the minimum exchange amount, and the minimum holding amount in case of partial exchanges, is $5,000 or a number of whole Units the Net Asset Value of which is equal to or greater than $5,000, and that requests for an exchange of less than $5,000, or the Unit equivalent thereof, will not be effected. I further understand that, if I am requesting an exchange for less than the full amount of my investment in one Series, I must retain Units with a Net Asset Value of at least $5,000 in that Series after the exchange is completed.Please note: If a partial exchange would result in you holding Units with a Net Asset Value of less than $5,000 in the Series from which Units are to be redeemed to effect the requested exchange, the exchange request will be deemed to be a request for an exchange of your full investment amount into the other Series, and by your signature below you hereby consent to such exchange.BY SIGNING BELOW, ThE uNdERSIGNEd ACKNOWLEdGES RECEIPT OF ThE FuNd’S PROSPECTuS dATEd , ANY APPLICABLE SuPPLEMENT TO ThE PROSPECTuS, ThE CuRRENT MONThLY REPORT FOR ThE FuNd, ThE FuNd’S SuBSCRIPTION AGREEMENT ANd ThIS SERIES EXChANGE SuBSCRIPTION AGREEMENT, ThE TERMS OF ALL OF WhICh GOVERN ThE INVESTMENT IN ThE uNITS FOR WhICh YOu ARE SuBSCRIBING. BY SIGNING BELOW, ThE uNdERSIGNEd REquESTS AdMISSION TO ThE FuNd AS A LIMITEd PARTNER ANd ACCEPTS ThE TERMS OF ThE FIFTh AMENdEd ANd RESTATEd LIMITEd PARTNERShIP AGREEMENT, AS AMENdEd FROM TIME TO TIME, ANd AGREES TO ThE BOuNd ThERETO. Notice Regarding Series Exchange: No administrative fees will be charged inNotice Regarding Series Exchange: No administrative fees will be charged in connection with this Series Exchange transaction. However, a Series Exchange constitutes the redemption of Units of one Series of the Fund and a concurrent purchase of Units of the other Series subject to a maximum sales commission of 10% of the initial investment amount in the new Series (paid at a rate of 1/12 of 4% per month). Accordingly, investors making a Series Exchange will incur aggregate sales commission charges of up to 10% of the value of the Units being subscribed for in the new Series pursuant to a Series Exchange regardless of the amount of sales commission charges paid in connection with their investment in the other Series of the Fund. However, investors making a Series Exchange in conjunction with a registered investment adviser’s asset-based fee or fixed fee advisory program where the investment adviser recommends a Series Exchange transaction will not be subject to the sales commission charges described above. see reverse sideG-1

Superfund Green, L.P.Series Exchange Subscription AgreementUSEN997/1109Authority to Request ExchangeThe undersigned hereby authorizes Superfund Capital Management, Inc. (“Superfund Capital Management”) to redeem the dollar amount or number of Units of the Fund in the Series indicated above, at the Net Asset Value thereof, and to apply the net proceeds of that redemption to the purchase of Units in the other Series at the Net Asset Value thereof.The undersigned hereby represents and warrants that, if an individual, the undersigned is the true, lawful, and beneficial owner of the Units to which this Series Exchange Subscription Agreement relates with full power and authority to request such exchange or, if an entity, has full power and authority to request such exchange from and on behalf of the entity named below. The undersigned represents that the signature(s) below is/are true and correct. The undersigned represents that there has been no change in the undersigned’s financial circumstances and that the Suitability Requirements Form (see Prospectus Exhibit D, Pages D-5 and D-6 ) initially completed when making the undersigned’s initial investment in the Fund remains accurate and complete, and the undersigned understands that, by signing below, the undersigned will be deemed to make, with respect to this Series Exchange Subscription Agreement, all the representations and warranties contained in such Suitability Requirements Form, including those relating to the undersigned’s satisfying the applicable financial suitability requirements under “State Suitability Requirements” and citizenship status. The undersigned acknowledges that this Series Exchange Subscription Agreement is irrevocable 5 days after submission to the undersigned’s broker-dealer. This Series Exchange Subscription Agreement and the power-of-attorney included herein shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions thereof. If applicable, the undersigned continues to consent to delivery of electronic statements.BY SIGNING BELOW, THE UNDERSIGNED REQUESTS ADMISSION TO THE FUND AS A LIMITED PARTNER AND ACCEPTS THE TERMS OF THE FIFTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT, AS AMENDED FROM TIME TO TIME, AND AGREES TO BE BOUND THERETO. Signatures (Please print — except signatures) Name of Limited Partner date Signature Name of Joint Limited Partner date (or Custodian or Trustee) SignatureSignature(s) must be identical to name(s) in which units are registered. Broker-dealer must signI hereby certify that I have discussed with the investor identified above all of the pertinent facts relating to the risks, tax consequences, lack of liquidity of the Units, and the management and control of the Fund by Superfund Capital Management in connection with an investment in the Fund, and that the investor will, except as described on page G-1, incur sales commission charges with respect to the Units acquired as a result of this Series Exchange without regard to sales commissions previously paid. I have reasonable grounds to believe that, based on the information obtained from this investor concerning his/her investment objectives, other investments, financial situation, and needs and any other information known to me, that the Series Exchange from an investment in Series q A or q B (check applicable box) to an investment in the other Series is suitable for such investor in light of his/her/their investment objectives and suitability characteristics. Broker-dealer Firm Name Name of Registered Representative date Signature Name of Principal date SignatureSignature(s) must be identical to name(s) in which units are registered. M M D D Y Y Y Y M M D D Y Y Y YSignatures (Please print — except signaturesG-2see reverse side

     No dealer, salesman or any other person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by Superfund Green, L.P., Superfund Capital Management, Inc., Superfund USA, Inc. or any other person. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities offered hereby to any person or by anyone in any jurisdiction in which such offer or solicitation may not lawfully be made. The delivery of this Prospectus at any time does not imply that the information contained herein is correct as of any time subsequent to the date of its issue.
     All selling agents must deliver to prospective investors any supplemented or amended Prospectus issued by Superfund Green, L.P. during the ongoing offering period.